EXECUTION
                                                            3/31/97







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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and




               STATE STREET BANK AND TRUST COMPANY,

                              Trustee




               -------------------------------------

                  POOLING AND SERVICING AGREEMENT

                     Dated as of March 1, 1997

               -------------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-3



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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 42
2.02.  Acceptance by Trustee.................................... 45
2.03.  Representations and Warranties of the Company;
        Mortgage Loan Repurchase................................ 46
2.04.  Execution of Certificates................................ 52
2.05.  Designations under the REMIC Provisions.................. 52

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 53
3.02.  Collection of Certain Mortgage Loan Payments; Mortgage
        Loan Payment Record; Certificate Account................ 59
3.03.  Collection of Taxes, Assessments and Other Items......... 62
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 62
3.05.  Maintenance of the Primary Insurance Policies............ 64
3.06.  Maintenance of Hazard Insurance.......................... 65
3.07.  Assumption and Modification Agreements................... 66
3.08.  Realization Upon Defaulted Mortgage Loans................ 66
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 70
3.10.  Servicing Compensation; Payment of Certain Expenses
        by the Company.......................................... 71
3.11.  Reports to the Trustee; Certificate Account
        Statements.............................................. 71
3.12.  Annual Statement as to Compliance........................ 72
3.13.  Annual Independent Public Accountants' Servicing
        Report.................................................. 72
3.14.  Access to Certain Documentation and Information
        Regarding the Mortgage Loans............................ 72
3.15.  Maintenance of Certain Servicing Policies................ 73
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 73



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Section                                                        Page

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 73
4.02.  Method of Distribution................................... 80
4.03.  Allocation of Losses..................................... 81
4.04.  Monthly Advances; Purchases of Defaulted Mortgage
        Loans................................................... 84
4.05.  Statements to Certificateholders......................... 85
4.06.  Servicer's Certificate................................... 87
4.07.  Reports of Foreclosures and Abandonments of Mortgaged
        Property................................................ 87
4.08.  Reduction of Servicing Fees by Compensating Interest
        Payments................................................ 88

                             ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates......................................... 88
5.02.  Registration of Transfer and Exchange of
        Certificates............................................ 90
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........ 97
5.04.  Persons Deemed Owners.................................... 98
5.05.  Access to List of Certificateholders' Names
        and Addresses........................................... 98
5.06.  Representation of Certain Certificateholders............. 98
5.07.  Determination of COFI.................................... 99
5.08.  Determination of LIBOR...................................100

                            ARTICLE VI

                            THE COMPANY

6.01.  Liability of the Company.................................101
6.02.  Merger or Consolidation of, or Assumption of the
        Obligations of, the Company.............................101
6.03.  Assignment...............................................102
6.04.  Limitation on Liability of the Company and Others........102
6.05.  The Company Not to Resign................................103

                            ARTICLE VII

                              DEFAULT

7.01.  Events of Default........................................103
7.02.  Trustee to Act; Appointment of Successor.................105
7.03.  Notification to Certificateholders.......................106



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Section                                                        Page

                           ARTICLE VIII

                            THE TRUSTEE

8.01.  Duties of Trustee........................................106
8.02.  Certain Matters Affecting the Trustee....................108
8.03.  Trustee Not Liable for Certificates or Mortgage
        Loans...................................................109
8.04.  Trustee May Own Certificates.............................109
8.05.  The Company to Pay Trustee's Fees and Expenses...........109
8.06.  Eligibility Requirements for Trustee.....................110
8.07.  Resignation or Removal of Trustee........................110
8.08.  Successor Trustee........................................111
8.09.  Merger or Consolidation of Trustee.......................112
8.10.  Appointment of Co-Trustee or Separate Trustee............112
8.11.  Compliance with REMIC Provisions; Tax Returns............113

                            ARTICLE IX

                            TERMINATION

9.01.  Termination upon Repurchase by the Company or
        Liquidation of All Mortgage Loans.......................114
9.02.  Additional Termination Requirements......................116

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................116
10.02.  Recordation of Agreement................................118
10.03.  Limitation on Rights of Certificateholders..............118
10.04.  Governing Law...........................................119
10.05.  Notices.................................................119
10.06.  Notices to the Rating Agencies..........................120
10.07.  Severability of Provisions..............................120
10.08.  Certificates Nonassessable and Fully Paid...............120




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                             Exhibits



EXHIBIT A                 Forms of Certificates
EXHIBIT B                 Principal Balance Schedules
EXHIBIT C                 Mortgage Loans
EXHIBIT D                 Form of Servicer's Certificate
EXHIBIT E                 Form of Transfer Certificate as to
                            ERISA Matters for Definitive
                            ERISA-Restricted Certificates
EXHIBIT F                 Form of Residual Certificate
                            Transferee Affidavit
EXHIBIT G                 Form of Residual Certificate
                            Transferor Letter
EXHIBIT H                 Additional Servicer Compensation
EXHIBIT I                 Form of Investment Letter for
                            Definitive Restricted Certificates
EXHIBIT J                 Form of Distribution Date
                            Statement
EXHIBIT K                 Form of Special Servicing and
                            Collateral Fund Agreement
EXHIBIT L                 Form of Lost Note Affidavit and
                            Agreement


                                iv

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           THIS POOLING AND SERVICING AGREEMENT, dated as of
March 1, 1997, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                  W I T N E S S E T H T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  Any Class A3, Class
      A14 or Class A15 Certificate.

           Accretion Termination Date: The earlier to occur of
      (i) the Distribution Date on which the Class Certificate
      Balance of the Class A3 Certificates has been reduced to zero and (ii) the Cross-Over Date.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  The Class A13 Certificates.

           Accrual Component:  None.

           Accrued Certificate Interest: As to any Distribution
      Date and any Class of Certificates (other than any Class of Principal Only Certificates), interest accrued during the


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      related Interest Accrual Period at the applicable
      Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates) and any Component (other than any Principal Only Component) shall be reduced by such Class's or Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates) and among the Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B
      Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate


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



      Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B
      Certificates for which the related Prepayment Distribution
      Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in April of each year that the Certificates are outstanding, commencing in April 1997.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans, Defaulted Mortgage Loans, and Modified Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for

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      Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses
      (i) through (vii) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R, Class PO and Class S

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      Certificates, constitutes a Class of Book-Entry
      Certificates.


           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates other than the Class S Certificates and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal
      Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related
      Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate


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      in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and
      (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation.

           Class A6 Final Distribution Date: As set forth in the definition of Group II Senior Prepayment Percentage.

           Class A6 Excess Amount: As set forth in the definition of Class A6 Principal Distribution Amount.

           Class A6 Principal Distribution Amount: As to any Distribution Date after the Group I Final Distribution Date and until the Class A6 Final Distribution Date, the Group
      II Senior Optimal Principal Amount for such Distribution
      Date, except that (a) amounts described in clause (i) of the definition of Group II Senior Optimal Principal Amount shall be calculated by reference to the Group I Senior Percentage instead of the Group II Senior Percentage, (b) amounts described in clauses (ii), (iv) and (v) thereof shall be calculated by reference to the Group I Senior Prepayment Percentage instead of the Group II Senior Prepayment


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      Percentage and (c) amounts described in clause (iii) thereof shall be calculated in accordance with clause (iii) of the definition of Group I Senior Optimal Principal Amount.

      On any Distribution Date on which the amount available for distribution in respect of the Class A6 Principal Distribution Amount exceeds the remaining aggregate Class Certificate Principal Balance of the Class A6 Certificates, any such excess amount (the "Class A6 Excess Amount") shall be distributed to the Class A5 Certificates; provided that, if the Pro Rata Allocation Conditions are satisfied on such Distribution Date, the Class A6 Excess Amount shall be distributed to the Class A5 Certificates and the Junior Certificates, as a group, as follows: (a) to the Class A5 Certificates, an amount equal to the product of (x) the fraction, the numerator of which is the Class Certificate Principal Balance of the Class A5 Certificates for such date (plus, if such Distribution Date occurs prior to April 2000, 50% of the aggregate Certificate Principal Balance of the Junior Certificates) and the denominator of which is the aggregate Certificate Principal Balance of the Class A5 Certificates and the Junior Certificates for such date and
      (y) the Class A6 Excess Amount for such date, and (b) to the Junior Certificates, an amount equal to the product of
      (x) the fraction, the numerator of which is the aggregate Certificate Principal Balance of the Junior Certificates for such date (multiplied, if such Distribution Date occurs prior to April 2000, by 50%) and the denominator of which is the aggregate Certificate Principal Balance of the Class A5 Certificates and the Junior Certificates for such date and (y) the Class A6 Excess Amount for such date.

      The Class A6 Principal Distribution Amount shall be increased by any Group I Excess Amount on the Group I Final
      Distribution Date.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Component (or added to

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      the Class Certificate Principal Balance of any Class of
      Accrual Certificates or to the Component Principal Balance of any Accrual Component) on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  March 27, 1997.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would


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      be entitled to retain on such Distribution Date (less any
      portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating
      Interest Payment.

           Component:  None.

           Component Certificate:  None.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  March 1, 1997.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan:  With respect to any
      Determination Date, a Mortgage Loan as to which the related


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      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.


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



           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 7.50% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate: Any Junior Certificate or Class S Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $13,378,150 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Final Distribution Date: The first
      Distribution Date on which the aggregate Certificate
      Principal Balance of the Group I Senior Certificates has been reduced to zero.

           Group I Excess Amount: As set forth in the definition of Group I Senior Optimal Principal Amount.

           Group I Senior Certificate: Any Class A1, Class A2,
      Class A3, Class A4, Class A7, Class A8, Class A9, Class
      A10, Class A11, Class A12, Class A13, Class A14, Class A15 or Class R Certificate.

           Group I Senior Certificate Principal Balance: As to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Group I Senior
      Certificates.

           Group I Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Group I Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Group I Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Group I Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Group I Senior
                Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause
                (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related
                Prepayment Period;

          (iv) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      On any Distribution Date on which the amount available for distribution in respect of the Group I Senior Optimal Principal Amount would otherwise exceed the remaining aggregate Certificate Principal Balance of the Group I Senior Certificates, any such excess amount (the "Group I Excess Amount") shall be included in the Class A6 Principal Distribution Amount for such Distribution Date.

           Group I Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Group I Senior Certificate Principal Balance (or the Class Certificate Principal Balance of the Class A6 Certificates after the Group I Final Distribution Date and until the Class A6 Final Distribution Date) immediately prior to such Distribution Date by an amount equal to the sum of the Class Certificate Principal Balances of all the Certificates other than the Class PO Certificates immediately prior to such Distribution Date.

           Group I Senior Prepayment Percentage:  For any
      Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%.

           For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

           (i) for any Distribution Date subsequent to March 2002 to and including the Distribution Date in March 2003, the Group I Senior Percentage for such Distribution Date plus 70% of the sum of the Group II Senior Percentage and the Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to March 2003 to and including the Distribution Date in March 2004, the Group I Senior Percentage for such Distribution Date plus 60% of the sum of the Group II Senior Percentage and the Junior Percentage for such Distribution Date;

         (iii) for any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Group I Senior Percentage for such Distribution Date plus 40% of the sum of the Group II Senior Percentage and the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Group I Senior Percentage for such Distribution Date plus 20% of the sum of the Group II Senior Percentage and the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Group I
                Senior Percentage for such Distribution Date.

      After the Class Certificate Principal Balance of the Class
      A6 Certificates has been reduced to zero, the Group I
      Senior Prepayment Percentage shall be zero.

           Group II Senior Certificate:  Any Class A5 or
      Class A6 Certificate.

           Group II Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the Class
      Certificate Principal Balance of the Group II Senior
      Certificates.

           Group II Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

           (i) the Group II Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group II Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the amount by which (a) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period exceeds
                                                          -------
                (b) the amount distributable pursuant to clause

                (iii) of the definition of Group I Senior Optimal
                Principal Amount;

          (iv) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      The Group II Senior Optimal Principal Amount shall be increased by any Class A6 Excess Amount on the Class A6
      Final Distribution Date.

           Group II Senior Percentage:  As to any Distribution
      Date, the Senior Percentage minus the Group I Senior
      Percentage.

           Group II Senior Prepayment Percentage: As to any Distribution Date, the Senior Prepayment Percentage minus the Group I Senior Prepayment Percentage. After the Distribution Date on which the Class Certificate Principal Balance of the Class A6 Certificates has been reduced to zero (the "Class A6 Final Distribution Date"), the Group II Senior Prepayment Percentage for any Distribution Date shall be the Senior Prepayment Percentage for such Distribution Date.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  None.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of each of the definitions of Group I Senior Optimal Principal Amount and Group II

                Senior Optimal Principal Amount on such
                Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      To the extent provided in the definition of "Class A6
      Principal Distribution Amount," the Junior Optimal
      Principal Amount shall be increased on the Class A6 Final
      Distribution
      Date by any Class A6 Excess Amount.

      After the Class Certificate Principal Balances of the
      Junior Certificates have been reduced to zero, the Junior
      Optimal Principal Amount shall be zero.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  April 25, 2029.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificates:  None.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 7.50% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a

      Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class S Certificate.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  None.

           PAC Component:  None.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 7.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding

                Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and
                (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  235% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated March 25, 1997.

           Pro Rata Allocation Conditions: As set forth in the definition of Senior Prepayment Percentage.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 90-83, 55 Fed. Reg.
      50250, December 5, 1990.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and Moody's; except that for purposes of the Junior Certificates (other than the Class B5

      Certificates), Fitch shall be the sole Rating Agency. The
      Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Senior Certificate:  Any Certificate other than a
      Junior Certificate or Class S Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the Group
      I Senior Optimal Principal Amount for such date and the Group II Senior Optimal Principal Amount for such date.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i) for any Distribution Date subsequent to March 2002 to and including the Distribution Date in March 2003, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such
                Distribution Date;

          (ii) for any Distribution Date subsequent to March 2003 to and including the Distribution Date in March 2004, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such
                Distribution Date;

         (iii) for any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such
                Distribution Date;

          (iv) for any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, (i) if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100% and (ii) after the Class A6 Final Distribution Date, the Senior Prepayment Percentage will equal (a) if such Distribution Date occurs prior to April 2000, the Senior Percentage for such Distribution Date plus 50% of the Junior Percentage for such Distribution Date, and (b) if such Distribution Date occurs on or after April 25, 2000, the Senior Percentage for such Distribution Date, provided in each case that all of the following conditions (such conditions, the "Pro Rata Allocation Conditions") are satisfied: (x) the Junior Percentage as of such Distribution Date is at least double the Junior Percentage as of the Closing Date; (y) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and any REO Mortgage Loans) averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans averaged over the last six months, does not exceed 2%; and
      (z) cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance. The Pro Rata Allocation Conditions shall not be applicable on any Distribution Date on or after April 25, 2006.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including April 2002 and March 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2003 and March 2004, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April

           2004 and March 2005, (d) 45% of the Original
           Subordinate Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2006; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2002 and March 2003, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2003 and March 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2006.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,459,383 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 7.50%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  None.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or Moody's below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component) pursuant to
      Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and any Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates,
      Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates, 1% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           With respect to each Designated Loan, within 45 days of the Closing Date the Company shall deliver to the Trustee either (a) the documents referred to in clauses (i) and (ii) of the second preceding paragraph, provided that if the Company cannot locate such documents in the form initially executed by the Mortgagor and the obligor under any assumption and modification agreement, then it shall use reasonable efforts to obtain, and may deliver, new documents executed by such parties evidencing their obligations under the initial documents or (b) an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the original Mortgage Note or assumption and modification agreement, as the case may be, will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If such documents are not so delivered within 45 days of the Closing Date, the Company will use its best reasonable efforts (and the Trustee will have no obligation to inquire as to such efforts) to substitute another Mortgage Loan for such Designated Loan on the next succeeding Distribution Date pursuant to Section 2.03(b). If the Company is unable to effect such substitution, it shall repurchase such Designated Loan on such Distribution Date pursuant to Section 2.03(a).

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of

Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of (x) the Mortgage Notes and the assumption and modification agreements, if any, or (y) an Opinion of Counsel described in the fourth paragraph of Section 2.01, as applicable, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in
Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.00% of the Original Value; as of the Cut-off Date, no more than 30.75% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 7.25% per annum and not greater than 11.25% per annum. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 18.00% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 0.75% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 97.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 92.75% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 2.75% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $33,250 to $937,500;

        (xxii) As of the Cut-off Date, no more than 2.50% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, no more than 0.75% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section

2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same

Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. Designations under the REMIC Provisions.
(a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

           (b) The Closing Date will be the "Startup Day" for the
REMIC established hereunder for purposes of the REMIC Provisions.

           (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest
Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e) In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the REMIC established hereunder.


                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue

      Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
      Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that (i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Trust Fund against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Trust Fund or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer

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



appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of any Trigger Event, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Cer-tificateholders shall have any right or claim with respect to

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such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this
Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;


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



          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in
      respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan
Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this

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



Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The

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



Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall

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



apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.


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



           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a

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



default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d) Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.


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



           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person

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



transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment

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received by it on account of interest on each Mortgage Loan
(including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03, 3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under

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



this Agreement has been made under such Officer's supervision and
(b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1998, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement (which agreements shall be described in a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act of 1933 with the Certificates is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this

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



Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that Accrued Certificate Interest on the Class A13 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon or added to the Certificate Principal Balance thereof;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any Unpaid Class Interest Shortfall for the Class A13 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid

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      Class Interest Shortfall for each such Class on such
      Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

                (A) to the Class PO Certificates, the PO
           Principal Distribution Amount on such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                (B) to the Group I Senior Certificates, the Group
           I Senior Optimal Principal Amount for such
           Distribution Date, in the following order of priority:

                  first, to the Class R Certificates, until the
                Class Certificate Principal Balance thereof has been reduced to zero;

                  second, concurrently, to the Class A1 and Class
                A7 Certificates, until the Class Certificate
                Principal Balance of the Class A1 Certificates has been reduced to zero, as follows:

                (a) to the Class A1 Certificates,
          73.3137859933% of the remaining Group I Senior
                  Optimal Principal Amount; and

                (b) to the Class A7 Certificates,
          26.6862140067% of the remaining Group I Senior
                  Optimal Principal Amount;

                  third, concurrently, to the Class A2 and Class
                A7 Certificates, until the Class Certificate
                Principal Balance of the Class A2 Certificates has been reduced to zero, as follows:

                (a) to the Class A2 Certificates,
          97.5227773453% of the remaining Group I Senior
                  Optimal Principal Amount; and

                (b) to the Class A7 Certificates,
          2.4772226547% of the remaining Group I Senior
                  Optimal Principal Amount;

                  fourth, concurrently, to the Class A4 and Class
                A7 Certificates, until the Class Certificate
                Principal Balance of the Class A7 Certificates has been reduced to zero, as follows:


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                (a) to the Class A4 Certificates,
          30.8193077125% of the remaining Group I Senior
                  Optimal Principal Amount; and

                (b) to the Class A7 Certificates,
          69.1806922875% of the remaining Group I Senior
                  Optimal Principal Amount;

                  fifth, to the Class A4 Certificates, until the
                Class Certificate Principal Balance thereof has been reduced to zero;

                  sixth, concurrently, to the Class A9 and Class
                A10 Certificates, until the Class Certificate
                Principal Balance of the Class A10 Certificates has been reduced to zero, as follows:

                (a) to the Class A9 Certificates,
          20.7009535260% of the remaining Group I Senior
                  Optimal Principal Amount; and

                (b) to the Class A10 Certificates,
          79.2990464740% of the remaining Group I Senior
                  Optimal Principal Amount;

                  seventh, to the Class A9 Certificates, until the
                Class Certificate Principal Balance thereof has been reduced to zero;

                  eighth, to the Class A11 Certificates, until the
                Class Certificate Principal Balance thereof has been reduced to $9,541,492;

                  ninth, concurrently, to the Class A3, Class A8,
                Class A11, Class A12, Class A13, Class A14 and Class A15 Certificates, until the Class Certificate Principal Balances of the Class A8, Class A11 and Class A12 Certificates have each been reduced to zero, as follows:

                (a) to the Class A8 Certificates,
          15.5977304322% of the remaining Group I Senior
                  Optimal Principal Amount; and

                     (b) sequentially, to the Class A11, Class
                  A12, Class A14, Class A15, Class A3 and Class A13 Certificates, in that order, 84.4022695678% of the remaining Group I Senior Optimal Principal Amount, such that no amounts pursuant to this clause shall be distributed to any such Class unless the Class Certificate Principal Balance of each sequentially preceding Class (in

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



                  the order specified above) has been reduced to zero; and

                  tenth, sequentially, to the Class A14, Class
                A15, Class A3 and Class A13 Certificates, in that order, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amounts pursuant to this clause shall be distributed to any such Class unless the Class Certificate Principal Balance of each sequentially preceding Class (in the order specified above) has been reduced to zero;

                (C) to the Group II Senior Certificates, in the following order of priority:

                  first, on each Distribution Date until the
                aggregate Class Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero, concurrently, to the Group II Senior Certificates in proportion to the Class Certificate Principal Balances thereof, the Group II Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balances thereof have been reduced to zero;

                  second, on each Distribution Date after the
                aggregate Class Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and until the Class Certificate Principal Balance of the Class A6 Certificates has been reduced to zero, concurrently, to the Group II Senior Certificates, as follows:

                     (a) to the Class A6 Certificates, the Class
                  A6 Principal Distribution Amount, until the
                  Class Certificate Principal Balance thereof has been reduced to zero; and

                     (b) to the Class A5 Certificates, the Group
                  II Senior Optimal Principal Amount, until the
                  Class Certificate Principal Balance thereof has been reduced to zero;

                  third, on each Distribution Date after the
                Class Certificate Principal Balance of the Class A6 Certificates has been reduced to zero, to the Class A5 Certificates, the Group II Senior Optimal Principal Amount, until the Class Certificate Principal Balance thereof has been reduced to zero;

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




          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

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




        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

If, on any Distribution Date, after distributions have been made pursuant to clauses (i) and (ii) above, the remaining Available Funds are insufficient to make the full amount of distributions required to be made pursuant to clause (iii) above, (1) the amount distributable to the Class PO Certificates pursuant to clause (iii)(A) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the PO Principal Distribution Amount for such Distribution Date and the denominator of which is the sum of such PO Principal Distribution Amount and the Senior Optimal Principal Amount for such Distribution Date; (2) the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to clauses (iii)(B) and (C) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the Senior Optimal

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



Principal Amount for such Distribution Date and the denominator of which is the sum of the Senior Optimal Principal Amount and the PO Principal Distribution Amount for such Distribution Date; and (3) the amounts distributable to the Group I Senior Certificates pursuant to clause (iii)(B) and to the Group II Senior Certificates pursuant to clause (iii)(C), respectively, shall be equal to the product of (x) the amount determined pursuant to clause (2) above and (y) a fraction, expressed as a percentage, the numerator of which is the Group I Senior Optimal Principal Amount, in the case of the Group I Senior Certificates, or the Group II Senior Optimal Principal Amount, in the case of the Group II Senior Certificates, and the denominator of which is the Senior Optimal Principal Amount for such Distribution Date.

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(B) and (C) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(B) and (C).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           (e) On each Distribution Date through the Accretion Termination Date, amounts allocable to the Class A13 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A13 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the

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Accrual Amount for such Distribution Date, and (ii) distributed to the following Classes of Certificates, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

           first, to the Class A14 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero;

           second, to the Class A15 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero; and

           third, to the Class A3 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Balance thereof has been reduced to zero;
      and

           fourth, to the Class A13 Certificates, as Accrued
      Certificate Interest thereon.

On each Distribution Date occurring after the Accretion Termination Date, amounts allocable to the Class A13 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A13 Certificates as Accrued Certificate Interest.

           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to

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



each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

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




                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).


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           (d) Any Realized Losses allocated to a Class of
Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance

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



which it is required to make on the related Distribution Date and
(ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section 3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a

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"Distribution Date Statement") substantially in the form of
Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate
      Principal Balance of any Class of Accrual Certificates;

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or

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



      otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Group I Senior Percentage,
      Group II Senior Percentage and Junior Percentage for such
      Distribution Date; and

         (xii) The Senior Prepayment Percentage, Group I Senior
      Prepayment Percentage, Group II Senior Prepayment
      Percentage and Junior Prepayment Percentage for such
      Distribution Date.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the

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Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           (b) On or prior to January 20th of each year, commencing in 1998, the Company shall furnish to the Trustee for mailing to each Person who at any time during the calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.

           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1996, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08.  Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in

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respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.


                             ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $445,938,339.94. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:

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                   Initial
                    Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations

Class A1        $36,595,621.00      7.50%               $25,000
Class A2         39,250,000.00      7.50                 25,000
Class A3          5,441,592.00      7.50                 25,000
Class A4         47,000,000.00      7.50                 25,000
Class A5         42,622,098.00      7.50                 25,000
Class A6         42,622,097.00      7.50                 25,000
Class A7         61,276,393.00      7.50                 25,000
Class A8          7,000,000.00      7.50                  1,000
Class A9         34,200,000.00      7.50                  1,000
Class A10        43,100,000.00      7.50                  1,000
Class A11        29,500,000.00      7.50                  1,000
Class A12        21,700,000.00      7.50                  1,000
Class A13         7,880,429.00      7.50                 25,000
Class A14         4,849,072.00      7.50                 25,000
Class A15         3,183,573.00      7.50                 25,000
Class PO            764,984.63      0.00                 39,000
Class M           5,574,000.00      7.50                100,000
Class B1          4,459,000.00      7.50                100,000
Class B2          4,459,000.00      7.50                100,000
Class B3          2,230,000.00      7.50                250,000
Class B4            669,000.00      7.50                250,000
Class B5          1,561,380.31      7.50                250,000
Class S                (1)           (1)             12,500,000
Class R                 100.00      7.50                    100



(1)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $409,734,868.50 and shall bear interest at the Strip Rate.


           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each

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Class, in the case of one Certificate of such Class). The
Residual Certificate shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

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           At the option of a Certificateholder, Certificates may
be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the

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



transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the

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



Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class S Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The

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



holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of
(i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent transfer of any Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and

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opinions referred to above shall not be an expense of the Trust
Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the

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Depository with respect to its Depository Participants and
furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent

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applicable with respect to such Definitive Certificates and the
Trustee shall recognize the Holders of the Definitive
Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


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           Section 5.04. Persons Deemed Owners. Prior to due
presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.


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           Section 5.07. Determination of COFI. (a) If the
outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.


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           Section 5.08. Determination of LIBOR. (a) If the
outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR
Certificates, the Trustee shall furnish to the Company by

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telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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           Section 6.03. Assignment. The Company may assign its
rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of

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this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as

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      to each such Class, Percentage Interests aggregating not
      less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment

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Record, or that have been deposited by the Company in the
Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such

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successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties,

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powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed

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thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.


                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage

Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                       GE CAPITAL MORTGAGE
                          SERVICES, INC.


                               By:________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
   Name:
   Title:


                               STATE STREET BANK AND
                                  TRUST COMPANY,
                                 as Trustee


                               By:________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden    )


           On the       day of March, 1997 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                     ________________________
                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the day of March, 1997 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                         ____________________
                                             Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $36,595,621.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4M0
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-3, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

          No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled
Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

______________________________________________________________

______________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)

______________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________
______________________________________________________________
______________________________________________________________


Dated:____________________



_____________________________________
Signature by or on behalf of assignor




__________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $39,250,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4N8
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $5,441,592.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4P3
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $47,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4Q1
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $42,622,098.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4R9
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $42,622,097.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4S7
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A7 Certificate
                                    Principal Balance:
Class A7                              $61,276,393.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4T5
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $7,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4U2
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A9 Certificate
                                    Principal Balance:
Class A9                              $34,200,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4V0
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A10 Certificate
                                    Principal Balance:
Class A10                             $43,100,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4W8
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A11 Certificate
                                    Principal Balance:
Class A11                             $29,500,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4X6
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A12 Certificate
                                    Principal Balance:
Class A12                             $21,700,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4Y4
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A13 Certificate
                                    Principal Balance:
Class A13                             $7,880,429.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T4Z1
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A13 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A14 Certificate
                                    Principal Balance:
Class A14                             $4,849,072.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5A5
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A14 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A15 Certificate
                                    Principal Balance:
Class A15                             $3,183,573.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5B3
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A15 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $5,574,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5F4
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-3, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

          No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R
Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled
Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:__________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

___________________________________________________________________

___________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


___________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to
issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

Dated:______________________




_____________________________________
Signature by or on behalf of assignor




__________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $4,459,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5G2
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $4,459,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5H0
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $2,230,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5J6
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

          No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:________________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
_________________________      __________________________________
                                                       (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
____________________      _______________________________________
                                                       (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
___________________      ________________________________________
                                                       (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $669,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5K3
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $1,561,380.31

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5L1
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP:  36157T5D9
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-3, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

          No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

___________________________________________________________________

___________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


___________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to
issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

Dated:________________________


_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.




     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $764,984.63

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
March 1, 1997

First Distribution Date:            CUSIP: 36157T5E7
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-3, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

          No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate

Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:________________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE POOL SCHEDULED PRINCIPAL BALANCE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]1

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]2

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).


____________________

1 To be included in Class S Certificate issued to the Company.

2 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-3


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $409,734,868.50

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
March 1, 1997

First Distribution Date:
April 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-3, issued in twenty-four Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the

Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:________________________________
                                  Name:
                                  Title:


Countersigned:


By_________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:______________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee
__________________________________________________________________

__________________________________________________________________
 (Please print or typewrite name and address including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________________________
__________________________________________________________________
__________________________________________________________________


Dated:______________________


______________________________________
Signature by or on behalf of assignor


____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           [In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
_______________________      ___________________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_____________________      __________________________________
                                                   (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_____________________      ___________________________________
                                                   (Signature)]3

_______________
3 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES

                         [Not Applicable]

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]

1

GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0002802940     MORTGAGORS: LAWLESS              FRED
                               LAWLESS              MARY
    REGION CODE    ADDRESS   : 5 JENKS COURT
        04         CITY      :    HARDING TOWNSHIP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   451,498.17  OPTION TO CONVERT :
    UNPAID BALANCE :    429,010.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,198.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.50000  MATURITY DATE     :   07/01/18
    CURRENT INT RATE:     10.50000  PRODUCT CODE      :   002
    LTV :                 73.22739
    ---------------------------------------------------------------
0   0004237764     MORTGAGORS: DELANEY              WILLIAM
                               CALLAHAN             MARY
    REGION CODE    ADDRESS   : 611B 611 EAST 8TH STREET
        01         CITY      :    SOUTH BOSTON
                   STATE/ZIP : MA  02147
    MORTGAGE AMOUNT :   207,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,304.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :     11.25000  MATURITY DATE     :   11/01/20
    CURRENT INT RATE:     11.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0004629010     MORTGAGORS: WALLACE              DONALD
                               WALLACE              JOYCE
    REGION CODE    ADDRESS   : 101 CAMP DRIVE (LOT 68)
        01         CITY      :    MONTGOMERY TOWNSHIP
                   STATE/ZIP : PA  19454
    MORTGAGE AMOUNT :   231,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,241.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.37500  MATURITY DATE     :   09/01/21
    CURRENT INT RATE:     10.37500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0004642823     MORTGAGORS: CORBIN               TAMMIE

    REGION CODE    ADDRESS   : 4 WINNER CIRCLE, UNIT 3C
        04         CITY      :    OWINGS MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :    75,190.03  OPTION TO CONVERT :
    UNPAID BALANCE :     74,236.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       561.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/21
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.01120
    ---------------------------------------------------------------
0   0004733416     MORTGAGORS: HAWKINS              WILLIAM

    REGION CODE    ADDRESS   : 222 MONTEREY ROAD, NO.1503
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,724.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   06/01/21
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,181,338.20
    P & I AMT:     10,723.44  UPB AMT:   1,132,516.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004742136     MORTGAGORS: CONNOR               DAVID
                               CONNOR               MARGERY
    REGION CODE    ADDRESS   : 1106 BUTTONWOOD LANE
        04         CITY      :    SANIBEL
                   STATE/ZIP : FL  33957
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,788.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,363.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.37500  MATURITY DATE     :   06/01/21
    CURRENT INT RATE:     10.37500  PRODUCT CODE      :   002
    LTV :                 57.36200
    ---------------------------------------------------------------
0   0004746665     MORTGAGORS: KIM                  MUN
                               KIM                  EUNICE
    REGION CODE    ADDRESS   : 81-20 PETTIT AVENUE
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  11373
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,470.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,469.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.50000  MATURITY DATE     :   09/01/21
    CURRENT INT RATE:     10.50000  PRODUCT CODE      :   002
    LTV :                 73.97200
    ---------------------------------------------------------------
0   0004752085     MORTGAGORS: DRIZEN               KENNETH

    REGION CODE    ADDRESS   : 7 BELLE HAVEN DRIVE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,928.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,176.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   07/01/21
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0004774758     MORTGAGORS: SHOEMAKER            HARLAND
                               SHOEMAKER            TAMMY
    REGION CODE    ADDRESS   : 8300 LAYTON COURT
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21702
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,271.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.62500  MATURITY DATE     :   07/01/21
    CURRENT INT RATE:     10.62500  PRODUCT CODE      :   002
    LTV :                 59.15400
    ---------------------------------------------------------------
0   0004796165     MORTGAGORS: KIM                  YUNG
                               KIM                  HWA
    REGION CODE    ADDRESS   : 3260 OLD MILL
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,729.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,031.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.87500  MATURITY DATE     :   09/01/21
    CURRENT INT RATE:      9.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,223,000.00
    P & I AMT:     10,981.84  UPB AMT:   1,167,188.71
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004813242     MORTGAGORS: GOLDIE               ROBERT
                               GOLDIE               DONNA
    REGION CODE    ADDRESS   : 16814 CARDINAL DRIVE
        04         CITY      :    ORLAND PARK
                   STATE/ZIP : IL  60452
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,079.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,234.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.12500  MATURITY DATE     :   09/01/21
    CURRENT INT RATE:     10.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0004813283     MORTGAGORS: BERMAN               JEFFREY
                               BERMAN               LOUISE
    REGION CODE    ADDRESS   : 17 GRANT AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,533.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   09/01/21
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 77.41900
    ---------------------------------------------------------------
0   0004813291     MORTGAGORS: WONG                 DANNY
                               WONG                 SAI
    REGION CODE    ADDRESS   : 57 KAREN ROAD
        01         CITY      :    WABAN
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,930.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,036.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0004820809     MORTGAGORS: CYRUS                EVENS

    REGION CODE    ADDRESS   : 91 COLONIAL ROAD
        01         CITY      :    EMERSON
                   STATE/ZIP : NJ  07630
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,306.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.25000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:     10.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0004830592     MORTGAGORS: THADEN               JAMES
                               THADEN               EILEEN
    REGION CODE    ADDRESS   : 1206 BAYVIEW AVENUE
        01         CITY      :    SHADY SIDE
                   STATE/ZIP : MD  20764
    MORTGAGE AMOUNT :   249,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,667.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,050.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,238,300.00
    P & I AMT:     10,663.86  UPB AMT:   1,183,517.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004844940     MORTGAGORS: LEAPLEY              DENNIS
                               LEAPLEY              FLORENCE
    REGION CODE    ADDRESS   : 11700 SPLIT TREE CIRCLE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,339.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   10/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0004857355     MORTGAGORS: TRAVERS              CHARLES

    REGION CODE    ADDRESS   : 14812 CARONA DRIVE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   364,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,540.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,165.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.87500  MATURITY DATE     :   10/01/21
    CURRENT INT RATE:      9.87500  PRODUCT CODE      :   002
    LTV :                 78.38700
    ---------------------------------------------------------------
0   0004858635     MORTGAGORS:
                               MEOLA                PATRICIA
    REGION CODE    ADDRESS   : 172 ALDER AVENUE
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,474.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.25000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:     10.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0004862058     MORTGAGORS: NATION               GRACE

    REGION CODE    ADDRESS   : 105-59 AVENUE L
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11236
    MORTGAGE AMOUNT :   127,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,816.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,130.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.12500  MATURITY DATE     :   08/01/21
    CURRENT INT RATE:     10.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0004862223     MORTGAGORS: MALLOY               JOHN

    REGION CODE    ADDRESS   : 149 OBLONG ROAD
        01         CITY      :    WILLIAMSTOWN
                   STATE/ZIP : MA  01267
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,994.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,071.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,256,750.00
    P & I AMT:     10,893.03  UPB AMT:   1,178,165.10
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004866547     MORTGAGORS: MITCHELL             TYRONE
                               MITCHELL             SANDRA
    REGION CODE    ADDRESS   : 1066 VALLEY VIEW DRIVE
        04         CITY      :    ELMIRA
                   STATE/ZIP : NY  14903
    MORTGAGE AMOUNT :   207,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,638.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0004867115     MORTGAGORS: BERNARDI             GRAZIANO
                               BERNARDI             ROMANA
    REGION CODE    ADDRESS   : 5175 GRAPPA DRIVE
        04         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,394.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,227.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0004868048     MORTGAGORS: TERRY                COLIN
                               TERRY                JACQUELINE
    REGION CODE    ADDRESS   : 7429 SHEPARD MESA ROAD
        04         CITY      :    CARPINTERIA
                   STATE/ZIP : CA  93013
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,477.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,169.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 34.40000
    ---------------------------------------------------------------
0   0004876678     MORTGAGORS: HENNIG               CURTIS
                               HENNIG               LEONICE
    REGION CODE    ADDRESS   : 607 WEST RIVER PARKWAY
        01         CITY      :    CHAMPLIN
                   STATE/ZIP : MN  55316
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,593.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,071.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.87500  MATURITY DATE     :   10/01/21
    CURRENT INT RATE:      9.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0004882767     MORTGAGORS: MC GOVERN            KEVIN
                               HOLMES               PATRICIA
    REGION CODE    ADDRESS   : 73 PROSPECT STREET
        01         CITY      :    WHITE PLAINS
                   STATE/ZIP : NY  10605
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,317.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,411,500.00
    P & I AMT:     11,978.78  UPB AMT:   1,168,421.66
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004886412     MORTGAGORS: ROGERS               MIRIAM

    REGION CODE    ADDRESS   : MILLBROOK ROAD
        01         CITY      :    STILLWATER
                   STATE/ZIP : NJ  07875
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,270.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 74.02500
    ---------------------------------------------------------------
0   0004886503     MORTGAGORS: POLLACK              CARY
                               POLLACK              GRACIELLA
    REGION CODE    ADDRESS   : 72 YALE STREET
        01         CITY      :    NORTH HEMPSTEAD
                   STATE/ZIP : NY  11577
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,121.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0004890422     MORTGAGORS: STRUNIN              MARK
                               MILLER               SHIRLEY
    REGION CODE    ADDRESS   : 14039 WEDDINGTON STREET
        04         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91401
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,212.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 72.97297
    ---------------------------------------------------------------
0   0004890992     MORTGAGORS: LEWINS               LLOYD
                               GARCIA               ALICE
    REGION CODE    ADDRESS   : 4250 VIA DOLCE, NO. 220
        04         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,878.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0004892261     MORTGAGORS: HEIMLICH             ALAN
                               HEIMLICH             GLORIA
    REGION CODE    ADDRESS   : 5952 DIAL WAY
        04         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,547.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,693.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/21
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 71.95600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,352,500.00
    P & I AMT:     11,273.98  UPB AMT:   1,272,030.47
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0004897617     MORTGAGORS: WELLER               JOHN
                               WELLER               SHARON
    REGION CODE    ADDRESS   : 4730 MINOR CIRCLE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22312
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,538.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 89.92800
    ---------------------------------------------------------------
0   0007407232     MORTGAGORS: BRAVATA              VINCENT
                               BRAVATA              KAREN
    REGION CODE    ADDRESS   : 8791 CHARFORD DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,187.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007457997     MORTGAGORS: MC GRATH             JOSEPH
                               MC GRATH             DALE
    REGION CODE    ADDRESS   : 3146 SOUTHFIELD DRIVE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,606.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007501612     MORTGAGORS: RILEY                MARYANN
                               RILEY                MICHAEL
    REGION CODE    ADDRESS   : 16 SILVER BIRCH LANE
        00         CITY      :    LEVITTOWN
                   STATE/ZIP : PA  19055
    MORTGAGE AMOUNT :    74,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     74,795.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       575.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 77.16490
    ---------------------------------------------------------------
0   0007508393     MORTGAGORS: NEESE                MELANIE

    REGION CODE    ADDRESS   : 2820 LANIER BEACH SOUTH ROAD
        00         CITY      :    CUMMING
                   STATE/ZIP : GA  30131
    MORTGAGE AMOUNT :    67,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     67,160.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       522.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 87.27272
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     848,100.00
    P & I AMT:      6,495.32  UPB AMT:     834,287.37
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007511710     MORTGAGORS: RUDOLPH              JERRY
                               RUDOLPH              MILLIE
    REGION CODE    ADDRESS   : 6695 BURNSIDE ROAD
        00         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 65.12500
    ---------------------------------------------------------------
0   0007513286     MORTGAGORS: PAMPERIN             STEVEN
                               PAMPERIN             JANA
    REGION CODE    ADDRESS   : 122 CIRCLE DRIVE
        01         CITY      :    CHARLESTON
                   STATE/ZIP : IL  61920
    MORTGAGE AMOUNT :    72,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     72,057.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       536.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007514094     MORTGAGORS: DEARMIN              LINDA

    REGION CODE    ADDRESS   : 1503 OCEAN DUNES CIRCLE
        01         CITY      :    JUPITER
                   STATE/ZIP : FL  33477
    MORTGAGE AMOUNT :   109,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,946.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       840.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007514698     MORTGAGORS: WINDSHANZ            CHRIS
                               WINDSHANZ            BONNIE
    REGION CODE    ADDRESS   : 5748 SOUTH SWIFT AVENUE
        01         CITY      :    CUDAHY
                   STATE/ZIP : WI  53110
    MORTGAGE AMOUNT :    62,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,285.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       479.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007515554     MORTGAGORS: CLEMENTS             ROBERT
                               CLEMENTS             WENDY
    REGION CODE    ADDRESS   : 4803 CROFTON SPRINGS COURT
        00         CITY      :    GREENSOBORO
                   STATE/ZIP : NC  27407
    MORTGAGE AMOUNT :   117,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,719.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       885.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     622,250.00
    P & I AMT:      4,698.72  UPB AMT:     621,509.13
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007515703     MORTGAGORS: FERLAND              PHILIP
                               FERLAND              CLAIRE
    REGION CODE    ADDRESS   : 154 MAPLEWOOD DRIVE
        00         CITY      :    LAFLIN
                   STATE/ZIP : PA  18702
    MORTGAGE AMOUNT :    90,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,381.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       671.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.96300
    ---------------------------------------------------------------
0   0007516925     MORTGAGORS: GOSETTI              MICHAEL
                               GOSETTI              JEANNE
    REGION CODE    ADDRESS   : 2820 SOUTH 86TH STREET
        01         CITY      :    WEST ALLIS
                   STATE/ZIP : WI  53227
    MORTGAGE AMOUNT :    89,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,112.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       670.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007517501     MORTGAGORS: HORNE                CHESLEY
                               HORNE                TERESA
    REGION CODE    ADDRESS   : 3935 BALD EAGLE LANE
        00         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32257
    MORTGAGE AMOUNT :    92,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,119.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       660.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007517568     MORTGAGORS: GROVES               RAYNARDO

    REGION CODE    ADDRESS   : 2492 CYPRESS WAY
        00         CITY      :    MIDDLETOWN
                   STATE/ZIP : VA  22645
    MORTGAGE AMOUNT :    83,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,344.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       611.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 83.40000
    ---------------------------------------------------------------
0   0007518251     MORTGAGORS: WINGER               BRIAN
                               WINGER               JENNIFER
    REGION CODE    ADDRESS   : 5183 KING ROAD
        00         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     580,450.00
    P & I AMT:      4,266.68  UPB AMT:     579,956.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007518806     MORTGAGORS: SPENCE               MARK
                               SLOWICK              KIMBERLY
    REGION CODE    ADDRESS   : 2728 DIAMOND STREET
        00         CITY      :    HATFIELD
                   STATE/ZIP : PA  19440
    MORTGAGE AMOUNT :   135,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,657.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       973.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007519382     MORTGAGORS: SHINMOTO             THOMAS

    REGION CODE    ADDRESS   : 24690 WOODED VISTA ROAD
        00         CITY      :    CITY OF LOS ANGELES
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   481,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,529.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ---------------------------------------------------------------
0   0007519762     MORTGAGORS: FOSTER               JEFFREY
                               FOSTER               SHIRLEY
    REGION CODE    ADDRESS   : 1133 ACEWOOD BOULEVARD
        01         CITY      :    MADISON
                   STATE/ZIP : WI  53716
    MORTGAGE AMOUNT :   104,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,282.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       785.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007520109     MORTGAGORS: MONK                 GEORGE
                               MONK                 MARY
    REGION CODE    ADDRESS   : 19985 PRICE AVENUE
        00         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.96116
    ---------------------------------------------------------------
0   0007520125     MORTGAGORS: MORGAN               MILDRED

    REGION CODE    ADDRESS   : 16651 MEADOW OAKS DRIVE
        00         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   221,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,051.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.74500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,222,550.00
    P & I AMT:      8,892.66  UPB AMT:   1,221,991.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007520323     MORTGAGORS: CAPPS                NATHAN

    REGION CODE    ADDRESS   : PO BOX 221 HWY 168
        00         CITY      :    CARRITUCK
                   STATE/ZIP : NC  27929
    MORTGAGE AMOUNT :    49,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       363.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007520398     MORTGAGORS: SEIBERT              ROBERT
                               SEIBERT              JO
    REGION CODE    ADDRESS   : 1 COFFEY ROAD
        00         CITY      :    MONROE
                   STATE/ZIP : NY  10950
    MORTGAGE AMOUNT :   289,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,915.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.95384
    ---------------------------------------------------------------
0   0007520430     MORTGAGORS: MRACEK               JOHN
                               MRACEK               JOAN
    REGION CODE    ADDRESS   : 11344 TRILLIUM LANE
        01         CITY      :    CHAMPLIN
                   STATE/ZIP : MN  55316
    MORTGAGE AMOUNT :   199,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,045.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,463.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.97800
    ---------------------------------------------------------------
0   0007520448     MORTGAGORS: WAGNER               SCOTT
                               BOYLE                TAMERA
    REGION CODE    ADDRESS   : 3331 MONARCH DRIVE
        01         CITY      :    RACINE
                   STATE/ZIP : WI  53406
    MORTGAGE AMOUNT :   101,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,443.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       745.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007521149     MORTGAGORS: GILBRETH             AARON
                               GILBRETH             TARA
    REGION CODE    ADDRESS   : 1933 WHITTIER
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : IL  62704
    MORTGAGE AMOUNT :    57,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :     57,371.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       421.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.95800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     697,250.00
    P & I AMT:      5,166.79  UPB AMT:     696,377.43
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007521453     MORTGAGORS: HAREWOOD             WINSTON

    REGION CODE    ADDRESS   : 188-22 JORDAN AVENUE
        00         CITY      :    HOLLIS
                   STATE/ZIP : NY  11412
    MORTGAGE AMOUNT :   124,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       911.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007523038     MORTGAGORS: SMITH                JEFFREY

    REGION CODE    ADDRESS   : R.R. #3 BOX 79
        01         CITY      :    PETERSBURG
                   STATE/ZIP : IL  62675
    MORTGAGE AMOUNT :    73,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     73,750.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       541.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007523046     MORTGAGORS: LONG                 DAVID

    REGION CODE    ADDRESS   : 184 COLUMBIA AVENUE
        01         CITY      :    CHILLICOTHE
                   STATE/ZIP : OH  45601
    MORTGAGE AMOUNT :    59,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,672.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       428.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.92000
    ---------------------------------------------------------------
0   0007523319     MORTGAGORS: KOLAHI               JAVAD
                               DABIRI               MEHRTAJ
    REGION CODE    ADDRESS   : 906 GREEN LANE
        00         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,154.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 46.28500
    ---------------------------------------------------------------
0   0007523442     MORTGAGORS: THOMPSON             JOYCE

    REGION CODE    ADDRESS   : 1650 HONEYBEAR LANE
        00         CITY      :    DUNEDIN
                   STATE/ZIP : FL  34698
    MORTGAGE AMOUNT :    85,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,191.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       618.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.08550
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     748,050.00
    P & I AMT:      5,435.94  UPB AMT:     746,968.49
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007523996     MORTGAGORS: BAIRD                JAMES
                               BAIRD                DIANE
    REGION CODE    ADDRESS   : 8075 N. TENAYA WAY
        00         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89131
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    148,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,060.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007524572     MORTGAGORS: ROSEN                ERIC

    REGION CODE    ADDRESS   : 470 SPLIT ROCK ROAD
        00         CITY      :    OYSTER BAY COVE
                   STATE/ZIP : NY  11791
    MORTGAGE AMOUNT :   413,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,030.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.97821
    ---------------------------------------------------------------
0   0007524903     MORTGAGORS: VAN GELDER           NICOLAS
                               VAN GELDER           KIRSTEN
    REGION CODE    ADDRESS   : 12015 EXETER AVENUE NE
        00         CITY      :    SEATTLE
                   STATE/ZIP : WA  98125
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,573.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007525264     MORTGAGORS: MORAGA               AVELARDO
                               MORAGA               PENELOPE
    REGION CODE    ADDRESS   : 4050 EAST ROLLINS ROAD
        00         CITY      :    TUCSON
                   STATE/ZIP : AZ  85737
    MORTGAGE AMOUNT :    82,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     82,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       683.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/17
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007525769     MORTGAGORS: STEWART              GARY
                               STEWART              LEEANN
    REGION CODE    ADDRESS   : 3423 LYNX TRAIL COURT
        00         CITY      :    POLLOCK PINES
                   STATE/ZIP : CA  95726
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,302.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,052,500.00
    P & I AMT:      7,650.00  UPB AMT:   1,052,500.00
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007526163     MORTGAGORS: SCHROEDER            MATTHEW
                               SCHROEDER            THERESE
    REGION CODE    ADDRESS   : 1767 MAPLE LANE
        00         CITY      :    BEAVERCREEK
                   STATE/ZIP : OH  45432
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       660.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.23500
    ---------------------------------------------------------------
0   0007527070     MORTGAGORS: MORGENROTH           JAMES
                               MORGENROTH           CYNTHIA
    REGION CODE    ADDRESS   : 1500 MONROE AVENUE
        01         CITY      :    RACINE
                   STATE/ZIP : WI  53405
    MORTGAGE AMOUNT :    73,625.00  OPTION TO CONVERT :
    UNPAID BALANCE :     73,528.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       546.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007527112     MORTGAGORS: ELLIOTT              MACK
                               ELLIOTT              LINDA
    REGION CODE    ADDRESS   : EAST 130 STRONG ROAD
        00         CITY      :    SHELTON
                   STATE/ZIP : WA  98594
    MORTGAGE AMOUNT :   236,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,736.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.68571
    ---------------------------------------------------------------
0   0007527153     MORTGAGORS: HALL                 MICHAEL
                               HALL                 AMY
    REGION CODE    ADDRESS   : 3305 OAK HOLLOW DRIVE
        00         CITY      :    BRYAN
                   STATE/ZIP : TX  77802
    MORTGAGE AMOUNT :   111,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    111,075.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       815.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007527161     MORTGAGORS: BROWN                MARVIN
                               BROWN                MECHELLE
    REGION CODE    ADDRESS   : 520 O HIGHWAY 125
        00         CITY      :    BOLIVAR
                   STATE/ZIP : TN  38008
    MORTGAGE AMOUNT :    62,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       459.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.64700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     574,275.00
    P & I AMT:      4,199.66  UPB AMT:     573,940.75
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007527542     MORTGAGORS: HOOKS                ANTHONY

    REGION CODE    ADDRESS   : 4934 GREY HAWK DRIVE
        00         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78217
    MORTGAGE AMOUNT :    55,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,411.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       402.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.43548
    ---------------------------------------------------------------
0   0007527757     MORTGAGORS: HEYNING              JOHN
                               HEYNING              CORINNE
    REGION CODE    ADDRESS   : 1136 8TH STREET
        00         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   240,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,434.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.76470
    ---------------------------------------------------------------
0   0007528060     MORTGAGORS: TRIPP                WALTER
                               SMITH                FLORENCE
    REGION CODE    ADDRESS   : 288 SPARTA-STANHOPE ROAD
        00         CITY      :    TOWNSHIP OF SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,885.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,352.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007528086     MORTGAGORS: BOYLE                GALE

    REGION CODE    ADDRESS   : 304 PLATT DRIVE
        00         CITY      :    YUKON
                   STATE/ZIP : OK  73099
    MORTGAGE AMOUNT :    90,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,273.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       656.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.16200
    ---------------------------------------------------------------
0   0007528813     MORTGAGORS: NELSON               SHELBY

    REGION CODE    ADDRESS   : 1544 S. LAKE DRIVE
        00         CITY      :    CAMANO ISLAND
                   STATE/ZIP : WA  98292
    MORTGAGE AMOUNT :   104,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       756.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     670,950.00
    P & I AMT:      4,912.03  UPB AMT:     670,405.18
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007528862     MORTGAGORS: FOLEY                KEVIN
                               OKUMURA              NANCY
    REGION CODE    ADDRESS   : 70 WALNUT AVENUE
        00         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   289,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,200.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,098.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.15789
    ---------------------------------------------------------------
0   0007528938     MORTGAGORS: URENO                RAFAEL
                               URENO                JOSE
    REGION CODE    ADDRESS   : 12272 NINTH STREET
        00         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92840
    MORTGAGE AMOUNT :   153,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,109.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.95500
    ---------------------------------------------------------------
0   0007529241     MORTGAGORS: FREEMAN              CHARLES
                               FREEMAN              ANNETTE
    REGION CODE    ADDRESS   : 11247 HOLLY RIDGE
        00         CITY      :    SMITHFIELD
                   STATE/ZIP : VA  23430
    MORTGAGE AMOUNT :   234,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 81.44097
    ---------------------------------------------------------------
0   0007529407     MORTGAGORS: HALL                 DANNY
                               HALL                 DEBORAH
    REGION CODE    ADDRESS   : 60206 NINA DRIVE
        00         CITY      :    LA COMBE
                   STATE/ZIP : LA  70445
    MORTGAGE AMOUNT :    71,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,438.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       519.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.18100
    ---------------------------------------------------------------
0   0007529449     MORTGAGORS: CLIFFORD             DIANE
                               CLIFFORD             CHRISTOPHER
    REGION CODE    ADDRESS   : 6836 LEMON ROAD
        00         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   258,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.88500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,006,700.00
    P & I AMT:      7,279.00  UPB AMT:   1,006,239.16
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007529555     MORTGAGORS: JONES                MAUREEN

    REGION CODE    ADDRESS   : 36 FAIRFIELD STREET
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   214,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,303.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.22500
    ---------------------------------------------------------------
0   0007529613     MORTGAGORS: TRUMAN               DAVID
                               TRUMAN               KRYSTAL
    REGION CODE    ADDRESS   : 6857 WELLESLEY TERRACE
        01         CITY      :    CLARKSTON
                   STATE/ZIP : MI  48346
    MORTGAGE AMOUNT :   168,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,184.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,220.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007529654     MORTGAGORS: COURTNEY             DEANE
                               COURTNEY             SYLVIA
    REGION CODE    ADDRESS   : 1025 NAAHTEE TERRACE
        01         CITY      :    FLAGSTAFF
                   STATE/ZIP : AZ  86001
    MORTGAGE AMOUNT :    99,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,762.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007529738     MORTGAGORS: SMITH                ANDREW
                               SMITH                ROBERTA
    REGION CODE    ADDRESS   : 5102 SOUTH CREEK VIEW
        00         CITY      :    CHURCHTON
                   STATE/ZIP : MD  20733
    MORTGAGE AMOUNT :   256,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.25926
    ---------------------------------------------------------------
0   0007529746     MORTGAGORS: CAMPBELL             ALAN
                               CAMPBELL             VERA
    REGION CODE    ADDRESS   : 200 FOX HOLLOW ROAD
        00         CITY      :    MORRESVILLE
                   STATE/ZIP : NC  28115
    MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,898.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,065.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.46511
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     886,600.00
    P & I AMT:      6,406.26  UPB AMT:     885,948.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007529910     MORTGAGORS: GYULAI               JOHN
                               GYULAI               SUSAN
    REGION CODE    ADDRESS   : 3664 HAPPY VALLEY ROAD
        00         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,504.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.84615
    ---------------------------------------------------------------
0   0007529944     MORTGAGORS: HELFER               DONALD
                               HELFER               PATRICIA
    REGION CODE    ADDRESS   : 5000 VINE HILL ROAD
        00         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007530173     MORTGAGORS: EKLIN                EDWIN

    REGION CODE    ADDRESS   : 810 HARRY PAUL DR
        00         CITY      :    LAKE ORION
                   STATE/ZIP : MI  48362
    MORTGAGE AMOUNT :    72,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     72,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       527.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007530231     MORTGAGORS: HULEC                RANDOLPH
                               HULEC                JACQUELINE
    REGION CODE    ADDRESS   : 6427 WEST 54TH STREET
        01         CITY      :    PARMA
                   STATE/ZIP : OH  44129
    MORTGAGE AMOUNT :   100,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,560.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       730.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007530595     MORTGAGORS: GOGIN                THOMAS
                               GOGIN                TAMMY
    REGION CODE    ADDRESS   : 1200 HIGHPOINT LANE
        01         CITY      :    WAUKESHA
                   STATE/ZIP : WI  53185
    MORTGAGE AMOUNT :    90,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,371.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       648.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 91.41400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     838,950.00
    P & I AMT:      6,025.37  UPB AMT:     838,187.12
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007530926     MORTGAGORS: KILLILEA             KEVIN
                               KILLILEA             BARBARA
    REGION CODE    ADDRESS   : 4850 WEST ANTHONY DRIVE
        01         CITY      :    GREENFIELD
                   STATE/ZIP : WI  53219
    MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,949.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       515.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007531270     MORTGAGORS: RUBENFELD            TERRY
                               RUBENFELD            CARRIE
    REGION CODE    ADDRESS   : 11 LISA DRIVE.
        00         CITY      :    DIX HILLS
                   STATE/ZIP : NY  11746
    MORTGAGE AMOUNT :   375,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.86170
    ---------------------------------------------------------------
0   0007531320     MORTGAGORS: DELELLIS             FRANCIS
                               DELELLIS             MARGARET
    REGION CODE    ADDRESS   : 10609 DANESWAY LANE
        00         CITY      :    CORNELIUS
                   STATE/ZIP : NC  28031
    MORTGAGE AMOUNT :    98,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,032.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       711.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007531510     MORTGAGORS: ERICKSON             DONALD
                               ERICKSON             ANNE
    REGION CODE    ADDRESS   : 1628 TEAL WAY
        00         CITY      :    CITY OF WOODBRIDGE
                   STATE/ZIP : VA  22191
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007531940     MORTGAGORS: STEINHEIMER          RICHARD
                               STEINHEIMER          MARILYNN
    REGION CODE    ADDRESS   : 2300 MICHELTORENA STREET
        00         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,640.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,146,250.00
    P & I AMT:      8,226.68  UPB AMT:   1,146,131.66
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007532237     MORTGAGORS: LINET                WILLIAM
                               LOUIE                ELAINE
    REGION CODE    ADDRESS   : 66 PARKWAY WEST
        00         CITY      :    MOUNT VERNON
                   STATE/ZIP : NY  10552
    MORTGAGE AMOUNT :   262,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,883.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.65151
    ---------------------------------------------------------------
0   0007532419     MORTGAGORS: ANDRES               FREDERICK
                               ANDRES               SHARON
    REGION CODE    ADDRESS   : 15255 PEACH HILL RD
        00         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   420,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,360.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,050.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 51.29878
    ---------------------------------------------------------------
0   0007532427     MORTGAGORS: JOHNSON              STEPHEN
                               JOHNSON              REBECCA
    REGION CODE    ADDRESS   : 3202 OAK KNOB COURT
        00         CITY      :    HILLSBOROUGH
                   STATE/ZIP : NC  27278
    MORTGAGE AMOUNT :    90,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       665.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007532450     MORTGAGORS: SPANJER              ROBERT
                               SPANJER              GLORIA
    REGION CODE    ADDRESS   : 5601 CAMILLA DRIVE
        00         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28226
    MORTGAGE AMOUNT :   219,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,590.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 52.09026
    ---------------------------------------------------------------
0   0007532625     MORTGAGORS: NIEMIER              DONNA

    REGION CODE    ADDRESS   : 18 TERRACE DRIVE
        00         CITY      :    WEAVERVILLE
                   STATE/ZIP : NC  28787
    MORTGAGE AMOUNT :    99,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       735.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,092,550.00
    P & I AMT:      7,924.16  UPB AMT:   1,092,260.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007533367     MORTGAGORS: KITCHEN              CARL
                               KITCHEN              TERESA
    REGION CODE    ADDRESS   : 5126 NIAGARA DR
        00         CITY      :    MT. AIRY
                   STATE/ZIP : MD  21771
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007533649     MORTGAGORS: FOSTER               SCOTT
                               FOSTER               KATHLEEN
    REGION CODE    ADDRESS   : 1140 WEST CORNELIA AVENUE - UNIT A
        00         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.66666
    ---------------------------------------------------------------
0   0007534357     MORTGAGORS: GAFTER               NEAL
                               GAFTER               RICKI
    REGION CODE    ADDRESS   : 6370 TUCKER DRIVE
        00         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.73400
    ---------------------------------------------------------------
0   0007534860     MORTGAGORS: BOEKHOUT             LEE
                               BOEKHOUT             PAULA
    REGION CODE    ADDRESS   : 3780 BRANT STREET
        00         CITY      :    RENO
                   STATE/ZIP : NV  89506
    MORTGAGE AMOUNT :    89,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       665.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007535180     MORTGAGORS: SLAVEN               HELEN
                               SALGADO              MARIA
    REGION CODE    ADDRESS   : 9156 ABBOTT AVENUE
        00         CITY      :    SURFSIDE
                   STATE/ZIP : FL  33154
    MORTGAGE AMOUNT :   140,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,300.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,005.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     993,000.00
    P & I AMT:      7,269.77  UPB AMT:     992,900.90
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007535396     MORTGAGORS: OLMSTEAD             GENE

    REGION CODE    ADDRESS   : 7498 POPLAR DRIVE
        00         CITY      :    FORESTVILLE
                   STATE/ZIP : CA  95436
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,830.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007535925     MORTGAGORS: RODOCK               JOHN
                               STRATTON             SHERYL
    REGION CODE    ADDRESS   : 903 HILLWOOD AVENUE
        00         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22042
    MORTGAGE AMOUNT :   251,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,729.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.73015
    ---------------------------------------------------------------
0   0007536063     MORTGAGORS: KOLLENKARK           RICHARD
                               KOLLENKARK           BARBARA
    REGION CODE    ADDRESS   : 41700 ROUTT COUNTY ROAD 38A
        00         CITY      :    STEAMBOAT SPRINGS
                   STATE/ZIP : CO  80477
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 45.45454
    ---------------------------------------------------------------
0   0007538226     MORTGAGORS: KOSOBUCKI            MARTIN
                               KOSOBUCKI            SUSAN
    REGION CODE    ADDRESS   : 650 RAVENWOOD DRIVE
        01         CITY      :    GREEN BAY
                   STATE/ZIP : WI  54302
    MORTGAGE AMOUNT :    95,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,940.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       722.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007540701     MORTGAGORS: KEOSAYIAN            PAUL
                               KEOSAYIAN            MELINA
    REGION CODE    ADDRESS   : 100 MAYFAIR DRIVE
        00         CITY      :    RAMSEY
                   STATE/ZIP : NJ  07446
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,071,650.00
    P & I AMT:      7,888.40  UPB AMT:   1,071,001.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007542103     MORTGAGORS: HARVEY               LEE
                               HARVEY               ANN
    REGION CODE    ADDRESS   : 5605 OLD MILL ROAD
        00         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22309
    MORTGAGE AMOUNT :   238,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.97167
    ---------------------------------------------------------------
0   0007542772     MORTGAGORS: CORYELL              DAVID

    REGION CODE    ADDRESS   : 6164 HAWARDEN DRIVE
        00         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   218,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,625.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 54.73750
    ---------------------------------------------------------------
0   0007548621     MORTGAGORS: BOURLAND             ROGER
                               BOURLAND             REBECCA
    REGION CODE    ADDRESS   : 5 VILLAS WAY
        00         CITY      :    MONTGOMERY
                   STATE/ZIP : TX  77356
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007549033     MORTGAGORS: GOSSE                JAMES
                               GOSSE                ELIZABETH
    REGION CODE    ADDRESS   : 1457 RUE BAYONNE
        00         CITY      :    MANDEVILLE
                   STATE/ZIP : LA  70448
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.89047
    ---------------------------------------------------------------
0   0030315758     MORTGAGORS: CHONG                DAE
                               CHONG                SUSAN
    REGION CODE    ADDRESS   : 1828 TREE LINE ROAD
        01         CITY      :    VA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   262,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,727.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/25
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,220,800.00
    P & I AMT:      9,130.99  UPB AMT:   1,217,477.62
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030434872     MORTGAGORS: REEVES               ROBERT
                               REEVES               JENNIFER
    REGION CODE    ADDRESS   : 845 OASIS DRIVE
        01         CITY      :    COTTONWOOD
                   STATE/ZIP : AZ  86326
    MORTGAGE AMOUNT :   245,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,303.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/25
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.71000
    ---------------------------------------------------------------
0   0030455521     MORTGAGORS: LUMSDEN              THOMAS
                               LUMSDEN              LUANN
    REGION CODE    ADDRESS   : 6304 KENT POINT ROAD
        01         CITY      :    STEVENSVILLE
                   STATE/ZIP : MD  21666
    MORTGAGE AMOUNT :   284,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,685.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,161.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 87.50769
    ---------------------------------------------------------------
0   0030463285     MORTGAGORS: CAGNEY               THOMAS
                               CAGNEY               VERONIKA
    REGION CODE    ADDRESS   : 5339 OLDE STAGE ROAD
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   549,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,778.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,080.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.76100
    ---------------------------------------------------------------
0   0030468714     MORTGAGORS: ADAMS                JERALD
                               ADAMS                ELFRIEDE
    REGION CODE    ADDRESS   : 9735 E CORTEZ DR
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,464.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,813.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030479653     MORTGAGORS: FEIT                 KEVIN
                               GRAY-FEIT            KATHLEEN
    REGION CODE    ADDRESS   : 440 GUNSTON HALL DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30201
    MORTGAGE AMOUNT :   399,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,745.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,860.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,867,050.00
    P & I AMT:     13,713.58  UPB AMT:   1,860,977.85
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030481501     MORTGAGORS: THIELE               PATRICIA
                               THIELE               JOHN
    REGION CODE    ADDRESS   : 5417 RECLANADA DRIVE
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70006
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,389.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030483168     MORTGAGORS: WILSON               BRIAN
                               WILSON               HEE
    REGION CODE    ADDRESS   : 12826 PINEY POINT PLACE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22701
    MORTGAGE AMOUNT :   273,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,677.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/26
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99235
    ---------------------------------------------------------------
0   0030485734     MORTGAGORS: HAVINS               EDDIE
                               HAVINS               CAROL
    REGION CODE    ADDRESS   : 3605 S. JOJOBA WAY
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85248
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,147.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 85.11400
    ---------------------------------------------------------------
0   0030513105     MORTGAGORS: BARTELL              THAD
                               BARTELL              LORETTA
    REGION CODE    ADDRESS   : 700 N. DOBSON ROAD #22
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85224
    MORTGAGE AMOUNT :   408,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,156.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,893.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030527493     MORTGAGORS: KOLLEDA              BRUCE

    REGION CODE    ADDRESS   : 2287 LAKE RIDGE TERRACE
        01         CITY      :    LAWRENCEVILLE
                   STATE/ZIP : GA  30245
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,822.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 93.45700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,679,700.00
    P & I AMT:     12,088.91  UPB AMT:   1,675,194.58
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030533871     MORTGAGORS: SANCHEZ              ROBERT
                               SANCHEZ              MARY
    REGION CODE    ADDRESS   : 1981 W. HEMLOCK WAY
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85248
    MORTGAGE AMOUNT :   267,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,758.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ---------------------------------------------------------------
0   0030544621     MORTGAGORS: KANE                 GORDON
                               KANE                 DOROTHEA
    REGION CODE    ADDRESS   : 3110 ORION DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80906
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,745.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 85.91800
    ---------------------------------------------------------------
0   0030546766     MORTGAGORS: MICHAEL              DAVID
                               MICHAEL              KIM
    REGION CODE    ADDRESS   : 370 SEVEN PONDS TOWD ROAD
        01         CITY      :    WATER MILL
                   STATE/ZIP : NY  11976
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,333.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,277.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.97200
    ---------------------------------------------------------------
0   0030550222     MORTGAGORS: NOWERS               MICHAEL
                               NOWERS               ADRIENNE
    REGION CODE    ADDRESS   : 1942 S.W. MONTGOMERY DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   800,084.23  OPTION TO CONVERT :
    UNPAID BALANCE :    798,550.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,174.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   015
    LTV :                 74.08100
    ---------------------------------------------------------------
0   0030562904     MORTGAGORS: PORFIDO              MICHAEL
                               PORFIDO              STACEY
    REGION CODE    ADDRESS   : 1 COTTONWOOD DRIVE
        01         CITY      :    WEST WINDSOR
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   262,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,078.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,880.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,979,334.23
    P & I AMT:     14,872.98  UPB AMT:   1,976,466.80
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030571293     MORTGAGORS: HUBBARD              FORD
                               HUBBARD              PATRICIA
    REGION CODE    ADDRESS   : 3203 SACKETT AVENUE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77098
    MORTGAGE AMOUNT :   360,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,952.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,805.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 69.60400
    ---------------------------------------------------------------
0   0030571848     MORTGAGORS: EVANS                JOHN
                               EVANS                ELLEN
    REGION CODE    ADDRESS   : 1477 SPEAR STREET
        01         CITY      :    SOUTH BURLINGTON
                   STATE/ZIP : VT  05403
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.03400
    ---------------------------------------------------------------
0   0030576854     MORTGAGORS: FAULCONER            MARK
                               FAULCONER            SANDRA
    REGION CODE    ADDRESS   : 124 VIA PALERMO
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,639.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,933.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030578215     MORTGAGORS: SAUNDERS             WAYNE
                               SAUNDERS             SHEILA
    REGION CODE    ADDRESS   : 7930 CLARA CHASE DRIVE
        01         CITY      :    OOLTEWAH
                   STATE/ZIP : TN  37363
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030579668     MORTGAGORS: MCVEY                ROBERT
                               MCVEY                VICTORIA
    REGION CODE    ADDRESS   : 1207 KNOLLCREST CT
        01         CITY      :    VENICE
                   STATE/ZIP : FL  34292
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,845.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 93.26700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,774,100.00
    P & I AMT:     13,506.65  UPB AMT:   1,769,555.11
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030585616     MORTGAGORS: ARZONETTI            GENE
                               ARZONETTI            JULIE
    REGION CODE    ADDRESS   : 29025 BEESLACK LANE
        01         CITY      :    TELLURIVE
                   STATE/ZIP : CO  81435
    MORTGAGE AMOUNT :   245,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,810.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 89.83500
    ---------------------------------------------------------------
0   0030587281     MORTGAGORS: DIGGS                MICHAEL
                               DIGGS                MARGARET
    REGION CODE    ADDRESS   : 10925 BELLEHAVEN BOULEVARD
        01         CITY      :    DAMASCUS
                   STATE/ZIP : MD  20872
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,222.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030595508     MORTGAGORS: SMITH                WILLIAM
                               THOMAS               JANET
    REGION CODE    ADDRESS   : 10718 EXETER AVENUE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98125
    MORTGAGE AMOUNT :   344,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,720.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,616.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030596191     MORTGAGORS: CARBONELL            MIGUEL
                               CARBONELL            CAROLINA
    REGION CODE    ADDRESS   : 1568 UPLAND PLACE
        01         CITY      :    MEDFORD
                   STATE/ZIP : OR  97504
    MORTGAGE AMOUNT :   252,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,014.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030606735     MORTGAGORS: GUSKIN               JACK
                               GUSKIN               ANNE
    REGION CODE    ADDRESS   : 3000 VIENNA PINES COURT
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,174.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,322,650.00
    P & I AMT:     10,263.67  UPB AMT:   1,316,942.93
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030609614     MORTGAGORS: QUINN                MICHAEL
                               QUINN                KRISTA
    REGION CODE    ADDRESS   : 7960 EAST PARKVIEW LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.09300
    ---------------------------------------------------------------
0   0030614358     MORTGAGORS: TYLER                MARTIN
                               TYLER                JOAN
    REGION CODE    ADDRESS   : 3421 SW 147TH AVENUE
        01         CITY      :    MIRAMAR
                   STATE/ZIP : FL  33027
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,154.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
0   0030622476     MORTGAGORS: EDMUNDS              ALAN
                               EDMUNDS              JULIE
    REGION CODE    ADDRESS   : 3434 CORTE SON RISA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   318,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,871.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030625586     MORTGAGORS: KLOCH                JAMES
                               KLOCH                PATRICIA
    REGION CODE    ADDRESS   : 2729 NW CHAMPION CIRCLE
        01         CITY      :    BEND
                   STATE/ZIP : OR  97701
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,987.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030626386     MORTGAGORS: DEO                  SHALENDRA
                               DEO                  PRATIMA
    REGION CODE    ADDRESS   : 25289 GOLD HILLS DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   304,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,253.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.97659
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,523,400.00
    P & I AMT:     11,212.25  UPB AMT:   1,519,985.13
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030626394     MORTGAGORS: FAVILLE              NANCY
                               STORKE               CHARLES
    REGION CODE    ADDRESS   : 25278 GOLD HILLS DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   281,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,485.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030627343     MORTGAGORS: HARTNETT             THOMAS
                               HARTNETT             MARY
    REGION CODE    ADDRESS   : 24 HALLAM ROAD
        01         CITY      :    BUFFALO
                   STATE/ZIP : NY  14216
    MORTGAGE AMOUNT :   369,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,634.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,837.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030634901     MORTGAGORS: SHAPIRO              STEPHEN
                               SHAPIRO              LISA
    REGION CODE    ADDRESS   : 135 CLIFF DRIVE
        01         CITY      :    NARRAGANSETT
                   STATE/ZIP : RI  02882
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,300.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.46300
    ---------------------------------------------------------------
0   0030644215     MORTGAGORS: HAYES                JAMES
                               HAYES                VIVIAN
    REGION CODE    ADDRESS   : 4672 AMALFI STREET
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   354,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,879.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98700
    ---------------------------------------------------------------
0   0030645188     MORTGAGORS: MUKA                 JAMES
                               MUKA                 MAGDA
    REGION CODE    ADDRESS   : 16 CANTERBURY WAY
        01         CITY      :    HOWELL TOWNSHIP
                   STATE/ZIP : NJ  07727
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,823.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.56500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,754,300.00
    P & I AMT:     13,003.13  UPB AMT:   1,748,123.44
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030645238     MORTGAGORS: DE OLIVEIRA          JOSE LUIS
                               FRANCISCO            NELIDA
    REGION CODE    ADDRESS   : 21 PROSPECT STREET
        01         CITY      :    WHITE PLAINS
                   STATE/ZIP : NY  10695
    MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,341.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030648430     MORTGAGORS: BERNARD              ROBERT
                               BERNARD              PAULA
    REGION CODE    ADDRESS   : 3025 MONOGRAM AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   210,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,804.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030650063     MORTGAGORS: BURNS                JEFFREY

    REGION CODE    ADDRESS   : 2024 N NEVADA AVE.
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80907
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,610.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.57100
    ---------------------------------------------------------------
0   0030652705     MORTGAGORS: CHATHAM              MARIA

    REGION CODE    ADDRESS   : 9623 MAYPAN PLACE
        01         CITY      :    LARGO
                   STATE/ZIP : FL  33777
    MORTGAGE AMOUNT :   251,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,510.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 83.69800
    ---------------------------------------------------------------
0   0030657910     MORTGAGORS: JENNINGS             ANTHONY
                               JENNINGS             MELINDA
    REGION CODE    ADDRESS   : 12407 BROOKS CROSSING
        01         CITY      :    FISHER'S
                   STATE/ZIP : IN  46038
    MORTGAGE AMOUNT :   399,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,095.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,932.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,346,350.00
    P & I AMT:     10,054.76  UPB AMT:   1,341,363.04
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030664833     MORTGAGORS: FOTE                 JOHN
                               FOTE                 LORRAINE
    REGION CODE    ADDRESS   : 75 ORCHARD HILL DRIVE
        01         CITY      :    WETHSERSFIELD
                   STATE/ZIP : CT  06109
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,090.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030665301     MORTGAGORS: OLSON                TAMMY
                               AFFOLTER             DAVID
    REGION CODE    ADDRESS   : 15301 JAYBELL COURT
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MN  55068
    MORTGAGE AMOUNT :   255,594.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,787.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
0   0030665780     MORTGAGORS: MISZKIEWICZ          MARK
                               MISZKIEWICZ          ROBERT
    REGION CODE    ADDRESS   : 30 DANTE PLACE
        01         CITY      :    THE BOROUGH OF WALDWICK C
                   STATE/ZIP : NJ  07463
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,931.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030665905     MORTGAGORS: WIENER               STANLEY
                               WIENER               NANCI
    REGION CODE    ADDRESS   : 241 WEEPING WILLOW LANE
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   202,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,220.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,468.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030668271     MORTGAGORS: SWISHER              WILLIAM
                               SWISHER              SHARON
    REGION CODE    ADDRESS   : 3870 BERKELEY VIEW DRIVE
        01         CITY      :    BERKELEY LAKE
                   STATE/ZIP : GA  30136
    MORTGAGE AMOUNT :   262,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,673.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.99200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,170,944.00
    P & I AMT:      8,826.54  UPB AMT:   1,168,704.29
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030671762     MORTGAGORS: MANISHIN             JAMES
                               MANISHIN             ANJA
    REGION CODE    ADDRESS   : 424 6TH AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   461,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,833.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,509.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.98400
    ---------------------------------------------------------------
0   0030671937     MORTGAGORS: REIDENBACH           ROBERT
                               DELANEY              ANNETTE
    REGION CODE    ADDRESS   : LOT #10, 1540 APPLE TREE ROAD
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,774.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.43200
    ---------------------------------------------------------------
0   0030672596     MORTGAGORS: WASHLE               SCOTT
                               WASHLE               MARIA
    REGION CODE    ADDRESS   : 4427 GREENBRIAR ROAD
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40207
    MORTGAGE AMOUNT :   212,325.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,804.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,632.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030672646     MORTGAGORS: BROWN                GERALD
                               BROWN                SHARON
    REGION CODE    ADDRESS   : 2201 GREESLEY
        01         CITY      :    MC KINNEY
                   STATE/ZIP : TX  77563
    MORTGAGE AMOUNT :   234,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,100.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030673115     MORTGAGORS: VICENS               RANDELL

    REGION CODE    ADDRESS   : 371 SW 167TH AVENUE
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33027
    MORTGAGE AMOUNT :   258,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,769.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,486,525.00
    P & I AMT:     11,134.36  UPB AMT:   1,484,281.95
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030673594     MORTGAGORS: MCLAUGHLIN           LORI
                               MCLAUGHLIN           TONIETTE
    REGION CODE    ADDRESS   : 1841 MANORFIELD COURT
        01         CITY      :    MITCHELLVILLE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   153,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,708.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,169.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030674725     MORTGAGORS: GOOD                 ROBERT
                               EDWARDS              CHERYL
    REGION CODE    ADDRESS   : 3424 CORTE CLARITA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   247,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ---------------------------------------------------------------
0   0030674808     MORTGAGORS: MARIN                ERNESTO
                               MARIN                LISA
    REGION CODE    ADDRESS   : 8 MILL NECK LANE
        01         CITY      :    PITTSFORD
                   STATE/ZIP : NY  14534
    MORTGAGE AMOUNT :   349,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,452.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,628.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.50800
    ---------------------------------------------------------------
0   0030678205     MORTGAGORS: BALANCIERE           MILTON
                               BALANCIERE           MILDRED
    REGION CODE    ADDRESS   : 23505 LORI WAY
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78258
    MORTGAGE AMOUNT :   271,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,099.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99500
    ---------------------------------------------------------------
0   0030678361     MORTGAGORS: COCHRAN              JEFFREY

    REGION CODE    ADDRESS   : 5023 WHISPER WILLOW DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,808.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,295,300.00
    P & I AMT:      9,537.44  UPB AMT:   1,293,917.80
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030678627     MORTGAGORS: HARRA                ROBERT
                               HARRA                LINDA
    REGION CODE    ADDRESS   : 34 HILL RD
        01         CITY      :    WILMINGTON
                   STATE/ZIP : DE  19806
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,413.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 58.62000
    ---------------------------------------------------------------
0   0030678643     MORTGAGORS: LAMMERMANN           CHRISTINA
                               LAMMERMANN           STEPHEN
    REGION CODE    ADDRESS   : 2730 SOUTH OGDEN STREET
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80110
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,570.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.10300
    ---------------------------------------------------------------
0   0030678767     MORTGAGORS: BASHT                SABRINA

    REGION CODE    ADDRESS   : 470 SASAFRES LANE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30076
    MORTGAGE AMOUNT :   215,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,724.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,597.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ---------------------------------------------------------------
0   0030678916     MORTGAGORS: PRESTON              TOMMY
                               PRESTON              CAROL
    REGION CODE    ADDRESS   : 5260 BALLYCASTLE CIRCLE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   251,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,602.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99300
    ---------------------------------------------------------------
0   0030679195     MORTGAGORS: MARTIN               SCOTT
                               MARTIN               JUDY
    REGION CODE    ADDRESS   : 12 MANSION DRIVE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,290.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 59.32304
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,454,100.00
    P & I AMT:     10,629.63  UPB AMT:   1,451,601.19
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030679450     MORTGAGORS: RAIOLA               STEVEN
                               RAIOLA               JENNIFER
    REGION CODE    ADDRESS   : 17 GEORGETOWN DRIVE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   177,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    176,653.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,360.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.76900
    ---------------------------------------------------------------
0   0030679880     MORTGAGORS: EIGHMY               GERALD
                               EIGMY                MARY
    REGION CODE    ADDRESS   : 2300 ISLAND COVE CIRCLE
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  33942
    MORTGAGE AMOUNT :   248,660.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,825.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/17
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99228
    ---------------------------------------------------------------
0   0030680177     MORTGAGORS: GALASSO              LAWRENCE
                               GALASSO              ERIN
    REGION CODE    ADDRESS   : 7 MARGARET LANE
        01         CITY      :    BILLERICA
                   STATE/ZIP : MA  01821
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.80700
    ---------------------------------------------------------------
0   0030681423     MORTGAGORS: SKINNER              STEPHEN
                               DUBAY                MONICA
    REGION CODE    ADDRESS   : 90 HARRISON AVENUE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07024
    MORTGAGE AMOUNT :   229,425.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,274.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030681878     MORTGAGORS: HURD                 MICHAEL
                               HURD                 TAMI
    REGION CODE    ADDRESS   : 2792 WALKER LEE DRIVE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,943.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,160,585.00
    P & I AMT:      8,893.09  UPB AMT:   1,158,697.99
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030682298     MORTGAGORS: CAMARDI              BEN
                               CAMARDI              DOREEN
    REGION CODE    ADDRESS   : 1306 MERRYWOOD DRIVE
        01         CITY      :    EDISON
                   STATE/ZIP : NJ  08810
    MORTGAGE AMOUNT :   121,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,440.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       902.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030682975     MORTGAGORS: HAAS                 DAVID
                               HAAS                 LISA
    REGION CODE    ADDRESS   : 1401 JUNE LANE
        01         CITY      :    NARBERTH
                   STATE/ZIP : PA  19072
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030683130     MORTGAGORS: GUERIRI              GRACE

    REGION CODE    ADDRESS   : 14 WENDY ROAD
        01         CITY      :    SYOSSET
                   STATE/ZIP : NY  11791
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,489.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 48.46100
    ---------------------------------------------------------------
0   0030683445     MORTGAGORS: BRECHT               MICHAEL
                               BRECHT               LIZ
    REGION CODE    ADDRESS   : 42 GOLF CLUB CIRCLE
        01         CITY      :    MANORVILLE
                   STATE/ZIP : NY  11949
    MORTGAGE AMOUNT :   181,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    181,573.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,381.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030683759     MORTGAGORS: WHEELER              SCOTT
                               WHEELER              JULIE
    REGION CODE    ADDRESS   : 2660 EATON ROAD
        01         CITY      :    UNIVERSITY HEIGHTS
                   STATE/ZIP : OH  44118
    MORTGAGE AMOUNT :   144,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    144,709.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,075.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,003,300.00
    P & I AMT:      7,809.53  UPB AMT:   1,002,047.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030685440     MORTGAGORS: JAECKELS             JAMES
                               JAECKELS             NANCY
    REGION CODE    ADDRESS   : 5101 JUANITA AVE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55424
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,005.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030685457     MORTGAGORS: DESJARDINS           PAULETTE
                               WARREN               GEORGE
    REGION CODE    ADDRESS   : 250 PINE STREET
        01         CITY      :    LINO LAKES
                   STATE/ZIP : MN  55014
    MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,684.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030685473     MORTGAGORS: HENSON               JAMES
                               HENSON               JENNIFER
    REGION CODE    ADDRESS   : 2155 ELGIN RD.
        01         CITY      :    COLUMBUS
                   STATE/ZIP : OH  43221
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,042.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,876.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030685481     MORTGAGORS: TALTY                ROBERT
                               TALTY                KATHLEEN
    REGION CODE    ADDRESS   : 141 BERNARD DRIVE
        01         CITY      :    MIDDLETOWN TOWNSHIP
                   STATE/ZIP : NJ  07701
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,028.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030685564     MORTGAGORS: MCGRATH              MARILYN

    REGION CODE    ADDRESS   : 1342 FIELDSTONE COURT
        01         CITY      :    BROADVIEW HEIGHTS
                   STATE/ZIP : OH  44147
    MORTGAGE AMOUNT :   148,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    148,299.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,090.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.97600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,340,850.00
    P & I AMT:     10,243.10  UPB AMT:   1,337,060.38
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030685713     MORTGAGORS: KAPOOR               AKHIL
                               KAPOOR               MARLA
    REGION CODE    ADDRESS   : 22781 OLIVE PLACE
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94541
    MORTGAGE AMOUNT :   227,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,818.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030685887     MORTGAGORS: LAKE                 DIANA

    REGION CODE    ADDRESS   : 69 RIDGEFIELD AVENUE
        01         CITY      :    SOUTH SALEM
                   STATE/ZIP : NY  10590
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,529.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030686174     MORTGAGORS: TAYLOR               ROBERT
                               TAYLOR               TERESA
    REGION CODE    ADDRESS   : 4838 HICKORY HILL DRIVE
        01         CITY      :    ROANOKE
                   STATE/ZIP : VA  24018
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,844.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.47600
    ---------------------------------------------------------------
0   0030686414     MORTGAGORS: RYAN                 JAMES
                               RYAN                 MARY
    REGION CODE    ADDRESS   : 41941 OCEAN VIEEW DRIVE
        01         CITY      :    AVON
                   STATE/ZIP : NC  27915
    MORTGAGE AMOUNT :   227,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,565.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030686455     MORTGAGORS: SHAH                 KISHOR
                               SHAH                 NIKUNJ
    REGION CODE    ADDRESS   : 13031 MOZART WAY
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   330,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,855.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,365,950.00
    P & I AMT:     10,249.60  UPB AMT:   1,364,614.12
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030687107     MORTGAGORS: LYNCH                DAVID
                               LYNCH                CHERYL
    REGION CODE    ADDRESS   : 3603 APPLE HILL COURT
        01         CITY      :    BRUNSWICK
                   STATE/ZIP : OH  44212
    MORTGAGE AMOUNT :   154,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,601.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,162.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030687321     MORTGAGORS: KEMALYAN             NATHAN
                               KEMALYAN             DEBBIE
    REGION CODE    ADDRESS   : 12711 N.W. OLD GERMANTOWN ROAD
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97231
    MORTGAGE AMOUNT :   316,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,189.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030687826     MORTGAGORS: DINGS                MICHAEL
                               DINGS                ANN
    REGION CODE    ADDRESS   : 4612 WINDING WOODS LANE
        01         CITY      :    HAMBURG
                   STATE/ZIP : NY  14075
    MORTGAGE AMOUNT :   224,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,673.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/16
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.57847
    ---------------------------------------------------------------
0   0030687834     MORTGAGORS: YERKE                THOMAS
                               YERKE                CAROL
    REGION CODE    ADDRESS   : 2001 MARINA BAY DRIVE UNIT #306W
        01         CITY      :    NORTH QUINCY
                   STATE/ZIP : MA  02171
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,746.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030688170     MORTGAGORS: DORSON               BRETT
                               DORSON               CAROLINE
    REGION CODE    ADDRESS   : 212 STEPHENS LANE
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,826.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 66.25000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,222,750.00
    P & I AMT:      9,285.07  UPB AMT:   1,220,039.00
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030688444     MORTGAGORS: RODRIQUEZ            SALVADOR
                               RODRIQUEZ            YOLANDA
    REGION CODE    ADDRESS   : 679 TEMPLETON AVENUE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94014
    MORTGAGE AMOUNT :   211,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,767.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,607.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.12500
    ---------------------------------------------------------------
0   0030688980     MORTGAGORS: HARWIN               EDWARD
                               HARWIN               BARBARA
    REGION CODE    ADDRESS   : 8764 BROCKWAY VISTA AVENUE
        01         CITY      :    KINGS BEACH
                   STATE/ZIP : CA  96143
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,207.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 57.69200
    ---------------------------------------------------------------
0   0030689673     MORTGAGORS: MAGGARD              JAMES
                               MAGGARD              LAURA
    REGION CODE    ADDRESS   : 1000 DOWNING STREET
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,360.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,756.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 47.61900
    ---------------------------------------------------------------
0   0030690044     MORTGAGORS: WILDES               ROBERT
                               WILDES               JANET
    REGION CODE    ADDRESS   : 14 TOLFORD HILL ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   546,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    545,187.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,817.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ---------------------------------------------------------------
0   0030690853     MORTGAGORS: HASLEHURST           ANDREW
                               HASLEHURST           MOIRA
    REGION CODE    ADDRESS   : 13602 S 32ND STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85044
    MORTGAGE AMOUNT :   444,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,431.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,335.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   2,001,500.00
    P & I AMT:     14,744.72  UPB AMT:   1,997,953.23
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030691208     MORTGAGORS: CLEMENTS             DEBRA

    REGION CODE    ADDRESS   : 7609-11 NW 4TH COURT
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33150
    MORTGAGE AMOUNT :    84,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,445.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       650.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030691976     MORTGAGORS: BURG                 ROBERT

    REGION CODE    ADDRESS   : 12 ROSECLIFF DRIVE
        01         CITY      :    NASHUA
                   STATE/ZIP : NH  03060
    MORTGAGE AMOUNT :   269,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,459.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030692065     MORTGAGORS: WAGGONER             JACK
                               WAGGONER             RENEE
    REGION CODE    ADDRESS   : 10533 SEREGENTI DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,670.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.51800
    ---------------------------------------------------------------
0   0030692222     MORTGAGORS: GRAY                 DANA
                               GRAY                 TAMARA
    REGION CODE    ADDRESS   : 2903 PRAIRIE MEADOW DRIVE
        01         CITY      :    CHAMPAIGN
                   STATE/ZIP : IL  61821
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,583.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.40500
    ---------------------------------------------------------------
0   0030692610     MORTGAGORS: POWERS               CHRISTOPHER
                               POWERS               KRISTENE
    REGION CODE    ADDRESS   : 5 MAPLEWOOD DRIVE
        01         CITY      :    LONDONDERRY
                   STATE/ZIP : NH  03053
    MORTGAGE AMOUNT :    87,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     87,244.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       679.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,010,900.00
    P & I AMT:      7,608.69  UPB AMT:   1,009,402.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030692859     MORTGAGORS: MC KINNEY            STEPHEN
                               MC KINNEY            JULIA
    REGION CODE    ADDRESS   : 1618 EAST MONONA
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85024
    MORTGAGE AMOUNT :   226,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,201.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030692933     MORTGAGORS: TURCO                RANDALL
                               TURCO                ROBBIN
    REGION CODE    ADDRESS   : 110 TWIN COVE DRIVE
        01         CITY      :    STEVENSVILLE
                   STATE/ZIP : MD  21666
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,740.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.05500
    ---------------------------------------------------------------
0   0030693063     MORTGAGORS: WOLFE                JERRY
                               WOLFE                DEBORAH
    REGION CODE    ADDRESS   : 91 GROVE PARK NORTH
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38117
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,497.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,620.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 50.72400
    ---------------------------------------------------------------
0   0030693089     MORTGAGORS: HUNT                 RICHARD
                               HUNT                 JAN
    REGION CODE    ADDRESS   : 160 VIA LUCIA
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   366,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,967.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.67300
    ---------------------------------------------------------------
0   0030693097     MORTGAGORS: HANSON               KENNETH
                               HANSON               LINDA
    REGION CODE    ADDRESS   : 1417 14TH ST SW
        01         CITY      :    MINOT
                   STATE/ZIP : ND  58701
    MORTGAGE AMOUNT :   253,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,142.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 63.32500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,569,650.00
    P & I AMT:     11,560.69  UPB AMT:   1,568,309.98
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030693303     MORTGAGORS: HUGGINS              H
                               LEE                  WENDY
    REGION CODE    ADDRESS   : 1226 VILLAGE GATE DRIVE
        01         CITY      :    MT AIRY
                   STATE/ZIP : MD  21771
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,104.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.72900
    ---------------------------------------------------------------
0   0030694525     MORTGAGORS: PARRILLI             JOHN
                               MICHAELS             BARBARA
    REGION CODE    ADDRESS   : 91 FREDERICK AVE.
        01         CITY      :    HAWTHORNE
                   STATE/ZIP : NJ  07506
    MORTGAGE AMOUNT :   171,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    171,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,269.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030694699     MORTGAGORS: WISER                FORWOOD
                               ADAMS                KATHERINE
    REGION CODE    ADDRESS   : 942 RIDGE ROAD
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08528
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,210.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030695407     MORTGAGORS: KOCH                 ERIC
                               KOCH                 TALEENA
    REGION CODE    ADDRESS   : 5402 150TH PLACE SE
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98208
    MORTGAGE AMOUNT :   215,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,562.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99357
    ---------------------------------------------------------------
0   0030695456     MORTGAGORS: BINNS                JAMES

    REGION CODE    ADDRESS   : 300 SOUTH POINTE DRIVE, UNIT #3201
        01         CITY      :    MIAMI BEACH
                   STATE/ZIP : FL  33138
    MORTGAGE AMOUNT :   555,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,366.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,391,200.00
    P & I AMT:     10,567.48  UPB AMT:   1,389,877.43
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030695555     MORTGAGORS: HOWARD               GEORGE
                               HOWARD               TILLIE
    REGION CODE    ADDRESS   : 10105 WILSHIRE DR
        01         CITY      :    UPPER MARLBORO
                   STATE/ZIP : MD  20772
    MORTGAGE AMOUNT :   236,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030695647     MORTGAGORS: GIFFORD              PEGGY

    REGION CODE    ADDRESS   : 167 PALAMETTO LANE
        01         CITY      :    BRIAR CLIFF ACRES
                   STATE/ZIP : SC  29572
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,172.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 72.40700
    ---------------------------------------------------------------
0   0030695654     MORTGAGORS: DE LUCA              MICHAEL
                               DE LUCA              JANET
    REGION CODE    ADDRESS   : 221-223 EAST MADISON AVENUE
        01         CITY      :    WILDWOOD
                   STATE/ZIP : NJ  08260
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,989.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030696025     MORTGAGORS: DRESSER              GARY
                               CHIU-DRESSER         GRACE
    REGION CODE    ADDRESS   : 20869 HIGH COUNTRY DRIVE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   236,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,475.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,779.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 87.74000
    ---------------------------------------------------------------
0   0030696082     MORTGAGORS: ANDREWS              PAUL

    REGION CODE    ADDRESS   : 427 COCHRAN DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.68300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,272,200.00
    P & I AMT:      9,435.12  UPB AMT:   1,269,638.88
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030696231     MORTGAGORS: BARRETT              FRED
                               BARRETT              CONNIE
    REGION CODE    ADDRESS   : 14600 MARTIS PEAK RD
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,857.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.25000
    ---------------------------------------------------------------
0   0030696496     MORTGAGORS: MCGEE                JAMES
                               MCGEE                DIANE
    REGION CODE    ADDRESS   : 5620 WEST SOFTWIND
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85310
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,501.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.15800
    ---------------------------------------------------------------
0   0030696561     MORTGAGORS: ADAMS                DONNELL
                               ADAMS                EVE
    REGION CODE    ADDRESS   : 13106 QUAIL CREEK COURT
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   353,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,302.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99400
    ---------------------------------------------------------------
0   0030696967     MORTGAGORS: JONES                JOSEPH
                               DRAKE-JONES          KATHLEEN
    REGION CODE    ADDRESS   : 10006 HIGHLAND VIEW
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   265,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,543.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.97700
    ---------------------------------------------------------------
0   0030697270     MORTGAGORS: YONG                 RAYMOND
                               YONG                 SHERRI
    REGION CODE    ADDRESS   : 305 N LARCH AVENUE
        01         CITY      :    ELMHURST
                   STATE/ZIP : IL  60126
    MORTGAGE AMOUNT :   300,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,899.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.75500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,502,050.00
    P & I AMT:     11,262.91  UPB AMT:   1,500,103.99
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030697585     MORTGAGORS: CAVA                 MICHAEL
                               CAVA                 MARY
    REGION CODE    ADDRESS   : 57 RIDGEFIELD DRIVE
        01         CITY      :    SHOREHAM
                   STATE/ZIP : NY  11786
    MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,574.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030697718     MORTGAGORS: LIM                  HERBERT
                               LIM                  CARIN
    REGION CODE    ADDRESS   : 65 AHI PLACE
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96817
    MORTGAGE AMOUNT :   624,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    622,052.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,416.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030697767     MORTGAGORS: MILLER               HAMP
                               JACKSON-MILLER       LESVIA
    REGION CODE    ADDRESS   : 9 THISTLE ROAD
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   209,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,410.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,520.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030697932     MORTGAGORS: KETCHUM              MICHAEL

    REGION CODE    ADDRESS   : 8904 POHOY AVENUE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34231
    MORTGAGE AMOUNT :   109,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    109,022.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       792.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030698435     MORTGAGORS: MATHEWS              JOHN

    REGION CODE    ADDRESS   : 2210 TULIP STREET
        01         CITY      :    LAKE CHARLES
                   STATE/ZIP : LA  70601
    MORTGAGE AMOUNT :    33,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     33,228.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       246.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,265,950.00
    P & I AMT:      9,204.07  UPB AMT:   1,263,288.87
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030698765     MORTGAGORS: SEIBERT              WILLIAM
                               SEIBERT              EMMA
    REGION CODE    ADDRESS   : 108 EAST BERLIN ROAD
        01         CITY      :    YORK SPRINGS
                   STATE/ZIP : PA  17372
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,702.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.97908
    ---------------------------------------------------------------
0   0030698997     MORTGAGORS: CALLAHAN             MICHAEL
                               CALLAHAN             SHARON
    REGION CODE    ADDRESS   : 1354 GALANTI COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,124.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 58.03571
    ---------------------------------------------------------------
0   0030699235     MORTGAGORS: SHULMAN              STELLA
                               SHULMAN              WARREN
    REGION CODE    ADDRESS   : 1107 MARINA COVE CIRCLE
        01         CITY      :    COLUMBUS
                   STATE/ZIP : GA  31904
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,675.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.62600
    ---------------------------------------------------------------
0   0030699821     MORTGAGORS: ATKINSON             EDWARD
                               CASAS                LUCY
    REGION CODE    ADDRESS   : 29301 STONEBROOK LANE
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94544
    MORTGAGE AMOUNT :   239,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030700090     MORTGAGORS: MANKER               WILLIAM
                               MANKER               MARCIA
    REGION CODE    ADDRESS   : 10102 MEREDITH DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   278,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,852.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.31700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,629,500.00
    P & I AMT:     12,050.18  UPB AMT:   1,627,655.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030700124     MORTGAGORS: NODELMAN             FCOTT
                               SPIVAK               LAURA
    REGION CODE    ADDRESS   : 35 CAUMSETT WOODS LANE
        01         CITY      :    WOODBURY
                   STATE/ZIP : NY  11797
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,689.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,152.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ---------------------------------------------------------------
0   0030700140     MORTGAGORS: CARLSON              MICHAEL
                               CARLSON              MARY
    REGION CODE    ADDRESS   : 411 MOODY'S RUN
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,099.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,187.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030700314     MORTGAGORS: MALLIE               ANDRE
                               MALLIE               MELINDA
    REGION CODE    ADDRESS   : 3780 VERSAILLES COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,515.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030700355     MORTGAGORS: MC CULLOUGH          WILLIAM
                               MC CULLOUGH          MARILYN
    REGION CODE    ADDRESS   : 25910 WEST FRANKLIN AVENUE
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   321,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,894.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,302.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ---------------------------------------------------------------
0   0030700454     MORTGAGORS: APPLE                THOMAS

    REGION CODE    ADDRESS   : 0288 EDWARDS VILLAGE BLVD.
        01         CITY      :    EDWARDS
                   STATE/ZIP : CO  81632
    MORTGAGE AMOUNT :   204,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    204,163.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,465.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,511,750.00
    P & I AMT:     10,796.76  UPB AMT:   1,509,363.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030700538     MORTGAGORS: COSTELLO             THOMAS
                               COSTELLO             PATTI
    REGION CODE    ADDRESS   : 6036 KATELYN COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   251,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,985.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.95200
    ---------------------------------------------------------------
0   0030700595     MORTGAGORS: STASZAK              MARTIN
                               STASZAK              TERESA
    REGION CODE    ADDRESS   : 16462 MARTINCOIT ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,103.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030700686     MORTGAGORS: TEODOSIO             HENRY
                               TEODOSIO             IMELDA
    REGION CODE    ADDRESS   : 35282 PRESTON PL
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,539.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.80400
    ---------------------------------------------------------------
0   0030700835     MORTGAGORS: CARTER               MICHAEL
                               CARTER               REBEKAH
    REGION CODE    ADDRESS   : 2544 DUMBARTON AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,382.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.67600
    ---------------------------------------------------------------
0   0030700876     MORTGAGORS: ROTONDO              KENNETH
                               ROTONDO              DEBORAH
    REGION CODE    ADDRESS   : 7 ROBERTSVILLE ROAD
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   108,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,610.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       817.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.97800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,178,900.00
    P & I AMT:      8,768.51  UPB AMT:   1,176,622.40
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030700884     MORTGAGORS: PLUTO                DAVID
                               PLUTO                ROSEMARIE
    REGION CODE    ADDRESS   : 6494 CAMELIA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   207,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,274.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,537.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 41.41000
    ---------------------------------------------------------------
0   0030701098     MORTGAGORS: THURMOND                    MARGARET

    REGION CODE    ADDRESS   : 2308 PRIVATE ROAD
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   369,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,884.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030701106     MORTGAGORS: SIVAPALAN            VEL
                               SIVAPALAN            RAMANI
    REGION CODE    ADDRESS   : 2 CHESTNUT HILL
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   387,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,179.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,241.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/17
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 87.07800
    ---------------------------------------------------------------
0   0030701148     MORTGAGORS: PATAPOFF             THOMAS

    REGION CODE    ADDRESS   : 2408 DE KOVEN AVE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,337.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,015.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.42800
    ---------------------------------------------------------------
0   0030701189     MORTGAGORS: WISHER               DENNIS
                               WISHER               BRENDA
    REGION CODE    ADDRESS   : 6982 VIA QUITO
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,539.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,485,700.00
    P & I AMT:     11,325.48  UPB AMT:   1,481,216.61
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030701205     MORTGAGORS: O'DONNELL            FRANKLIN
                               REDAY                ELIZABETH
    REGION CODE    ADDRESS   : 2004 & 2006 MILAN AVE.
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   241,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,698.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030701254     MORTGAGORS: GRUENKE              B.
                               GRUENKE              LESLIE
    REGION CODE    ADDRESS   : W2277  COUNTRY CLUB LANE
        01         CITY      :    EAST TROY
                   STATE/ZIP : WI  53120
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,343.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 56.74200
    ---------------------------------------------------------------
0   0030701726     MORTGAGORS: DWYER                THOMAS
                               DWYER                DALIDA
    REGION CODE    ADDRESS   : 29662 TAMARRON,
        01         CITY      :    LAGUNA NIGUEL,
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,370.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.80510
    ---------------------------------------------------------------
0   0030701841     MORTGAGORS: JUDICE               STEVE
                               WHITESELL            LAUREN
    REGION CODE    ADDRESS   : 525 CRESS DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   481,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,318.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,445.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.27200
    ---------------------------------------------------------------
0   0030701890     MORTGAGORS: LILEY                ROBERT
                               LILEY                MICHELLE
    REGION CODE    ADDRESS   : 13333 WEST LASALLE CIRCLE
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CO  80228
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.28500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,566,200.00
    P & I AMT:     11,292.84  UPB AMT:   1,563,572.02
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030701908     MORTGAGORS: WILLOUGHBY           GARY
                               WILLOUGHBY           ELIZABETH
    REGION CODE    ADDRESS   : 212 KELSEY PLACE
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   316,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,858.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030701965     MORTGAGORS: PINKSTON             MICHAEL
                               PINKSTON             KATRINA
    REGION CODE    ADDRESS   : 47525 ANCHORAGE CIRCLE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,923.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.96800
    ---------------------------------------------------------------
0   0030702971     MORTGAGORS: MCLEISH              ROBERT
                               MCLEISH              MARIE
    REGION CODE    ADDRESS   : 75 SEARS ROAD
        01         CITY      :    SOUTHBOROUGH
                   STATE/ZIP : MA  01772
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,585.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.19900
    ---------------------------------------------------------------
0   0030704480     MORTGAGORS: LUPPINO              JOSEPH
                               LUPPINO              KAREN
    REGION CODE    ADDRESS   : 725 QUAIL RUN COURT
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,155.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ---------------------------------------------------------------
0   0030704506     MORTGAGORS: EHRLICH              ERICH
                               EHRLICH              CHERI
    REGION CODE    ADDRESS   : 2055 STRATFORD AVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   280,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,950.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.51000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,344,000.00
    P & I AMT:      9,879.45  UPB AMT:   1,341,474.05
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030704845     MORTGAGORS: DEWITT               LEE
                               DEWITT               CHARLE
    REGION CODE    ADDRESS   : 3476 CORTE SONRISA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   304,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,457.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99286
    ---------------------------------------------------------------
0   0030704977     MORTGAGORS: MORGAN               RONALD
                               MORGAN               MARGARET
    REGION CODE    ADDRESS   : 42875 CROSSBOW COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   236,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,973.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.96000
    ---------------------------------------------------------------
0   0030705255     MORTGAGORS: HUBILLA              RODEL
                               HUBILLA              EUGENIA
    REGION CODE    ADDRESS   : 33 SUNNYSIDE AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,624.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030705289     MORTGAGORS: ARANDA               RICARDO
                               ARANDA               ROBERTO
    REGION CODE    ADDRESS   : 28 OAKMONT DRIVE
        01         CITY      :    ROME
                   STATE/ZIP : GA  30161
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.22400
    ---------------------------------------------------------------
0   0030706295     MORTGAGORS: KELLY                PATRICK
                               KELLY                ELLEN
    REGION CODE    ADDRESS   : 62 GREEN MEADOW BLVD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07748
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.62600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,413,200.00
    P & I AMT:     10,246.30  UPB AMT:   1,411,444.79
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030707038     MORTGAGORS: COLLINS              SAMUEL
                               SCHROEDER            JEAN
    REGION CODE    ADDRESS   : 65 CANYON RIDGE DRIVE
        01         CITY      :    SANDRA PARK
                   STATE/ZIP : NM  87047
    MORTGAGE AMOUNT :   248,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,684.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.23300
    ---------------------------------------------------------------
0   0030707145     MORTGAGORS: FULLER               WILLIAM
                               FULLER               ELAINE
    REGION CODE    ADDRESS   : 121 THORNBLADE BLVD
        01         CITY      :    GREER
                   STATE/ZIP : SC  29650
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,504.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.03000
    ---------------------------------------------------------------
0   0030707715     MORTGAGORS: BURGER               CLINTON
                               BURGER               LINDA
    REGION CODE    ADDRESS   : 6703 HEIRLOOM COURT
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21702
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,328.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.99300
    ---------------------------------------------------------------
0   0030707996     MORTGAGORS: BOLANO               LUIS
                               BOLANO               LINDA
    REGION CODE    ADDRESS   : 73 COPPER GLEN DRIVE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : WV  25701
    MORTGAGE AMOUNT :   232,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,793.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.40000
    ---------------------------------------------------------------
0   0030708242     MORTGAGORS: RIELLY               KEITH
                               RIELLY               NANCY
    REGION CODE    ADDRESS   : 30 SYCAMORE CREEK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92712
    MORTGAGE AMOUNT :   327,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,619.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.46000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,402,500.00
    P & I AMT:     10,425.59  UPB AMT:   1,399,930.17
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030708432     MORTGAGORS: HEFNER               MICHAEL
                               HEFNER               JULIE
    REGION CODE    ADDRESS   : 422 FULLERTON STREET
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,586.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030708606     MORTGAGORS: LAUF                 JOHN
                               LAUF                 DAWN
    REGION CODE    ADDRESS   : 124 HOLLY DALE ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,770.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.65600
    ---------------------------------------------------------------
0   0030708630     MORTGAGORS: KAUFMAN              JONATHAN
                               KAUFMAN              LISA
    REGION CODE    ADDRESS   : 12600 WATERSPOUT COURT
        01         CITY      :    OWINGS MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,106.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030708739     MORTGAGORS: ABREU                ROLANDO
                               ABREU                DIONI
    REGION CODE    ADDRESS   : 56-35 186TH STREET
        01         CITY      :    FLUSHING
                   STATE/ZIP : NY  11365
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,506.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030708747     MORTGAGORS: LEVITT               PETER
                               LEVITT               ENID
    REGION CODE    ADDRESS   : 14578 EAST CALEY AVENUE
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,816.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.64600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,388,500.00
    P & I AMT:     10,170.29  UPB AMT:   1,386,786.22
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030709273     MORTGAGORS: SPEARING             ANDREA
                               SPEARING             DANE
    REGION CODE    ADDRESS   : 1041 ORO COURT
        01         CITY      :    LOS ALAMOS
                   STATE/ZIP : NM  87544
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,639.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030709281     MORTGAGORS: SAWITSKY             KITT
                               SAWITSKY             HEATHER
    REGION CODE    ADDRESS   : 23 HOBART ROAD
        01         CITY      :    WELLSLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   504,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    503,670.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,742.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030709554     MORTGAGORS: WIENS                MICHAEL
                               WIENS                KIMBERLY
    REGION CODE    ADDRESS   : 2 POOL COURT
        01         CITY      :    SHAWNEE
                   STATE/ZIP : OK  74801
    MORTGAGE AMOUNT :   214,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,684.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 94.99300
    ---------------------------------------------------------------
0   0030709943     MORTGAGORS: GRUNDY               LESLIE

    REGION CODE    ADDRESS   : 421 GOLDENROD AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   371,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,303.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,819.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.78400
    ---------------------------------------------------------------
0   0030709950     MORTGAGORS: RUPE                 DANNY
                               RUPE                 DIANA
    REGION CODE    ADDRESS   : 4601 MILLWOOD DRIVE
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,728.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,607,800.00
    P & I AMT:     12,045.34  UPB AMT:   1,605,024.91
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030710297     MORTGAGORS: TURRENTINE           RUSSELL
                               TURRENTINE           GWENDOLYN
    REGION CODE    ADDRESS   : 500 WALDEN DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : LA  71303
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,806.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.94000
    ---------------------------------------------------------------
0   0030710347     MORTGAGORS: LITTLE               LHB
                               LITTLE               KATHY
    REGION CODE    ADDRESS   : 722 BAYVIEW WAY
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   565,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    563,855.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,145.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.85621
    ---------------------------------------------------------------
0   0030711055     MORTGAGORS: OLVER                JON
                               OLVER                DOROTHY
    REGION CODE    ADDRESS   : 3968 RIVER VILLAGE COURT
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30155
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,628.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030711139     MORTGAGORS: MUSSELMAN            GARY
                               MUSSELMAN            CATHERINE
    REGION CODE    ADDRESS   : 7131 SNOW HILL DRIVE
        01         CITY      :    SPOTSYLVANNIA
                   STATE/ZIP : VA  22553
    MORTGAGE AMOUNT :   585,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    584,906.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,554.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 73.20000
    ---------------------------------------------------------------
0   0030711311     MORTGAGORS: EYKAMP               PAUL
                               KAELKE               LAURA
    REGION CODE    ADDRESS   : 3073 LUNADA LANE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,544.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.33333
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,996,400.00
    P & I AMT:     14,787.03  UPB AMT:   1,993,740.95
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030711337     MORTGAGORS: SHUFAN               TIMOTHY
                               SHUFAN               LUANNE
    REGION CODE    ADDRESS   : 42821 CROSSBOW COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   241,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,899.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98966
    ---------------------------------------------------------------
0   0030711378     MORTGAGORS: JOHNSON              HARLEE
                               JOHNSON              PORTIA
    REGION CODE    ADDRESS   : 46937 SENECA RIDGE DRIVE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20164
    MORTGAGE AMOUNT :   222,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,577.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.97900
    ---------------------------------------------------------------
0   0030711469     MORTGAGORS: SPEAR                THOMAS
                               SPEAR                CYNTHIA
    REGION CODE    ADDRESS   : 1550 3RD STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   503,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,844.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,604.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030711717     MORTGAGORS: TUITE                KATHLEEN
                               MANTHEY              JEFFREY
    REGION CODE    ADDRESS   : 4 MILL COURT
        01         CITY      :    CORTLANDT MANOR
                   STATE/ZIP : NY  10566
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,346.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,881.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030711741     MORTGAGORS: FINDRA               JOHN
                               HERBST               GERALDINE
    REGION CODE    ADDRESS   : 20 WESTBURY COURT
        01         CITY      :    SKILLMAN
                   STATE/ZIP : NJ  08558
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,796.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.38300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,518,800.00
    P & I AMT:     11,001.69  UPB AMT:   1,517,736.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030711857     MORTGAGORS: DEVASIA              TOMY
                               DEVASIA              PRETY
    REGION CODE    ADDRESS   : 11010 SW 38TH DRIVE
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33328
    MORTGAGE AMOUNT :   281,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,515.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98932
    ---------------------------------------------------------------
0   0030712004     MORTGAGORS: VANDERGRACHT         DAVID
                               VANDERGRACHT         ELIZABETH
    REGION CODE    ADDRESS   : 36 CHAUVIN DRIVE
        01         CITY      :    MONROE
                   STATE/ZIP : LA  71203
    MORTGAGE AMOUNT :    55,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,879.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       389.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.30100
    ---------------------------------------------------------------
0   0030712186     MORTGAGORS: GIBSON               PETER

    REGION CODE    ADDRESS   : 14 MATTBEN DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07060
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,378.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,262.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 51.42800
    ---------------------------------------------------------------
0   0030712285     MORTGAGORS: SCHICKLING           KENT
                               SCHICKLING           DONNA NADEAU
    REGION CODE    ADDRESS   : 63 OLD NORTH TRAIL
        01         CITY      :    MANSFIELD
                   STATE/ZIP : MA  02048
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,479.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030712459     MORTGAGORS: ANDRESS              BRUCE
                               ANDRESS              BETSY
    REGION CODE    ADDRESS   : 12705 BLAIR ROAD
        01         CITY      :    LUSBY
                   STATE/ZIP : MD  20657
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,704.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 68.95520
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,285,700.00
    P & I AMT:      9,445.63  UPB AMT:   1,283,957.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030712509     MORTGAGORS: FRANKLIN             JOSEPH
                               DYSINGER-FRANKLIN    MARY
    REGION CODE    ADDRESS   : 6208 E DESERT COVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   217,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,340.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,597.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 82.13200
    ---------------------------------------------------------------
0   0030712616     MORTGAGORS: RIVARA               RICHARD
                               RIVARA               KAREN
    REGION CODE    ADDRESS   : 4450 W. BERTEAU AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60641
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,105.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.84800
    ---------------------------------------------------------------
0   0030713440     MORTGAGORS: MERCADO              SERGIO
                               MERCADO              ROSARIO
    REGION CODE    ADDRESS   : 2647 CEDAR AVENUE
        01         CITY      :    GENEVA
                   STATE/ZIP : IL  60134
    MORTGAGE AMOUNT :   226,575.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,426.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030713614     MORTGAGORS: BUKKY                THEODORE
                               BUKKY                CANDICE
    REGION CODE    ADDRESS   : 11925 WELLESLEY LANE
        01         CITY      :    CHARDON
                   STATE/ZIP : OH  44024
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,794.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,419.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.90000
    ---------------------------------------------------------------
0   0030713838     MORTGAGORS: BELL                 WILLIAM
                               BELL                 MARSHA
    REGION CODE    ADDRESS   : 7864 LENNOX COVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : TN  38138
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,638.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.36500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,542,675.00
    P & I AMT:     11,338.63  UPB AMT:   1,541,305.42
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030714059     MORTGAGORS: WITT                 KENDALL
                               WITT                 CARINA
    REGION CODE    ADDRESS   : 28 KINGFISHER COURT
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   268,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,229.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ---------------------------------------------------------------
0   0030714240     MORTGAGORS: CARONE               FRANK
                               MURE                 JOSEPH
    REGION CODE    ADDRESS   : 18 BERGEN AVENUE
        01         CITY      :    HAMPTON BAYS
                   STATE/ZIP : NY  11946
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,871.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030714331     MORTGAGORS: CAMPBELL             DONALD
                               CAMPBELL             DENISE
    REGION CODE    ADDRESS   : 7 APPLE TREE COURT
        01         CITY      :    CATONSVILLE
                   STATE/ZIP : MD  21228
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,632.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,640.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.61200
    ---------------------------------------------------------------
0   0030714448     MORTGAGORS: NORRIS               DANIEL
                               NORRIS               TRACY
    REGION CODE    ADDRESS   : 12 MEADOW POND RD
        01         CITY      :    HARDYSTON
                   STATE/ZIP : NJ  07419
    MORTGAGE AMOUNT :   123,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,333.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       906.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030714471     MORTGAGORS: FROMOWITZ            FRANK

    REGION CODE    ADDRESS   : 14 CLAIRE DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,675.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,342,900.00
    P & I AMT:      9,931.98  UPB AMT:   1,342,066.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030714588     MORTGAGORS: SASSER               SUSAN

    REGION CODE    ADDRESS   : 5307A VIRGINIA DARE TRAIL
        01         CITY      :    NAGS HEAD
                   STATE/ZIP : VA  27959
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,832.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030714638     MORTGAGORS: SMITHERMAN           MURK

    REGION CODE    ADDRESS   : 2651 KILGORE ROAD
        01         CITY      :    BUFORD
                   STATE/ZIP : GA  30518
    MORTGAGE AMOUNT :   296,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,379.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030714661     MORTGAGORS: APFELBAUM            STEVEN
                               VAN PELT             DONNA
    REGION CODE    ADDRESS   : 64245 SCHIBEL ROAD
        01         CITY      :    BEND
                   STATE/ZIP : OR  97701
    MORTGAGE AMOUNT :   499,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,293.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,574.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.76900
    ---------------------------------------------------------------
0   0030714836     MORTGAGORS: QUIGLEY              TIMOTHY
                               O'BRIEN              KIMBERLY
    REGION CODE    ADDRESS   : 14819 E. LOOKOUT LEDGE
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   223,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,238.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030714877     MORTGAGORS: GOLDEN               CHARLES
                               GOLDEN               SUSAN
    REGION CODE    ADDRESS   : 7806 MORNINGSIDE DRIVE
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46240
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,102.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,712.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 54.16600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,913,550.00
    P & I AMT:     13,844.69  UPB AMT:   1,910,846.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030715239     MORTGAGORS: FARLEY               GERALD
                               FARLEY               LISA
    REGION CODE    ADDRESS   : 644 OLYMPIA HILLS CIRCLE
        01         CITY      :    BURWIN
                   STATE/ZIP : PA  19312
    MORTGAGE AMOUNT :   436,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,456.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,204.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030715460     MORTGAGORS: ARNOLD               JEFFREY
                               ARNOLD               MARGARET
    REGION CODE    ADDRESS   : 500 PEACHTREE BATTLE AVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,102.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,712.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030715676     MORTGAGORS: JARET                ALEC
                               JARET                MAZAL
    REGION CODE    ADDRESS   : 182 RAWSON RD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,841.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.14400
    ---------------------------------------------------------------
0   0030715692     MORTGAGORS: BARCLAY              JEFFREY
                               BARCLAY              LAURIE
    REGION CODE    ADDRESS   : 30022 IMPERIAL DRIVE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,339.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030716179     MORTGAGORS: CASTRO               FELIX
                               CASTRO               STACEY
    REGION CODE    ADDRESS   : 5132 GAGNE COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   261,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,820.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,828,450.00
    P & I AMT:     13,313.31  UPB AMT:   1,826,561.72
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030716245     MORTGAGORS: MASTROPOLO           RICHARD
                               RENELLI              VICTORIA
    REGION CODE    ADDRESS   : 11 RAVINE DRIVE
        01         CITY      :    TRENTON
                   STATE/ZIP : NJ  08620
    MORTGAGE AMOUNT :   115,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,110.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       785.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030716286     MORTGAGORS: FAIN                 J.
                               FAIN                 LISA
    REGION CODE    ADDRESS   : 3833 COLLINE DRIVE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : AL  36106
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,600.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.13900
    ---------------------------------------------------------------
0   0030716385     MORTGAGORS: CRABTREE             GARY
                               CRABTREE             KATHRYN
    REGION CODE    ADDRESS   : 1806 MYSTERY HILL
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : MO  64080
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,830.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,067.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030716468     MORTGAGORS: REILLY               JOHN

    REGION CODE    ADDRESS   : 523 BELLVUE PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,798.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.54400
    ---------------------------------------------------------------
0   0030716682     MORTGAGORS: MCCANN               JAMES

    REGION CODE    ADDRESS   : 6328 OAK TREE LANE
        01         CITY      :    LORAIN
                   STATE/ZIP : OH  44053
    MORTGAGE AMOUNT :   113,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,920.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       809.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.97500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,053,200.00
    P & I AMT:      7,576.93  UPB AMT:   1,052,260.76
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030716773     MORTGAGORS: STARMAN              DANIEL
                               STARMAN              DELLA
    REGION CODE    ADDRESS   : 22940 BURBANK BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,816.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030716799     MORTGAGORS: RIETZER              JOEL
                               RIETZER              JUDITH
    REGION CODE    ADDRESS   : 5300 MOUNT BONNELL ROAD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,843.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030716823     MORTGAGORS: ROSE                 JAMES
                               ROSE                 SUZANNE
    REGION CODE    ADDRESS   : 12601 SOUTH SOMERDOWNS COURT
        01         CITY      :    DRAPER
                   STATE/ZIP : UT  84020
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,584.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,441.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 68.42100
    ---------------------------------------------------------------
0   0030716849     MORTGAGORS: KUMAPLEY             RUDOLPH

    REGION CODE    ADDRESS   : 2950 SUNNYSIDE
        01         CITY      :    WESTCHESTER
                   STATE/ZIP : IL  60154
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,842.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030716856     MORTGAGORS: BERTOT               JORGE
                               BERTOT               BERTHA
    REGION CODE    ADDRESS   : 254 WILSON AVENUE
        01         CITY      :    PARAMUS
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   179,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    178,873.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,282.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.61300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,254,000.00
    P & I AMT:      9,257.82  UPB AMT:   1,252,960.18
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030716864     MORTGAGORS: WEINBERG             JAMES
                               WEINBERG             DENISE
    REGION CODE    ADDRESS   : 1608 THISTLEWOOD DRIVE
        01         CITY      :    WASHINGTON CROSSING
                   STATE/ZIP : PA  18977
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,480.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.60100
    ---------------------------------------------------------------
0   0030716955     MORTGAGORS: MOZZER               JULIE
                               MOZZER               MICHAEL
    REGION CODE    ADDRESS   : 8 BARBERRY LANE
        01         CITY      :    W NEWBURY
                   STATE/ZIP : MA  01985
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,798.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.50500
    ---------------------------------------------------------------
0   0030717128     MORTGAGORS: MACCABEE             DEBORAH

    REGION CODE    ADDRESS   : 12743 NW CREEKVIEW
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,692.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.53400
    ---------------------------------------------------------------
0   0030717169     MORTGAGORS: SAKAC                NIDIA

    REGION CODE    ADDRESS   : 323 CHERRYWOOD COURT
        01         CITY      :    VERNON HILLS
                   STATE/ZIP : IL  60061
    MORTGAGE AMOUNT :    91,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,976.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       669.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030717235     MORTGAGORS: CHIN                 JAMES
                               CHIN                 KAREN
    REGION CODE    ADDRESS   : 162-164 17TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,518.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.96200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,319,200.00
    P & I AMT:      9,543.25  UPB AMT:   1,317,467.38
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030717276     MORTGAGORS: GOOTZEIT             PAUL
                               BENJAMIN             MARLENE
    REGION CODE    ADDRESS   : 10104 DAPHNEY HOUSE WAY
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   368,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,246.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,671.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030717284     MORTGAGORS: ROGERS               WILLIAM
                               ROGERS               DOROTHY
    REGION CODE    ADDRESS   : 201 BROADWAY
        01         CITY      :    CAPE MAY
                   STATE/ZIP : NJ  08204
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,836.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 69.44400
    ---------------------------------------------------------------
0   0030717326     MORTGAGORS: HUMMEL               ROBERT
                               HUMMEL               MELANIE
    REGION CODE    ADDRESS   : 516 HOLLOWDALE LANE
        01         CITY      :    EDMOND
                   STATE/ZIP : OK  73003
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,461.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030717516     MORTGAGORS: LOVELACE             RONALD
                               LOVELACE             LINDA
    REGION CODE    ADDRESS   : 12275 OLD FREDERICK ROAD
        01         CITY      :    MARRIOTTSVILLE
                   STATE/ZIP : MD  21104
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,437.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/16
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 82.45600
    ---------------------------------------------------------------
0   0030717532     MORTGAGORS: SWART                FRANK
                               SWART                KAREN
    REGION CODE    ADDRESS   : 42 SAWMILL ROAD
        01         CITY      :    LEBANON
                   STATE/ZIP : NJ  08833
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,580.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.67700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,345,300.00
    P & I AMT:     10,371.47  UPB AMT:   1,342,562.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030717565     MORTGAGORS: LIN                  BU
                               LAN                  HAU
    REGION CODE    ADDRESS   : 45800 ASHFORD CIRCLE
        01         CITY      :    NOVI
                   STATE/ZIP : MI  48374
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,843.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.87000
    ---------------------------------------------------------------
0   0030717573     MORTGAGORS: WESTBROOK            JAMES
                               WESTBROOK            SHIRLEY
    REGION CODE    ADDRESS   : 310 E CORONADO ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85004
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,818.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.71400
    ---------------------------------------------------------------
0   0030717664     MORTGAGORS: DANMOLA              TAIWO

    REGION CODE    ADDRESS   : 524 NORTH WYOMING AVENUE
        01         CITY      :    SOUTH ORANGE VILLAGE
                   STATE/ZIP : NJ  07079
    MORTGAGE AMOUNT :   213,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,856.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,546.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030717797     MORTGAGORS: HUXLEY               ALLEN
                               HUXLEY               MOON
    REGION CODE    ADDRESS   : 810 DEER WILLOW CT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   344,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,007.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,466.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030717870     MORTGAGORS: GEZELLE              RICHARD
                               GEZELLE              MARYBETH
    REGION CODE    ADDRESS   : 3133 FOX VALLEY DRIVE
        01         CITY      :    WEST FRIENDSHIP
                   STATE/ZIP : MD  21794
    MORTGAGE AMOUNT :   241,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.83800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,289,850.00
    P & I AMT:      9,320.99  UPB AMT:   1,288,825.10
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030718027     MORTGAGORS: HALCOMB              PATRICK
                               HOLCOMB              JOAN
    REGION CODE    ADDRESS   : 6109 128TH STREET
        01         CITY      :    MUKILTEO
                   STATE/ZIP : WA  98275
    MORTGAGE AMOUNT :   242,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,456.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.42700
    ---------------------------------------------------------------
0   0030718050     MORTGAGORS: SCRIBNER             THOMAS
                               SCRIBNER             DEBRA
    REGION CODE    ADDRESS   : 2 WADSWORTH WAY
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030718191     MORTGAGORS: JOHNS                CONSTANCE

    REGION CODE    ADDRESS   : 8088 ROOKERY WAY
        01         CITY      :    WESTERVILLE
                   STATE/ZIP : OH  43082
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,033.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,542.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96900
    ---------------------------------------------------------------
0   0030718209     MORTGAGORS: KRAFT                JEAN
                               KRAFT                JAMES
    REGION CODE    ADDRESS   : 5187 SUE DRIVE
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   411,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,446.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,015.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.03800
    ---------------------------------------------------------------
0   0030718241     MORTGAGORS: ATKINS               DOREEN
                               LOEBS                DENNIS
    REGION CODE    ADDRESS   : 1510 SAGG ROAD
        01         CITY      :    SAG HARBOR
                   STATE/ZIP : NY  11963
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,903.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,141.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,452,300.00
    P & I AMT:     10,640.95  UPB AMT:   1,450,637.99
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030718373     MORTGAGORS: ALLEMAN              PAUL
                               ALLEMAN              PATTY
    REGION CODE    ADDRESS   : 5 CHRISTOPHER DRIVE
        01         CITY      :    WASHINGTON TWP
                   STATE/ZIP : NJ  07853
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,639.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,036.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99500
    ---------------------------------------------------------------
0   0030718407     MORTGAGORS: WAMP                 ZACHARY
                               WAMP                 KIMBERLY
    REGION CODE    ADDRESS   : 2044 MARINA COVE DRIVE
        01         CITY      :    HIXSON
                   STATE/ZIP : TN  37343
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,562.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.37500
    ---------------------------------------------------------------
0   0030718423     MORTGAGORS: MC GRATH             DANNY
                               MC GRATH             TAMMY
    REGION CODE    ADDRESS   : 2880 SAGITTARIUS DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,509.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030718662     MORTGAGORS: HUFF                 BRIAN
                               HUFF                 KAIVA
    REGION CODE    ADDRESS   : 2025 FOREST MEADOWS CIRCLE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35242
    MORTGAGE AMOUNT :   234,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,216.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
0   0030718761     MORTGAGORS: YOUNG                GEORGE
                               YOUNG                SHARON
    REGION CODE    ADDRESS   : 15304 JOHNSTONE LANE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   229,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,545.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,244,050.00
    P & I AMT:      9,510.84  UPB AMT:   1,242,473.59
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030719116     MORTGAGORS: LOUISIANA            CASEY
                               LOUISIANA            JESSICA
    REGION CODE    ADDRESS   : 5615 BURL OAKS COURT
        01         CITY      :    MINNETRISTA
                   STATE/ZIP : MN  55364
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,833.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.28100
    ---------------------------------------------------------------
0   0030719132     MORTGAGORS: PULASKI              KENNETH
                               PULASKI              SUSAN
    REGION CODE    ADDRESS   : 321 OLD BILLERICA ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,807.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030719181     MORTGAGORS: KEVORKIAN            MICHAEL
                               KEVORKIAN            CHRISTINE
    REGION CODE    ADDRESS   : 6544 NW 38TH COURT
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33496
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,850.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 60.71300
    ---------------------------------------------------------------
0   0030719256     MORTGAGORS: SHIRK                ARTHUR

    REGION CODE    ADDRESS   : 49 WASHINGTON AVENUE
        01         CITY      :    NATICK
                   STATE/ZIP : MA  01760
    MORTGAGE AMOUNT :   145,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    144,900.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,051.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 87.87800
    ---------------------------------------------------------------
0   0030719413     MORTGAGORS: PENN                 ALLEN
                               MCGOVERN             DEANNA
    REGION CODE    ADDRESS   : 16 NORSEMAN AVENUE
        01         CITY      :    GLOUCESTER
                   STATE/ZIP : MA  01930
    MORTGAGE AMOUNT :   230,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,541.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.93800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,266,700.00
    P & I AMT:      9,295.30  UPB AMT:   1,266,082.17
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030719421     MORTGAGORS: HOFFMAN              RICHARD
                               HOFFMAN              CECILY
    REGION CODE    ADDRESS   : 7665 WOODWIND COURT
        01         CITY      :    BROWNSBURG
                   STATE/ZIP : IN  46112
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,782.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.04700
    ---------------------------------------------------------------
0   0030719470     MORTGAGORS: KRESSNER             STEVEN
                               KRESSNER             DEE
    REGION CODE    ADDRESS   : 22683 HAGLER DRIVE
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,845.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.77000
    ---------------------------------------------------------------
0   0030719488     MORTGAGORS: VOGAN                GARY
                               VOGAN                JUNE
    REGION CODE    ADDRESS   : 10500 COVING CROSS LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,785.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.32900
    ---------------------------------------------------------------
0   0030719496     MORTGAGORS: CHAPMAN              KEVIN
                               CHAPMAN              LYNN
    REGION CODE    ADDRESS   : 15882 WEST 79TH PLACE
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,713.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,016.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030719504     MORTGAGORS: LUCE                 W
                               LUCE                 LAURA
    REGION CODE    ADDRESS   : 14410 VANOVER LANE
        01         CITY      :    CYPRESS
                   STATE/ZIP : TX  77429
    MORTGAGE AMOUNT :   303,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,820.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,596,250.00
    P & I AMT:     11,633.38  UPB AMT:   1,594,947.50
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030719546     MORTGAGORS: HIGGINS              HAROLD
                               HIGGINS              SANDRA
    REGION CODE    ADDRESS   : 3778 RIDGE ROAD
        01         CITY      :    NEDERLAND
                   STATE/ZIP : CO  80466
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,812.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.00000
    ---------------------------------------------------------------
0   0030719579     MORTGAGORS: SONNTAG              RICHARD

    REGION CODE    ADDRESS   : 4510 E QUARTZ MOUNTAIN ROAD
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   337,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,967.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,444.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030719595     MORTGAGORS: SEABOLT              LOUIE
                               HUTTERLY             JANE
    REGION CODE    ADDRESS   : 704 WATERS EDGE
        01         CITY      :    CALEDONIA
                   STATE/ZIP : WI  53402
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,434.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030719611     MORTGAGORS: COCHRAN              DONALD
                               COCHRAN              SANDRA
    REGION CODE    ADDRESS   : 7446 ASHLAND DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35242
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030719694     MORTGAGORS: TURNER               C
                               TURNER               JULIE
    REGION CODE    ADDRESS   : 43 CHARLBURY STREET
        01         CITY      :    GREENVILLE
                   STATE/ZIP : SC  29607
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,843.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,757,200.00
    P & I AMT:     12,777.46  UPB AMT:   1,756,058.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030719702     MORTGAGORS: HERRON               STEPHEN
                               HERRON               JEANNE
    REGION CODE    ADDRESS   : 10955 MURCHIE MINE ROAD
        01         CITY      :    NEVADA CITY
                   STATE/ZIP : CA  95959
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,655.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030719769     MORTGAGORS: SMEE                 GARY
                               SMEE                 DEBORAH
    REGION CODE    ADDRESS   : 2571 WEST MEMORY LANE
        01         CITY      :    PORTERVILLE
                   STATE/ZIP : CA  93257
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,779.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030719793     MORTGAGORS: SCHOEFFLER           EDMUIND
                               SCHOEFFLER           EUSTACIA
    REGION CODE    ADDRESS   : 202 OXFORD CIRCLE WEST
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23221
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,889.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.29400
    ---------------------------------------------------------------
0   0030719819     MORTGAGORS: NAMIE                MICHAEL
                               NAMIE                CHERYL
    REGION CODE    ADDRESS   : 3430 N. MOUNTAIN RIDGE #49
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85207
    MORTGAGE AMOUNT :   239,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,250.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ---------------------------------------------------------------
0   0030719942     MORTGAGORS: BABU                 ARVIND
                               BHATT                JAHNAVI
    REGION CODE    ADDRESS   : 19 BEACHWOOD LANE
        01         CITY      :    EAST HANOVER
                   STATE/ZIP : NJ  07936
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,770.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,509.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.90600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,688,350.00
    P & I AMT:     12,244.44  UPB AMT:   1,685,345.85
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030719959     MORTGAGORS: HOLBROOK             SARAH
                               SCHEUCH              W.
    REGION CODE    ADDRESS   : 167 WARREN STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11201
    MORTGAGE AMOUNT :   499,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,656.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,618.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.03700
    ---------------------------------------------------------------
0   0030720189     MORTGAGORS: KUESTER              JEFFREY

    REGION CODE    ADDRESS   : 4229 PACES FERRY ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30339
    MORTGAGE AMOUNT :   259,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,692.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99400
    ---------------------------------------------------------------
0   0030720395     MORTGAGORS: DELOS SANTOS         PORFIRIA
                               STRUVE               PURISIMA
    REGION CODE    ADDRESS   : 598 SANIT FRANCIS BLVD
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,687.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.68200
    ---------------------------------------------------------------
0   0030720411     MORTGAGORS: SHERWIN              MICHAEL
                               SHERWIN              DIANN
    REGION CODE    ADDRESS   : 3889 RUST HILL PLACE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,814.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030720429     MORTGAGORS: DODGE                GAREN
                               DODGE                SARAH
    REGION CODE    ADDRESS   : 11009 SWEETMEADOW DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   461,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    461,282.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,346.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,701,650.00
    P & I AMT:     12,293.93  UPB AMT:   1,700,133.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030720502     MORTGAGORS: LAMONACA             MARK
                               LAMONACA             KATHERINE
    REGION CODE    ADDRESS   : 45 INDIAN SPRINGS ROAD
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ---------------------------------------------------------------
0   0030720577     MORTGAGORS: KLINE                CAROL
                               KLINE                DAVID
    REGION CODE    ADDRESS   : 718 GORDON TERRACE # 2F
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60613
    MORTGAGE AMOUNT :   107,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    107,162.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       806.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030720619     MORTGAGORS: BALKOVICH            EDWARD
                               BALKOVICH            JOANNE
    REGION CODE    ADDRESS   : 8516 BELLS RIDGE TERRACE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   270,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,057.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ---------------------------------------------------------------
0   0030720775     MORTGAGORS: MCKONE               ROBERT
                               MCKONE               SUSAN
    REGION CODE    ADDRESS   : 207 E HAYWARD AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85020
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,683.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.43700
    ---------------------------------------------------------------
0   0030720791     MORTGAGORS: HAAS                 ROBERT
                               HAAS                 DEBRA
    REGION CODE    ADDRESS   : 15225 EAST MARIGOLD COURT
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   234,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,859.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,126,950.00
    P & I AMT:      8,084.17  UPB AMT:   1,125,763.45
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030720809     MORTGAGORS: CHAPMAN              MICAH
                               CHAPMAN              LORI
    REGION CODE    ADDRESS   : 2204 N. QUAIL LAKE PLACE
        01         CITY      :    TUSCON
                   STATE/ZIP : AZ  85749
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,960.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.11200
    ---------------------------------------------------------------
0   0030721096     MORTGAGORS: PARCELL              DONALD
                               PARCELL              KAREN
    REGION CODE    ADDRESS   : 104 ST. CLAIRE AVENUE
        01         CITY      :    SPRING LAKE
                   STATE/ZIP : NJ  07762
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.02700
    ---------------------------------------------------------------
0   0030721369     MORTGAGORS: WALLER               WILLIAM
                               WALLER               KATHLEEN
    REGION CODE    ADDRESS   : 4031 HAMPSTEAD ROAD
        01         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   641,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    640,558.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,647.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.97000
    ---------------------------------------------------------------
0   0030721674     MORTGAGORS: HENCHEN              TODD
                               DAVIDSON-HENCHEN     ANGELA
    REGION CODE    ADDRESS   : 9131 LOUISIANNA AVENUE NORTH
        01         CITY      :    BROOKLYN PARK
                   STATE/ZIP : MN  55445
    MORTGAGE AMOUNT :   134,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       989.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030721732     MORTGAGORS: SORANNO              RONALD
                               SORANNO              DONNA
    REGION CODE    ADDRESS   : 5 MIAMI TRAIL
        01         CITY      :    ROCKAWAY
                   STATE/ZIP : NJ  07866
    MORTGAGE AMOUNT :   164,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,659.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,189.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.64800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,677,900.00
    P & I AMT:     12,134.39  UPB AMT:   1,674,725.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030721914     MORTGAGORS: SCHLERT              THEODORE
                               SCHLERT              ANNE
    REGION CODE    ADDRESS   : 15 CHERRY CIRCLE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   266,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,362.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.74100
    ---------------------------------------------------------------
0   0030721963     MORTGAGORS: WOLF                 TIM
                               WOLF                 SHARLENE
    REGION CODE    ADDRESS   : 6220 W. PARK AVENUE
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85226
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,752.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030722094     MORTGAGORS: NICHOLS              DONALD
                               NICHOLS              TERRI
    REGION CODE    ADDRESS   : 4687 TELESCOPE AVENUE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,597.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.23500
    ---------------------------------------------------------------
0   0030722144     MORTGAGORS: BERTSCH              JACKIE
                               BRO                  NEAL
    REGION CODE    ADDRESS   : 8215 E. BRONCO TRAIL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,592.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030722151     MORTGAGORS: TARANTINI            LUIGI
                               TARANTINI            ANTOINETTE
    REGION CODE    ADDRESS   : 9133 E. WEATHERSFIELD ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,122.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,505.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,500,350.00
    P & I AMT:     10,849.39  UPB AMT:   1,498,427.11
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030722219     MORTGAGORS: JOHNSON              MARVIN

    REGION CODE    ADDRESS   : 4324 CALLE MAPACHE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   228,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,276.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.77000
    ---------------------------------------------------------------
0   0030722300     MORTGAGORS: JACOBS               ANDREW
                               JACOBS               JANINE
    REGION CODE    ADDRESS   : 12641 SE 80TH WAY
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,180.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 82.09200
    ---------------------------------------------------------------
0   0030722326     MORTGAGORS: KNOX                 R.
                               KNOX                 BEVERLY
    REGION CODE    ADDRESS   : 1401 W. SNOW HILL LANE
        01         CITY      :    ST. GEORGE
                   STATE/ZIP : UT  84770
    MORTGAGE AMOUNT :   382,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,737.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,769.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.88200
    ---------------------------------------------------------------
0   0030722334     MORTGAGORS: HANSEN               H.
                               HANSEN               PAMELA
    REGION CODE    ADDRESS   : 1152 GLENAIRE DRIVE
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,743.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,697.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030722383     MORTGAGORS: MEYER                THOMAS
                               MEYER                HARRIET
    REGION CODE    ADDRESS   : 400 YORKSHIRE ROAD
        01         CITY      :    ROSEMONT
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,832.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.79000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,457,100.00
    P & I AMT:     10,545.21  UPB AMT:   1,455,770.44
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030722532     MORTGAGORS: CONKLIN              ROBERT

    REGION CODE    ADDRESS   : 6453 N. W. 1022ND TERRACE
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33076
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,392.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030722607     MORTGAGORS: NEUMAN               DAVID

    REGION CODE    ADDRESS   : 2201 SUNSET PLACE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   735,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    734,494.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,329.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 64.75771
    ---------------------------------------------------------------
0   0030722649     MORTGAGORS: MANCUSO              JOHN
                               MANCUSO              LIA
    REGION CODE    ADDRESS   : 281 MONROE AVENUE
        01         CITY      :    WYCKOFF
                   STATE/ZIP : NJ  07481
    MORTGAGE AMOUNT :   149,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    148,871.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,080.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.67900
    ---------------------------------------------------------------
0   0030722656     MORTGAGORS: JONES                PAMELA
                               JONES                WILLIAM
    REGION CODE    ADDRESS   : 15312 33RD DRIVE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   226,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,394.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030722722     MORTGAGORS: KUHN                 JAMES
                               CHASE                ROBIN
    REGION CODE    ADDRESS   : 2130 GROVE STREET
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,746.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.96100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,744,550.00
    P & I AMT:     12,588.73  UPB AMT:   1,742,898.93
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030722763     MORTGAGORS: BEAL                 ANDREW
                               BEAL                 KELLEY
    REGION CODE    ADDRESS   : 676 CUMBERLAND CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30306
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,520.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030722789     MORTGAGORS: BAKER                DOUGLAS
                               BAKER                RANDA
    REGION CODE    ADDRESS   : 12757 ALDER WOODS DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   311,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,335.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.92700
    ---------------------------------------------------------------
0   0030722805     MORTGAGORS: DICKINSON            MICHAEL
                               DICKINSON            CAROLE
    REGION CODE    ADDRESS   : 10466 E. LAUREL LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,764.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 67.28900
    ---------------------------------------------------------------
0   0030722839     MORTGAGORS: BLOUNT               HAL
                               BLOUNT               TANI
    REGION CODE    ADDRESS   : 755 MYRTLE VIEW DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   294,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,591.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,111.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.67500
    ---------------------------------------------------------------
0   0030722847     MORTGAGORS: MOHR                 SAMUEL
                               MOHR                 LISA
    REGION CODE    ADDRESS   : 2720 EAST OVERLOOK ROAD
        01         CITY      :    CLEVELAND
                   STATE/ZIP : OH  44106
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,509.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.97800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,557,600.00
    P & I AMT:     11,116.51  UPB AMT:   1,555,722.48
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030723001     MORTGAGORS: MATSUNE              CURTIS
                               MATSUNE              SUSAN
    REGION CODE    ADDRESS   : 912 CRYSTAL WATER LANE
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   287,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,408.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030723159     MORTGAGORS: JAY                  STEVEN

    REGION CODE    ADDRESS   : 14707 ESSINGTON ROAD
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   307,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,983.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,200.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030723175     MORTGAGORS: NOEL                 STEPHEN
                               NOEL                 JOANNE
    REGION CODE    ADDRESS   : 11404 GOVERNORS DRIVE
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27514
    MORTGAGE AMOUNT :   635,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    634,551.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,549.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.84200
    ---------------------------------------------------------------
0   0030723209     MORTGAGORS: DUNLAP               KIMBROUGH
                               DUNLAP               PAULA
    REGION CODE    ADDRESS   : 4 ABBEYWOOD COURT
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37215
    MORTGAGE AMOUNT :   362,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,844.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.58200
    ---------------------------------------------------------------
0   0030723217     MORTGAGORS: NGUYEN               THINH
                               HOANG                QUYNHI
    REGION CODE    ADDRESS   : 12804 DOE LANE
        01         CITY      :    DARNESTOWN
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   302,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,496.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,894,100.00
    P & I AMT:     13,671.92  UPB AMT:   1,892,284.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030723258     MORTGAGORS: WATKINS              WILLIAM
                               WATKINS              ELIZABETH
    REGION CODE    ADDRESS   : 20931 MESARICA ROAD
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91772
    MORTGAGE AMOUNT :   249,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,596.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 71.40000
    ---------------------------------------------------------------
0   0030723282     MORTGAGORS: CHANEY               STEPHEN
                               CHANEY               SHERYL
    REGION CODE    ADDRESS   : 6130 152ND PLACE SE
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98290
    MORTGAGE AMOUNT :   282,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,350.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98600
    ---------------------------------------------------------------
0   0030723357     MORTGAGORS: HOOVER               MARK
                               PARKER               JOYCE
    REGION CODE    ADDRESS   : 1821 VALLEY LANE
        01         CITY      :    SUNDERLAND
                   STATE/ZIP : MD  20689
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,666.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030723464     MORTGAGORS: SIMKO                MARK
                               PUGLISI-SIMKO        ANITA
    REGION CODE    ADDRESS   : 3377 DOUGLAS DRIVE
        01         CITY      :    BINGHAMPTON
                   STATE/ZIP : NY  13903
    MORTGAGE AMOUNT :   246,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,534.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.06900
    ---------------------------------------------------------------
0   0030723548     MORTGAGORS: HOPPER               MICHAEL
                               HOPPER               LISA
    REGION CODE    ADDRESS   : 10825 CRIPPEN VALE COURT
        01         CITY      :    RESTON
                   STATE/ZIP : VA  22090
    MORTGAGE AMOUNT :   256,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,377.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,256,700.00
    P & I AMT:      9,270.98  UPB AMT:   1,255,524.55
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030723654     MORTGAGORS: MASSEY               KENNETH
                               GRANDBERRY           GLENDA
    REGION CODE    ADDRESS   : 9598 LAGERSFIELD CIRCLE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   261,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,842.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98776
    ---------------------------------------------------------------
0   0030723670     MORTGAGORS: STEGMULLER           JOSEPH
                               STEGMULLER           ENICE
    REGION CODE    ADDRESS   : 2 MURFIELD COURT
        01         CITY      :    MEDFORD TWSP
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   255,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,560.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99088
    ---------------------------------------------------------------
0   0030724041     MORTGAGORS: PARK                 PAUL
                               PARK                 KAREN
    REGION CODE    ADDRESS   : 294 JERUSALEM ROAD
        01         CITY      :    COHASSET
                   STATE/ZIP : MA  02025
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 41.37900
    ---------------------------------------------------------------
0   0030724082     MORTGAGORS: GALLEGOS             PATRICK

    REGION CODE    ADDRESS   : 1450 E. LAIRD AVENUE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84105
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,845.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030724207     MORTGAGORS: PEIFER               RICHARD
                               PEIFER               LOIS
    REGION CODE    ADDRESS   : 7766 PARK RIDGE CIRCLE
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,660.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.56500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,281,650.00
    P & I AMT:      9,227.35  UPB AMT:   1,279,702.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030724249     MORTGAGORS: KLUEGER              JEFFREY
                               KLUEGER              JENNIFER
    REGION CODE    ADDRESS   : 3286 ISOLA LANE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   369,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,905.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,809.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030724793     MORTGAGORS: WOGALTER             DAVID
                               WOGALTER             STACIE
    REGION CODE    ADDRESS   : 37 PATRICIA DRIVE
        01         CITY      :    PLEASANT VALLEY
                   STATE/ZIP : NY  12569
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,607.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.16600
    ---------------------------------------------------------------
0   0030724801     MORTGAGORS: DELLINGER            ERIC

    REGION CODE    ADDRESS   : 6439 PFEIFFER RANCH COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,433.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.58800
    ---------------------------------------------------------------
0   0030724819     MORTGAGORS: MURRAY               BRIAN

    REGION CODE    ADDRESS   : 9762 WATER OAK DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   283,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,904.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.65189
    ---------------------------------------------------------------
0   0030724892     MORTGAGORS: JERNIGAN             GARY
                               JERNIGAN             MARY
    REGION CODE    ADDRESS   : 6012 MARINER'S WATCH DRIVE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33615
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,745.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,697,900.00
    P & I AMT:     12,374.80  UPB AMT:   1,693,597.75
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030724918     MORTGAGORS: THOMPSON             HARRY
                               THOMPSON             LAURIE
    REGION CODE    ADDRESS   : 6308 ENCHANTED KEY GATE
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   279,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,894.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030724926     MORTGAGORS: HOLLINGSWORTH        EBEN

    REGION CODE    ADDRESS   : 2931 SEQUOYAH DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,998.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030724934     MORTGAGORS: BUNDREN              WILLIAM
                               BUNDREN              KAREN
    REGION CODE    ADDRESS   : 2116 CROSSWOOD LANE
        01         CITY      :    IRVING
                   STATE/ZIP : TX  75063
    MORTGAGE AMOUNT :   393,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,283.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,923.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 76.46600
    ---------------------------------------------------------------
0   0030724959     MORTGAGORS: WRAY                 JOHNSTON
                               WRAY                 DONNA
    REGION CODE    ADDRESS   : 2751 WEST FIERRO CIRCLE
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,852.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.23200
    ---------------------------------------------------------------
0   0030724975     MORTGAGORS: TABIBIAN             BIALICK
                               TABIBIAN             ELHAM
    REGION CODE    ADDRESS   : 1504 STONE CANYON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90047
    MORTGAGE AMOUNT :   937,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    936,205.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,797.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   2,152,850.00
    P & I AMT:     15,710.69  UPB AMT:   2,150,234.43
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030725246     MORTGAGORS: LOWIS                TERRENCE
                               WALKER               MAUREEN
    REGION CODE    ADDRESS   : 1652 MAYWOOD ROAD
        01         CITY      :    SOUTH EUCLID
                   STATE/ZIP : OH  44121
    MORTGAGE AMOUNT :    91,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,077.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       669.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030725402     MORTGAGORS: ENGEL                BRAD
                               ALLEN                ROBERT
    REGION CODE    ADDRESS   : 14727 MAGNOLIA BOULEVARD #103
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :    92,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,407.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       671.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.97400
    ---------------------------------------------------------------
0   0030725527     MORTGAGORS: DANIELIAN            AKOP
                               DANIELIAN            SVETLANA
    REGION CODE    ADDRESS   : 18559 DYLAN STREET
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,683.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.04900
    ---------------------------------------------------------------
0   0030725667     MORTGAGORS: SIEGEL               MATTHEW
                               SIEGEL               KARLA
    REGION CODE    ADDRESS   : 12 STUBTOE LANE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,444.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.90100
    ---------------------------------------------------------------
0   0030725758     MORTGAGORS: ROSS                 BEVERLY

    REGION CODE    ADDRESS   : 28822 BONIFACE DRIVE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,663.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,291.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 48.18600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,121,400.00
    P & I AMT:      8,120.39  UPB AMT:   1,120,276.37
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030726095     MORTGAGORS: NEAL                 JIMMY
                               NEAL                 MARY
    REGION CODE    ADDRESS   : 42000 SEABROOK LANE
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : MD  20636
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,586.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030726129     MORTGAGORS: RIPPER               KENNETH
                               KAINER               DEBORAH
    REGION CODE    ADDRESS   : 4606 PARK STREET
        01         CITY      :    BELLAIRE
                   STATE/ZIP : TX  77401
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,614.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030726202     MORTGAGORS: NIETO                MARTA

    REGION CODE    ADDRESS   : 3520 SW 128TH AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33175
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,668.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.58800
    ---------------------------------------------------------------
0   0030726251     MORTGAGORS: ATKINS               RONALD
                               ATKINS               MICHELLE
    REGION CODE    ADDRESS   : 5301 HEATHER COURT
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   310,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,536.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.05500
    ---------------------------------------------------------------
0   0030726277     MORTGAGORS: DURAN                DANIEL
                               DURAN                SYLVIA
    REGION CODE    ADDRESS   : 9163 RANCHO HILLS DRIVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   244,760.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,413.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,359,510.00
    P & I AMT:      9,787.41  UPB AMT:   1,357,819.36
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030726392     MORTGAGORS: BATTS                ROBERT
                               BATTS                JULIE
    REGION CODE    ADDRESS   : 420 LINDSEY LANE
        01         CITY      :    KALISPELL
                   STATE/ZIP : MT  59901
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ---------------------------------------------------------------
0   0030726590     MORTGAGORS: SITINAS              NICHOLAS
                               ROBERTSON-SITINAS    STACY
    REGION CODE    ADDRESS   : 17 POND ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,714.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,118.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 55.55500
    ---------------------------------------------------------------
0   0030726699     MORTGAGORS: COTTER               EDDIE
                               COTTER               JENNIFER
    REGION CODE    ADDRESS   : 720 OLDE CLUBS DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   282,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,209.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ---------------------------------------------------------------
0   0030726798     MORTGAGORS: WILLIAMS             EMILLE
                               WILLIAMS             ERICA
    REGION CODE    ADDRESS   : 760 JOHNS LANE
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,685.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030726848     MORTGAGORS: FERRELL              MICHAEL
                               FERRELL              MIRIAM
    REGION CODE    ADDRESS   : 2840 RIVENDELL ROAD
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97035
    MORTGAGE AMOUNT :   359,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,462.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,767.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,619,500.00
    P & I AMT:     12,025.47  UPB AMT:   1,617,866.15
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030726889     MORTGAGORS: MARTIN               KEVIN
                               MARTIN               PATRICIA
    REGION CODE    ADDRESS   : 7257 N PENNSYLVANIA
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46240
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,835.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030727028     MORTGAGORS: BARIL                RICHARD
                               BARIL                KIMBERLY
    REGION CODE    ADDRESS   : 9621 WOODLAWN DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,208.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030727085     MORTGAGORS: PRESSEY              CAROL

    REGION CODE    ADDRESS   : 7451 E. REDBIRD ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,287.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,416.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.87700
    ---------------------------------------------------------------
0   0030727192     MORTGAGORS: VILLANEDA            FRANK
                               VILLANEDA            VIVIANA
    REGION CODE    ADDRESS   : 2005 HILL DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90041
    MORTGAGE AMOUNT :   260,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,916.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030727440     MORTGAGORS: BOSCH                EDWARD
                               BOSCH                SUSAN
    REGION CODE    ADDRESS   : 4777 PROCTOR ROAD
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,540.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,414.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,398,100.00
    P & I AMT:     10,274.94  UPB AMT:   1,396,787.66
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030727515     MORTGAGORS: HARTWIG              CHARLES
                               HARTWIG              AMY
    REGION CODE    ADDRESS   : 22 SARATOGA WAY
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07041
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,655.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030727721     MORTGAGORS: DYKSTRA              MARTIN
                               MAAS                 MARY ELLEN
    REGION CODE    ADDRESS   : 30 SUNSET PLACE
        01         CITY      :    BERGENFIELD
                   STATE/ZIP : NJ  07621
    MORTGAGE AMOUNT :   183,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,765.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,374.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 87.98000
    ---------------------------------------------------------------
0   0030727952     MORTGAGORS: KING                 MICHAEL
                               KING                 ANDREA
    REGION CODE    ADDRESS   : 24 LOCKWOOD LANE
        01         CITY      :    TOPSFIELD
                   STATE/ZIP : MA  01983
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,819.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.62600
    ---------------------------------------------------------------
0   0030728018     MORTGAGORS: SEMPEL               FLOREN
                               CURRAN               PATRICK
    REGION CODE    ADDRESS   : 2034 FAIRVIEW AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98102
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,501.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030728125     MORTGAGORS: MEDSKER              LARRY
                               MEDSKER              KAREN
    REGION CODE    ADDRESS   : 8077 WINDWARD KEY DRIVE
        01         CITY      :    CHESAPEAKE BEACH
                   STATE/ZIP : MD  20732
    MORTGAGE AMOUNT :   244,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,427.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,529,600.00
    P & I AMT:     11,043.78  UPB AMT:   1,528,169.63
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030728141     MORTGAGORS: WIDNER               ALLEN
                               WIDNER               ALIX
    REGION CODE    ADDRESS   : 20501 ENTRADERO AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.30100
    ---------------------------------------------------------------
0   0030728158     MORTGAGORS: GIUENEBERG           DAVID
                               GIUENEBERG           ANITA
    REGION CODE    ADDRESS   : 18 RICHARD SOMERS ROAD
        01         CITY      :    GRANITE SPRINGS
                   STATE/ZIP : NY  10527
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,645.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.20600
    ---------------------------------------------------------------
0   0030728166     MORTGAGORS: LEWIS                MARC
                               LEWIS                JOAN
    REGION CODE    ADDRESS   : 19 LONG HOUSE WAY
        01         CITY      :    COMMACK
                   STATE/ZIP : NY  11725
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,848.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030728232     MORTGAGORS: DIETZE               BARBARA

    REGION CODE    ADDRESS   : 13409 MARBLE ROCK DRIVE
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  22021
    MORTGAGE AMOUNT :   224,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.83300
    ---------------------------------------------------------------
0   0030728430     MORTGAGORS: COPELAND             C
                               COPELAND             NANCY
    REGION CODE    ADDRESS   : 2355 LOST DAUPHIN ROAD
        01         CITY      :    DE PERE
                   STATE/ZIP : WI  54115
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,703.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,348,500.00
    P & I AMT:      9,821.01  UPB AMT:   1,347,698.09
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030728471     MORTGAGORS: RACH                 BRENT
                               RACH                 RENEE
    REGION CODE    ADDRESS   : 304 LINDA LANE
        01         CITY      :    LINO LAKES
                   STATE/ZIP : MN  55014
    MORTGAGE AMOUNT :   167,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,024.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,227.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ---------------------------------------------------------------
0   0030728547     MORTGAGORS: INZERO               JOHN
                               INZERO               ELIZABETH
    REGION CODE    ADDRESS   : 5 BRENTWOOD LANE
        01         CITY      :    PLAINSBORO TWP.
                   STATE/ZIP : NJ  08512
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,661.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.53100
    ---------------------------------------------------------------
0   0030728802     MORTGAGORS: FREED                EVELYN

    REGION CODE    ADDRESS   : 602 TRUDI COURT
        01         CITY      :    GOLETA
                   STATE/ZIP : CA  93117
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,011.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030728828     MORTGAGORS: MC KINNEY            JERRY

    REGION CODE    ADDRESS   : 26271 SUMMER GREENS DRIVE
        01         CITY      :    BONITA SPRINGS
                   STATE/ZIP : FL  34135
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,663.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.84498
    ---------------------------------------------------------------
0   0030728877     MORTGAGORS: LARSON               DAVID
                               LARSON               JULIE
    REGION CODE    ADDRESS   : 1721 EAST MILL LANE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84106
    MORTGAGE AMOUNT :   234,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,342.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,165,150.00
    P & I AMT:      8,459.35  UPB AMT:   1,163,703.56
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030728984     MORTGAGORS: UHLER                THOMAS
                               UHLER                MARLENE
    REGION CODE    ADDRESS   : 104 EAGLE POINTE DRIVE
        01         CITY      :    ROSSFORD
                   STATE/ZIP : OH  43460
    MORTGAGE AMOUNT :   287,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,457.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.37800
    ---------------------------------------------------------------
0   0030729032     MORTGAGORS: WINELAND             SAMUEL
                               WINELAND             SHEILA
    REGION CODE    ADDRESS   : 5694 FIG WAY
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80002
    MORTGAGE AMOUNT :   358,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,683.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,566.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030729214     MORTGAGORS: CHADWICK             DENNIS
                               CHADWICK             KIMBERLY
    REGION CODE    ADDRESS   : 17 BOBBY JONES LANE
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   425,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,641.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,157.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99157
    ---------------------------------------------------------------
0   0030729305     MORTGAGORS: BUTTERWORTH          JAMES
                               BUTTERWORTH          CAROL
    REGION CODE    ADDRESS   : 23520 N 80TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,792.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.96700
    ---------------------------------------------------------------
0   0030729313     MORTGAGORS: WILSON               ROBERT
                               WILSON               BARBARA
    REGION CODE    ADDRESS   : 14434 WILDER LANE
        01         CITY      :    GRASS VALLEY
                   STATE/ZIP : CA  95945
    MORTGAGE AMOUNT :   273,125.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,612.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,645,175.00
    P & I AMT:     12,092.37  UPB AMT:   1,643,187.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030729453     MORTGAGORS: HILL                 MARK
                               HILL                 KAREN
    REGION CODE    ADDRESS   : LOT 3 OAK PARK FARMS
        01         CITY      :    WEWSTFIELD
                   STATE/ZIP : IN  46074
    MORTGAGE AMOUNT :   432,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    432,331.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,214.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98300
    ---------------------------------------------------------------
0   0030729719     MORTGAGORS: BURNITT              RUSSELL
                               BURNITT              CATHERINE
    REGION CODE    ADDRESS   : 120 JON QUIL COURT
        01         CITY      :    MOORESVILLE
                   STATE/ZIP : NC  28115
    MORTGAGE AMOUNT :   305,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,538.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.36000
    ---------------------------------------------------------------
0   0030730048     MORTGAGORS: CORCORAN             ROBERT
                               NEWELL               KATHERINE
    REGION CODE    ADDRESS   : 242 CYPRESS STREET
        01         CITY      :    PROVIDENCE
                   STATE/ZIP : RI  02906
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,938.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       675.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030730063     MORTGAGORS: FAIRBANKS            JOHN
                               WRIGHT               SANDRA
    REGION CODE    ADDRESS   : 12 FIELDSTONE DRIVE
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   246,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,746.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 83.97900
    ---------------------------------------------------------------
0   0030730097     MORTGAGORS: O'BRIEN              CHARLES
                               O'BRIEN              LINDA
    REGION CODE    ADDRESS   : 1400 CASTLE POINTE DRIVE
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   515,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,645.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,734.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.02700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,592,750.00
    P & I AMT:     11,745.02  UPB AMT:   1,591,200.17
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030730105     MORTGAGORS: KANE                 EDWARD
                               KANE                 ROSA
    REGION CODE    ADDRESS   : 695 RIDGEBURY ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,640.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,384.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030730121     MORTGAGORS: MC GUIRE             KATHLEEN
                               BRUNSDEN             DAVID
    REGION CODE    ADDRESS   : 356 LOT B NORTH STREET
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,637.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,412.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030730139     MORTGAGORS: VAGNINO              JOSEPH
                               JONES                CHARLENE
    REGION CODE    ADDRESS   : 2777 S ELMIRA STREET UNIT 9
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80231
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,822.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.83100
    ---------------------------------------------------------------
0   0030730204     MORTGAGORS: MCCORMICK            TERRANCE
                               MCCORMICK            GAYLE
    REGION CODE    ADDRESS   : 2408 NABAL STREET
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,624.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030730436     MORTGAGORS: CALLEN               BRUCE
                               CALLEN               SANDRA
    REGION CODE    ADDRESS   : 75 REGIONAL ROAD
        01         CITY      :    ANNANDALE
                   STATE/ZIP : NJ  08801
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,811.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 71.91000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,829,000.00
    P & I AMT:     13,201.97  UPB AMT:   1,827,536.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030730758     MORTGAGORS: CLAUSS               DAVID
                               CLAUSS               LYNNE
    REGION CODE    ADDRESS   : 17 STONEGATE LANE
        01         CITY      :    SHELBURNE
                   STATE/ZIP : VT  05482
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.81600
    ---------------------------------------------------------------
0   0030730931     MORTGAGORS: DE LA VEGA           STEPHEN
                               DE LA VEGA           DEANA
    REGION CODE    ADDRESS   : 25358 BUCKEYE DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   268,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,739.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.97494
    ---------------------------------------------------------------
0   0030730949     MORTGAGORS: CLARK                LLOYD
                               CLARK                SHIRLEY
    REGION CODE    ADDRESS   : 17801 CRICKET HILL
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,422.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030731186     MORTGAGORS: REILLY               MICHAEL

    REGION CODE    ADDRESS   : 20 BURCHELL BLVD
        01         CITY      :    BAYSHORE
                   STATE/ZIP : NY  11706
    MORTGAGE AMOUNT :    89,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,247.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       694.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030731251     MORTGAGORS: CAIN                 EVERETT
                               CAIN                 MARILYN
    REGION CODE    ADDRESS   : 3902 BONNELL DIRVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 64.10100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,131,600.00
    P & I AMT:      8,227.59  UPB AMT:   1,129,408.38
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030731392     MORTGAGORS: GILBERT              MARK
                               PADGETT-GILBERT      LISA
    REGION CODE    ADDRESS   : 11233 RUSSWOOD CIRCLE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75229
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,997.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,740.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030731509     MORTGAGORS: KIM                  IN

    REGION CODE    ADDRESS   : 4121 THORNTON STREET
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,856.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.80000
    ---------------------------------------------------------------
0   0030731525     MORTGAGORS: STANTON              PETER
                               STANTON              MARGARET
    REGION CODE    ADDRESS   : 104 RIDGEWOOD ROAD
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21210
    MORTGAGE AMOUNT :   306,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.25500
    ---------------------------------------------------------------
0   0030731533     MORTGAGORS: DOMBROWER            JULES
                               DOMBROWER            DIANE
    REGION CODE    ADDRESS   : 26 EISENHOWER LANE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   379,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,451.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99000
    ---------------------------------------------------------------
0   0030731541     MORTGAGORS: DANNA                ROBERT
                               DANNA                JANIS LEE
    REGION CODE    ADDRESS   : 2313 HALIFAX PLACE
        01         CITY      :    ELDORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   227,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,443.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,524,600.00
    P & I AMT:     11,250.31  UPB AMT:   1,523,148.09
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030731574     MORTGAGORS: MANNING              STEPHEN

    REGION CODE    ADDRESS   : 14604 SPRINGFIELD ROAD
        01         CITY      :    DARNESTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,565.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030731590     MORTGAGORS: SPIEGEL              MARK
                               SPIEGEL              AMY
    REGION CODE    ADDRESS   : 1133 ELDER CIRCLE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030731632     MORTGAGORS: BLECHSCHMIDT         DOUGLAS
                               BLECHSCHMIDT         MARY
    REGION CODE    ADDRESS   : 25519 SOUTHEAST 392ND STREET
        01         CITY      :    ENUMCLAW
                   STATE/ZIP : WA  98022
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,574.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030731756     MORTGAGORS: CHITTENDEN           ROBERT
                               CHITTENDEN           BARBARA
    REGION CODE    ADDRESS   : 7245 BAYWOOD ROAD
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,576.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.79500
    ---------------------------------------------------------------
0   0030731772     MORTGAGORS: EMMERICH             MARC
                               EMMERICH             ANNE
    REGION CODE    ADDRESS   : 43 LAWSON ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,491.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,508,000.00
    P & I AMT:     11,018.88  UPB AMT:   1,506,048.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030732069     MORTGAGORS: PALMER               JOHN
                               PALMER               JOCELYN
    REGION CODE    ADDRESS   : 1435 POLYMNIA ST
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70130
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,660.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030732101     MORTGAGORS: CARROLL              JOHN
                               CARROLL              PHYLLIS
    REGION CODE    ADDRESS   : 2545 BROGANS BLUFF DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,817.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.83000
    ---------------------------------------------------------------
0   0030732184     MORTGAGORS: FITZGERALD           BENEDICT
                               FITZGERALD           KAREN
    REGION CODE    ADDRESS   : 426 JUDD ROAD
        01         CITY      :    EASTON
                   STATE/ZIP : CT  06612
    MORTGAGE AMOUNT :   427,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,195.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,099.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030732192     MORTGAGORS: TUNGARE              AROON
                               TUNGARE              RITA
    REGION CODE    ADDRESS   : 26W 291 THORNGATE LANE
        01         CITY      :    WINFIELD
                   STATE/ZIP : IL  60190
    MORTGAGE AMOUNT :   276,525.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,339.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030732275     MORTGAGORS: KARMARKAR            DEEPAK
                               KARMARKAR            MADHURA
    REGION CODE    ADDRESS   : 369 TIMBERHILL DRIVE
        01         CITY      :    MORGANVILLE
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,840.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 68.58800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,471,025.00
    P & I AMT:     10,777.42  UPB AMT:   1,469,854.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030732408     MORTGAGORS: MACAULEY             KEVIN
                               MACAULEY             MUTSUKO
    REGION CODE    ADDRESS   : 1799 SILACCI DRIVE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,354.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,917.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 91.29600
    ---------------------------------------------------------------
0   0030732440     MORTGAGORS: SKUBIC               STANLEY
                               SKUBIC               BLANCHE
    REGION CODE    ADDRESS   : 11935 OLD EUREKA WAY
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95676
    MORTGAGE AMOUNT :   305,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,879.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,159.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030732523     MORTGAGORS: JONES                KELVIN

    REGION CODE    ADDRESS   : 2847 N. WOLCOTT UNIT A
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,855.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 93.84600
    ---------------------------------------------------------------
0   0030732549     MORTGAGORS: SWANSON              JAMES
                               SWANSON              JENNIFER
    REGION CODE    ADDRESS   : 918 MARCELLA STREET
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.97800
    ---------------------------------------------------------------
0   0030732556     MORTGAGORS: DEMERS               RONALD
                               DEMERS               BARBARA
    REGION CODE    ADDRESS   : 1305 TONY DRIVE
        01         CITY      :    ELDERSBURG
                   STATE/ZIP : MD  21784
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,635.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.36600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,295,100.00
    P & I AMT:      9,678.71  UPB AMT:   1,294,225.01
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030732630     MORTGAGORS: STEADMAN             JAMES
                               STEADMAN             KATHLEEN
    REGION CODE    ADDRESS   : 6003 STILLWATER PLACE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,033.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030732655     MORTGAGORS: BECKWITH             RONALD
                               BECKWITH             JUDITH
    REGION CODE    ADDRESS   : 3466 BARRISTER'S KEEPE CIRCLE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,049.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,197.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.90500
    ---------------------------------------------------------------
0   0030732671     MORTGAGORS: BELLOFATTO           RICHARD
                               BELLOFATTO           DEBORAH
    REGION CODE    ADDRESS   : 51 BRIANA LEE CIRCLE
        01         CITY      :    TEWKSBURY
                   STATE/ZIP : MA  01876
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,759.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,412.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 93.06900
    ---------------------------------------------------------------
0   0030732879     MORTGAGORS: BROMBERG             ROBERT
                               BROMBERG             BARBARA
    REGION CODE    ADDRESS   : 1144 E ROOKWOOD DR
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45208
    MORTGAGE AMOUNT :   576,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    575,613.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,226.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030732929     MORTGAGORS: WU                   VICTOR
                               WU                   MICHELLE
    REGION CODE    ADDRESS   : 22401 SUNBROOK STREET
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,600.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.88200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,670,750.00
    P & I AMT:     12,133.95  UPB AMT:   1,669,055.52
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030733034     MORTGAGORS: STEARNS              ROBERT
                               STEARNS              MICHELLE
    REGION CODE    ADDRESS   : 440 GILBERT HIGHWAY
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,610.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030733067     MORTGAGORS: ALBANO               JOHN
                               ALBANO               CAROL
    REGION CODE    ADDRESS   : 7 ODESSA ROAD
        01         CITY      :    CARMEL
                   STATE/ZIP : NY  10541
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,764.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,284.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.36500
    ---------------------------------------------------------------
0   0030733653     MORTGAGORS: BRYAN                RICHARD
                               BRYAN                JESSICA
    REGION CODE    ADDRESS   : 13029 MOREHEAD DRIVE
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27514
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,587.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,350.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.17616
    ---------------------------------------------------------------
0   0030733901     MORTGAGORS: BANDZUL              TRACY
                               WEKSTEIN             PETER
    REGION CODE    ADDRESS   : 830 SOUTH ST
        01         CITY      :    ROSLINDALE
                   STATE/ZIP : MA  02131
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,852.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030733950     MORTGAGORS: BARONE               JOHN

    REGION CODE    ADDRESS   : 109 WINDMERE COURT
        01         CITY      :    BODENTOWN
                   STATE/ZIP : NJ  08505
    MORTGAGE AMOUNT :   163,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,197.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.67000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,475,200.00
    P & I AMT:     10,874.07  UPB AMT:   1,474,015.06
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030734032     MORTGAGORS: GAROFALO             RAYMOND
                               GAROFALO             ANNETTE
    REGION CODE    ADDRESS   : 56 AVENUE E
        01         CITY      :    LODI
                   STATE/ZIP : NJ  07644
    MORTGAGE AMOUNT :   164,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,784.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,174.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.61700
    ---------------------------------------------------------------
0   0030734164     MORTGAGORS: YATES                MICHAEL
                               YATES                MARCIE
    REGION CODE    ADDRESS   : 9 CENTURY ROAD
        01         CITY      :    READINGTON
                   STATE/ZIP : NJ  08870
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.33800
    ---------------------------------------------------------------
0   0030734214     MORTGAGORS: SINCLAIR             PETER
                               PARMEE               EMMA
    REGION CODE    ADDRESS   : 1423 GRAYMILL DRIVE
        01         CITY      :    SCOTCH PLAINS
                   STATE/ZIP : NJ  07076
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.41100
    ---------------------------------------------------------------
0   0030734404     MORTGAGORS: PELLION              MIGUEL
                               PELLON               TERI
    REGION CODE    ADDRESS   : 1081 SW 21ST AVENUE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33196
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.28900
    ---------------------------------------------------------------
0   0030734602     MORTGAGORS: KOSTLAN              KEVIN
                               KOSTLAN              MARY
    REGION CODE    ADDRESS   : 517 MENNONITE RD
        01         CITY      :    ROYERSFORD
                   STATE/ZIP : PA  19468
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,433.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.95700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,278,600.00
    P & I AMT:      9,257.54  UPB AMT:   1,278,000.84
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030734727     MORTGAGORS: THAYER               LESTER
                               THAYER               NINA
    REGION CODE    ADDRESS   : 3608 SUNDANCE TRAIL
        01         CITY      :    PLACERVILLE
                   STATE/ZIP : CA  95667
    MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,034.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030734883     MORTGAGORS: SAGATELIAN           BETTY

    REGION CODE    ADDRESS   : 20D MYSTIC POINT
        01         CITY      :    OSSINNING
                   STATE/ZIP : NY  10607
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,631.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.76400
    ---------------------------------------------------------------
0   0030734891     MORTGAGORS: DUEL  III            ARTHUR
                               DUEL                 KATHLEEN
    REGION CODE    ADDRESS   : 136 PALMER BRIDGE
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,649.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 61.90400
    ---------------------------------------------------------------
0   0030734909     MORTGAGORS: MEYER                MICHAEL

    REGION CODE    ADDRESS   : 9210 N 114TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   374,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,148.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,747.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030735153     MORTGAGORS: PULLEN               MARK
                               PULLEN               GAEL
    REGION CODE    ADDRESS   : 2299 MEADOWOOD BOULEVARD
        01         CITY      :    TWINSBURG
                   STATE/ZIP : OH  44087
    MORTGAGE AMOUNT :   166,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    166,535.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,208.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98380
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,308,650.00
    P & I AMT:      9,676.77  UPB AMT:   1,306,999.53
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030735203     MORTGAGORS: KELTNER              MARSHALL
                               KELTNER              SHERRY
    REGION CODE    ADDRESS   : 12275 RIDGESIDE RD
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46256
    MORTGAGE AMOUNT :   397,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,333.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,917.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.20388
    ---------------------------------------------------------------
0   0030735211     MORTGAGORS: HUTCHINSON           ROBERT
                               HUTCHINSON           MARY
    REGION CODE    ADDRESS   : 4010 WHITMAN AVENUE N.
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,995.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,632.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030735229     MORTGAGORS: WALDE                DAVID

    REGION CODE    ADDRESS   : 3 WELLINGTON STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   470,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,092.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,492.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030735278     MORTGAGORS: THURSTON             JEFFREY
                               THURSTON             LISA
    REGION CODE    ADDRESS   : 8505 FOREST STREET
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   320,682.97  OPTION TO CONVERT :
    UNPAID BALANCE :    319,878.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,497.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.07800
    ---------------------------------------------------------------
0   0030735344     MORTGAGORS: SIKES                MARK
                               ITALIANO             TONY
    REGION CODE    ADDRESS   : 7211 OAKWOOD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   161,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,799.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,223.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,574,832.97
    P & I AMT:     11,763.57  UPB AMT:   1,573,098.00
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030735393     MORTGAGORS: LENKEY               WILLIAM

    REGION CODE    ADDRESS   : 4 SNOW RIDGE
        01         CITY      :    PARSIPPANY
                   STATE/ZIP : NJ  07054
    MORTGAGE AMOUNT :   251,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99400
    ---------------------------------------------------------------
0   0030735427     MORTGAGORS: JORAANSTAD           MARK
                               JORAANSTAD           PAMELA
    REGION CODE    ADDRESS   : 6402 WEST BLOOMFIELD ROAD
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85304
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,839.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.96400
    ---------------------------------------------------------------
0   0030735443     MORTGAGORS: POMEROY              TODD

    REGION CODE    ADDRESS   : 5114 EAST PHELPS ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   220,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,644.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030735450     MORTGAGORS: BIANCO               WILLIAM
                               BIANCO               ALISON
    REGION CODE    ADDRESS   : 463 WINDING ROSE DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,069.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030735559     MORTGAGORS: MOFFITT              MICHAEL
                               MOFFITT              THEO
    REGION CODE    ADDRESS   : 4594 LASALLE COURT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   219,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,853.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,182,200.00
    P & I AMT:      8,767.01  UPB AMT:   1,181,257.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030735583     MORTGAGORS: RISINGER             BRADLEY
                               RISINGER             CYNTHIA
    REGION CODE    ADDRESS   : 645 PINNACLE COURT
        01         CITY      :    MESQUITE
                   STATE/ZIP : NV  89024
    MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,866.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,570.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 58.87300
    ---------------------------------------------------------------
0   0030735815     MORTGAGORS: COOK                 KEVIN
                               COOK                 SUSAN
    REGION CODE    ADDRESS   : 771 DEERFIELD LANE
        01         CITY      :    OCONOMOWOC
                   STATE/ZIP : WI  53066
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,400.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030735948     MORTGAGORS: KING                 HENRY
                               KING                 NORMA
    REGION CODE    ADDRESS   : 712 AVENIDA CASTELLANO
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87501
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,808.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,341.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030736185     MORTGAGORS: CATLIN               CHRISTOPHER
                               CATLIN               BARBARA
    REGION CODE    ADDRESS   : 32673 MALIBU COLONY ROAD
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,574.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,826.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.28571
    ---------------------------------------------------------------
0   0030736201     MORTGAGORS: BISHOP               DANIEL
                               FREAS                DIANNA
    REGION CODE    ADDRESS   : 773 HARTZELL STREET
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   300,001.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,789.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.35900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,780,601.00
    P & I AMT:     13,242.62  UPB AMT:   1,779,439.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030736235     MORTGAGORS: DUCKWORTH            LARRY
                               DUCKWORTH            DONNA
    REGION CODE    ADDRESS   : 902 COLUMBIA DRIVE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   276,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,704.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030736276     MORTGAGORS: COVINGTON            STANLEY
                               COVINGTON            KAZUKO
    REGION CODE    ADDRESS   : 6515 WAYNE COURT
        01         CITY      :    FORESTVILLE
                   STATE/ZIP : CA  95436
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,832.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030736334     MORTGAGORS: HARRIS               TREVOR
                               HARRIS               MICHELE
    REGION CODE    ADDRESS   : 55 ALPINE DRIVE
        01         CITY      :    CLOSTER
                   STATE/ZIP : NJ  07624
    MORTGAGE AMOUNT :   616,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    615,586.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,519.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.97500
    ---------------------------------------------------------------
0   0030736383     MORTGAGORS: COFFEY               THOMAS
                               COFFEY               SHIRLEY
    REGION CODE    ADDRESS   : 933 MONASTERY STREET
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45202
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,212.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030736409     MORTGAGORS: DECANIO              ROGELIO
                               DECANIO              MARIA
    REGION CODE    ADDRESS   : 5269 SHORES LANE
        01         CITY      :    LIMA
                   STATE/ZIP : OH  45807
    MORTGAGE AMOUNT :   229,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,453.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,661,000.00
    P & I AMT:     12,210.30  UPB AMT:   1,660,076.91
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030736474     MORTGAGORS: SMITH                ROBERT
                               SMITH                ANNETTA
    REGION CODE    ADDRESS   : 12712 HUNT MANOR COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   334,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,225.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,454.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030736649     MORTGAGORS: RUTLEDGE             DARRYL
                               RUTLEDGE             PATRIZIA
    REGION CODE    ADDRESS   : 405 E. DELAWARE STREET
        01         CITY      :    FORTVILLE
                   STATE/ZIP : IN  46040
    MORTGAGE AMOUNT :    93,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,374.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       686.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.20700
    ---------------------------------------------------------------
0   0030736672     MORTGAGORS: RIVERS               JAMES
                               O'GWIN RIVERS        LESLIE
    REGION CODE    ADDRESS   : 11602 SCARLETT LEAF CIRCLE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20976
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.34800
    ---------------------------------------------------------------
0   0030736789     MORTGAGORS: ZISA                 ANTHONY
                               ZISA                 NANCY
    REGION CODE    ADDRESS   : 9670 CHEROKEE LANE
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : CA  95658
    MORTGAGE AMOUNT :   228,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,184.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.60700
    ---------------------------------------------------------------
0   0030736805     MORTGAGORS: ROSELLI              ROBERT
                               ROSELLI              GABRIELLE
    REGION CODE    ADDRESS   : 7 ATLANTA DRIVE
        01         CITY      :    MARLTON
                   STATE/ZIP : NJ  08053
    MORTGAGE AMOUNT :   234,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,492.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,141,100.00
    P & I AMT:      8,353.13  UPB AMT:   1,140,108.96
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030736839     MORTGAGORS: BINKELE              JOHN
                               BINKELE              THERESA
    REGION CODE    ADDRESS   : 2540 E. SILVERWOOD DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030736870     MORTGAGORS: GROSS                DENNIS
                               GROSS                NORIKO
    REGION CODE    ADDRESS   : 9550 RIDGEVIEW DRIVE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21046
    MORTGAGE AMOUNT :   228,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,735.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030736979     MORTGAGORS: HALL                 GARY
                               HALL                 TINA
    REGION CODE    ADDRESS   : 10386 VIVIENDA STREET
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91737
    MORTGAGE AMOUNT :   238,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,135.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.32307
    ---------------------------------------------------------------
0   0030737068     MORTGAGORS: LEVY                 DIANE

    REGION CODE    ADDRESS   : 16087 ROYAL OAK ROAD
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   633,260.00  OPTION TO CONVERT :
    UNPAID BALANCE :    632,835.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,646.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.99900
    ---------------------------------------------------------------
0   0030737084     MORTGAGORS: WARNER               NANCY

    REGION CODE    ADDRESS   : 2046 EAST KNOX ROAD
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,668.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,559,610.00
    P & I AMT:     11,363.34  UPB AMT:   1,558,374.75
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030737092     MORTGAGORS: MC DANIEL            MICHAEL
                               MC DANIEL            STEPHANIE
    REGION CODE    ADDRESS   : 1315 WOODRIDGE ROAD
        01         CITY      :    MERION
                   STATE/ZIP : OH  43302
    MORTGAGE AMOUNT :   371,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,000.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030737159     MORTGAGORS: SOVEREEN             RICHARD
                               SOVEREEN             MELANIE
    REGION CODE    ADDRESS   : 737 CORNER RIDGE DRIVE
        01         CITY      :    DRAPER
                   STATE/ZIP : UT  84020
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.18000
    ---------------------------------------------------------------
0   0030737167     MORTGAGORS: CARTELL              RICHARD
                               CARTELL              KATHY
    REGION CODE    ADDRESS   : 16827 N. 60TH PLACE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   251,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,241.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 86.86200
    ---------------------------------------------------------------
0   0030737175     MORTGAGORS: OLEA                 MARIO
                               OLEA                 DONNA
    REGION CODE    ADDRESS   : 13502 WINDSOR COURT
        01         CITY      :    LA MIRADA
                   STATE/ZIP : CA  90638
    MORTGAGE AMOUNT :   224,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,147.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
0   0030737340     MORTGAGORS: NISSEN               LUDWIG
                               NISSEN               SIEGLINDE
    REGION CODE    ADDRESS   : 6625 OLDE ATLANTA PARKWAY
        01         CITY      :    SUWANEE
                   STATE/ZIP : GA  30174
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,803.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,351,600.00
    P & I AMT:      9,783.06  UPB AMT:   1,350,033.98
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030737399     MORTGAGORS: BODGE                WAYNE
                               BODGE                JANE
    REGION CODE    ADDRESS   : 1300 MARIETTA COUNTRY CLUB DRIVE
        01         CITY      :    KENNESAW
                   STATE/ZIP : GA  30144
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030737464     MORTGAGORS: KEDAR                ATUL
                               KEDAR                JAYA
    REGION CODE    ADDRESS   : 13131 LADYBANK LANE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   223,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,737.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99300
    ---------------------------------------------------------------
0   0030737498     MORTGAGORS: SANDATE              GILBERT
                               SANDATE              IRENE
    REGION CODE    ADDRESS   : 6122 MANCHESTER PARK CIRCLE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   249,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,296.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
0   0030737506     MORTGAGORS: GAY                  CHARLES
                               GAY                  LORI
    REGION CODE    ADDRESS   : 2717 SILVER HAMMER WAY
        01         CITY      :    BROOKVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,240.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030737522     MORTGAGORS: MONTELARO            JAMES
                               MONTELARO            CARMEN
    REGION CODE    ADDRESS   : 411 WEST WOODSTONE COURT
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70808
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,812.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.83000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,492,150.00
    P & I AMT:     10,757.44  UPB AMT:   1,491,088.20
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030737571     MORTGAGORS: PITTMAN              THEODORE
                               SPRINGBORN-PITTMAN   WENDY
    REGION CODE    ADDRESS   : 20645 NORTH 74TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,122.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,505.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030737639     MORTGAGORS: FOOTE                MARK
                               FOOTE                JENNIFER
    REGION CODE    ADDRESS   : 2152 EAST PARK WAY AVENUE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84109
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,790.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.94800
    ---------------------------------------------------------------
0   0030737654     MORTGAGORS: HUDSON               LARRY
                               PIERRE-LOUIS HUDSON  ALESIA
    REGION CODE    ADDRESS   : 21506 TITHABLES CIRCLE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20148
    MORTGAGE AMOUNT :   277,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,166.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030737696     MORTGAGORS: KUSANO               KATSUYUKI
                               KUSANO               TOSHIKO
    REGION CODE    ADDRESS   : 11732 VAIL COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   223,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,640.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ---------------------------------------------------------------
0   0030737837     MORTGAGORS: PORRAS               KELLY
                               PORRAS               MICHELE
    REGION CODE    ADDRESS   : 5175 VIA INGRESSO
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,629.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.47900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,425,750.00
    P & I AMT:     10,381.04  UPB AMT:   1,424,309.99
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030737902     MORTGAGORS: EAST                 MICHAEL
                               EAST                 MELINDA
    REGION CODE    ADDRESS   : 6618 NORTH 14TH PLACE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85014
    MORTGAGE AMOUNT :   243,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,486.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030737944     MORTGAGORS: MIDDLETON            SCOTT
                               WOLF                 LAURIE
    REGION CODE    ADDRESS   : 1323 SPAZIER AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   211,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,246.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,496.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.95700
    ---------------------------------------------------------------
0   0030737993     MORTGAGORS: BERTOT               CARLOS
                               BERTOT               BARBARA
    REGION CODE    ADDRESS   : 4286 DIAMOND TERRACE
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33321
    MORTGAGE AMOUNT :   246,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,454.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.96500
    ---------------------------------------------------------------
0   0030738058     MORTGAGORS: ENGLISH              TIMOTHY

    REGION CODE    ADDRESS   : 3121 FREDRICK STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030738116     MORTGAGORS: MLINARCIK            JOHN
                               MLINARCIK            CONNIE
    REGION CODE    ADDRESS   : 3376 W. BATH ROAD
        01         CITY      :    BATH
                   STATE/ZIP : OH  44333
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,045.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,572.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.65500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,372,150.00
    P & I AMT:     10,266.17  UPB AMT:   1,371,233.04
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030738207     MORTGAGORS: HAVINGA              RANDALL
                               HAVINGA              DARLA
    REGION CODE    ADDRESS   : 2203 MISTY RIDGE LANE
        01         CITY      :    VALRICO
                   STATE/ZIP : FL  33594
    MORTGAGE AMOUNT :   116,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,758.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       841.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030738272     MORTGAGORS: WINKELHAKE           DOUGLAS
                               WINKELHAKE           KATHERINE
    REGION CODE    ADDRESS   : 4802 MIDDLESEX DRIVE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40241
    MORTGAGE AMOUNT :    92,910.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,716.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       673.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.09500
    ---------------------------------------------------------------
0   0030738512     MORTGAGORS: SEAMAN               J.
                               SEAMAN               MARY
    REGION CODE    ADDRESS   : 30 DEVEN WOOD
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78257
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,738.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,755.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030738561     MORTGAGORS: REDDY                ANATHA
                               REDDY                SUNITHA
    REGION CODE    ADDRESS   : 11430 BAY LAREL STREET
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   324,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,921.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030738595     MORTGAGORS: POOL                 STEVEN

    REGION CODE    ADDRESS   : 4037 RIVE LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75244
    MORTGAGE AMOUNT :    91,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,604.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       657.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,004,860.00
    P & I AMT:      7,249.93  UPB AMT:   1,003,739.91
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030738736     MORTGAGORS: CARAWAY              ROBERT
                               CARAWAY              WANDA
    REGION CODE    ADDRESS   : 2737 EAST HILLERY DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  95032
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,674.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.12900
    ---------------------------------------------------------------
0   0030738751     MORTGAGORS: MARCHUCK             SCOTT
                               MARCHUCK             DEBORAH
    REGION CODE    ADDRESS   : 812 CENTRAL AVENUE
        01         CITY      :    LAWRENCE
                   STATE/ZIP : NY  11559
    MORTGAGE AMOUNT :   168,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,489.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,251.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030738918     MORTGAGORS: CHIU                 CLIFF
                               CHENAULT-CHIU        MICHELLE
    REGION CODE    ADDRESS   : 72 SANDPOINT DRIVE
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94804
    MORTGAGE AMOUNT :   234,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,664.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ---------------------------------------------------------------
0   0030738926     MORTGAGORS: SHIELLY              JOE
                               SHIELLY              CAROLYN
    REGION CODE    ADDRESS   : 10113 CAMINO ELENA
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92026
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,795.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,404.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ---------------------------------------------------------------
0   0030738942     MORTGAGORS: POVER                WAYNE
                               KROPP                MICHEAL
    REGION CODE    ADDRESS   : 268 THORNE GROVE
        01         CITY      :    VERNONTHUS
                   STATE/ZIP : IL  60061
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,828.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,255.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 76.31500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,249,400.00
    P & I AMT:      9,469.85  UPB AMT:   1,248,453.43
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030738983     MORTGAGORS: BROWN                DON
                               BROWN                PATRICIA
    REGION CODE    ADDRESS   : 3270 RUSTIC OAK
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78261
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,837.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030739148     MORTGAGORS: OKAMOTO              DIANNE
                               GEE                  STANLEY
    REGION CODE    ADDRESS   : 909 LAKE FRONT DRIVE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,573.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,156.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.24600
    ---------------------------------------------------------------
0   0030739189     MORTGAGORS: DICKENS              DAVID
                               DICKENS              DONNA
    REGION CODE    ADDRESS   : 3400 EAST GLENCOE ROAD
        01         CITY      :    RICHFIELD
                   STATE/ZIP : OH  44286
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,802.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.88900
    ---------------------------------------------------------------
0   0030739304     MORTGAGORS: TRAYNOR              FRANCIS
                               TRAYNOR              MAUREEN
    REGION CODE    ADDRESS   : 1086 BANCROFT LANE
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   245,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,301.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 91.95058
    ---------------------------------------------------------------
0   0030739338     MORTGAGORS: GHABY                RAMZI
                               GHABY                M.
    REGION CODE    ADDRESS   : 509 CAMINO DE ENCANTO
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,780.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,584.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,436,600.00
    P & I AMT:     10,669.31  UPB AMT:   1,435,295.66
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030739379     MORTGAGORS: DAVIS                DELANCEY
                               DAVIS                KARIMA
    REGION CODE    ADDRESS   : 8020 FALSTAFF ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22102
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,819.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.44400
    ---------------------------------------------------------------
0   0030739429     MORTGAGORS: PARISI               ROBERT
                               ROTH                 MARY
    REGION CODE    ADDRESS   : 20 WINFIELD STREET
        01         CITY      :    WEST ORANGE
                   STATE/ZIP : NJ  07052
    MORTGAGE AMOUNT :   122,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,429.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       963.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030739437     MORTGAGORS: GOODMAN              DAVID
                               GOODMAN              ORNELLA
    REGION CODE    ADDRESS   : 1659 ISLAND WAY
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33326
    MORTGAGE AMOUNT :   387,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,491.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030739452     MORTGAGORS: FISHER               ANGELA
                               FISHER               PAUL
    REGION CODE    ADDRESS   : 426 WEST MCHUGH
        01         CITY      :    HOLMEN
                   STATE/ZIP : WI  54636
    MORTGAGE AMOUNT :    73,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :     73,052.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       542.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.93500
    ---------------------------------------------------------------
0   0030739585     MORTGAGORS: RAMSAY               DAVID
                               RAMSAY               ANNE
    REGION CODE    ADDRESS   : 435 SOUTH SIERRA AVENUE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,668.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.87000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,078,600.00
    P & I AMT:      7,954.50  UPB AMT:   1,077,461.50
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030739601     MORTGAGORS: STONER               CHARLES
                               STONER               EILEEN
    REGION CODE    ADDRESS   : 21211 PUMILA COURT
        01         CITY      :    CORNELIUS
                   STATE/ZIP : NC  28031
    MORTGAGE AMOUNT :   268,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,465.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98504
    ---------------------------------------------------------------
0   0030739627     MORTGAGORS: NGUYEN               TRUNG
                               NGUYEN               DIEM
    REGION CODE    ADDRESS   : 19612 COUNTY LANE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   292,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,208.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.96900
    ---------------------------------------------------------------
0   0030739825     MORTGAGORS: DAO                  MICHAEL
                               BUI                  LINH
    REGION CODE    ADDRESS   : 18925 CADDINGTON CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,697.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,190.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.74000
    ---------------------------------------------------------------
0   0030739999     MORTGAGORS: LIH                  MARSHALL
                               LIH                  JUNE
    REGION CODE    ADDRESS   : 9719 GLYNSHIRE WAY
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   476,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,722.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,290.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.17770
    ---------------------------------------------------------------
0   0030740088     MORTGAGORS: MARCUS               TED
                               GUNDY                AFAF
    REGION CODE    ADDRESS   : 7 ABERDEEN
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   313,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,273.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.37500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,791,000.00
    P & I AMT:     12,873.10  UPB AMT:   1,789,593.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030740237     MORTGAGORS: ROTH                 ROBERT
                               ROTH                 CATHIE
    REGION CODE    ADDRESS   : 5107 E KELTON AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85250
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,695.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,540.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 86.11700
    ---------------------------------------------------------------
0   0030740351     MORTGAGORS: MOLITERNO            JAMES
                               MOLITERNO            VIRGINIA
    REGION CODE    ADDRESS   : 131 LITTLE JOHN ROAD
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,847.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.16100
    ---------------------------------------------------------------
0   0030740385     MORTGAGORS: BROOKS               ALBERT
                               BROOKS               DOROTHY
    REGION CODE    ADDRESS   : 12070 TARTAN WAY
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94619
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,426.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030740393     MORTGAGORS: MAURER               DORIAN
                               URSTADT              DONNA
    REGION CODE    ADDRESS   : 3294 MIRAGE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,371.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030740492     MORTGAGORS: YOUNG                WILLIAM
                               YOUNG                HELEN
    REGION CODE    ADDRESS   : 5519 S. HOLT AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,816.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,485,000.00
    P & I AMT:     10,973.38  UPB AMT:   1,483,157.90
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030740567     MORTGAGORS: KAPOOR               PAULA
                               PINE                 CARA
    REGION CODE    ADDRESS   : 1915 OREGON STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94703
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,072.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.95300
    ---------------------------------------------------------------
0   0030740757     MORTGAGORS: JENNINGS             RONALD
                               JENNINGS             CHARMAINE
    REGION CODE    ADDRESS   : 1103 PETRA COURT
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,714.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 88.67900
    ---------------------------------------------------------------
0   0030740781     MORTGAGORS: RAITHEL              REID
                               RAITHEL              ANNE
    REGION CODE    ADDRESS   : 378 MESA AVENUE
        01         CITY      :    NEWBURY PARK
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,822.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030740799     MORTGAGORS: LO                   RICHARD
                               LO                   KATHLEEN
    REGION CODE    ADDRESS   : 110 OAK CREST ROAD
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   401,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,973.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,909.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030740807     MORTGAGORS: HEBERT               JAMES
                               HEBERT               DEBORAH
    REGION CODE    ADDRESS   : 277 APPLETREE AVENUE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,379,750.00
    P & I AMT:     10,256.42  UPB AMT:   1,378,418.53
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030740831     MORTGAGORS: SMITH                SHERI
                               SMITH                SHANE
    REGION CODE    ADDRESS   : 14 SUNNY OAKS DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   262,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,619.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030740906     MORTGAGORS: ALKANA               RONALD
                               ALKANA               LINDA
    REGION CODE    ADDRESS   : 801 OCEAN AVENUE,# 3,
        01         CITY      :    SEAL BEACH,
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,599.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,518.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030740955     MORTGAGORS: CANNEY               DOUGLAS

    REGION CODE    ADDRESS   : 437 MIDDLE ROAD
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : NH  03833
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,820.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.17100
    ---------------------------------------------------------------
0   0030740963     MORTGAGORS: GERSTLEY             ROBERT
                               GRESTLEY             MICHELLE
    REGION CODE    ADDRESS   : 22731 FOXRIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030741052     MORTGAGORS: MARCOU               DAVID
                               MARCOU               JODI
    REGION CODE    ADDRESS   : 21 VILLAGE ROAD
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   239,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,585.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.22300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,270,550.00
    P & I AMT:      9,030.13  UPB AMT:   1,269,386.52
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030741086     MORTGAGORS: ADAMETZ              THOMAS
                               ADAMETZ              HARRIT
    REGION CODE    ADDRESS   : 6780 MISSION GORGE ROAD #16
        01         CITY      :    SAN DEIGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   106,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,572.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       754.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.62100
    ---------------------------------------------------------------
0   0030741102     MORTGAGORS: FREDRICK             CHADWICK
                               FREDRICK             STACEY
    REGION CODE    ADDRESS   : 404 FARMINGTON
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : LA  70508
    MORTGAGE AMOUNT :   311,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,490.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,287.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 87.06700
    ---------------------------------------------------------------
0   0030741110     MORTGAGORS: RUDDY                CHARLES
                               RUDDY                ANNE
    REGION CODE    ADDRESS   : 2905 WILLOW OAK DRIVE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27408
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030741144     MORTGAGORS: ANGELOTTI            JOSEPH
                               DEFRANCO             MARY
    REGION CODE    ADDRESS   : 402 FIELDSTONE COURT
        01         CITY      :    FRANKLIN LAKES
                   STATE/ZIP : NJ  07417
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,772.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,583.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030741268     MORTGAGORS: KONKEL               KAREN
                               RUFFO                JOHNA
    REGION CODE    ADDRESS   : 1488 CARRIAGE HILL DRIVE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : MD  21157
    MORTGAGE AMOUNT :   249,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,714.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,285,400.00
    P & I AMT:      9,411.04  UPB AMT:   1,284,364.86
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030741318     MORTGAGORS: REED                 JEFFERY
                               REED                 JAMIE
    REGION CODE    ADDRESS   : 23576 NORTHEAST 29TH STREET
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,840.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
0   0030741375     MORTGAGORS: NEWNAM               JOHN
                               NEWNAM               REGINA
    REGION CODE    ADDRESS   : 6426 NORTH 27TH STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85016
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,812.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 61.43000
    ---------------------------------------------------------------
0   0030741391     MORTGAGORS: PTASZEK              ISRAEL
                               ALPER                BARBARA
    REGION CODE    ADDRESS   : 11 ROUNDTOP ROAD
        01         CITY      :    YONKERS
                   STATE/ZIP : NY  10710
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.56200
    ---------------------------------------------------------------
0   0030741425     MORTGAGORS: WASHBURN             MIKE
                               WASHBURN             DEBRA
    REGION CODE    ADDRESS   : 6671 SOUTH CARACOL COVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   404,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,521.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030741474     MORTGAGORS: COY                  BILL
                               COY                  THERESA
    REGION CODE    ADDRESS   : 8209 ANCIENT OAK COURT
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   220,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,437.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,581.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,376,550.00
    P & I AMT:      9,966.63  UPB AMT:   1,375,611.42
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030741516     MORTGAGORS: BOLADO               ELI
                               BOLADO               NORMITA
    REGION CODE    ADDRESS   : 5512 BYRNE DRIVE
        01         CITY      :    LA PALMA
                   STATE/ZIP : CA  90623
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,832.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 93.84600
    ---------------------------------------------------------------
0   0030741623     MORTGAGORS: LAUCHLASH            RICHARD
                               LAUCHLASH            WENDY
    REGION CODE    ADDRESS   : 9217 LAGUNA LAKE WAY
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,747.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.00900
    ---------------------------------------------------------------
0   0030741706     MORTGAGORS: MC DERMOTT           DANIEL
                               MC DERMOTT           CINDY
    REGION CODE    ADDRESS   : 25 FLOSSMOOR
        01         CITY      :    TRABUCOCANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   226,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,344.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.47300
    ---------------------------------------------------------------
0   0030741730     MORTGAGORS: SCHWEITZER           LORI
                               CACCAMO              STEVEN
    REGION CODE    ADDRESS   : 1541 REGENCY COURT
        01         CITY      :    EL CERRITO
                   STATE/ZIP : CA  94530
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,565.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 40.38400
    ---------------------------------------------------------------
0   0030741755     MORTGAGORS: HUNT                 BRIAN
                               HUNT                 BRENDA
    REGION CODE    ADDRESS   : 120 STURDIVANT AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,505.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,747.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 54.01400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,531,500.00
    P & I AMT:     11,201.62  UPB AMT:   1,529,994.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030741839     MORTGAGORS: HANKINSON            ROBIN

    REGION CODE    ADDRESS   : 3538 HILL FOREST TRAIL
        01         CITY      :    ACKWORTH
                   STATE/ZIP : GA  30101
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,236.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030741862     MORTGAGORS: CRAFT                ALAN
                               CRAFT                JACQUELINE
    REGION CODE    ADDRESS   : 215 ROBIN DRIVE
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  88990
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.41900
    ---------------------------------------------------------------
0   0030741888     MORTGAGORS: MAHGEREFTEH          MICHAEL

    REGION CODE    ADDRESS   : 1435 HARRIDGE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,616.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 27.27200
    ---------------------------------------------------------------
0   0030741920     MORTGAGORS: HALSEY               KEITH
                               HALSEY               DEBORAH
    REGION CODE    ADDRESS   : 13319 PACKARD DRIVE
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : VA  22193
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.96400
    ---------------------------------------------------------------
0   0030742035     MORTGAGORS: RHODES               JOHN
                               RHODES               ROXANA
    REGION CODE    ADDRESS   : 6427 WILLIAMS RIDGE WAY
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,096.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,437,500.00
    P & I AMT:     10,575.64  UPB AMT:   1,436,448.53
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030742159     MORTGAGORS: ARNOLD               MICHAEL
                               ARNOLD               ANITA
    REGION CODE    ADDRESS   : 11916 HUNTING RIDGE COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,743.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030742167     MORTGAGORS: GREENE               MAURICE
                               GREENE               SANDRA
    REGION CODE    ADDRESS   : 6362 HEMLOCK RIDGE COURT
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   283,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030742183     MORTGAGORS: HAIGH                JOHN
                               EHRENREICH           MICHELLE
    REGION CODE    ADDRESS   : 1 PRIMROSE PLACE
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07091
    MORTGAGE AMOUNT :   377,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,246.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,769.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.56300
    ---------------------------------------------------------------
0   0030742217     MORTGAGORS: LAM                  SAMMY
                               FUNG                 SHELLEY
    REGION CODE    ADDRESS   : 34764 SWAIN COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,858.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030742423     MORTGAGORS: SOOD                 RAVI
                               SOOD                 SAVITA
    REGION CODE    ADDRESS   : 7735 ISLAND CREEK COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,651.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.17500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,505,200.00
    P & I AMT:     10,926.81  UPB AMT:   1,504,199.56
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030742464     MORTGAGORS: GRASSO               JOHN
                               GRASSO               CAROL
    REGION CODE    ADDRESS   : 1007 EDGEHILL TERRACE
        01         CITY      :    HANOVER TOWNSHIP
                   STATE/ZIP : NJ  07981
    MORTGAGE AMOUNT :   221,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,847.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.61800
    ---------------------------------------------------------------
0   0030742936     MORTGAGORS: ELIA                 NABIL
                               ELIA                 LILIANE
    REGION CODE    ADDRESS   : 9862 CRANLEIGH DRIVE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   252,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,230.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030742951     MORTGAGORS: DORAN                JAMES
                               DORAN                LAURA
    REGION CODE    ADDRESS   : 57666 YELLOW PINE LANE
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   411,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,216.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,983.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.98200
    ---------------------------------------------------------------
0   0030742993     MORTGAGORS: HAMILTON             ALBERT

    REGION CODE    ADDRESS   : 463 MASSACHUSSETT AVE# 5
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,898.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,150.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.08000
    ---------------------------------------------------------------
0   0030743199     MORTGAGORS: MANCUSO              JAMES

    REGION CODE    ADDRESS   : 338 PHYLISS DRIVE
        01         CITY      :    PATCHOGUE
                   STATE/ZIP : NY  11772
    MORTGAGE AMOUNT :   178,125.00  OPTION TO CONVERT :
    UNPAID BALANCE :    177,872.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,276.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,218,025.00
    P & I AMT:      8,865.08  UPB AMT:   1,217,066.71
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030743207     MORTGAGORS: SCHWARTZ             DAVID
                               SCHWARTZ             HOLLY
    REGION CODE    ADDRESS   : 10 BRENTWOOD COURT
        01         CITY      :    MOUNT KISCO
                   STATE/ZIP : NY  10549
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,661.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,438.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.73100
    ---------------------------------------------------------------
0   0030743223     MORTGAGORS: MANGUBAT             MERLE
                               SARCON               MYRA
    REGION CODE    ADDRESS   : 1502 DEER TREE LANE
        01         CITY      :    BRYERCLIFF MANER
                   STATE/ZIP : NY  10510
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,998.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.89400
    ---------------------------------------------------------------
0   0030743249     MORTGAGORS: JONES                KEVIN
                               JONES                SARA
    REGION CODE    ADDRESS   : 254 CHANDLER AVENUE
        01         CITY      :    ELMHURST
                   STATE/ZIP : IL  60126
    MORTGAGE AMOUNT :   355,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,702.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030743488     MORTGAGORS: STORBECK             JON
                               STORBECK             KATIE
    REGION CODE    ADDRESS   : 14091 CAMERON LANE
        01         CITY      :    SANTA ANNA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,432.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030743579     MORTGAGORS: SPRINGSTON           THEODORE
                               SPRINGSTON           TAUBE
    REGION CODE    ADDRESS   : 8813 SOUTH BLUE MOUNTAIN PLACE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,684.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,587,300.00
    P & I AMT:     11,656.12  UPB AMT:   1,586,277.34
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030743595     MORTGAGORS: MITCHELL             MICHAEL
                               MITCHELL             MALIA
    REGION CODE    ADDRESS   : 10512 WILLOW VISTA WAY
        01         CITY      :    COCKEYSVILLE
                   STATE/ZIP : MD  21030
    MORTGAGE AMOUNT :   267,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,261.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.75300
    ---------------------------------------------------------------
0   0030743793     MORTGAGORS: HENDRICK             RICHARD
                               HENDRICK             ANA
    REGION CODE    ADDRESS   : 38 TRILLIUM WAY
        01         CITY      :    AMHERST
                   STATE/ZIP : MA  01002
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,841.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030743868     MORTGAGORS: JOHNSON              O
                               SCAVONGELLI          GAIL
    REGION CODE    ADDRESS   : 3548 VALLEY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030743959     MORTGAGORS: JUANE                JOSEPH
                               JUANE                DOMENICA
    REGION CODE    ADDRESS   : 2829 WHITE ACRES DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,886.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,196.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.84200
    ---------------------------------------------------------------
0   0030744056     MORTGAGORS: HORGAN               BRIAN
                               STAUBLE              KATHERINE
    REGION CODE    ADDRESS   : 58 DUCH HILL ROAD
        01         CITY      :    DUBURY
                   STATE/ZIP : MA  02332
    MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,207,200.00
    P & I AMT:      8,893.17  UPB AMT:   1,206,527.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030744189     MORTGAGORS: CHING                GARY
                               CHING                MARLENE
    REGION CODE    ADDRESS   : 1355 ANNANDALE TERRACE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,220.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030744205     MORTGAGORS: WARE                 WILLIAM

    REGION CODE    ADDRESS   : 1005 EMERALD BAY LANE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  95623
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,635.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030744288     MORTGAGORS: ROBINSON             KENNETH
                               ROBINSON             LORI
    REGION CODE    ADDRESS   : 43866 LUDLUM COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  22011
    MORTGAGE AMOUNT :   260,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,992.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030744312     MORTGAGORS: SENZEK               DALE
                               SENZEK               ELIZABETH
    REGION CODE    ADDRESS   : 6703 36TH AVENUE NW
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,036.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030744387     MORTGAGORS: BYNUM                BRAD
                               BYNUM                LORETTA
    REGION CODE    ADDRESS   : 501 HARTFORD STREET
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   207,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,768.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 91.79600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,197,550.00
    P & I AMT:      8,830.61  UPB AMT:   1,196,653.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030744437     MORTGAGORS: TATE                 RICHARD
                               TATE                 JILL
    REGION CODE    ADDRESS   : LOT 6 JUSTINE LANE
        01         CITY      :    TAUNTON
                   STATE/ZIP : MA  02780
    MORTGAGE AMOUNT :   158,270.00  OPTION TO CONVERT :
    UNPAID BALANCE :    158,171.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,202.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99400
    ---------------------------------------------------------------
0   0030744528     MORTGAGORS: SHI                  THEODORE
                               SHI                  CHRISTIANA
    REGION CODE    ADDRESS   : 12 BAYLEAF LANE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92720
    MORTGAGE AMOUNT :   329,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,083.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030744841     MORTGAGORS: LINTHICUM            ERIC
                               LINTHICUM            KERRY
    REGION CODE    ADDRESS   : 4050 N. 58TH STREET
        01         CITY      :    PHEONIX
                   STATE/ZIP : AZ  85018
    MORTGAGE AMOUNT :   240,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,646.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030744882     MORTGAGORS: PUGA                 CARLOS
                               PUGA                 HERMALINDA
    REGION CODE    ADDRESS   : 36070 EAST 43RD STREET
        01         CITY      :    PALMDALE AREA
                   STATE/ZIP : CA  93552
    MORTGAGE AMOUNT :   158,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    158,276.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,082.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030745079     MORTGAGORS: KRONENBERG           MITCHELL
                               KRONENBERG           HILDE
    REGION CODE    ADDRESS   : 2232 PLACE MONACO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   418,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,211.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,034.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,305,770.00
    P & I AMT:      9,489.65  UPB AMT:   1,304,389.83
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030745384     MORTGAGORS: RUDY                 CLIFFORD

    REGION CODE    ADDRESS   : 5145 FREDERICKSBURG WAY EAST
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   243,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,282.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030745541     MORTGAGORS: KATRA                DAVID
                               KATRA                SUSAN
    REGION CODE    ADDRESS   : 239 BELGATOS ROAD
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   431,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,945.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,089.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030745731     MORTGAGORS: JABLONSKI            WAYNE
                               KELLY                DENISE
    REGION CODE    ADDRESS   : 16404 NORTH CANYON DRIVE
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,829.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 61.95100
    ---------------------------------------------------------------
0   0030745764     MORTGAGORS: HATCH                WARREN
                               HATCH                CAROL
    REGION CODE    ADDRESS   : 4 BRAMPTON ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,767.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,952.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.92900
    ---------------------------------------------------------------
0   0030745889     MORTGAGORS: HOLLINS              ITASKER
                               HOLLINS              JULIA
    REGION CODE    ADDRESS   : 7643 NORTHLAND DRIVE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,347.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.90600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,565,200.00
    P & I AMT:     11,612.63  UPB AMT:   1,564,172.03
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030745970     MORTGAGORS: BLASER               GUY
                               BLASER               KIM
    REGION CODE    ADDRESS   : 1773 SOMERLOT-HOFFMAN RD
        01         CITY      :    MARION
                   STATE/ZIP : OH  43302
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,452.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030746077     MORTGAGORS: LEONARD              PATRICK
                               LEONARD              CHERYL
    REGION CODE    ADDRESS   : 2227 186TH AVENUE NE
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   230,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,937.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ---------------------------------------------------------------
0   0030746168     MORTGAGORS: GONZALEZ             LUIS
                               GONZALEZ             KATHRYN
    REGION CODE    ADDRESS   : 812 MASSELLIN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.94700
    ---------------------------------------------------------------
0   0030746176     MORTGAGORS: MAC DOUGALL          ROBERT
                               MAC DOUGALL          NANCY
    REGION CODE    ADDRESS   : 27 CAPTAINS WAY
        01         CITY      :    EXETER
                   STATE/ZIP : NH  03833
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,851.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.52300
    ---------------------------------------------------------------
0   0030746192     MORTGAGORS: CUYUGAN              RAINIER

    REGION CODE    ADDRESS   : 3331 NORTH KNOLL DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   267,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,428.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,250,450.00
    P & I AMT:      9,195.73  UPB AMT:   1,249,463.31
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030746275     MORTGAGORS: SWIFT                LAWRENCE
                               SWIFT                CAROLINE
    REGION CODE    ADDRESS   : 24322 BELLERIVE CIRCLE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   296,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,051.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.06200
    ---------------------------------------------------------------
0   0030746325     MORTGAGORS: MCCOY                DENNIS
                               MCCOY                DIANE
    REGION CODE    ADDRESS   : 16233 PLACERITA CANYON
        01         CITY      :    NEWHALL
                   STATE/ZIP : CA  91321
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,837.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030746333     MORTGAGORS: BIGGS                THOMAS
                               BIGGS                JANN
    REGION CODE    ADDRESS   : 1742 SANTA MARIA WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,816.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.83783
    ---------------------------------------------------------------
0   0030746341     MORTGAGORS: AUSTIN               BRADLEY

    REGION CODE    ADDRESS   : LOT 93 MEETING PLACE CIRCLE
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,723.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.67400
    ---------------------------------------------------------------
0   0030746358     MORTGAGORS: BOYKIN               GREGORY
                               BOYKIN               LISA
    REGION CODE    ADDRESS   : 1300 MERGANSER COURT
        01         CITY      :    UPPER MARLBORO
                   STATE/ZIP : MD  20772
    MORTGAGE AMOUNT :   241,260.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,260.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.74775
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,453,510.00
    P & I AMT:     10,585.36  UPB AMT:   1,452,688.48
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030746564     MORTGAGORS: BERGER               KRISTINA

    REGION CODE    ADDRESS   : 8429 WILLOWLEAF COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,257.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030746580     MORTGAGORS: LEE                  R. MICHAEL

    REGION CODE    ADDRESS   : 17240 AUSTRIAN PINE ROAD
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   334,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,949.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,453.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030746614     MORTGAGORS: GEROCH               PIOTR
                               LUNA-GEROCH          MELVA
    REGION CODE    ADDRESS   : 1005 16TH STREET
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,837.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030746663     MORTGAGORS: JO                   JIN
                               JO                   YOUNG
    REGION CODE    ADDRESS   : 16098 HIGHLAND PASS CIRCLE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,708.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,191.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.50000
    ---------------------------------------------------------------
0   0030746671     MORTGAGORS: KEMPNER              CHARLIE
                               KEMPNER              MARY ANN
    REGION CODE    ADDRESS   : 6289 ROBIN RIDGE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   312,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,345.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,547,500.00
    P & I AMT:     11,403.96  UPB AMT:   1,546,098.27
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030746754     MORTGAGORS: MANNING              KEVIN
                               MANNING              JOAN
    REGION CODE    ADDRESS   : 825 E HUNTINGTON DRIVE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   265,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,376.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 85.66100
    ---------------------------------------------------------------
0   0030746762     MORTGAGORS: OVERBY               DOUGLAS
                               OVERBY               ULLA
    REGION CODE    ADDRESS   : 441-A FERNLEAF AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,838.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.38356
    ---------------------------------------------------------------
0   0030746770     MORTGAGORS: MCNEIL               JUDITH

    REGION CODE    ADDRESS   : 20941 LOCHAVEN COURT
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20879
    MORTGAGE AMOUNT :   434,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,337.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 86.80000
    ---------------------------------------------------------------
0   0030746820     MORTGAGORS: LEWIS                JAMES
                               LEWIS                PATRICIA
    REGION CODE    ADDRESS   : 7640 BOND STREET
        01         CITY      :    ST LEONARD
                   STATE/ZIP : MD  20685
    MORTGAGE AMOUNT :   387,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,840.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,840.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.81400
    ---------------------------------------------------------------
0   0030746838     MORTGAGORS: BUCKLES              BRENT
                               BUCKLES              BAMBI
    REGION CODE    ADDRESS   : 25 CARIBE ISLE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,353.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,803.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.41100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,699,250.00
    P & I AMT:     12,656.78  UPB AMT:   1,698,407.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030746853     MORTGAGORS: MCGEE                ROBERT
                               MCGEE                LINDA
    REGION CODE    ADDRESS   : 3855 PINE AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90807
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,835.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030746861     MORTGAGORS: BECKER               STEPHEN
                               MASSINGALE           EMILY
    REGION CODE    ADDRESS   : 3519 DICKASON AVENUE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75219
    MORTGAGE AMOUNT :   301,275.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,101.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,370.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030746887     MORTGAGORS: SWANSON              RICHARD
                               SWANSON              KAY
    REGION CODE    ADDRESS   : 5726 FIG COURT
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80002
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,821.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.67500
    ---------------------------------------------------------------
0   0030746945     MORTGAGORS: MATARAZZO            JOSEPH
                               MATARAZZO            LAURA
    REGION CODE    ADDRESS   : 6 PARKVIEW LANE
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 51.47400
    ---------------------------------------------------------------
0   0030747042     MORTGAGORS: SKINNER              FLOYD

    REGION CODE    ADDRESS   : 1900 ROCKING DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,841.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.74200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,321,275.00
    P & I AMT:      9,968.95  UPB AMT:   1,320,439.10
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030747059     MORTGAGORS: BROADWELL            THOMAS
                               BROADWELL            ROSSANA
    REGION CODE    ADDRESS   : 3245 CHARMAT COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 62.72700
    ---------------------------------------------------------------
0   0030747067     MORTGAGORS: RYAN                 RICHARD
                               RYAN                 MARIE
    REGION CODE    ADDRESS   : 2 BITTERSWEET LANE
        01         CITY      :    OLD LYME
                   STATE/ZIP : CT  06371
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.88800
    ---------------------------------------------------------------
0   0030747075     MORTGAGORS: BEARSON              PATRICIA
                               SPERRY               BRUCE
    REGION CODE    ADDRESS   : 5990 S 2300 EAST
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,637.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,962.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030747257     MORTGAGORS: BRODE                JAMES
                               BRODE                BARBARA
    REGION CODE    ADDRESS   : 4433 I STREET
        01         CITY      :    SACREMENTO
                   STATE/ZIP : CA  95819
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,436.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,305.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030747273     MORTGAGORS: DAVIDSON             DANIEL

    REGION CODE    ADDRESS   : 1454 SEA RIDGE DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   341,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,897,600.00
    P & I AMT:     14,075.44  UPB AMT:   1,896,478.34
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030747299     MORTGAGORS: GLOWACKI             BRUCE
                               MITCHELL             JEFFREY
    REGION CODE    ADDRESS   : 11350 NEW ENGLAND PLACE
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,745.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030747448     MORTGAGORS: WADE                 MITCHELL

    REGION CODE    ADDRESS   : 3319 N. STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,818.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 62.63700
    ---------------------------------------------------------------
0   0030747554     MORTGAGORS: MC COY               STEVEN
                               CHAMPION             WILLIAM
    REGION CODE    ADDRESS   : 14389 DEL ORO COURT
        01         CITY      :    RED BLUFF
                   STATE/ZIP : CA  96080
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,353.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030747612     MORTGAGORS: PURDY                ROB
                               PURDY                TERRIE
    REGION CODE    ADDRESS   : 2612 LA GOLONDRINA STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,336.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.48400
    ---------------------------------------------------------------
0   0030747703     MORTGAGORS: PENTECOST            JOHN
                               PENTECOST            RENITA
    REGION CODE    ADDRESS   : 2745 EAST BENNETT AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92669
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,856.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.16700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,224,900.00
    P & I AMT:      9,160.52  UPB AMT:   1,224,110.85
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030747786     MORTGAGORS: DALIA                ANTHONY
                               DALIA                REGINA
    REGION CODE    ADDRESS   : 609 KEY ROYALE DRIVE
        01         CITY      :    HOLMES BEACH
                   STATE/ZIP : FL  34217
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,794.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,005.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.93200
    ---------------------------------------------------------------
0   0030747828     MORTGAGORS: MOORE                BRIAN
                               MOORE                SHARON
    REGION CODE    ADDRESS   : 8000 HIGH HOLLOW DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78750
    MORTGAGE AMOUNT :   247,510.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,348.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030747877     MORTGAGORS: JENKS                PHILIP
                               JENKS                NATALIE
    REGION CODE    ADDRESS   : 371 SOUTH BANK ROAD
        01         CITY      :    LONDON BRITAIN TOWNSHIP
                   STATE/ZIP : PA  19350
    MORTGAGE AMOUNT :   320,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,273.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,296.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.47300
    ---------------------------------------------------------------
0   0030747943     MORTGAGORS: TAYLOR               TIMOTHY
                               TAYLOR               SUSAN
    REGION CODE    ADDRESS   : 1061 SIR WILLIAM LANE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : IL  60045
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,563.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.38000
    ---------------------------------------------------------------
0   0030747992     MORTGAGORS: TROYCHAK             JOSEPH
                               TROYCHAK             LISA
    REGION CODE    ADDRESS   : 2370 NORTH STREET
        01         CITY      :    LOS OLIVOS
                   STATE/ZIP : CA  93441
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,842.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.15300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,872,060.00
    P & I AMT:     13,839.35  UPB AMT:   1,870,822.79
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030748016     MORTGAGORS: SCHWERMANN           ROBERT
                               SCHWERMANN           LYNN
    REGION CODE    ADDRESS   : 31373 KIRA PLACE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,106.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030748180     MORTGAGORS: BURCH                DANIEL
                               BURCH                MELODY
    REGION CODE    ADDRESS   : 6204 FERAL AVENUE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.66600
    ---------------------------------------------------------------
0   0030748396     MORTGAGORS: STRAKER              SUSAN
                               VIRTUE               ROBERT
    REGION CODE    ADDRESS   : 1200 E. LAKE DRIVE
        01         CITY      :    FT. LAUDERDALE
                   STATE/ZIP : FL  33316
    MORTGAGE AMOUNT :   342,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,092.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,632.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.23000
    ---------------------------------------------------------------
0   0030748495     MORTGAGORS: BALL                 CECILIA

    REGION CODE    ADDRESS   : 324 FIRST PLACE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   320,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,929.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.28300
    ---------------------------------------------------------------
0   0030748628     MORTGAGORS: HERNANDEZ            ANDRES
                               HERNANDEZ            GISELL
    REGION CODE    ADDRESS   : 7374 SW 19 STREET ROAD
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33144
    MORTGAGE AMOUNT :   128,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,981.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       952.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,292,950.00
    P & I AMT:      9,674.94  UPB AMT:   1,291,931.98
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030748818     MORTGAGORS: HEDGES               DAVID
                               HEDGES               MARGARET
    REGION CODE    ADDRESS   : 12005 MEADOWVILLE COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22070
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,801.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 86.38800
    ---------------------------------------------------------------
0   0030748826     MORTGAGORS: ALLEGRA              FRANCIS
                               ALLEGRA              REGINA
    REGION CODE    ADDRESS   : 8422 BLEVINS WAY
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,833.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030748842     MORTGAGORS: VOGEL                RODGER
                               HELGUERA             SUSAN
    REGION CODE    ADDRESS   : 272 CROSS CREEK
        01         CITY      :    ROCHESTER HILLS
                   STATE/ZIP : MI  48306
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030748974     MORTGAGORS: HITTLE               ALVIN
                               HITTLE               JOCELYN
    REGION CODE    ADDRESS   : 2616 LA PALOMA LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   240,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,588.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.49800
    ---------------------------------------------------------------
0   0030749014     MORTGAGORS: KESTER               HAROLD

    REGION CODE    ADDRESS   : 1615 SUMMIT AVENUE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,769.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,381,750.00
    P & I AMT:     10,284.63  UPB AMT:   1,380,992.75
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749287     MORTGAGORS: ZISSELMAN            MARC
                               ZISSELMAN            PAMELA
    REGION CODE    ADDRESS   : 8828 GERMANTOWN AVENUE
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19118
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.68800
    ---------------------------------------------------------------
0   0030749337     MORTGAGORS: RAMIREZ              INGRID

    REGION CODE    ADDRESS   : 3650 N.W. 111TH AVENUE
        01         CITY      :    SUNRISE
                   STATE/ZIP : FL  33351
    MORTGAGE AMOUNT :    71,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,203.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       529.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030749352     MORTGAGORS: BOSS                 STEPHEN
                               BOSS                 MARILYN
    REGION CODE    ADDRESS   : 3 NEW TOWNE DRIVE
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,829.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 54.65100
    ---------------------------------------------------------------
0   0030749378     MORTGAGORS: LANCASTER            GARY
                               LANCASTER            DEANNA
    REGION CODE    ADDRESS   : 2575 PALAMINO DRIVE
        01         CITY      :    ACTOM AREA
                   STATE/ZIP : CA  93510
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,832.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030749444     MORTGAGORS: ST GERMAIN           MARK
                               ST GERMAIN           ROBYN
    REGION CODE    ADDRESS   : 2913 N POINSETTIA AVENUE
        01         CITY      :    MANHATTAN BAECH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   380,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,286.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,027.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 84.55500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,170,750.00
    P & I AMT:      8,687.65  UPB AMT:   1,170,152.06
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749501     MORTGAGORS: MENLO                FRANKLIN
                               MENLO                LYNN
    REGION CODE    ADDRESS   : 312 SOUTH MC CARTY AVENUE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,940.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ---------------------------------------------------------------
0   0030749519     MORTGAGORS: ROSENTHALL           MARCIA
                               RYAN                 TERRI
    REGION CODE    ADDRESS   : 7911 QUARRY RIDGE WAY
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,784.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,185.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.02900
    ---------------------------------------------------------------
0   0030749568     MORTGAGORS: APPEZATTO            JOSEPH
                               APPEZATTO            CARMELLA
    REGION CODE    ADDRESS   : 416 STOUT AVENUE
        01         CITY      :    SCOTCH PLAINS
                   STATE/ZIP : NJ  07076
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,848.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.57142
    ---------------------------------------------------------------
0   0030749634     MORTGAGORS: LANYON               SCOTT
                               LANYON               VICKI
    REGION CODE    ADDRESS   : 6665 SHERMAN LAKE RD
        01         CITY      :    LINO LAKES
                   STATE/ZIP : MN  55038
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,856.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.12500
    ---------------------------------------------------------------
0   0030749675     MORTGAGORS: BRODIE               W.
                               BRODIE               JULE
    REGION CODE    ADDRESS   : 15 PROMONTORY POINTE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,820.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 40.65281
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,699,000.00
    P & I AMT:     12,524.61  UPB AMT:   1,697,310.17
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749709     MORTGAGORS: HUG                  EUGEN
                               HUG                  ELISE
    REGION CODE    ADDRESS   : 6151 HAARDEN DRIVE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,032.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.89400
    ---------------------------------------------------------------
0   0030749741     MORTGAGORS: DENHAM               GLENDA
                               KELLOGG              EDGAR
    REGION CODE    ADDRESS   : 7172 GOLD NUGGET DRIVE
        01         CITY      :    NIWOT
                   STATE/ZIP : CO  80503
    MORTGAGE AMOUNT :   305,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.96900
    ---------------------------------------------------------------
0   0030749774     MORTGAGORS: BILLEISEN            GEORGE
                               BILLEISEN            SHELLY
    REGION CODE    ADDRESS   : 14215 STACY COURT
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.21000
    ---------------------------------------------------------------
0   0030749816     MORTGAGORS: FREDERICK            MARTIN
                               FREDERICK            ALYSON
    REGION CODE    ADDRESS   : 3152 GOSHEFF LANE
        01         CITY      :    GAMBRILLS
                   STATE/ZIP : MD  21054
    MORTGAGE AMOUNT :   242,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ---------------------------------------------------------------
0   0030749956     MORTGAGORS: VAN VONNO            KARL
                               VAN VONNO            CATHERINE
    REGION CODE    ADDRESS   : 6156 COBB ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,290,550.00
    P & I AMT:      9,491.49  UPB AMT:   1,290,382.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749972     MORTGAGORS: HARTY                JACQUELINE
                               HARTY                CARLTON
    REGION CODE    ADDRESS   : 8683 MIDDLEWITCH CT.,
        01         CITY      :    BRISTOW
                   STATE/ZIP : VA  20136
    MORTGAGE AMOUNT :   264,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,601.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
0   0030749980     MORTGAGORS: MEAD                 WILLIAM

    REGION CODE    ADDRESS   : 1103 N ROYAL STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   288,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,151.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,090.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030750368     MORTGAGORS: SIME                 MICHAEL
                               SIME                 PAMELA
    REGION CODE    ADDRESS   : 4395 SHERWOOD TRAIL
        01         CITY      :    MEDINA
                   STATE/ZIP : MI  55340
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,195.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,568.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ---------------------------------------------------------------
0   0030750459     MORTGAGORS: GREENBERG            RICHARD
                               GREENBERG            RENEE
    REGION CODE    ADDRESS   : 6726 ANDOVER LANE, WESTCHESTER AREA
        01         CITY      :    LOS ANGELES,
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   432,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,646.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,246.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030750798     MORTGAGORS: GELLER               LAWRENCE
                               GELLER               TAMARA
    REGION CODE    ADDRESS   : 3801 IVORY COURT
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  22036
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,811.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,061.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,741,300.00
    P & I AMT:     13,074.59  UPB AMT:   1,739,406.79
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030750806     MORTGAGORS: VU                    ROBERT
                               VU                   RICHARD
    REGION CODE    ADDRESS   : 208 EAST MIDLAND AVENUE
        01         CITY      :    PARAMUS
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,818.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030750830     MORTGAGORS: GRIMES               GREGORY
                               GRIMES               JANICE
    REGION CODE    ADDRESS   : 129 SPRINGDELL ROAD
        01         CITY      :    COATESVILLE
                   STATE/ZIP : PA  19320
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,676.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030750897     MORTGAGORS: LUKER                RICHARD
                               LUKER                JUDITH
    REGION CODE    ADDRESS   : 722 PALM HAVEN AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,506.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,009.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 77.64700
    ---------------------------------------------------------------
0   0030750921     MORTGAGORS: MC CLINTON           MICHAEL
                               MC CLINTON           BARBARA
    REGION CODE    ADDRESS   : 6990 BOZMAN NEAVITT ROAD
        01         CITY      :    BOZMAN
                   STATE/ZIP : MD  21612
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030750939     MORTGAGORS: AGUAYO               JUAN
                               AGUAYO               DONITA
    REGION CODE    ADDRESS   : 1 MACOMBER ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,748.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,646.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.48900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,605,000.00
    P & I AMT:     11,899.07  UPB AMT:   1,603,750.58
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030751317     MORTGAGORS: THOMPSON             DOUGLAS
                               THOMPSON             MARY
    REGION CODE    ADDRESS   : 20 FREEDOM ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : MN  56308
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,528.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.16400
    ---------------------------------------------------------------
0   0030751473     MORTGAGORS: SCHLANGER            RICHARD
                               SCHLANGER            BARBARA
    REGION CODE    ADDRESS   : 12 GILBERT HEIGHTS ROAD
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030751507     MORTGAGORS: CASASSA              LARRY

    REGION CODE    ADDRESS   : 1205 GILBERT COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   260,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,542.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.89655
    ---------------------------------------------------------------
0   0030751531     MORTGAGORS: JOSEPH               JOSEPH
                               JOSEPH               WILLOW
    REGION CODE    ADDRESS   : 699 VIA CIELITO
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93003
    MORTGAGE AMOUNT :   544,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    543,644.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,039.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030751671     MORTGAGORS: WHITE                MELVIN
                               MINTZ-WHITE          SHERYL
    REGION CODE    ADDRESS   : 20605 SUMMER SWEET TERRACE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   259,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,188.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,834,050.00
    P & I AMT:     13,592.11  UPB AMT:   1,832,903.76
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030751705     MORTGAGORS: KRISHNAMURTHY        ANIL
                               NAGARAJ              PADMINI
    REGION CODE    ADDRESS   : 1172 WALNUT VALLEY
        01         CITY      :    CENTERVILLE
                   STATE/ZIP : OH  45458
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,826.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.67900
    ---------------------------------------------------------------
0   0030751747     MORTGAGORS: SCHROEDER            MARK
                               SCHROEDER            SANDRA
    REGION CODE    ADDRESS   : 62 SIMMONS LANE
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   307,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,164.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,203.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030751754     MORTGAGORS: CARTER               SAMUEL
                               CARTER               MAURA
    REGION CODE    ADDRESS   : 3124 JESSICA
        01         CITY      :    JOPLIN
                   STATE/ZIP : MO  64804
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,091.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.07700
    ---------------------------------------------------------------
0   0030751895     MORTGAGORS: RITCHIE              THOMAS
                               RITCHIE              EHLANDA
    REGION CODE    ADDRESS   : 441 LAKEVIEW WAY SE
        01         CITY      :    RIO RANCH
                   STATE/ZIP : NM  87124
    MORTGAGE AMOUNT :   277,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,036.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98700
    ---------------------------------------------------------------
0   0030752018     MORTGAGORS: HOLMEN               ROBERT
                               HOLMEN               MICHELE
    REGION CODE    ADDRESS   : 2323 LAUREL PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,626.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,375,550.00
    P & I AMT:      9,781.51  UPB AMT:   1,373,745.29
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752026     MORTGAGORS: FIGGINS              TERRY
                               FIGGINS              CONSTANCE
    REGION CODE    ADDRESS   : 25049 HIGH SPRINGS AVE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91321
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,080.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,574.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.61900
    ---------------------------------------------------------------
0   0030752034     MORTGAGORS: WOLAK                THOMAS
                               PATE-WOLAK           SANDRA
    REGION CODE    ADDRESS   : 23123 VISTA RAMONA RD
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,861.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030752083     MORTGAGORS: CHUDY                JOSEPH
                               CHUDY                KATHIE
    REGION CODE    ADDRESS   : 49971 LEANING PINE LANE
        01         CITY      :    OAKHURST
                   STATE/ZIP : CA  93644
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,347.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.37300
    ---------------------------------------------------------------
0   0030752109     MORTGAGORS: GARFINKEL            ANDREW
                               GARFINKEL            MICHELE
    REGION CODE    ADDRESS   : 280 EAST STREET SOUTH
        01         CITY      :    GOSHEN
                   STATE/ZIP : CT  06756
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,373.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030752208     MORTGAGORS: VANREUTH-COYLE       JULIE

    REGION CODE    ADDRESS   : 8 BROOK HILL COURT
        01         CITY      :    COCKEYSVILLE
                   STATE/ZIP : MD  21030
    MORTGAGE AMOUNT :   263,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,227.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,955.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,391,400.00
    P & I AMT:     10,381.14  UPB AMT:   1,388,890.46
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752232     MORTGAGORS: NAKAO                CLIFFORD
                               NAKAO                CAROLYN
    REGION CODE    ADDRESS   : 4515 LAKEWOOD STREET
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   247,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,879.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030752240     MORTGAGORS: CHARVEZ              RAYMOND
                               WAGONER              DONNA
    REGION CODE    ADDRESS   : 435 PANORAMA DRIVE
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,812.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 86.28500
    ---------------------------------------------------------------
0   0030752257     MORTGAGORS: NETI                 MERTY
                               NETI                 JAYA
    REGION CODE    ADDRESS   : 21417 EMERALD DRIVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   235,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,483.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ---------------------------------------------------------------
0   0030752406     MORTGAGORS: MYERS                ALBERT
                               MYERS                KATHLEEN
    REGION CODE    ADDRESS   : 330 HUELVA COURT
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : CA  92057
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,670.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.70000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.70000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030752422     MORTGAGORS: ECKERT               CLAY
                               YANG                 TERESA
    REGION CODE    ADDRESS   : 24441 SILVER SPUR LANE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   226,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,290.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,241,500.00
    P & I AMT:      9,039.58  UPB AMT:   1,240,137.30
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752455     MORTGAGORS: DAVIS                DAVID
                               DAVIS                ARLENE
    REGION CODE    ADDRESS   : 2 HILLCREST DRIVE
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92211
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,605.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.60200
    ---------------------------------------------------------------
0   0030752539     MORTGAGORS: RIZZO                JANE

    REGION CODE    ADDRESS   : 38 BRYANT STREET # 708
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94105
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,761.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,604.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.75000
    ---------------------------------------------------------------
0   0030752612     MORTGAGORS: GAYNOR               JEFFREY
                               GAYNOR               LORRAINE
    REGION CODE    ADDRESS   : 46721 ASHMERE SQUARE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,850.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030752638     MORTGAGORS: HILL                 ANTHONY
                               HILL                 SUZANNE
    REGION CODE    ADDRESS   : 8502  TRANQUIL PARK DRIVE
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77379
    MORTGAGE AMOUNT :   302,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,882.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,191.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.64210
    ---------------------------------------------------------------
0   0030752752     MORTGAGORS: MC CORMICK           JAN
                               MC CORMICK           DEBRA
    REGION CODE    ADDRESS   : 1000 W WASHINGTON UNIT 139
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60607
    MORTGAGE AMOUNT :   298,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,477,000.00
    P & I AMT:     10,883.62  UPB AMT:   1,475,800.69
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752786     MORTGAGORS: SPERLING             GARY
                               GROSSMAN             MARA
    REGION CODE    ADDRESS   : 146 SOUTH VISTA STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,791.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.96900
    ---------------------------------------------------------------
0   0030752810     MORTGAGORS: SWAFFORD             LARRY
                               SWAFFORD             SARAH
    REGION CODE    ADDRESS   : 8924 EAGLE WATCH DRIVE
        01         CITY      :    RIVERVIEW
                   STATE/ZIP : FL  33569
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,009.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030752869     MORTGAGORS: PRIGGE               STEVEN
                               PRIGGE               KATHY
    REGION CODE    ADDRESS   : 40 W. 706 WILDBRIAR LANE
        01         CITY      :    ELGIN
                   STATE/ZIP : IL  60123
    MORTGAGE AMOUNT :   255,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,114.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ---------------------------------------------------------------
0   0030752885     MORTGAGORS: ROSINACK             PAUL
                               ROSINACK             JUDITH
    REGION CODE    ADDRESS   : 15817 CAMINITO CANTARAS
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   307,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,314.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030752893     MORTGAGORS: ESPINOSA             ARTURO
                               ESPINOSA             LUPE
    REGION CODE    ADDRESS   : 740 BRIDGE CREEK DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,386.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.66600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,444,600.00
    P & I AMT:     10,491.86  UPB AMT:   1,442,615.89
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752919     MORTGAGORS: KUKLIN               STEVEN
                               KUKLIN               KAREN
    REGION CODE    ADDRESS   : 2 EL BONITO WAY
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,235.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030752968     MORTGAGORS: KELSALL              MATTHEW
                               KELSALL              JILL
    REGION CODE    ADDRESS   : 4201 WILDRIDGE ROAD
        01         CITY      :    AVON
                   STATE/ZIP : CO  81620
    MORTGAGE AMOUNT :   233,909.99  OPTION TO CONVERT :
    UNPAID BALANCE :    233,746.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.88100
    ---------------------------------------------------------------
0   0030753016     MORTGAGORS: ROMERO               RENATO
                               ROMERO               LEONORA
    REGION CODE    ADDRESS   : 17601 SATICOY STREET
        01         CITY      :    (NORTHRIDGE AREA) LOS ANG
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   218,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,197.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,718.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030753040     MORTGAGORS: CROCKETT             DONALD
                               CROCKETT             DOROTHY
    REGION CODE    ADDRESS   : 1192 PINTAIL CIRCLE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80303
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,530.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.68600
    ---------------------------------------------------------------
0   0030753131     MORTGAGORS: DODDS                RANDEL
                               DODDS                JOAN
    REGION CODE    ADDRESS   : 648 WEST PALO ALTO AVENUE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93704
    MORTGAGE AMOUNT :   118,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    118,520.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       870.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.84800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,278,959.99
    P & I AMT:      9,493.66  UPB AMT:   1,277,230.61
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753172     MORTGAGORS: WILLSON              LEWIS
                               ELM                  FRANCES
    REGION CODE    ADDRESS   : 347 SPRING BEAUTY COURT
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,661.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.28706
    ---------------------------------------------------------------
0   0030753214     MORTGAGORS: BOLLAND              ERIC
                               BOLLAND              PATRICIA
    REGION CODE    ADDRESS   : 5943 BRIDGEVIEW DR
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93003
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,654.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 52.08300
    ---------------------------------------------------------------
0   0030753289     MORTGAGORS: HYNSON               DAVID
                               HYNSON               MIRIAM
    REGION CODE    ADDRESS   : 1726 FURNACE DRIVE
        01         CITY      :    GLEN BURNIE
                   STATE/ZIP : MD  21060
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,849.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030753297     MORTGAGORS: HENNE                T.
                               HENNE                ELIZABETH
    REGION CODE    ADDRESS   : 3 MILL HAVEN ROAD
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,310.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.15800
    ---------------------------------------------------------------
0   0030753347     MORTGAGORS: VAN PIETERSOM        TIMOTHY
                               VAN PIETERSOM        SUSAN
    REGION CODE    ADDRESS   : N98 W16201 CONCORD ROAD
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : WI  53022
    MORTGAGE AMOUNT :   102,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,361.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       752.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.91200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,098,000.00
    P & I AMT:      7,989.75  UPB AMT:   1,096,837.85
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753362     MORTGAGORS: RICO                 DULCE

    REGION CODE    ADDRESS   : 15260 S.W. 80 ST # 2
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33193
    MORTGAGE AMOUNT :    75,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     75,849.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       556.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.97800
    ---------------------------------------------------------------
0   0030753420     MORTGAGORS: PLHAK                CHARLES
                               WATTS-PLHAK          ROSE
    REGION CODE    ADDRESS   : 6786 TURF DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92640
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,766.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 53.33300
    ---------------------------------------------------------------
0   0030753479     MORTGAGORS: WULFFSON             TODD
                               WULFFSON             LAURIE
    REGION CODE    ADDRESS   : 29 SANTA COMBA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92215
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,828.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030753669     MORTGAGORS: KHA                  TRUNG
                               KHA                  MUOI
    REGION CODE    ADDRESS   : 260 FLAT RIVER ROAD
        01         CITY      :    BOSSIER CITY
                   STATE/ZIP : LA  71112
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,042.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030753677     MORTGAGORS: BLACK                NEIL

    REGION CODE    ADDRESS   : 31572 INSPIRATION DRIVE
        01         CITY      :    RUNNING SPRINGS
                   STATE/ZIP : CA  92382
    MORTGAGE AMOUNT :    79,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,146.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       581.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,008,600.00
    P & I AMT:      7,485.37  UPB AMT:   1,007,632.91
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753685     MORTGAGORS: PRIEVE               MICHAEL

    REGION CODE    ADDRESS   : 1127 N.W. IRVING STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97209
    MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,720.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.24000
    ---------------------------------------------------------------
0   0030753701     MORTGAGORS: MULLETT              DAVID
                               MULLETT              CATHARINE
    REGION CODE    ADDRESS   : 12310 BROKEN ARROW DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,240.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,031.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.53400
    ---------------------------------------------------------------
0   0030753743     MORTGAGORS: NGUYEN               MONGTUYEN
                               NGUYEN               PAUL
    REGION CODE    ADDRESS   : 277 NORTH CLAREMONT AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95121
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,860.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,710.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030753750     MORTGAGORS: STEIN                PETER
                               STEIN                JEANNE
    REGION CODE    ADDRESS   : 35 EASTMAN LANE
        01         CITY      :    HOLLIS
                   STATE/ZIP : NH  03049
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.77108
    ---------------------------------------------------------------
0   0030753800     MORTGAGORS: RAHARDJO             KAY
                               RAHARDJO             BUDDY
    REGION CODE    ADDRESS   : 80 BRIMSTONE LANE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,389,450.00
    P & I AMT:     10,333.75  UPB AMT:   1,386,937.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753875     MORTGAGORS: MA                   JAMES
                               MA                   JENNY
    REGION CODE    ADDRESS   : 2060 S. TORREY PINES COURT
        01         CITY      :    LA HABRA
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,781.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 87.83783
    ---------------------------------------------------------------
0   0030754006     MORTGAGORS: TALADA               WILLIAM
                               TALADA               ROBYN
    REGION CODE    ADDRESS   : 989 BEAVERCREEK ROAD
        01         CITY      :    ROCKLAND
                   STATE/ZIP : PA  19527
    MORTGAGE AMOUNT :   237,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,252.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030754154     MORTGAGORS: FRANK                PAUL
                               FRANK                CYNTHIA
    REGION CODE    ADDRESS   : 15511 DE LA CRUZ DRIVE
        01         CITY      :    RANCHO MURIETA
                   STATE/ZIP : CA  95683
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,841.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,938.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 42.14800
    ---------------------------------------------------------------
0   0030754196     MORTGAGORS: FEZELL               DONALD
                               FEZELL               MOLLY
    REGION CODE    ADDRESS   : 950 TERRA BELLA AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,686.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,563.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030754204     MORTGAGORS: GROSBOLL             RICHARD

    REGION CODE    ADDRESS   : 470-472 FAIR OAK STREET
        01         CITY      :    SAN FRANSCISO
                   STATE/ZIP : CA  99110
    MORTGAGE AMOUNT :   398,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,835.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,854.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,695,800.00
    P & I AMT:     12,545.51  UPB AMT:   1,694,397.69
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754261     MORTGAGORS: ROBERTS              ALAN
                               ROBERTS              LISA
    REGION CODE    ADDRESS   : 1460 TRISHA LANE
        01         CITY      :    HARLEYSVILLE
                   STATE/ZIP : PA  19438
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,353.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98400
    ---------------------------------------------------------------
0   0030754279     MORTGAGORS: MILLER               CHRISTOPHER

    REGION CODE    ADDRESS   : 4912 E. DOUBLETREE RANCH ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,832.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030754303     MORTGAGORS: EATON                JONATHAN
                               EATON                CAROLYN
    REGION CODE    ADDRESS   : 63 WESTCLIFF ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   528,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    528,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,782.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030754337     MORTGAGORS: MILLITELLO           GREGG
                               MILLITELLO           LEANNE
    REGION CODE    ADDRESS   : 110 ALLEN WAY
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   214,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,896.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,534.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030754360     MORTGAGORS: SACCAVINO            PAUL
                               SACCAVINO            LAUREN
    REGION CODE    ADDRESS   : 1821 SE PALM CITY ROAD B302
        01         CITY      :    STUART
                   STATE/ZIP : FL  34994
    MORTGAGE AMOUNT :    53,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,429.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       397.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.91500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,341,700.00
    P & I AMT:      9,864.46  UPB AMT:   1,340,512.21
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754428     MORTGAGORS: STEEVES              MARY
                               LEVANG               KEVIN
    REGION CODE    ADDRESS   : 1520 MAGNOLIA AVENUE
        01         CITY      :    ROHNERT PARK
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,671.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.54500
    ---------------------------------------------------------------
0   0030754444     MORTGAGORS: FERRIS               MICHAEL

    REGION CODE    ADDRESS   : 2085 MOUND STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,834.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.57100
    ---------------------------------------------------------------
0   0030754618     MORTGAGORS: HIGGINBOTHAM         KEVIN
                               HIGGINBOTHAM         KIMBERLY
    REGION CODE    ADDRESS   : 1001 CALL DRIVE
        01         CITY      :    UPPER MARLBORO
                   STATE/ZIP : MD  20772
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,310.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030754634     MORTGAGORS: BARREIRA             MANUEL
                               SOLIS                FRANCISCO
    REGION CODE    ADDRESS   : 1247 AUDRA COURT
        01         CITY      :    MOHEGAN LAKE
                   STATE/ZIP : NY  10547
    MORTGAGE AMOUNT :   224,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030754642     MORTGAGORS: HOULE                JEFFREY

    REGION CODE    ADDRESS   : 444 NEW JERSEY AVENUE SE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20003
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,819.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.86600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,246,900.00
    P & I AMT:      9,160.78  UPB AMT:   1,246,035.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754683     MORTGAGORS: HOWARD               NATHAN
                               HOWARD               JENNIFER
    REGION CODE    ADDRESS   : 2320 OUT OF BOUNDS COURT
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80907
    MORTGAGE AMOUNT :   258,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,439.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
0   0030754691     MORTGAGORS: HUGHES               GERALD
                               HUGHES               JIE
    REGION CODE    ADDRESS   : 1108 FOXHURST WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,735.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,791.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030754717     MORTGAGORS: AL-DASUKI            ADLI
                               AL-DASUKI            SHARLENE
    REGION CODE    ADDRESS   : 12596 E. SADDLEHORN TRAIL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   441,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,468.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,318.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030754725     MORTGAGORS: CHAPIN               RANDALL
                               CHAPIN               JANE
    REGION CODE    ADDRESS   : 10604 NE 60TH LANE
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98033
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030754733     MORTGAGORS: BAGGOTT              BRIAN
                               BAGGOTT              SANDY
    REGION CODE    ADDRESS   : 211 JO DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,324.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,616,850.00
    P & I AMT:     12,001.72  UPB AMT:   1,615,790.74
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754766     MORTGAGORS: FERLING              LARS
                               FERLING              JANE
    REGION CODE    ADDRESS   : 26866 SAND CANYON ROAD
        01         CITY      :    CANYON COUNTRY AREA, SANT
                   STATE/ZIP : CA  91351
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030754790     MORTGAGORS: LACALLE              ROBERTO
                               LACALLE              GERRI
    REGION CODE    ADDRESS   : 3504 HADDONFIELD COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   269,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,209.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.65100
    ---------------------------------------------------------------
0   0030754832     MORTGAGORS: WHITE                PAUL
                               MONTE-WHITE          KAY
    REGION CODE    ADDRESS   : 1910 KATHY COURT
        01         CITY      :    OWINGS
                   STATE/ZIP : MD  20736
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,841.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 83.95500
    ---------------------------------------------------------------
0   0030754840     MORTGAGORS: KINARD               ROBERT
                               KINARD               PAULA
    REGION CODE    ADDRESS   : 2534 SHARONDALE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   234,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,346.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 86.21323
    ---------------------------------------------------------------
0   0030754923     MORTGAGORS: DILLARD              BYRON
                               DILLARD              DANA
    REGION CODE    ADDRESS   : 18005 GIBBONS DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   229,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,996.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,370,050.00
    P & I AMT:      9,916.15  UPB AMT:   1,369,393.89
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754964     MORTGAGORS: BERNICK              CHARLES
                               BERNICK              DEBORA
    REGION CODE    ADDRESS   : 4202 MINNESOTA AVENUE
        01         CITY      :    DULUTH
                   STATE/ZIP : MN  55802
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,797.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.63100
    ---------------------------------------------------------------
0   0030755003     MORTGAGORS: ELKIN                LYNN

    REGION CODE    ADDRESS   : 1001 W PACES FERRY ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,736.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030755151     MORTGAGORS: SPELIC               DAVID
                               SPELIC               MING
    REGION CODE    ADDRESS   : 520 MANNAKEE STREET
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,244.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,578.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030755169     MORTGAGORS: BARNETT              JUDITH

    REGION CODE    ADDRESS   : 4373 EMBASSY PARK DRIVE N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,330.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ---------------------------------------------------------------
0   0030755219     MORTGAGORS: WATERS               RITA

    REGION CODE    ADDRESS   : 17 BENDERS DRIVE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,845.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.89200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,458,900.00
    P & I AMT:     10,888.51  UPB AMT:   1,457,955.01
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030755250     MORTGAGORS: GRIFFIN              S
                               GRIFFIN              MARY
    REGION CODE    ADDRESS   : 239 AVENIDA VISTA DEL OCEANO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,348.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,295.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030755268     MORTGAGORS: FONG                 ALAN
                               FONG                 MICHELLE
    REGION CODE    ADDRESS   : 1206 JANICE DRIVE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   218,640.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,322.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,547.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030755292     MORTGAGORS: PAYNE                MICHAEL
                               PAYNE                KELLY
    REGION CODE    ADDRESS   : 21820 HEATHER WOOD
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,803.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.33300
    ---------------------------------------------------------------
0   0030755425     MORTGAGORS: SALVATO              ROBERT
                               SALVATO              CYNTHIA
    REGION CODE    ADDRESS   : 1236 VIA BARRANCA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,326.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.95600
    ---------------------------------------------------------------
0   0030755482     MORTGAGORS: MCLAUGHLIN           JOHN
                               MCLAUGHLIN           TERRY
    REGION CODE    ADDRESS   : 775 CAMP SPRINGS LANE
        01         CITY      :    GEORGETOWN
                   STATE/ZIP : TX  78628
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,565.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,811,640.00
    P & I AMT:     13,223.37  UPB AMT:   1,809,367.55
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030755490     MORTGAGORS: KAPOLAS              PETER
                               KAPOLAS              ALICE
    REGION CODE    ADDRESS   : 2645 BOB WHITE LANE
        01         CITY      :    WEST CHICAGO
                   STATE/ZIP : IL  60185
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,671.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 81.96700
    ---------------------------------------------------------------
0   0030755524     MORTGAGORS: SHONSEY              EDWARD
                               SHONSEY              MARY
    REGION CODE    ADDRESS   : 726 WIDSTEN CIRCLE
        01         CITY      :    WAYZATA
                   STATE/ZIP : MN  55391
    MORTGAGE AMOUNT :   503,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,650.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,519.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.99500
    ---------------------------------------------------------------
0   0030755532     MORTGAGORS: DAY                  LORI
                               DAY                  JON
    REGION CODE    ADDRESS   : 8229 STONE CREEK DRIVE
        01         CITY      :    CHANHASSEN
                   STATE/ZIP : MN  55317
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,359.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030755573     MORTGAGORS: BEANE                GERALD
                               BEANE                NAOMI
    REGION CODE    ADDRESS   : 2350 VENA DEL MAR
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93035
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,822.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 71.46300
    ---------------------------------------------------------------
0   0030755615     MORTGAGORS: VILLARD              ARTHUR
                               VILLARD              CHRISTINE
    REGION CODE    ADDRESS   : 7044 S. BLUE CREEK ROAD
        01         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,833.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.60900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,546,150.00
    P & I AMT:     11,209.04  UPB AMT:   1,544,337.92
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030755623     MORTGAGORS: BROWNING             ROBERT
                               BROWNING             DIANE
    REGION CODE    ADDRESS   : 221 SANTIAGO COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,850.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 64.15500
    ---------------------------------------------------------------
0   0030755789     MORTGAGORS: GUIRNALDA            LEONARDO
                               GUIRNALDA            ROSALINDA
    REGION CODE    ADDRESS   : 1974 HANES ROAD
        01         CITY      :    BEAVERCREEK
                   STATE/ZIP : OH  45432
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,955.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030755847     MORTGAGORS: HERRIN               MICHAEL
                               HERRIN               DEBRA
    REGION CODE    ADDRESS   : 169 POLK PLACE DRIVE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37064
    MORTGAGE AMOUNT :   242,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,732.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030755904     MORTGAGORS: AMIN                 GEORGE
                               AMIN                 LORI
    REGION CODE    ADDRESS   : 45930 FOUNTAIN VIEW
        01         CITY      :    CANTON
                   STATE/ZIP : MI  48188
    MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,354.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.96700
    ---------------------------------------------------------------
0   0030755946     MORTGAGORS: SCHEPS               ERIC

    REGION CODE    ADDRESS   : 1518 NORTH PAULINA
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60622
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,246,400.00
    P & I AMT:      9,429.44  UPB AMT:   1,245,393.04
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030755953     MORTGAGORS: ROTH                 DOUGLAS

    REGION CODE    ADDRESS   : 45 NEWTON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,850.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030755987     MORTGAGORS: LEONHARD             MARK
                               LEONHARD             MARIA
    REGION CODE    ADDRESS   : 7 O'BRIEN COURT
        01         CITY      :    BEDMINISTER TWSP
                   STATE/ZIP : NJ  07921
    MORTGAGE AMOUNT :   368,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,290.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030756027     MORTGAGORS: HILL                 BRIAN

    REGION CODE    ADDRESS   : 541 CAMINO RANCHEROS
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87501
    MORTGAGE AMOUNT :   484,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,847.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,555.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 55.37100
    ---------------------------------------------------------------
0   0030756068     MORTGAGORS: SENKEL               RICHARD
                               SENKEL               KAREN
    REGION CODE    ADDRESS   : 1705 BEARDS CREEK COURT
        01         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   292,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,756.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.68300
    ---------------------------------------------------------------
0   0030756126     MORTGAGORS: WALKER               KIRT
                               WALKER               CYNTHIA
    REGION CODE    ADDRESS   : 1505 GREAT HERON DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,672.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,592.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.17300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,617,400.00
    P & I AMT:     11,993.32  UPB AMT:   1,615,417.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030756134     MORTGAGORS: SAMPSON              MARCIA

    REGION CODE    ADDRESS   : 4801 CREST ROAD
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80526
    MORTGAGE AMOUNT :   266,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,525.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.39500
    ---------------------------------------------------------------
0   0030756324     MORTGAGORS: DECENILLA            CEPRIANO
                               DECENILLA            STEPHANIE
    REGION CODE    ADDRESS   : 711 FAIRPARK LANE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   120,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,610.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       824.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
0   0030756365     MORTGAGORS: VOGT                 DOMINIC
                               VOGT                 ANNICK
    REGION CODE    ADDRESS   : 1425 BRETMOOR WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   379,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,662.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,716.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030756431     MORTGAGORS: MOORE                TYRONE
                               MOORE                STACEY
    REGION CODE    ADDRESS   : 2536 TAPESTRY WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,603.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,242.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.82353
    ---------------------------------------------------------------
0   0030756522     MORTGAGORS: WEAVER               PAUL
                               WEAVER               ANITA
    REGION CODE    ADDRESS   : 5 CASSIS
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,214.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,359,100.00
    P & I AMT:      9,944.98  UPB AMT:   1,357,617.84
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030756555     MORTGAGORS: MAILLOUX             ANDRE
                               MAILLOUX             MARIE
    REGION CODE    ADDRESS   : 3340 WHITE OAK COURT
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,839.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.61100
    ---------------------------------------------------------------
0   0030756662     MORTGAGORS: JORDAN               JOHN
                               JORDAN               SHELLEY
    REGION CODE    ADDRESS   : 1508 ROCKROSE ROAD
        01         CITY      :    WEST SACRAMENTO
                   STATE/ZIP : CA  95691
    MORTGAGE AMOUNT :    78,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     77,952.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       599.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 87.64000
    ---------------------------------------------------------------
0   0030756787     MORTGAGORS: TOLBERT              RICKY
                               TOLBERT              ANGELA
    REGION CODE    ADDRESS   : 235 YACHT CLUB ROAD
        01         CITY      :    TITUS
                   STATE/ZIP : AL  36080
    MORTGAGE AMOUNT :   152,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,278.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,079.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.40500
    ---------------------------------------------------------------
0   0030756845     MORTGAGORS: ROQUEMORE            LINDA

    REGION CODE    ADDRESS   : 33 CREEKSIDE COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   223,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,645.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.13700
    ---------------------------------------------------------------
0   0030756894     MORTGAGORS: CANT                 ANDREW
                               CANT                 ELAINE
    REGION CODE    ADDRESS   : 27996 FARM HILL DRIVE
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94544
    MORTGAGE AMOUNT :   246,905.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,739.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:     947,205.00
    P & I AMT:      6,940.09  UPB AMT:     946,455.69
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030756936     MORTGAGORS: PATTON               RONALD
                               FITE                 DIANA
    REGION CODE    ADDRESS   : 28229 MARGERSTADT
        01         CITY      :    WALLER
                   STATE/ZIP : TX  77487
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,595.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,940.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 60.18500
    ---------------------------------------------------------------
0   0030756969     MORTGAGORS: FULLER               DONALD
                               FULLER               CYNTHIA
    REGION CODE    ADDRESS   : 10091 EAST RANCH GATE ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,769.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.62800
    ---------------------------------------------------------------
0   0030756993     MORTGAGORS: MESSING              MARK
                               MESSING              TERRI
    REGION CODE    ADDRESS   : 1505 COVENTRY LANE
        01         CITY      :    SOUTH LAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   386,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,540.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,838.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030757066     MORTGAGORS: WILSON               CURT

    REGION CODE    ADDRESS   : 3927 BROWNING STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77005
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,395.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,157.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030757173     MORTGAGORS: HERZOG               MARINA

    REGION CODE    ADDRESS   : 157 BRANDON COURT
        01         CITY      :    NESHANIC STATION
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,697.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,939,400.00
    P & I AMT:     14,513.94  UPB AMT:   1,937,998.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030757181     MORTGAGORS: JENKINS              DAVID
                               JENKINS              MAUREEN
    REGION CODE    ADDRESS   : 2707 GERMANTOWN
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,636.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030757199     MORTGAGORS: STONE                ROBERT
                               STONE                CYNTHIA
    REGION CODE    ADDRESS   : 26 RANWORTH COURT
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,428.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
0   0030757215     MORTGAGORS: SACHTJEN             ROBERT
                               SACHTJEN             MERRILEE
    REGION CODE    ADDRESS   : 2350 DE VARONA PLACE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,833.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 78.37800
    ---------------------------------------------------------------
0   0030757330     MORTGAGORS: VON OHLSEN           CRAIG
                               VON OHLSEN           BONITA
    REGION CODE    ADDRESS   : 363 NORTH STREET
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   258,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,535.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98200
    ---------------------------------------------------------------
0   0030757421     MORTGAGORS: WHEELER              ALVIN
                               PONTON-WHEELER       SHARON
    REGION CODE    ADDRESS   : 1377 EDGEWOOD LANE
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   402,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,984.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 59.55500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,474,300.00
    P & I AMT:     11,075.22  UPB AMT:   1,467,432.88
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030757454     MORTGAGORS: MCCORD               WARREN
                               MCCORD               DONNA
    REGION CODE    ADDRESS   : 1642 TULANE DRIVE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,786.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030757462     MORTGAGORS: OBILOR               ADOLPH
                               OBILOR               MARGARET
    REGION CODE    ADDRESS   : 5769 BARNSWELL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,852.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 83.01800
    ---------------------------------------------------------------
0   0030757801     MORTGAGORS: NELSON               JOHN
                               NELSON               CYNTHIA
    REGION CODE    ADDRESS   : 5892 PARK CREST
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   222,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.51600
    ---------------------------------------------------------------
0   0030757835     MORTGAGORS: HOOPS                LEONARD
                               HOOPS                NITA
    REGION CODE    ADDRESS   : 22399 SOUTH SPRING CREEK
        01         CITY      :    ESTACADA
                   STATE/ZIP : OR  97023
    MORTGAGE AMOUNT :   374,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,641.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,718.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.10400
    ---------------------------------------------------------------
0   0030757918     MORTGAGORS: HERZ                 RONALD
                               HERZ                 DEBRA
    REGION CODE    ADDRESS   : 109 CASTILIAN WAY
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,774.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 61.98100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,479,650.00
    P & I AMT:     10,854.60  UPB AMT:   1,478,805.99
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030758072     MORTGAGORS: HOLDEN               JAY
                               HOLDEN               COLLEEN
    REGION CODE    ADDRESS   : 112 PINE CLIFF LANE
        01         CITY      :    MOORESVILLE
                   STATE/ZIP : NC  28115
    MORTGAGE AMOUNT :   239,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,410.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ---------------------------------------------------------------
0   0030758098     MORTGAGORS: SMITH                RICHARD
                               SMITH                JOY
    REGION CODE    ADDRESS   : 17240 COLONIAL PARK DRIVE
        01         CITY      :    MONUMENT
                   STATE/ZIP : CO  80132
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,772.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.34600
    ---------------------------------------------------------------
0   0030758189     MORTGAGORS: FRANK                PAUL
                               FRANK                KATHY
    REGION CODE    ADDRESS   : 17416 SUMIYA DRIVE
        01         CITY      :    (ENCINO AREA) LOS ANGELES
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 54.73900
    ---------------------------------------------------------------
0   0030758239     MORTGAGORS: GUREVICH             WILLIAM
                               OSETINSKY            ALLA
    REGION CODE    ADDRESS   : 358 SYCAMORE COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,552.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030758270     MORTGAGORS: SUSSMAN              HARVEY
                               SUSSMAN              BARBARA
    REGION CODE    ADDRESS   : 10229 ANGEL PARK COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89134
    MORTGAGE AMOUNT :   262,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,728.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.87847
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,463,850.00
    P & I AMT:     10,677.95  UPB AMT:   1,462,273.88
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030758288     MORTGAGORS: MALONEY              PAUL
                               MALONEY              LORRAINE
    REGION CODE    ADDRESS   : 309 W PROSPECT
        01         CITY      :    LAKE BLUFF
                   STATE/ZIP : IL  60044
    MORTGAGE AMOUNT :   293,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,015.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,361.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 87.61100
    ---------------------------------------------------------------
0   0030758296     MORTGAGORS: WOODLAND             JOHN

    REGION CODE    ADDRESS   : 122 SCOTT HILL RD # 1404
        01         CITY      :    BEAVER CREEK
                   STATE/ZIP : CO  81620
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,810.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,997.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ---------------------------------------------------------------
0   0030758346     MORTGAGORS: BROOKS               WILL
                               BROOKS               CHERYL
    REGION CODE    ADDRESS   : 11442 WAESCHE DRIVE
        01         CITY      :    MITCHELLVILLE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   219,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,363.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.67300
    ---------------------------------------------------------------
0   0030758361     MORTGAGORS: BELLAR               RONALD
                               BELLAR               BETSY
    REGION CODE    ADDRESS   : 91 WEST ELM STREET
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.80400
    ---------------------------------------------------------------
0   0030758387     MORTGAGORS: WATTS                MATTHEW

    REGION CODE    ADDRESS   : 2960 HABERSHAM WAY
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,991.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,986.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,868,500.00
    P & I AMT:     14,301.05  UPB AMT:   1,866,180.40
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030758395     MORTGAGORS: BACA                 MARCELLO
                               BACA                 RITA
    REGION CODE    ADDRESS   : 1025 HOPSON COURT
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80256
    MORTGAGE AMOUNT :   230,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.27400
    ---------------------------------------------------------------
0   0030758494     MORTGAGORS: RAMOS                REYNALDO
                               RAMOS                BARBARA
    REGION CODE    ADDRESS   : 2612 58TH STREET SW
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98203
    MORTGAGE AMOUNT :   250,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,585.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,861.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030758544     MORTGAGORS: DE BRANCH            MARK
                               DE BRANCH            LAURA
    REGION CODE    ADDRESS   : 2957 FALCONBERG DRIVE
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,149.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030758569     MORTGAGORS: ZEIS                 WILLIAM
                               ZEIS                 LYNETTE
    REGION CODE    ADDRESS   : 3733 E. TREMAINE COURT
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   281,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,480.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.29100
    ---------------------------------------------------------------
0   0030758635     MORTGAGORS: ORLANDO              DARREN

    REGION CODE    ADDRESS   : 16485 COLLINS AVENUE #1138
        01         CITY      :    NORTH MIAMI BEACH
                   STATE/ZIP : FL  33160
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,491.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,850.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,240,600.00
    P & I AMT:      9,269.63  UPB AMT:   1,239,207.29
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030758676     MORTGAGORS: PHIPPS               ROBERT
                               PHIPPS               JANE
    REGION CODE    ADDRESS   : 1112 STONEBRIDGE CIRCLE
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84060
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,472.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,214.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 83.23600
    ---------------------------------------------------------------
0   0030758700     MORTGAGORS: DRUMMONDS            KENNETH
                               DRUMMONDS            ANDREA
    REGION CODE    ADDRESS   : 211 MONTEREY DRIVE
        01         CITY      :    CLINTON
                   STATE/ZIP : MS  39056
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,767.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030759088     MORTGAGORS: SHELBY               MARK
                               SHELBY               BEATRICE
    REGION CODE    ADDRESS   : 1451 DRY CREEK ROAD
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,655.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ---------------------------------------------------------------
0   0030759195     MORTGAGORS: AMENDOLIA            JAMES
                               AMENDOLIA            CATHERINE
    REGION CODE    ADDRESS   : 720 "A" STREET NE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20002
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,298.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 91.69200
    ---------------------------------------------------------------
0   0030759344     MORTGAGORS: SHUTTLEWORTH         ELIZABETH

    REGION CODE    ADDRESS   : 616 HILLS POINT ROAD
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MD  21613
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,497.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 83.33300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,576,000.00
    P & I AMT:     11,630.06  UPB AMT:   1,573,692.37
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759351     MORTGAGORS: YI                   SUNG
                               YI                   KYONG
    REGION CODE    ADDRESS   : 7727 WHITE WILLOW COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,628.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.51300
    ---------------------------------------------------------------
0   0030759369     MORTGAGORS: ZELKOWITZ            JEFFREY
                               ZELKOWITZ            BETTY
    REGION CODE    ADDRESS   : 3787 OAK RIDGE CIRCLE
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,608.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759377     MORTGAGORS: PAES                 DALE
                               PAES                 N. PATRICIA
    REGION CODE    ADDRESS   : 532 CUYLER AVENUE
        01         CITY      :    OAK PARK
                   STATE/ZIP : IL  60302
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,676.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759385     MORTGAGORS: FEINGOLD             BERNARD
                               FEINGOLD             PHYLISS
    REGION CODE    ADDRESS   : 35 PEAKHAM ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,291.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,204.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759401     MORTGAGORS: BURNS                DAVID
                               BURNS                CAROLYN
    REGION CODE    ADDRESS   : 747 TORRINGTON DRIVE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,511.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.80100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,458,200.00
    P & I AMT:     10,324.78  UPB AMT:   1,455,717.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759419     MORTGAGORS: LEWIS                DOUGLAS
                               LEWIS                VICKI
    REGION CODE    ADDRESS   : 251 SOUTH OLD BRIDGE ROAD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,674.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.01300
    ---------------------------------------------------------------
0   0030759435     MORTGAGORS: BURKS                JAMES
                               BURKS                MELINDA
    REGION CODE    ADDRESS   : 126 NEEDGEWATER DR
        01         CITY      :    LEE'S SUMMIT
                   STATE/ZIP : MO  64064
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,837.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759468     MORTGAGORS: RICKMAN              DALE
                               RICKMAN              THERESA
    REGION CODE    ADDRESS   : 4001 GLENROSE STREET
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,033.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.41100
    ---------------------------------------------------------------
0   0030759476     MORTGAGORS: ALTENBERGER          DOUGLAS
                               ALTENBERGER          CHRISTINE
    REGION CODE    ADDRESS   : 106 OTIS ROAD
        01         CITY      :    BARRINGTON
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,516.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 51.09400
    ---------------------------------------------------------------
0   0030759484     MORTGAGORS: BENDER               JOHN
                               BENDER               PATRICIA
    REGION CODE    ADDRESS   : 12438 STRATFORD RIDGE COURT
        01         CITY      :    CREVE COEUR
                   STATE/ZIP : MO  63141
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,447.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,591,900.00
    P & I AMT:     11,546.35  UPB AMT:   1,588,509.80
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759500     MORTGAGORS: AMOS                 JERRY
                               AMOS                 PEARL
    REGION CODE    ADDRESS   : 4809 TULA COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   226,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,255.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759518     MORTGAGORS: SCHWARTZ             RICHARD
                               SCHWARTZ             ANA
    REGION CODE    ADDRESS   : 28 FIRECUT  LANE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,658.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.53000
    ---------------------------------------------------------------
0   0030759534     MORTGAGORS: MORGAN               IRENE
                               MORGAN               RONALD
    REGION CODE    ADDRESS   : 3356 SINGLE PEAK
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  75080
    MORTGAGE AMOUNT :   221,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,847.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 44.20000
    ---------------------------------------------------------------
0   0030759567     MORTGAGORS: STEWART              PAT
                               STEWART              SHERRIE
    REGION CODE    ADDRESS   : 2285 MCDONALD LANE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,787.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.38000
    ---------------------------------------------------------------
0   0030759591     MORTGAGORS: CABANA               KEVIN
                               CABANA               ELIZABETH
    REGION CODE    ADDRESS   : 91 MEADOW LANE
        01         CITY      :    BOXBOROUGH
                   STATE/ZIP : MA  01719
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,911.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,299,400.00
    P & I AMT:      9,446.48  UPB AMT:   1,297,461.45
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759609     MORTGAGORS: BROWNING             WILEY
                               BROWNING             CYNTHIA
    REGION CODE    ADDRESS   : 1233 PARSONS ISLAND RD
        01         CITY      :    CHESTER
                   STATE/ZIP : MD  21619
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,546.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.24100
    ---------------------------------------------------------------
0   0030759625     MORTGAGORS: GOLDMAN              ANDREW
                               GOLDMAN              MICHELE
    REGION CODE    ADDRESS   : 60 PHEASANT LANE
        01         CITY      :    EAST FALMOUTH
                   STATE/ZIP : MA  02536
    MORTGAGE AMOUNT :   218,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,982.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,545.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030759633     MORTGAGORS: NEGRELLI             WILLIAM
                               NEGRELLI             CHRISTINE
    REGION CODE    ADDRESS   : 71 FIELD BROOK ROAD
        01         CITY      :    MADISON
                   STATE/ZIP : CT  06443
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,335.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.81100
    ---------------------------------------------------------------
0   0030759674     MORTGAGORS: SEE                  DARRYL

    REGION CODE    ADDRESS   : 30522 VIA LINDOSA
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   384,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,035.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,786.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030759740     MORTGAGORS: JOHNSON              DWIGHT
                               JOHNSON              ZENDA
    REGION CODE    ADDRESS   : 130 OBSIDIAN WAY
        01         CITY      :    HERCULES
                   STATE/ZIP : CA  94547
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,723.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.37000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,318,600.00
    P & I AMT:      9,619.12  UPB AMT:   1,316,623.82
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759781     MORTGAGORS: WITT                 GIEL
                               COURPET-WITT         MARIE
    REGION CODE    ADDRESS   : 1478 VALLEY FORD FREESTONE RD
        01         CITY      :    VALLEY FORD
                   STATE/ZIP : CA  94972
    MORTGAGE AMOUNT :   265,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,080.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.94300
    ---------------------------------------------------------------
0   0030759799     MORTGAGORS: SHIMIZU              DONALD
                               SHIMIZU              DEBBIE
    REGION CODE    ADDRESS   : 4920 ALMONDWOOD WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   282,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,955.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.98700
    ---------------------------------------------------------------
0   0030759807     MORTGAGORS: POULIOT              MICHAEL
                               POULIOT              NORA
    REGION CODE    ADDRESS   : 1645 STANFORD AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,329.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030759823     MORTGAGORS: ROGERS               GARY
                               ROGERS               DARLA
    REGION CODE    ADDRESS   : 27000 TAMARA DRIVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92687
    MORTGAGE AMOUNT :   282,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,094.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030759849     MORTGAGORS: TOOHEY               BRENNAN
                               TOOHEY               DEBORAH
    REGION CODE    ADDRESS   : 8235 GRANADA LANE
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,339,450.00
    P & I AMT:      9,853.43  UPB AMT:   1,338,666.34
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759856     MORTGAGORS: OATMAN               STEVEN
                               OATMAN               LEANNE
    REGION CODE    ADDRESS   : 24802 WINTERWOOD DRIVE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   263,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99393
    ---------------------------------------------------------------
0   0030759948     MORTGAGORS: NOONKESTER           RICHARD
                               NOONKESTER           DEBORAH
    REGION CODE    ADDRESS   : 414 ESTADO WAY
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94945
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,822.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.68200
    ---------------------------------------------------------------
0   0030759971     MORTGAGORS: TIMMERMAN            JOHN
                               TIMMERMAN            JUDITH
    REGION CODE    ADDRESS   : 5514 ROCK CREEK ROAD
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,745.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 89.95200
    ---------------------------------------------------------------
0   0030759989     MORTGAGORS: PETITE               MICHAEL

    REGION CODE    ADDRESS   : 1137 RHINECASTLE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,628.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.25000
    ---------------------------------------------------------------
0   0030760003     MORTGAGORS: MANDRACCHIA          SALVATORE
                               MANDRACCHIA          JENNY
    REGION CODE    ADDRESS   : 5819 BRASILLA WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,635.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.80500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,279,900.00
    P & I AMT:      9,512.14  UPB AMT:   1,278,732.42
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760029     MORTGAGORS: REISS                STEVEN
                               REISS                FRANCES
    REGION CODE    ADDRESS   : 6445 VALE STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22312
    MORTGAGE AMOUNT :   343,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,381.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,643.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030760037     MORTGAGORS: WAGNER               RICHARD
                               NICOLL               NANCY
    REGION CODE    ADDRESS   : 2205 HUNTFIELD COURT
        01         CITY      :    GAMBRILLS
                   STATE/ZIP : MD  21054
    MORTGAGE AMOUNT :   271,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,533.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030760045     MORTGAGORS: HILL                 BARRY
                               HILL                 LISA
    REGION CODE    ADDRESS   : 111  AARON WAY
        01         CITY      :    WHEELING
                   STATE/ZIP : WV  26003
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,493.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,208.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030760060     MORTGAGORS: FLOCOS               TASSO
                               FLOCOS               SABRET
    REGION CODE    ADDRESS   : 1444 BUENA VISTA AVE
        01         CITY      :    MC LEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   217,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,632.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 76.14000
    ---------------------------------------------------------------
0   0030760086     MORTGAGORS: SANDERS              SANDRA
                               FISCHER              TIMOTHY
    REGION CODE    ADDRESS   : 21126 PRESTANCIA
        01         CITY      :    MOKENA
                   STATE/ZIP : IL  60448
    MORTGAGE AMOUNT :   290,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,294.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,287.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.96500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,407,500.00
    P & I AMT:     10,861.84  UPB AMT:   1,405,335.97
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760102     MORTGAGORS: ROGERSON             THOMAS
                               ROGERSON             CATHERINE
    REGION CODE    ADDRESS   : 90 MARSHALL STREET
        01         CITY      :    DUXBURY
                   STATE/ZIP : MA  02331
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,088.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 56.96200
    ---------------------------------------------------------------
0   0030760128     MORTGAGORS: TRIEZENBERG          HERMAN

    REGION CODE    ADDRESS   : 22741 WIRTH LANE
        01         CITY      :    FRANKFORT
                   STATE/ZIP : IL  60423
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,007.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030760136     MORTGAGORS: EMILIUS              JANET
                               EMILIUS              CHRISTOPHER
    REGION CODE    ADDRESS   : 40 FAIRCHILD DRIVE
        01         CITY      :    READING
                   STATE/ZIP : MA  01867
    MORTGAGE AMOUNT :   326,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,359.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,397.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.88300
    ---------------------------------------------------------------
0   0030760144     MORTGAGORS: SULLIVAN             KEITH
                               SULLIVAN             SUSAN
    REGION CODE    ADDRESS   : 9464 CORAL CREST LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,324.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 48.87200
    ---------------------------------------------------------------
0   0030760169     MORTGAGORS: DUBIN                AARON
                               DUBIN                ROSEANNE
    REGION CODE    ADDRESS   : 2602 JOYCERIDGE
        01         CITY      :    CHESTERFIELD
                   STATE/ZIP : MO  63017
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,813.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,651,500.00
    P & I AMT:     12,158.94  UPB AMT:   1,648,593.08
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760185     MORTGAGORS: LAYHEE               TIMOTHY
                               LAYHEE               DIANE
    REGION CODE    ADDRESS   : 5199 EAST SOUTH BEAR CREEK DRIVE
        01         CITY      :    MERCED
                   STATE/ZIP : CA  95340
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,696.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,080.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.89900
    ---------------------------------------------------------------
0   0030760193     MORTGAGORS: HARTRICH             BRADLEY
                               GUTENKAUF            JOHN
    REGION CODE    ADDRESS   : 304 E. WASHINGTON STREET
        01         CITY      :    MARENGO
                   STATE/ZIP : IL  60152
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,570.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 86.77000
    ---------------------------------------------------------------
0   0030760219     MORTGAGORS: ABRAMYAN             MARINE

    REGION CODE    ADDRESS   : 1917 HAMPTON LANE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,099.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030760227     MORTGAGORS: GENTILE              JOHN
                               GENTILE              JULIE
    REGION CODE    ADDRESS   : 54 RIVER DRIVE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,750.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.50000
    ---------------------------------------------------------------
0   0030760292     MORTGAGORS: SLANTIS              JAMES
                               SLANTIS              MIRIAM
    REGION CODE    ADDRESS   : 126 WINTERGREEN LANE
        01         CITY      :    STAFFORD
                   STATE/ZIP : VA  22554
    MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,112.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,464,500.00
    P & I AMT:     10,748.53  UPB AMT:   1,463,228.94
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760359     MORTGAGORS: MCCUEN               JEFF
                               LOGAN-MCCUEN         ELIZABETH
    REGION CODE    ADDRESS   : 7889 CASTILIAN ROAD
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,812.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.88800
    ---------------------------------------------------------------
0   0030760367     MORTGAGORS: TERKELSON            CHARLES
                               TERKELSON            LINDA
    REGION CODE    ADDRESS   : 103108 SOUTH ELSIE ROAD
        01         CITY      :    CONIFER
                   STATE/ZIP : CO  80433
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,849.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.06500
    ---------------------------------------------------------------
0   0030760375     MORTGAGORS: NEILSON              RICHARD
                               NEILSON              ARLENE
    REGION CODE    ADDRESS   : 31851 VIA OSO
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,822.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030760425     MORTGAGORS: YOUNGER              KENNETH
                               YOUNGER              SHARON
    REGION CODE    ADDRESS   : 7710 STONE WHEAT COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   254,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,715.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.04100
    ---------------------------------------------------------------
0   0030760474     MORTGAGORS: SCHUNDLER            ROBERT
                               SCHUNDLER            PAMELA
    REGION CODE    ADDRESS   : 705 WOODLAND AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,842.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 52.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,290,900.00
    P & I AMT:      9,521.12  UPB AMT:   1,290,041.90
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760532     MORTGAGORS: KEISMAN              DAVID
                               KEISMAN              JOYCE
    REGION CODE    ADDRESS   : 7 SCHOONER LANE
        01         CITY      :    PORT WASHINGTON
                   STATE/ZIP : NY  11050
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,825.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.26800
    ---------------------------------------------------------------
0   0030760599     MORTGAGORS: LIESSER              DAVID
                               LIESSER              DIANE
    REGION CODE    ADDRESS   : 3881 STRATFORD RIDGE
        01         CITY      :    CHANHASSEN
                   STATE/ZIP : MN  55331
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030760615     MORTGAGORS: CHANG                STEVEN
                               CHANG                GRACE
    REGION CODE    ADDRESS   : 3528 COVENTRY COURT DR.
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,640.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.89200
    ---------------------------------------------------------------
0   0030760623     MORTGAGORS: CLEVELAND            SCOTT
                               CLEVELAND            SHIRLEY
    REGION CODE    ADDRESS   : 6682 WAUCONDA DRIVE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CO  80118
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,823.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.82700
    ---------------------------------------------------------------
0   0030760631     MORTGAGORS: FINLEY               JOHN
                               FINLEY               SUZANNE
    REGION CODE    ADDRESS   : 402 CLOVER LEAF LANE
        01         CITY      :    MC KINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,870.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,367,250.00
    P & I AMT:     10,176.84  UPB AMT:   1,364,967.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760656     MORTGAGORS: LIDDELL              RONALD
                               LIDDELL              SHARON
    REGION CODE    ADDRESS   : 6845 ALMOND AVENUE
        01         CITY      :    ORANGEVALE
                   STATE/ZIP : CA  95662
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,838.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 91.75400
    ---------------------------------------------------------------
0   0030760672     MORTGAGORS: BRYANT               STEPHEN
                               BRYANT               SHANNON
    REGION CODE    ADDRESS   : 661 WEST HICKORY STREET
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,585.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030760680     MORTGAGORS: MENDEZ               RENAN
                               MENDEZ               BEYVI
    REGION CODE    ADDRESS   : 2254 N. AZALEA DR
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,220.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030760706     MORTGAGORS: FERNANDEZ            RAUL
                               FERNANDEZ            ROSEMARIE
    REGION CODE    ADDRESS   : 22 KINGFISHER COURT
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   280,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,331.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99236
    ---------------------------------------------------------------
0   0030760714     MORTGAGORS: JENKINS              THOMAS
                               JENKINS              DENISE
    REGION CODE    ADDRESS   : 6203 MALLARD LANDING COURT
        01         CITY      :    LOTHIAN
                   STATE/ZIP : MD  20711
    MORTGAGE AMOUNT :   238,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,586.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,289,400.00
    P & I AMT:      9,507.78  UPB AMT:   1,287,562.34
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760730     MORTGAGORS: RIVERA               ERWIN

    REGION CODE    ADDRESS   : 3815 VERSAILLES CT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,459.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 93.10000
    ---------------------------------------------------------------
0   0030760763     MORTGAGORS: LY                   FAYE
                               LY                   AN-NINH
    REGION CODE    ADDRESS   : 7526 NEWCASTLE DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,582.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,361.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.56000
    ---------------------------------------------------------------
0   0030760771     MORTGAGORS: NUSSBAUM             JAY
                               OCA-NUSSBAUM         GRISSELL
    REGION CODE    ADDRESS   : 27600 DANTON CT
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   271,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,417.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030760821     MORTGAGORS: PILLAI               CLIFFORD
                               PILLAI               SHARON
    REGION CODE    ADDRESS   : 8840 FALLSVIEW RD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,667.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98200
    ---------------------------------------------------------------
0   0030760847     MORTGAGORS: BARTGIS              DEBRA
                               STEFANI              RICHARD
    REGION CODE    ADDRESS   : 2316 RODOLFO CT
        01         CITY      :    SPARKS
                   STATE/ZIP : NV  89436
    MORTGAGE AMOUNT :   219,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,527.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.63600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,288,450.00
    P & I AMT:      9,581.54  UPB AMT:   1,285,653.72
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760862     MORTGAGORS: RUIZ                 MATTHEW
                               RUIZ                 JEANNE
    REGION CODE    ADDRESS   : 304 COLLEGE PARK DRIVE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   234,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,296.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030760912     MORTGAGORS: BART                 ARTHUR
                               BART                 DENISE
    REGION CODE    ADDRESS   : 1898 SUMMERTIME AVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,418.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.94100
    ---------------------------------------------------------------
0   0030760995     MORTGAGORS: DOUGHERTY            BRUCE
                               DOUGHERTY            SANDRA
    REGION CODE    ADDRESS   : 245 NORTH HACIENDA AVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.00000
    ---------------------------------------------------------------
0   0030761027     MORTGAGORS: STEIN                WANEK

    REGION CODE    ADDRESS   : 10 EDGEWATER DRIVE APT 9C
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   546,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    545,701.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,393.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030761043     MORTGAGORS: STARBIRD             ROY

    REGION CODE    ADDRESS   : 8121 GRAND RIVER
        01         CITY      :    BRIGHTON
                   STATE/ZIP : MI  48116
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,391.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,385.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 49.31972
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,625,200.00
    P & I AMT:     12,687.45  UPB AMT:   1,623,808.89
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761084     MORTGAGORS: MITCHELL             MARCO

    REGION CODE    ADDRESS   : 13422 AMBER QUEEN
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77095
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,961.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030761134     MORTGAGORS: WEBSTER              ROBERT
                               WEBSTER              JEAN
    REGION CODE    ADDRESS   : 1392 AUPUPU STREET
        01         CITY      :    KAILUA
                   STATE/ZIP : HI  96734
    MORTGAGE AMOUNT :   367,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,604.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,599.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030761175     MORTGAGORS: CHAO                 KENNETH

    REGION CODE    ADDRESS   : 12406 BROWN FOX WAY
        01         CITY      :    RESTON
                   STATE/ZIP : VA  22091
    MORTGAGE AMOUNT :   231,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,063.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.08600
    ---------------------------------------------------------------
0   0030761183     MORTGAGORS: HULSIZER             GREGORY
                               HULSIZER             SHELLEY
    REGION CODE    ADDRESS   : 7 PUERTO MORANT
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,831.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 82.24200
    ---------------------------------------------------------------
0   0030761191     MORTGAGORS: BREWER               TONY
                               COOLEY               MARY
    REGION CODE    ADDRESS   : 5225 MARINERS DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,796.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,407,100.00
    P & I AMT:     10,393.64  UPB AMT:   1,405,258.66
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761209     MORTGAGORS: VHORA                SATTAR
                               VHORA                ZOHRA
    REGION CODE    ADDRESS   : 552 SOUTH LAURELTREE DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,819.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.93900
    ---------------------------------------------------------------
0   0030761225     MORTGAGORS: STERN                PETER
                               STERN                LAURICE
    REGION CODE    ADDRESS   : 4536 SANTA LUCIA DRIVE
        01         CITY      :    WOODLAND  HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   237,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,510.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.48100
    ---------------------------------------------------------------
0   0030761233     MORTGAGORS: CAMPBELL             RICHARD
                               CAMPBELL             MARCIA
    REGION CODE    ADDRESS   : 1684 ALEXANDER WAY
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    504,709.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,972.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 69.65500
    ---------------------------------------------------------------
0   0030761514     MORTGAGORS: MAZER                STEVEN
                               MAZER                DONNA
    REGION CODE    ADDRESS   : 2809 ROLLING FORK WAY
        01         CITY      :    GLENWOOD
                   STATE/ZIP : MD  21738
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,804.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,984.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.97805
    ---------------------------------------------------------------
0   0030761522     MORTGAGORS: HART                 RANDY
                               HART                 MELISSA
    REGION CODE    ADDRESS   : 303 LAKE VIEW DRIVE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : MO  63090
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,446.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.98400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,555,800.00
    P & I AMT:     11,695.91  UPB AMT:   1,554,290.57
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761530     MORTGAGORS: WARNER               RONALD

    REGION CODE    ADDRESS   : 30 WILLOW STREET
        01         CITY      :    DEDHAM
                   STATE/ZIP : MA  02026
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,676.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.80500
    ---------------------------------------------------------------
0   0030761548     MORTGAGORS: GUERRERO             ARTHUR

    REGION CODE    ADDRESS   : 114 S. INDIANA WAY
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   225,320.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,874.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.69600
    ---------------------------------------------------------------
0   0030761555     MORTGAGORS: O'ROURKE             A.
                               O'ROURKE             ROSEMARIE
    REGION CODE    ADDRESS   : 1405 BRAMBLE LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,016.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030761563     MORTGAGORS: JORGE                BERTO
                               JORGE                MARITZA
    REGION CODE    ADDRESS   : 7940 SW 167TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33157
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,043.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,559.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030761589     MORTGAGORS: MILLER               TERRY
                               MILLER               MEREDITH
    REGION CODE    ADDRESS   : 799 GLENCRAG WAY
        01         CITY      :    WOODSIDE
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,822.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 32.78600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,383,670.00
    P & I AMT:     10,328.19  UPB AMT:   1,381,434.77
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761597     MORTGAGORS: MORRIS               MADELINE
                               LORENZINI            DINO
    REGION CODE    ADDRESS   : 512 E. ROSEMARY STREET
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27514
    MORTGAGE AMOUNT :   289,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,212.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030761605     MORTGAGORS: DUNCAN               JOANNE
                               DUNCAN               BRUCE
    REGION CODE    ADDRESS   : 5210 GUNPOWDER ROAD
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,842.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 64.19700
    ---------------------------------------------------------------
0   0030761761     MORTGAGORS: KENNY                ROBERT
                               KENNY                RHONDA
    REGION CODE    ADDRESS   : 9212 BERRYESSA ROAD NE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87122
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,941.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030761811     MORTGAGORS: JOHNSON              STEVEN
                               JOHNSON              HOLLY
    REGION CODE    ADDRESS   : 5162 HUMMINGBIRD ROAD
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,786.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030761894     MORTGAGORS: SIETZ                EDWARD
                               SEITZ                SHERYL
    REGION CODE    ADDRESS   : 1800 CAMBRIDGE ROAD
        01         CITY      :    COSHOCTON
                   STATE/ZIP : OH  43812
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,855.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,577.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.78200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,316,900.00
    P & I AMT:      9,748.54  UPB AMT:   1,315,639.26
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761936     MORTGAGORS: NAGANO               TAKUJI

    REGION CODE    ADDRESS   : 325 HOBART AVENUE
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07078
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,757.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 40.00000
    ---------------------------------------------------------------
0   0030761993     MORTGAGORS: BROWN                JEFFREY
                               BROWN                JANIS
    REGION CODE    ADDRESS   : 28996 SW CASCADE LOOP
        01         CITY      :    WILSONVILLE
                   STATE/ZIP : OR  97070
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,511.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.93100
    ---------------------------------------------------------------
0   0030762009     MORTGAGORS: WEAVER               ROBERT
                               DEDON                JANINE
    REGION CODE    ADDRESS   : 349 SPRINGVALE ROAD
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,460.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030762017     MORTGAGORS: PIKE                 JOHN
                               PIKE                 LISBETH
    REGION CODE    ADDRESS   : 6811 BRIMSTONE LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,481.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,433.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762025     MORTGAGORS: WILLNOW              RICHARD
                               WILLNOW              MARIANNE
    REGION CODE    ADDRESS   : 815 NEWPORT TERRACE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,785.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,287.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,718,900.00
    P & I AMT:     12,488.56  UPB AMT:   1,715,997.21
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762058     MORTGAGORS: FITZPATRICK          BRIAN

    REGION CODE    ADDRESS   : 14307 DERBY RIDGE COURT
        01         CITY      :    MIDLOTHIAN
                   STATE/ZIP : VA  23113
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,155.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.49400
    ---------------------------------------------------------------
0   0030762066     MORTGAGORS: JOHNSON              KURT

    REGION CODE    ADDRESS   : 40 HACKBERRY LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77027
    MORTGAGE AMOUNT :   249,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,794.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030762074     MORTGAGORS: HOWE                 GERALD
                               HOWE                 HEATHER
    REGION CODE    ADDRESS   : 12436 ELAINE DRIVE
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63131
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,506.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ---------------------------------------------------------------
0   0030762082     MORTGAGORS: BLACKMON             CHARLES

    REGION CODE    ADDRESS   : 213 MONTROSE DRIVE
        01         CITY      :    MCDONOUGH
                   STATE/ZIP : GA  30253
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,324.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.01000
    ---------------------------------------------------------------
0   0030762090     MORTGAGORS: MILLER               DEAN

    REGION CODE    ADDRESS   : 111 ELM STREET
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,788.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,350,200.00
    P & I AMT:      9,795.31  UPB AMT:   1,347,568.92
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762108     MORTGAGORS: DOBBS                MARY

    REGION CODE    ADDRESS   : 3615 ROBINHOOD STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77005
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,605.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762124     MORTGAGORS: MA                   QUANHE
                               DONG                 LIWEN
    REGION CODE    ADDRESS   : 11411 POTOMAC OAKS DR
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,812.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762140     MORTGAGORS: CASTRO               GONZALO
                               CASTRO               NORA
    REGION CODE    ADDRESS   : 6 WARREN STREET
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   361,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,230.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,586.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.20800
    ---------------------------------------------------------------
0   0030762157     MORTGAGORS: HEWITT               BERT
                               HEWITT               PATRICIA
    REGION CODE    ADDRESS   : 1619 JOHN ROSS LANE
        01         CITY      :    CROWNSVILLE
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,412.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 54.71600
    ---------------------------------------------------------------
0   0030762181     MORTGAGORS: WYLAND               DARRYL
                               WYLAND               LINDA
    REGION CODE    ADDRESS   : 6503 COURSE VIEW LANE
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77389
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,639.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,488,000.00
    P & I AMT:     10,850.77  UPB AMT:   1,485,700.81
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762199     MORTGAGORS: RUPPER               DAVID
                               RUPPER               LESLIE
    REGION CODE    ADDRESS   : 21821 CONSTANCIA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   252,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,061.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030762215     MORTGAGORS: KOJIMA               RICK

    REGION CODE    ADDRESS   : 1606 MONTEVAL COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.96500
    ---------------------------------------------------------------
0   0030762223     MORTGAGORS: ROTE                 DENISE
                               HINTZ                SEAN
    REGION CODE    ADDRESS   : 1301 BAY RIDGE DR
        01         CITY      :    BENTON
                   STATE/ZIP : LA  71006
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,419.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030762231     MORTGAGORS: MINOR                ROGER
                               MINOR                HARRIET
    REGION CODE    ADDRESS   : 13410 HAVERSHIRE LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77079
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,610.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.02200
    ---------------------------------------------------------------
0   0030762256     MORTGAGORS: REDMOND              MICHAEL
                               REDMOND              ADRIAN
    REGION CODE    ADDRESS   : 7900 BALTUSROL LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28210
    MORTGAGE AMOUNT :   496,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,781.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,642.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,592,850.00
    P & I AMT:     11,549.58  UPB AMT:   1,590,873.16
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762264     MORTGAGORS: SCANLAN              RICHARD
                               SCANLAN              ANN
    REGION CODE    ADDRESS   : 2116 MOHIGAN WAY
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89109
    MORTGAGE AMOUNT :   219,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,154.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030762272     MORTGAGORS: WISEMAN              BRIAN
                               WISEMAN              LESLI
    REGION CODE    ADDRESS   : 10 N 742 WILLIAMSBURG DRIVE
        01         CITY      :    ELGIN
                   STATE/ZIP : IL  60123
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,797.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.80300
    ---------------------------------------------------------------
0   0030762280     MORTGAGORS: SCALLORN BRIDGES     CATHERINE

    REGION CODE    ADDRESS   : 4526 OSO PARKWAY
        01         CITY      :    CORPUS CHRISTI
                   STATE/ZIP : TX  78413
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,687.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762306     MORTGAGORS: RICHARDS             PAMELA

    REGION CODE    ADDRESS   : 225 ROXBURY CIRCLE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80906
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,904.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.50000
    ---------------------------------------------------------------
0   0030762330     MORTGAGORS: BARBAG               DAVID
                               BARBAG               PAULA
    REGION CODE    ADDRESS   : 19 DEER RIDGE RD
        01         CITY      :    MILLWOOD
                   STATE/ZIP : NY  10546
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,501.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,427.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.95400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,391,650.00
    P & I AMT:     10,096.44  UPB AMT:   1,388,045.64
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762348     MORTGAGORS: MEREDITH             CLEVELAND
                               MEREDITH             WENDY
    REGION CODE    ADDRESS   : 6 FOLGER LANE
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02554
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,113.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 29.54500
    ---------------------------------------------------------------
0   0030762363     MORTGAGORS: KING                 GREGORY
                               KING                 VALORIE
    REGION CODE    ADDRESS   : 220 NORTH MAIN
        01         CITY      :    LINDON
                   STATE/ZIP : UT  84042
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,423.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,140.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762371     MORTGAGORS: GARDETTO             GREGORY
                               GARDETTO             JILL
    REGION CODE    ADDRESS   : W344 S8835 WHITETAIL DRIVE
        01         CITY      :    EAGLE
                   STATE/ZIP : WI  53119
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,658.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.70900
    ---------------------------------------------------------------
0   0030762389     MORTGAGORS: KEATING              J.
                               BORDELON             MICHELE
    REGION CODE    ADDRESS   : 524 KERRY LANE
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23451
    MORTGAGE AMOUNT :   414,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,563.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,967.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.76100
    ---------------------------------------------------------------
0   0030762413     MORTGAGORS: JASSIM               ALI
                               ABDULKARIM           SUKAINA
    REGION CODE    ADDRESS   : 1008 S. LATANA CIR.
        01         CITY      :    SIOUX FALLS
                   STATE/ZIP : SD  57106
    MORTGAGE AMOUNT :   333,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,227.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,390.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.51700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   2,065,850.00
    P & I AMT:     15,351.93  UPB AMT:   2,063,873.35
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762421     MORTGAGORS: NEELY                JACK
                               NEELY                VALERIE
    REGION CODE    ADDRESS   : 836 CORNELL DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   225,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,373.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 79.68100
    ---------------------------------------------------------------
0   0030762439     MORTGAGORS: WARNER               CHRISTI

    REGION CODE    ADDRESS   : 5801 NORTH 44TH PLACE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85018
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,643.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.71400
    ---------------------------------------------------------------
0   0030762447     MORTGAGORS: FORRINGER            JEFFREY
                               FORRINGER            REBECCA
    REGION CODE    ADDRESS   : 340 HIGHLAND GATE CIRCLE
        01         CITY      :    SUWANEE
                   STATE/ZIP : GA  30174
    MORTGAGE AMOUNT :   217,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,114.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,651.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030762470     MORTGAGORS: SORIANO              EDILBERTO

    REGION CODE    ADDRESS   : 4010 CADWALLADER AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95121
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,867.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.86100
    ---------------------------------------------------------------
0   0030762488     MORTGAGORS: WHOOLEY              DANIEL
                               WHOOLEY              CATHERINE
    REGION CODE    ADDRESS   : 28 KEYSTONE WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,818.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,207,750.00
    P & I AMT:      9,180.49  UPB AMT:   1,206,818.23
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762512     MORTGAGORS: SELLERS              CARMELITA

    REGION CODE    ADDRESS   : 207-209 MONTEREY BOULEVARD
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,809.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.02800
    ---------------------------------------------------------------
0   0030762546     MORTGAGORS: ABBEY                KEVIN
                               ABBEY                VALERIE
    REGION CODE    ADDRESS   : 1605 CLEE STREET
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,792.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762553     MORTGAGORS: STEPPLING            ERIC
                               STEPPLING            PATRICIA
    REGION CODE    ADDRESS   : 4600 EMPIRE STREET
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   256,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,623.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,861.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762561     MORTGAGORS: LEE                  STEVEN
                               LEE                  VIVIAN
    REGION CODE    ADDRESS   : 703 EVELYN COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.11300
    ---------------------------------------------------------------
0   0030762611     MORTGAGORS: JUKKA                ROY
                               JUKKA                VICTORIA
    REGION CODE    ADDRESS   : 25922 WEST BRYANT PLACE
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   295,142.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,713.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,630,942.00
    P & I AMT:     11,731.19  UPB AMT:   1,629,585.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762629     MORTGAGORS: POWELL               CRAIG
                               POWELL               INGRID
    REGION CODE    ADDRESS   : 225 MT HAMILTON AVE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,540.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,598.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 32.55800
    ---------------------------------------------------------------
0   0030762637     MORTGAGORS: MAKOWSKY             JOHN
                               MAKOWSKY             LINDA
    REGION CODE    ADDRESS   : 140 SUMMEFIELD ST
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   393,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,206.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,854.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.07100
    ---------------------------------------------------------------
0   0030762645     MORTGAGORS: STROKER              THOMAS
                               STROKER              KATSUKO
    REGION CODE    ADDRESS   : 105 AARON COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,795.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.25000
    ---------------------------------------------------------------
0   0030762652     MORTGAGORS: DOWD                 FRED
                               DOWD                 THERESA
    REGION CODE    ADDRESS   : 15 ALLEN HILL ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : MA  01541
    MORTGAGE AMOUNT :   324,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,651.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 81.05000
    ---------------------------------------------------------------
0   0030762660     MORTGAGORS: WILLS                JERRY
                               WILLS                JOYLYNNE
    REGION CODE    ADDRESS   : 5650 MUNCASTER MILL ROAD
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,513.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,764,950.00
    P & I AMT:     13,061.70  UPB AMT:   1,762,707.81
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762678     MORTGAGORS: BALDASSARRE          FRANK
                               BALDASSARRE          JANET
    REGION CODE    ADDRESS   : 29 FAIR OAKS AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,688.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.31300
    ---------------------------------------------------------------
0   0030762686     MORTGAGORS: SORENSEN             JOHN
                               SORENSEN             STEPHANIE
    REGION CODE    ADDRESS   : 47 HASTINGS
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,480.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762694     MORTGAGORS: MURPHY               TIMOTHY
                               MURPHY               NANCY
    REGION CODE    ADDRESS   : 146 MITCHELL ROAD
        01         CITY      :    HOLLISTON
                   STATE/ZIP : MA  01746
    MORTGAGE AMOUNT :   272,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,861.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.18600
    ---------------------------------------------------------------
0   0030762710     MORTGAGORS: BUSBY                JAMES
                               BUSBY                SUSAN
    REGION CODE    ADDRESS   : 48 FIORENZA DRIVE
        01         CITY      :    WILMINGTON
                   STATE/ZIP : MA  01887
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,269.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030762728     MORTGAGORS: BECKER               TERENCE
                               BECKER               TUULA
    REGION CODE    ADDRESS   : 2485 SUGARLOAF CLUB DRIVE
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30136
    MORTGAGE AMOUNT :   483,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,532.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,503.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,597,600.00
    P & I AMT:     11,756.37  UPB AMT:   1,594,832.54
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762736     MORTGAGORS: BUSECK               GARY

    REGION CODE    ADDRESS   : 13 KNOX STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,923.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.80300
    ---------------------------------------------------------------
0   0030762751     MORTGAGORS: GANCI                PAUL
                               GANCI                LISA
    REGION CODE    ADDRESS   : 22 BRADLEY ROAD
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,493.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762769     MORTGAGORS: STAMPONE             DONNA

    REGION CODE    ADDRESS   : 19 AXDELL ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   234,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,024.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.61600
    ---------------------------------------------------------------
0   0030762785     MORTGAGORS: NUDLER               ALLEN

    REGION CODE    ADDRESS   : 176 CONCORD ROAD
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,155.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030762793     MORTGAGORS: WOOD                 JOSEPH
                               JUDD                 JENNIFER
    REGION CODE    ADDRESS   : 2413 REDBUD VALLEY COURT
        01         CITY      :    WILDWOOD
                   STATE/ZIP : MO  63038
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,230.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,843.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/16
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,370,500.00
    P & I AMT:     10,426.52  UPB AMT:   1,366,827.95
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762801     MORTGAGORS: VAN SOOY             SCOTT

    REGION CODE    ADDRESS   : 1368 ELM STREET
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   242,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.79500
    ---------------------------------------------------------------
0   0030762819     MORTGAGORS: ALLEY                FRED
                               ALLEY                BRENDA
    REGION CODE    ADDRESS   : 2725 ETZLER ROAD
        01         CITY      :    TROUTVILLE
                   STATE/ZIP : VA  24175
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,644.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.32800
    ---------------------------------------------------------------
0   0030762835     MORTGAGORS: VASISTA              VIJAYA
                               GOLDBERG             JOEL
    REGION CODE    ADDRESS   : 1805 SHAWNEE TRAIL
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,458.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 76.96600
    ---------------------------------------------------------------
0   0030762850     MORTGAGORS: POLIAK               MARTIN

    REGION CODE    ADDRESS   : 18 BRIDGETON COURT
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,127.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99400
    ---------------------------------------------------------------
0   0030762868     MORTGAGORS: CHANG                NING-WU
                               CHENG                MEI-SHENG
    REGION CODE    ADDRESS   : 13030 MOZART WAY
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   326,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,849.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,365.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,357,400.00
    P & I AMT:      9,891.80  UPB AMT:   1,355,880.29
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762876     MORTGAGORS: BISHOP               ROSS
                               BISHOP               KAREN
    REGION CODE    ADDRESS   : 415 MARVIEW DRIVE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,624.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 47.30434
    ---------------------------------------------------------------
0   0030762900     MORTGAGORS: LABELLA              PETER
                               MULCAHY              DIANE
    REGION CODE    ADDRESS   : 355 ARNOLD AVENUE
        01         CITY      :    HARRISBURG
                   STATE/ZIP : PA  17112
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,404.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.81800
    ---------------------------------------------------------------
0   0030762926     MORTGAGORS: JIMENEZ              HENRY

    REGION CODE    ADDRESS   : 2814 AUTUMN LAKE DRIVE
        01         CITY      :    KATY
                   STATE/ZIP : TX  77450
    MORTGAGE AMOUNT :   279,169.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,783.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99964
    ---------------------------------------------------------------
0   0030762942     MORTGAGORS: LAMB                 ELIZABETH

    REGION CODE    ADDRESS   : 6241 BUENA VISTA AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,364.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762975     MORTGAGORS: KLEIN                PAUL

    REGION CODE    ADDRESS   : 1775 NORTH ANDREWS #109
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33311
    MORTGAGE AMOUNT :    35,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :     35,469.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       263.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,446,719.00
    P & I AMT:     10,392.50  UPB AMT:   1,444,646.81
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762991     MORTGAGORS: SLAYBAUGH            JEANETTE
                               MILLER               MARK
    REGION CODE    ADDRESS   : 9 BERNINI COURT
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97035
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,333.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030763031     MORTGAGORS: ENGLAND              WILLIAM
                               ENGLAND              FAITH
    REGION CODE    ADDRESS   : 14213 ROYAL FOREST LANE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   320,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,884.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,267.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.98800
    ---------------------------------------------------------------
0   0030763056     MORTGAGORS: MCDONELL             LESLIE

    REGION CODE    ADDRESS   : 9606 LAGERSFIELD CIRCLE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,210.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.27200
    ---------------------------------------------------------------
0   0030763072     MORTGAGORS: CHASE                PATRICK
                               CHASE                KAREN
    REGION CODE    ADDRESS   : 8601 MERRIMOOR BLVD E.
        01         CITY      :    LARGO
                   STATE/ZIP : FL  33777
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,335.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030763080     MORTGAGORS: LITT                 JOAN
                               LITT                 EUGENE
    REGION CODE    ADDRESS   : 117 AUGUSTA DRIVE
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,575.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.03020
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,400,200.00
    P & I AMT:     10,025.01  UPB AMT:   1,398,340.09
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763114     MORTGAGORS: REUTER               DAVID
                               REUTER               NANCY
    REGION CODE    ADDRESS   : 1811 HIDDEN ROCK COURT
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,823.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,081.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.02800
    ---------------------------------------------------------------
0   0030763122     MORTGAGORS: EISNER               ALAN
                               ROCHMAN              JERI
    REGION CODE    ADDRESS   : 11515 CANTON DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,808.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,168.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.86600
    ---------------------------------------------------------------
0   0030763148     MORTGAGORS: ROBERTS              RONALD
                               ROBERTS              JUDEE
    REGION CODE    ADDRESS   : 539 PINE STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,566.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.36945
    ---------------------------------------------------------------
0   0030763171     MORTGAGORS: LONG                 JOHN
                               LONG                 DALE
    REGION CODE    ADDRESS   : 990 NORTH NEW STREET
        01         CITY      :    WEST GOSHEN TOWNSHIP
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,823.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 92.93600
    ---------------------------------------------------------------
0   0030763197     MORTGAGORS: CULVER               MICHAEL
                               CULVER               CHERYL
    REGION CODE    ADDRESS   : 336 SIMPSON ROAD
        01         CITY      :    MARLBORO
                   STATE/ZIP : MA  01752
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,324.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,353,750.00
    P & I AMT:      9,910.84  UPB AMT:   1,352,347.36
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763205     MORTGAGORS: TRICCA               ANTHONY
                               TRICCA               KATHLEEN
    REGION CODE    ADDRESS   : 20 ZANA PARK DRIVE
        01         CITY      :    BRAINTREE
                   STATE/ZIP : MA  02184
    MORTGAGE AMOUNT :   221,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,173.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030763213     MORTGAGORS: MC KINNIS            GREG
                               CHOE                 YUNG-UN
    REGION CODE    ADDRESS   : 7 DUKES LANE
        01         CITY      :    LINCOLNSHIRE
                   STATE/ZIP : IL  60069
    MORTGAGE AMOUNT :   259,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,167.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.48700
    ---------------------------------------------------------------
0   0030763239     MORTGAGORS: TAYLOR               MICHAEL
                               TAYLOR               JILL
    REGION CODE    ADDRESS   : 9603 SCENIC MOUNTAIN COURT
        01         CITY      :    KINGWOOD
                   STATE/ZIP : TX  77345
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,668.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030763254     MORTGAGORS: VOGT                 DANIEL

    REGION CODE    ADDRESS   : 70482 PLACERVILLE ROAD
        01         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,960.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.49000
    ---------------------------------------------------------------
0   0030763262     MORTGAGORS: ESPINOSA             LEONARD
                               ESPINOSA             THERESA
    REGION CODE    ADDRESS   : 6882 EVENING HILL DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92468
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,712.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,140.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 87.52500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,553,100.00
    P & I AMT:     11,660.98  UPB AMT:   1,551,722.40
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763270     MORTGAGORS: CUMMINS              JAMES
                               CUMMINS              LANA
    REGION CODE    ADDRESS   : 26 MEADOWBROOK CC ESTATES
        01         CITY      :    BALLWIN
                   STATE/ZIP : MO  63011
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,504.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.42800
    ---------------------------------------------------------------
0   0030763288     MORTGAGORS: STEERE               ROBERT
                               STEERE               STACY
    REGION CODE    ADDRESS   : 105 PECKSKILL COURT
        01         CITY      :    MORRISVILLE
                   STATE/ZIP : NC  27560
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,425.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ---------------------------------------------------------------
0   0030763304     MORTGAGORS: ALFON                ELIEL
                               ALFON                MARCIA
    REGION CODE    ADDRESS   : 35980 BIRCH HOLLOW LANE
        01         CITY      :    PURCELLVILLE
                   STATE/ZIP : VA  20132
    MORTGAGE AMOUNT :   216,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,883.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 68.66666
    ---------------------------------------------------------------
0   0030763320     MORTGAGORS: BONNER               ROBERT
                               BONNER               MICHELLE
    REGION CODE    ADDRESS   : 46403 INVERNESS ROAD
        01         CITY      :    CANTON TWP.
                   STATE/ZIP : MI  48188
    MORTGAGE AMOUNT :   226,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,675.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,718.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 76.90400
    ---------------------------------------------------------------
0   0030763346     MORTGAGORS: STANGER              HARRY
                               STANGER              CAROLYN
    REGION CODE    ADDRESS   : 57 COUNTY STREET
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   336,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,117.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,471.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,301,000.00
    P & I AMT:      9,642.65  UPB AMT:   1,298,606.30
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763353     MORTGAGORS: LOSETH               CHRISTOPHER
                               LOSETH               LORI
    REGION CODE    ADDRESS   : 1408 3RD STREET
        01         CITY      :    ASOTIN
                   STATE/ZIP : WA  99402
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030763387     MORTGAGORS: MANALO               ARSENIO
                               MANALO               PAMELA
    REGION CODE    ADDRESS   : 1510 CANDLEWOOD DRIVE
        01         CITY      :    PITTSBURGH
                   STATE/ZIP : PA  15241
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,013.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ---------------------------------------------------------------
0   0030763403     MORTGAGORS: RANDALL              DAVID
                               RANDALL              ANDREA
    REGION CODE    ADDRESS   : 11 HOLBROOK STREET
        01         CITY      :    FOXBORO
                   STATE/ZIP : MA  02035
    MORTGAGE AMOUNT :   231,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,441.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030763411     MORTGAGORS: MILLER               TODD
                               MILLER               THERESA
    REGION CODE    ADDRESS   : 3 GREGORY COURT
        01         CITY      :    FARMINGVILLE
                   STATE/ZIP : NY  11738
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.84900
    ---------------------------------------------------------------
0   0030763429     MORTGAGORS: MARTIN               GERALD
                               MARTIN               SANDRA
    REGION CODE    ADDRESS   : 2653 FLAMELEAF DRIVE
        01         CITY      :    GRAPEVINE
                   STATE/ZIP : TX  76051
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,658.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,197,900.00
    P & I AMT:      8,998.83  UPB AMT:   1,195,952.52
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763569     MORTGAGORS: DUFFY                CHARLES
                               DUFFY                SUSAN
    REGION CODE    ADDRESS   : 4128 LELAND STREET
        01         CITY      :    CHEVY CHASE
                   STATE/ZIP : MD  20815
    MORTGAGE AMOUNT :   361,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,331.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,528.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030763577     MORTGAGORS: EISGRUBER            MARK
                               EISGRUBER            KYM
    REGION CODE    ADDRESS   : 4596 WILLOW OAKS TRAIL
        01         CITY      :    POWDER SPRINGS
                   STATE/ZIP : GA  30073
    MORTGAGE AMOUNT :   237,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,090.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030763635     MORTGAGORS: LLOYD                RICHARD
                               LLOYD                PENNY
    REGION CODE    ADDRESS   : 6755 CHRISTOPHER DRIVE
        01         CITY      :    ROANOKE
                   STATE/ZIP : VA  24018
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,556.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.16300
    ---------------------------------------------------------------
0   0030763643     MORTGAGORS: HATFIELD             STEVEN
                               SNYDER               NADINE
    REGION CODE    ADDRESS   : 5864 N. ORCHARD CREEK CIRCLE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80301
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,721.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 87.90322
    ---------------------------------------------------------------
0   0030763650     MORTGAGORS: HUANG                MING
                               HUANG                MEI
    REGION CODE    ADDRESS   : 233 S. OAKHURST DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,613.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.13100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,356,850.00
    P & I AMT:      9,991.13  UPB AMT:   1,355,313.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763668     MORTGAGORS: LINK                 KENNETH
                               LINK                 DONNA
    REGION CODE    ADDRESS   : 15804 HIGHVIEW DRIVE
        01         CITY      :    APPLE  VALLEY
                   STATE/ZIP : MN  55124
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,460.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.67500
    ---------------------------------------------------------------
0   0030763775     MORTGAGORS: SIEGEL               DOUGLAS
                               SIEGEL               JOLINDA
    REGION CODE    ADDRESS   : 10 CYPRESS NECK ROAD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07738
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.73600
    ---------------------------------------------------------------
0   0030763791     MORTGAGORS: DEWALD               RICHARD
                               GARLAND              SHIRLY
    REGION CODE    ADDRESS   : 3308 NE 38TH STREET
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,827.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,191.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030763825     MORTGAGORS: SCHWARZ              STANLEY

    REGION CODE    ADDRESS   : 10 PEABODY COURT
        01         CITY      :    PEANECK
                   STATE/ZIP : NJ  07666
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 83.61200
    ---------------------------------------------------------------
0   0030763833     MORTGAGORS: COOKE                KEVIN
                               HARTWICK-COOKE       NANCY
    REGION CODE    ADDRESS   : 478 MEER AVENUE
        01         CITY      :    WYCKOFF
                   STATE/ZIP : NJ  07481
    MORTGAGE AMOUNT :   341,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,626.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,421,600.00
    P & I AMT:     10,835.95  UPB AMT:   1,420,888.00
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763866     MORTGAGORS: ANDERSEN             HARRY

    REGION CODE    ADDRESS   : 16 GOODWINS COURT
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,532.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,850.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.75400
    ---------------------------------------------------------------
0   0030763882     MORTGAGORS: DUMSER               JOSEPH
                               DUMSER               KELLI
    REGION CODE    ADDRESS   : 7121 JARDINIERE COURT
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28226
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,681.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.27100
    ---------------------------------------------------------------
0   0030763890     MORTGAGORS: LEVINSON             ROBERT
                               LEVINSON             JILL
    REGION CODE    ADDRESS   : 38 DOVER ROAD
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,701.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.71600
    ---------------------------------------------------------------
0   0030763908     MORTGAGORS: LUNN                 TIMOTHY
                               LUNN                 ANNE
    REGION CODE    ADDRESS   : 13153 ROYAL DUNE
        01         CITY      :    NEW BUFFALO
                   STATE/ZIP : MI  49117
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,465.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,383.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.27900
    ---------------------------------------------------------------
0   0030763924     MORTGAGORS: PODOLAK              MICHAEL
                               PRESENT-PODOLAK      STEPHANIE
    REGION CODE    ADDRESS   : 3950 S. CLERMONT STREET
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80110
    MORTGAGE AMOUNT :   365,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,840.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,650.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,638,600.00
    P & I AMT:     12,246.75  UPB AMT:   1,636,220.58
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763932     MORTGAGORS: ST. PIERRE           RON
                               ST. PIERRE           LISA
    REGION CODE    ADDRESS   : 9 WINDWARD DRIVE
        01         CITY      :    NEWBURYPORT
                   STATE/ZIP : MA  01950
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,701.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.79400
    ---------------------------------------------------------------
0   0030763940     MORTGAGORS: RYAN                 PAUL
                               RYAN                 CHRISTA
    REGION CODE    ADDRESS   : 61 LAUREL LANE
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,714.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.92800
    ---------------------------------------------------------------
0   0030763973     MORTGAGORS: STEPHENS             VAUGHN
                               STEPHENS             DENISE
    REGION CODE    ADDRESS   : 806 GRAY FOX PL
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   335,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,286.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ---------------------------------------------------------------
0   0030763981     MORTGAGORS: FIELDS               MARK
                               FIELDS               LESLIE
    REGION CODE    ADDRESS   : 12512 WOODSONG LANE
        01         CITY      :    MITCHELLVILLE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,048.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764047     MORTGAGORS: KAINZ                JOACHIM
                               CRYSTAL              CELESTE
    REGION CODE    ADDRESS   : 46 PROMONTORY DR
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94804
    MORTGAGE AMOUNT :   219,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,047.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,590.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,265,500.00
    P & I AMT:      9,295.24  UPB AMT:   1,263,798.56
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764104     MORTGAGORS: WESTERVELT           ROBERT

    REGION CODE    ADDRESS   : 52 FOLLEN ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030764195     MORTGAGORS: MONAGHAN             JOHN
                               MONAGHAN             JANET
    REGION CODE    ADDRESS   : 1350 GYPSY HILL ROAD
        01         CITY      :    GWYNEDD VALLEY
                   STATE/ZIP : PA  19437
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,419.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764203     MORTGAGORS: ZUCKERMAN            KENNETH
                               SUGARMAN             AMY
    REGION CODE    ADDRESS   : 4 HEARTHSTONE WAY
        01         CITY      :    MONTVALE
                   STATE/ZIP : NJ  07645
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,690.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 63.88800
    ---------------------------------------------------------------
0   0030764211     MORTGAGORS: GALLAGHER            B.
                               GALLAGHER            MARIA
    REGION CODE    ADDRESS   : 43244 GOLF VIEW DRIVE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   250,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,253.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99600
    ---------------------------------------------------------------
0   0030764294     MORTGAGORS: GHANT                ELLA
                               GHANT                MARILYN
    REGION CODE    ADDRESS   : 80 LAWN AVENUE # 11
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06902
    MORTGAGE AMOUNT :    99,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,684.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       740.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,310,350.00
    P & I AMT:      9,440.68  UPB AMT:   1,309,048.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764310     MORTGAGORS: SONG                 JAEHO
                               SONG                 LINDA
    REGION CODE    ADDRESS   : 6421 ERIN DRIVE
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,626.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.51500
    ---------------------------------------------------------------
0   0030764336     MORTGAGORS: HANSEN               ERIC
                               HANSEN               KELLY
    REGION CODE    ADDRESS   : 11330 W. 77TH STREET
        01         CITY      :    BURR RIDGE
                   STATE/ZIP : IL  60525
    MORTGAGE AMOUNT :   190,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,668.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,383.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764484     MORTGAGORS: ALAMEDA              WALTER
                               ALAMEDA              SANDRA
    REGION CODE    ADDRESS   : 889 RIVER ROAD
        01         CITY      :    BROOKDALE
                   STATE/ZIP : CA  95007
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,092.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,068.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 49.68100
    ---------------------------------------------------------------
0   0030764492     MORTGAGORS: NICHOL               CYNTHIA
                               KUO                  ROBERT
    REGION CODE    ADDRESS   : 14 ARUNDEL ROAD
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,781.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030764518     MORTGAGORS: STACK                THOMAS
                               STACK                KATHLEEN
    REGION CODE    ADDRESS   : 2114 & 2116 GOLDEN GATE AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,770.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,539,800.00
    P & I AMT:     11,544.49  UPB AMT:   1,537,940.47
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764526     MORTGAGORS: MARTINELLI           JOHN
                               MARTINELLI           SHERRY
    REGION CODE    ADDRESS   : 753 VISTA PALACIO
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   290,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,398.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.97400
    ---------------------------------------------------------------
0   0030764849     MORTGAGORS: BARONE               ANGELA
                               BARONE               GARY
    REGION CODE    ADDRESS   : 10508 WILLOW VISTA WAY
        01         CITY      :    COCKEYVILLE
                   STATE/ZIP : MD  21030
    MORTGAGE AMOUNT :   227,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,651.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030764963     MORTGAGORS: RAMESH               SUBRAMANIAN
                               RAMESH               USHA
    REGION CODE    ADDRESS   : 1148 ELMSFORD DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,711.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,660.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765010     MORTGAGORS: FODEMSKI             LEONARD
                               FODEMSKI             DEANNA
    REGION CODE    ADDRESS   : 27711 MERAWEATHER PLACE
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   266,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,947.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98600
    ---------------------------------------------------------------
0   0030765028     MORTGAGORS: SPEAKMAN             SCOTT
                               SPEAKMAN             LISA
    REGION CODE    ADDRESS   : 27708 ESSEX PLACE
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,533.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,494,600.00
    P & I AMT:     10,853.75  UPB AMT:   1,493,341.48
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765036     MORTGAGORS: KROL                 THOMAS
                               GILLIGAN KROL        THERESA
    REGION CODE    ADDRESS   : 1231 SO. PACIFIC ST
        01         CITY      :    OCEAN SIDE
                   STATE/ZIP : CA  92054
    MORTGAGE AMOUNT :   468,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,086.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,358.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00012
    ---------------------------------------------------------------
0   0030765044     MORTGAGORS: SHELLEY              J.
                               SHELLEY              ETHEL
    REGION CODE    ADDRESS   : 4905 RUETTE DE MER
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   267,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,041.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99414
    ---------------------------------------------------------------
0   0030765051     MORTGAGORS: KRZYSTON             RANDOLPH
                               KRZYSTON             DANA
    REGION CODE    ADDRESS   : 4965 RUETTE DE MER
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   276,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,718.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99758
    ---------------------------------------------------------------
0   0030765069     MORTGAGORS: CHANG                YOUNG
                               CHANG                MOON
    REGION CODE    ADDRESS   : 13433 WYNGATE PT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,236.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.54000
    ---------------------------------------------------------------
0   0030765077     MORTGAGORS: SCHACKEL             RICHARD
                               SCHACKEL             BARBRA
    REGION CODE    ADDRESS   : 21340 CELTIC ST
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,589.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.45200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,802,300.00
    P & I AMT:     12,738.31  UPB AMT:   1,799,672.68
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765085     MORTGAGORS: RASMUSSEN            DAN
                               RASMUSSEN            PAM
    REGION CODE    ADDRESS   : 105 FOREST HILL DR
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,368.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,268.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765093     MORTGAGORS: PATTERSON            ROBERT
                               PATTERSON            GAIL
    REGION CODE    ADDRESS   : 26078 CHARING CRESS RD
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,501.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765101     MORTGAGORS: HUERTA               HUMBERTO
                               HUERTA               AMELIA
    REGION CODE    ADDRESS   : 21461 ALISO CT
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,648.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765143     MORTGAGORS: MCCASLIN             STEPHEN
                               MCCASLIN             PAMELA
    REGION CODE    ADDRESS   : 13651 CALLE BONITA STREET
        01         CITY      :    AGUA DULCE
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,906.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030765150     MORTGAGORS: OSTERGREN            GREGG

    REGION CODE    ADDRESS   : 6513 63RD AVENUE CT NW
        01         CITY      :    GIG HARBOR
                   STATE/ZIP : WA  98335
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,330.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.09091
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,388,550.00
    P & I AMT:      9,954.49  UPB AMT:   1,386,756.22
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765234     MORTGAGORS: LIPSKY               TIMOTHY
                               LIPSKY               CATHRYN
    REGION CODE    ADDRESS   : 2210 E. PEPPER HILL DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   263,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,795.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030765267     MORTGAGORS: GUGLIELMO            MARK
                               GUGLIELMO            COLLEEN
    REGION CODE    ADDRESS   : 16618 FELDSPAR COURT
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,549.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,363.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.31506
    ---------------------------------------------------------------
0   0030765275     MORTGAGORS: MOORE                CHARLES
                               MOORE                LAURA
    REGION CODE    ADDRESS   : 711 HIGHGROVE PARK
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,654.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030765283     MORTGAGORS: OTT                  RONALD
                               OTT                  CARLENE
    REGION CODE    ADDRESS   : 8185 RAMSGATE DRIVE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,520.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,612.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.24100
    ---------------------------------------------------------------
0   0030765291     MORTGAGORS: LENIHAN              ROBERT
                               LENIHAN              COLLEEN
    REGION CODE    ADDRESS   : 6747 ALTAMOR DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,629.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 44.14800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,470,150.00
    P & I AMT:     10,737.39  UPB AMT:   1,468,150.62
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765309     MORTGAGORS: KOHANIM              FARIDEH

    REGION CODE    ADDRESS   : 325 NORTH OAKHURST DRIVE # 403
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,674.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 54.88372
    ---------------------------------------------------------------
0   0030765317     MORTGAGORS: BORSARI              WILLIAM
                               BORSARI              GAY
    REGION CODE    ADDRESS   : 17122 VIA BARRANCA DEL ZORRO
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   562,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,179.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,228.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 53.60900
    ---------------------------------------------------------------
0   0030765341     MORTGAGORS: COWELL               MICHAEL
                               COWELL               DIANNA
    REGION CODE    ADDRESS   : 7622 KELSEY COURT
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   234,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,292.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
0   0030765358     MORTGAGORS: JOSEPHS              SHELDON
                               JOSEPHS              DIANE
    REGION CODE    ADDRESS   : 1 TAMIZAR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,467.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.96100
    ---------------------------------------------------------------
0   0030765390     MORTGAGORS: MUNGOVAN             MICHAEL
                               MUNGOVAN             SANDRA
    REGION CODE    ADDRESS   : 336 VIA PASQUAL
        01         CITY      :    REDONDO BEACH AREA
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,846.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,606,700.00
    P & I AMT:     12,018.26  UPB AMT:   1,604,460.23
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765432     MORTGAGORS: VAN BEEK             DAVID

    REGION CODE    ADDRESS   : 3839 HARVEST DR
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,783.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,516.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.52600
    ---------------------------------------------------------------
0   0030765473     MORTGAGORS: MC CROSKEY           DENNIS
                               MC CROSKEY           PAMELA
    REGION CODE    ADDRESS   : 838-840 PARTRIDGE AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,379.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765481     MORTGAGORS: COLLEDGE             JOSEPH
                               COLLEDGE             JACQUELINE
    REGION CODE    ADDRESS   : 1042 EAST 220 NORTH
        01         CITY      :    AMERICAN FORK
                   STATE/ZIP : UT  84003
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,311.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030765499     MORTGAGORS: MURPHY               CHRISTOPHER
                               MURPHY               LISA
    REGION CODE    ADDRESS   : 2612 W. LINCOLN WAY
        01         CITY      :    MARSHALLTOWN
                   STATE/ZIP : IA  50158
    MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,705.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030765507     MORTGAGORS: DE VOSJOLI           PHILIPPE
                               DE VOSJOLI           GIGI
    REGION CODE    ADDRESS   : 2820 FOOTHILL DRIVE
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,828.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,455,250.00
    P & I AMT:     10,865.20  UPB AMT:   1,454,007.26
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765531     MORTGAGORS: BLOOM                JEFF
                               BLOOM                TERI
    REGION CODE    ADDRESS   : 1058 GUILDFORD COURT
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,988.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ---------------------------------------------------------------
0   0030765556     MORTGAGORS: LANGLEY              LISA
                               LANGLEY              RONALD
    REGION CODE    ADDRESS   : 9901 TRAVERSE WAY
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,307.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030765606     MORTGAGORS: KELLER               STEVE
                               KELLER               CATHERINE
    REGION CODE    ADDRESS   : 2619 PACIFIC AVENUE
        01         CITY      :    MANHATTAN
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   455,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,379.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765622     MORTGAGORS: KENNARD              HAROLD
                               KENNARD              SHARRON
    REGION CODE    ADDRESS   : 14 CORBETT COURT
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,109.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.02600
    ---------------------------------------------------------------
0   0030765630     MORTGAGORS: CHEN                 HO
                               CHEN                 ING-HONG
    REGION CODE    ADDRESS   : 641 TROON COURT
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   334,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,086.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,511.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.36600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,660,700.00
    P & I AMT:     12,330.70  UPB AMT:   1,660,083.00
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765648     MORTGAGORS: LAMCKE               HOWARD
                               LAMCKE               CAROLYN
    REGION CODE    ADDRESS   : 1492 REVELSTOKE WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,748.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030765655     MORTGAGORS: SIEFERT              DONALD
                               SIEFERT              MARY
    REGION CODE    ADDRESS   : 35331 BLACKBURN DRIVE
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,815.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.43243
    ---------------------------------------------------------------
0   0030765663     MORTGAGORS: WALKER               JAMES
                               WALKER               MERTI
    REGION CODE    ADDRESS   : 62-64 6TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,398.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,044.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 54.14000
    ---------------------------------------------------------------
0   0030765713     MORTGAGORS: SLATER               CHARLES
                               SLATER               IRENE
    REGION CODE    ADDRESS   : 4748 PIN OAKS CIRCLE
        01         CITY      :    ROCKWALL
                   STATE/ZIP : TX  75087
    MORTGAGE AMOUNT :   259,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,441.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,883.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.65500
    ---------------------------------------------------------------
0   0030765721     MORTGAGORS: BAUMGART             HANK
                               BAUMGART             ERIN
    REGION CODE    ADDRESS   : 1504 FAIRVIEW AVE
        01         CITY      :    BELLINGHAM
                   STATE/ZIP : WA  98226
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,770.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,661,800.00
    P & I AMT:     12,045.02  UPB AMT:   1,660,173.47
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765747     MORTGAGORS: HOWELL               RUSSELL
                               HOWELL               SHERRIE
    REGION CODE    ADDRESS   : 4415 SANDALWOOD DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,339.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.59016
    ---------------------------------------------------------------
0   0030765788     MORTGAGORS: DOMINGO              RUBEN
                               DOMINGO              NORA
    REGION CODE    ADDRESS   : 25210 CANYON OAKS COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,803.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030765804     MORTGAGORS: ROHACZ               STEPHAN
                               ROHACZ               KATHLEEN
    REGION CODE    ADDRESS   : 8810 RED MAPLE COVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : TN  38138
    MORTGAGE AMOUNT :   335,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030765812     MORTGAGORS: MINKLER              J.
                               MINKLER              JANICE
    REGION CODE    ADDRESS   : 309 ALHAMBRA ROAD #A
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91775
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,832.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.85700
    ---------------------------------------------------------------
0   0030765838     MORTGAGORS: NESTINGER            BRUCE
                               NESTINGER            GUILHERMINA
    REGION CODE    ADDRESS   : 2544 ROSE WAY
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   222,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,358.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,385,200.00
    P & I AMT:     10,316.31  UPB AMT:   1,384,534.06
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765846     MORTGAGORS: LAWRENCE             ROBERT
                               GRAY                 DAVID
    REGION CODE    ADDRESS   : 5915 BOCA RATON DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75230
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,016.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.15800
    ---------------------------------------------------------------
0   0030765879     MORTGAGORS: TERAN                RICHARD
                               OCHOA                ROSE
    REGION CODE    ADDRESS   : 1314 W 14TH STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,816.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.88800
    ---------------------------------------------------------------
0   0030766075     MORTGAGORS: JARAMILLO            LEE
                               JARAMILLO            VIRGINIA
    REGION CODE    ADDRESS   : 274 PAWNEE CREEK DRIVE
        01         CITY      :    LAKE GEORGE
                   STATE/ZIP : CO  80827
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,835.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.47200
    ---------------------------------------------------------------
0   0030766083     MORTGAGORS: HOLLAND              JEFFREY
                               HOLLAND              PATRICIA
    REGION CODE    ADDRESS   : 23078 PINECREST ROAD
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,501.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766133     MORTGAGORS: LICERIO              ROBERT
                               LICERIO              YOLANDA
    REGION CODE    ADDRESS   : 1429 TWELVE OAKS COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,758.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 63.60400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,333,400.00
    P & I AMT:      9,863.85  UPB AMT:   1,331,928.87
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766174     MORTGAGORS: EDWARDS              WILLIAM
                               EDWARDS              PATRICIA
    REGION CODE    ADDRESS   : 136 GUILL RD
        01         CITY      :    MT JULIET
                   STATE/ZIP : TN  37122
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,827.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.11989
    ---------------------------------------------------------------
0   0030766182     MORTGAGORS: TRACY                PAUL
                               TRACY                LAURIE
    REGION CODE    ADDRESS   : 1100 CONGRESSIONAL LANE
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28409
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,640.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.14200
    ---------------------------------------------------------------
0   0030766190     MORTGAGORS: GERGES               SAFWAT

    REGION CODE    ADDRESS   : 32 PASHEN PL
        01         CITY      :    DIX HILLS
                   STATE/ZIP : NY  11746
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,840.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.46200
    ---------------------------------------------------------------
0   0030766208     MORTGAGORS: WELLER               PETER

    REGION CODE    ADDRESS   : WEST BEACH BLVD.
        01         CITY      :    GULF SHORES
                   STATE/ZIP : AL  36582
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,508.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,485.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.88500
    ---------------------------------------------------------------
0   0030766224     MORTGAGORS: WALTON               RICHARD
                               WALTON               MARYANN
    REGION CODE    ADDRESS   : 824 HARBOUR WATCH CT
        01         CITY      :    MT PLEASANT
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,828.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.81800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,320,000.00
    P & I AMT:      9,480.38  UPB AMT:   1,318,646.46
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766232     MORTGAGORS: WISHART              THOMAS
                               WISHART              DOROTHY
    REGION CODE    ADDRESS   : 15560 S. BEAVER GLEN DRIVE
        01         CITY      :    OREGON CITY
                   STATE/ZIP : OR  97045
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ---------------------------------------------------------------
0   0030766240     MORTGAGORS: SCHIMMEL             JAMES

    REGION CODE    ADDRESS   : 15572 SOUTHWEST MIDWAY ROAD
        01         CITY      :    HILLSBORO
                   STATE/ZIP : OR  97123
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,812.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766257     MORTGAGORS: BROWN                MELISSA
                               BORNSTEIN            JACOB
    REGION CODE    ADDRESS   : 19 BOULDER BROOK ROAD
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   444,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,402.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,257.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766273     MORTGAGORS: MORELLI              PHILIP
                               MORELLI              DEBORAH
    REGION CODE    ADDRESS   : W 283 N 4866 ROOSEVELT'S QUAY
        01         CITY      :    MERTON
                   STATE/ZIP : WI  53056
    MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,019.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766281     MORTGAGORS: SHURKEY              BARRY
                               SHURKEY              SHARON
    REGION CODE    ADDRESS   : 2697 AUBREY DRIVE
        01         CITY      :    ORION TOWNSHIP
                   STATE/ZIP : MI  48360
    MORTGAGE AMOUNT :   216,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,308.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,589.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,459,800.00
    P & I AMT:     10,711.50  UPB AMT:   1,458,374.31
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766299     MORTGAGORS: STEELE               THOMAS
                               STEELE               REBECCA
    REGION CODE    ADDRESS   : 5021 SAN MIGUEL
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33629
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,731.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.21000
    ---------------------------------------------------------------
0   0030766307     MORTGAGORS: COLLETT              GORDON
                               COLLETT              SIV
    REGION CODE    ADDRESS   : 2901 SHADOW OAKS PLACE
        01         CITY      :    BILLINGS
                   STATE/ZIP : MT  59102
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,605.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.16000
    ---------------------------------------------------------------
0   0030766315     MORTGAGORS: LOWE                 ALISTAIR

    REGION CODE    ADDRESS   : 19 PHILLIPS ST
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   425,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,966.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,975.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766323     MORTGAGORS: LITTERELLE           JAMES
                               LITTERELLE           MARYANN
    REGION CODE    ADDRESS   : SEA WATCH 2 UNIT # 6 DAGSWORTHY AVE
        01         CITY      :    DEWEY BEACH
                   STATE/ZIP : DE  19971
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,301.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030766349     MORTGAGORS: MARGOLIS             MICHAEL
                               MARGOLIS             LORI
    REGION CODE    ADDRESS   : 4222 EAST BROWN ROAD #22
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   295,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,735,750.00
    P & I AMT:     12,569.73  UPB AMT:   1,663,255.02
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766356     MORTGAGORS: KING                 GERALD
                               KING                 MARYNET
    REGION CODE    ADDRESS   : 7090 WILLOWICK DR
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,681.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.17600
    ---------------------------------------------------------------
0   0030766364     MORTGAGORS: HILTON               MICHAEL
                               HILTON               MARY
    REGION CODE    ADDRESS   : 2219 MAIN STREET EXT.
        01         CITY      :    BETHLEHEM
                   STATE/ZIP : PA  18017
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,563.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766372     MORTGAGORS: PEREZ                STEPHEN
                               RICHARDS             CATHERINE
    REGION CODE    ADDRESS   : 3441 OBSERVATORY PLACE
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45208
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,640.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.02300
    ---------------------------------------------------------------
0   0030766380     MORTGAGORS: YANG                 CHUN
                               YANG                 HO
    REGION CODE    ADDRESS   : 822 ROSEWOOD
        01         CITY      :    CRESCENT SPRINGS
                   STATE/ZIP : KY  41017
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,515.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766398     MORTGAGORS: ALLARD               HALL
                               BRUTUS               DOLORES
    REGION CODE    ADDRESS   : 1415 E. 86TH ST
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11236
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,672.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,404,000.00
    P & I AMT:     10,212.93  UPB AMT:   1,402,074.07
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766406     MORTGAGORS: CHAN                 JACKIE
                               CHAN                 IRENE
    REGION CODE    ADDRESS   : 2213 ARNHEM PLACE
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95356
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,193.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030766414     MORTGAGORS: STRUKELJ             MARK
                               STRUKELJ             CATHERINE
    REGION CODE    ADDRESS   : 17 SUMMERSIDE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,706.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766430     MORTGAGORS: WHEATLY              GAEME
                               WHEATLY              ERICA
    REGION CODE    ADDRESS   : 1107 N ROYAL ST
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   280,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,291.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030766463     MORTGAGORS: QUACH                DONG
                               QUACH                BICH
    REGION CODE    ADDRESS   : 18 BRIGADIER
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   587,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    586,635.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,461.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.05800
    ---------------------------------------------------------------
0   0030766513     MORTGAGORS: BARTON               CHARLES

    REGION CODE    ADDRESS   : 3905 S W 111TH WAY
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33328
    MORTGAGE AMOUNT :   327,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,396.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,490.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,870,600.00
    P & I AMT:     13,908.64  UPB AMT:   1,869,223.97
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766521     MORTGAGORS: TASH                 GILBERT
                               TASH                 ELDA
    REGION CODE    ADDRESS   : 2943 VIA SAN JACINTO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,355.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030766539     MORTGAGORS: BOYD                 ROBERT
                               BOYD                 CATHERINE
    REGION CODE    ADDRESS   : 7317 NORTH 13TH DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85021
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,635.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,064.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.54347
    ---------------------------------------------------------------
0   0030766554     MORTGAGORS: MARTINI              KEVIN

    REGION CODE    ADDRESS   : 1829 SHOREHAM DRIVE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28211
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,096.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030766620     MORTGAGORS: MIDDLETON            JEFFREY
                               MIDDLETON            ROSEMARY
    REGION CODE    ADDRESS   : 4055 N. RECKER ROAD #75
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85215
    MORTGAGE AMOUNT :   242,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,056.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 74.69200
    ---------------------------------------------------------------
0   0030766687     MORTGAGORS: MEADOWS              KIRK

    REGION CODE    ADDRESS   : 3906 CREEK WAY TRAIL
        01         CITY      :    DAYTON
                   STATE/ZIP : OH  45440
    MORTGAGE AMOUNT :   296,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,934.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,260,600.00
    P & I AMT:      9,564.07  UPB AMT:   1,259,078.02
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766711     MORTGAGORS: VIGER                LAWRENCE
                               VIGER                MARY
    REGION CODE    ADDRESS   : 36 PLAYA COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,844.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 86.21700
    ---------------------------------------------------------------
0   0030766737     MORTGAGORS: MAASSEN              MARC
                               MAASSEN              BARBARA
    REGION CODE    ADDRESS   : 389 GIANT OAK CIRCLE
        01         CITY      :    LAKE ARROWHEAD
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,830.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766745     MORTGAGORS: REYNOLDS             JASON
                               REYNOLDS             CHRISTINE
    REGION CODE    ADDRESS   : 4641 KIRKLAND PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22311
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,612.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030766752     MORTGAGORS: LAWSON               THOMAS

    REGION CODE    ADDRESS   : 127 WILTON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,835.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030766760     MORTGAGORS: LIN                  CHUNG
                               LIN                  EUN
    REGION CODE    ADDRESS   : 20612 OAK CREST DRIVE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,608.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,566.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.96300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,421,000.00
    P & I AMT:     10,859.58  UPB AMT:   1,419,731.70
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766778     MORTGAGORS: CARLIN               MICHAEL

    REGION CODE    ADDRESS   : 1515 NORTH VIEW DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,114.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030766802     MORTGAGORS: KLEINFELD            DAVID
                               KLEINFELD            NANCY
    REGION CODE    ADDRESS   : 1001 CEDAR LANE
        01         CITY      :    BRIELLE
                   STATE/ZIP : NJ  08730
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,634.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766810     MORTGAGORS: VOLPI                NICHOLAS
                               EASTON               JUDITH
    REGION CODE    ADDRESS   : 7094 HEARTLAND WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   352,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,248.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,649.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.97900
    ---------------------------------------------------------------
0   0030766844     MORTGAGORS: KADDAS               JAMES
                               KADDAS               PAULA
    REGION CODE    ADDRESS   : 111 LOWELL STREET
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,778.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 57.50000
    ---------------------------------------------------------------
0   0030766851     MORTGAGORS: MAGYARI              JOHN
                               MAGYARI              PATRICIA
    REGION CODE    ADDRESS   : 1760 MOUNTAIN BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   224,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,791.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,408,900.00
    P & I AMT:     10,461.23  UPB AMT:   1,407,567.04
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766869     MORTGAGORS: VERONA               RYAN
                               VERONA               SUSANNE
    REGION CODE    ADDRESS   : 24121 NOVIA CIRCLE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,890.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,247.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.60000
    ---------------------------------------------------------------
0   0030766877     MORTGAGORS: STRASSER             CHERYL
                               STRASSER             PAUL
    REGION CODE    ADDRESS   : 4096 LAKESIDE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,520.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030766885     MORTGAGORS: KENNEDY              ARTHUR
                               KENNEDY              ANN
    REGION CODE    ADDRESS   : 3 ANDREWS DRIVE
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,840.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766893     MORTGAGORS: UNDLIN               THOMAS
                               PECHAUER             MARY
    REGION CODE    ADDRESS   : 4626 BRUCE AVE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55424
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,815.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030766901     MORTGAGORS: LUCCHESE-SOTO        LYNN

    REGION CODE    ADDRESS   : 1872 NORTH HOWE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,751.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 58.39400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,389,700.00
    P & I AMT:     10,490.90  UPB AMT:   1,388,818.75
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766927     MORTGAGORS: CASTILLO             LINIETTE

    REGION CODE    ADDRESS   : 854 N.W. 87TH AVENUE # 507
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33172
    MORTGAGE AMOUNT :    52,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :     52,917.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       402.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.97400
    ---------------------------------------------------------------
0   0030767107     MORTGAGORS: STEGEMAN             REBECCA

    REGION CODE    ADDRESS   : 2314 FLINT AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   216,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,551.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.72700
    ---------------------------------------------------------------
0   0030767313     MORTGAGORS: MILLER               KURT
                               MILLER               CYNTHIA
    REGION CODE    ADDRESS   : 6737 DEL CERRO BOULEVARD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,014.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030767339     MORTGAGORS: OKOYE                MAXIMUS
                               OKOYE                NNEKA
    REGION CODE    ADDRESS   : 3548 STACEY COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030767370     MORTGAGORS: DAYTON               JAMES

    REGION CODE    ADDRESS   : 2568 AVIV COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89121
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,777.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,148,650.00
    P & I AMT:      8,381.28  UPB AMT:   1,148,022.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767388     MORTGAGORS: TILLIS               LONNIE
                               TILLIS               JULIA
    REGION CODE    ADDRESS   : 1325 EAST MAIN STREET
        01         CITY      :    GALLETIN
                   STATE/ZIP : TN  37066
    MORTGAGE AMOUNT :   640,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    639,260.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,034.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ---------------------------------------------------------------
0   0030767420     MORTGAGORS: WYANT                STEVEN
                               BAILEY               MADELINE
    REGION CODE    ADDRESS   : 13914 VALLEY VISTA BLVD.
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91432
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,628.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.30200
    ---------------------------------------------------------------
0   0030767503     MORTGAGORS: BAKIR                ASAD
                               BAKIR                NADIA
    REGION CODE    ADDRESS   : 1112 LATHROP AVENUE
        01         CITY      :    RIVER FOREST
                   STATE/ZIP : IL  60305
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.36500
    ---------------------------------------------------------------
0   0030767545     MORTGAGORS: VOGT                 CHRISTOPHER
                               LARSEN               JULIE
    REGION CODE    ADDRESS   : 631 NORTH 164TH CIRCLE
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68118
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,738.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.88800
    ---------------------------------------------------------------
0   0030767560     MORTGAGORS: RECTOR               JAMES
                               RECTOR               ROBIN
    REGION CODE    ADDRESS   : 1012 SKYLINE DRIVE
        01         CITY      :    ELKHORN
                   STATE/ZIP : NE  68022
    MORTGAGE AMOUNT :   402,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,080.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,952.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.50900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   2,211,150.00
    P & I AMT:     16,558.65  UPB AMT:   2,209,354.95
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767578     MORTGAGORS: TRABANDT             CHARLES
                               TRABANDT             JOAN
    REGION CODE    ADDRESS   : 3667 NORTH HARRISON STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,596.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.28900
    ---------------------------------------------------------------
0   0030767586     MORTGAGORS: LU                   ANDY
                               DANG                 DUNG
    REGION CODE    ADDRESS   : 651 TROON COURT
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,834.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 57.77700
    ---------------------------------------------------------------
0   0030767628     MORTGAGORS: CLEMONS              EDWARD

    REGION CODE    ADDRESS   : 4590 BRIGHTON LAKE DRIVE
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30130
    MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,108.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
0   0030767669     MORTGAGORS: ANDERSON             GEORGE
                               ANDERSON             BRYDIE
    REGION CODE    ADDRESS   : 3520 WEST HOWE STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,839.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.53600
    ---------------------------------------------------------------
0   0030767743     MORTGAGORS: HELMLE               LAURENCE

    REGION CODE    ADDRESS   : 6051 COUNTRY VIEW DR
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,785.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,342,250.00
    P & I AMT:      9,941.57  UPB AMT:   1,341,164.27
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767768     MORTGAGORS: CUNNINGHAM           JAMES
                               CUNNINGHAM           DERNIES
    REGION CODE    ADDRESS   : 8020 CHIPPENHAM COURT
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   318,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,842.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,390.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030767776     MORTGAGORS: BROWN                COURTNEY
                               BRODY                DAN
    REGION CODE    ADDRESS   : 5510 CHARLCOTE ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   318,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,810.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030767784     MORTGAGORS: MURPHY               WILLIAM
                               MURPHY               FRANCES
    REGION CODE    ADDRESS   : 1391 WILLOW LAKE ROAD
        01         CITY      :    DISCOVERY BAY
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,814.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.80800
    ---------------------------------------------------------------
0   0030767792     MORTGAGORS: LADD                 JOSEPH

    REGION CODE    ADDRESS   : 7501 N. CENTRAL AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85020
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,200.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,686.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.11500
    ---------------------------------------------------------------
0   0030767800     MORTGAGORS: LAGROUE              WALTER
                               LAGROUE              CAROLYN
    REGION CODE    ADDRESS   : 2929 WESTMORELAND DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35233
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,951.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,573,000.00
    P & I AMT:     11,554.12  UPB AMT:   1,570,620.05
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767826     MORTGAGORS: HAUSMANN             MATTHEW
                               HIRSCHFIELD          LESLEY
    REGION CODE    ADDRESS   : 87 RICHMOND ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,569.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.75600
    ---------------------------------------------------------------
0   0030767834     MORTGAGORS: REDISH               MARTIN
                               REDISH               CAREN
    REGION CODE    ADDRESS   : 810 BOB-O-LINK RD
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : IL  60035
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,282.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,597.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.75000
    ---------------------------------------------------------------
0   0030767842     MORTGAGORS: HARRINGTON           CAROLYN

    REGION CODE    ADDRESS   : 5490 TENINO AVENUE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80303
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,081.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.44800
    ---------------------------------------------------------------
0   0030767859     MORTGAGORS: GUILBERT             FRANCES
                               GUILBERT             PETER
    REGION CODE    ADDRESS   : 1806 SOLITAIRE LANE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,461.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 49.15100
    ---------------------------------------------------------------
0   0030767867     MORTGAGORS: VANDERSLICE-KIK      DELISA
                               KIK                  MICHAEL
    REGION CODE    ADDRESS   : 411 EAST INDIAN SPRINGS ROAD
        01         CITY      :    BOUNTIFUL
                   STATE/ZIP : UT  84010
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,392.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,588,400.00
    P & I AMT:     11,582.34  UPB AMT:   1,585,787.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767875     MORTGAGORS: HOWES                JEFFREY
                               HOWES                TONYA
    REGION CODE    ADDRESS   : 16905 FEDERAL HILL COURT
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20716
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,132.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,632.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.08600
    ---------------------------------------------------------------
0   0030767883     MORTGAGORS: MERSCH               THOMAS
                               MERSCH               SUSAN
    REGION CODE    ADDRESS   : 2879 BANYAN BLVD CIRCLE NW
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33431
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,493.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 42.37200
    ---------------------------------------------------------------
0   0030767891     MORTGAGORS: MUELLER              DANIEL
                               MUELLER              COLLEEN
    REGION CODE    ADDRESS   : 210 ST GERMAIN LANE
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,868.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 78.42400
    ---------------------------------------------------------------
0   0030767909     MORTGAGORS: BRAY                 JOHN

    REGION CODE    ADDRESS   : 2093 BARRETT AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   247,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,925.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.99500
    ---------------------------------------------------------------
0   0030767917     MORTGAGORS: ROBIOLIO             PAUL
                               AIXA                 MARTINEZ
    REGION CODE    ADDRESS   : 812 CRAIG FOREST LANE
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63122
    MORTGAGE AMOUNT :   358,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,265.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.66600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,579,600.00
    P & I AMT:     11,700.20  UPB AMT:   1,577,685.56
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          247
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767933     MORTGAGORS: FINCH                GREGORY
                               FINCH                CHRISTINE
    REGION CODE    ADDRESS   : 10036 DEL DIOS HWY
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,836.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030767966     MORTGAGORS: SIMPSON              ALLEN
                               SIMPSON              CYNTHIA
    REGION CODE    ADDRESS   : 37320 OAK VIEW RD
        01         CITY      :    YUCAIPA
                   STATE/ZIP : CA  92399
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,641.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98000
    ---------------------------------------------------------------
0   0030767982     MORTGAGORS: CROW                 SCOTT
                               CROW                 MAUREEN
    REGION CODE    ADDRESS   : 4 TYLER ROAD
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MA  02038
    MORTGAGE AMOUNT :   237,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,096.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030767990     MORTGAGORS: DA SILVA             FOLA
                               DA SILVA             FUNMI
    REGION CODE    ADDRESS   : 4505 FALLOW WAY
        01         CITY      :    ANTIOCH
                   STATE/ZIP : CA  94509
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,689.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030768014     MORTGAGORS: CAPPELLO             JOHN
                               CAPPELLO             PAMELA
    REGION CODE    ADDRESS   : 2 GARTON COURT
        01         CITY      :    WASHINGTON TWP.
                   STATE/ZIP : NJ  08080
    MORTGAGE AMOUNT :   232,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,343.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,202,200.00
    P & I AMT:      8,968.79  UPB AMT:   1,200,607.32
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          248
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768022     MORTGAGORS: GONZALES             AMY
                               GONZALES             BILLY
    REGION CODE    ADDRESS   : 574 KENNETH AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,822.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030768055     MORTGAGORS: BALKO                EDWARD
                               BALKO                VERONICA
    REGION CODE    ADDRESS   : 41 RALPH PLACE
        01         CITY      :    BERKELEY HEIGHTS
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   221,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030768063     MORTGAGORS: CARTER               IRVING

    REGION CODE    ADDRESS   : 7 WHITE BIRCH DRIVE
        01         CITY      :    MILLSTONE
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,827.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 93.75000
    ---------------------------------------------------------------
0   0030768097     MORTGAGORS: VARISCO              DANIEL
                               ADRA                 NAJWA
    REGION CODE    ADDRESS   : 22 HIGH PINE
        01         CITY      :    GLEN COVE
                   STATE/ZIP : NY  11542
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,840.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.97800
    ---------------------------------------------------------------
0   0030768295     MORTGAGORS: COWIN                TOMMY
                               COWIN                SANDRA
    REGION CODE    ADDRESS   : 4756 SAND HAWK COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,380,750.00
    P & I AMT:     10,598.67  UPB AMT:   1,380,042.65
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          249
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768345     MORTGAGORS: LLERENA              RICARDO

    REGION CODE    ADDRESS   : 15987 S.W. 4TH STREET
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33027
    MORTGAGE AMOUNT :   284,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.78000
    ---------------------------------------------------------------
0   0030768360     MORTGAGORS: KELLY                DEAN

    REGION CODE    ADDRESS   : 4419 BARCHESTER
        01         CITY      :    BLOOMFIELD TOWNSHIP
                   STATE/ZIP : MI  48302
    MORTGAGE AMOUNT :   326,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,782.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.98300
    ---------------------------------------------------------------
0   0030768378     MORTGAGORS: HOEHN                WILLIAM
                               HOEHN                DIANE
    REGION CODE    ADDRESS   : 35468 SEVERN DRIVE
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   264,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,321.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030768394     MORTGAGORS: OLIVEIRA             LIDIA
                               OLIVEIRA             JOCELIM
    REGION CODE    ADDRESS   : 8648 DOVER OAKS CT
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32836
    MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,830.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99051
    ---------------------------------------------------------------
0   0030768402     MORTGAGORS: VALENTI              JOHN
                               VALENTI              SHARON
    REGION CODE    ADDRESS   : 14 PINE PLAIN ROAD
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01885
    MORTGAGE AMOUNT :   244,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,078.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,370,350.00
    P & I AMT:     10,185.46  UPB AMT:   1,368,663.10
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          250
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768410     MORTGAGORS: SLAVIK               JOHN
                               SLAVIK               AMY
    REGION CODE    ADDRESS   : 18 INDIAN HILL ROAD
        01         CITY      :    MEDFIELD
                   STATE/ZIP : MA  02052
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,860.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030768469     MORTGAGORS: GORMAN               JAMES
                               GORMAN               MICHELLE
    REGION CODE    ADDRESS   : 717 GALLEON DRIVE
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34102
    MORTGAGE AMOUNT :   646,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,601.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,916.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 58.80900
    ---------------------------------------------------------------
0   0030768477     MORTGAGORS: CHERRY               JAMES
                               CHERRY               DORRE A.
    REGION CODE    ADDRESS   : 58 OAK CLIFF ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02165
    MORTGAGE AMOUNT :   258,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,993.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,009.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.06800
    ---------------------------------------------------------------
0   0030768485     MORTGAGORS: NEVEL                DANIEL

    REGION CODE    ADDRESS   : 1047 ADAMS STREET
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33019
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,683.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030768501     MORTGAGORS: BREECH               THERESA
                               BREECH               STEPHEN
    REGION CODE    ADDRESS   : 4480 ASHTON GREEN
        01         CITY      :    NEW ALBANY
                   STATE/ZIP : OH  43054
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,288.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.38016
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,754,850.00
    P & I AMT:     13,329.96  UPB AMT:   1,751,427.23
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          251
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768519     MORTGAGORS: WICKS                CANDACE
                               FONSECA              MARCELO
    REGION CODE    ADDRESS   : 124 WAYNE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,645.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.97800
    ---------------------------------------------------------------
0   0030768527     MORTGAGORS: FISH                 BARRY
                               FISH                 AMY
    REGION CODE    ADDRESS   : 22 MARY CHILTON ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   256,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,562.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.32300
    ---------------------------------------------------------------
0   0030768535     MORTGAGORS: WISHENGRAD           STEVEN
                               TERRY                SHIRLEY
    REGION CODE    ADDRESS   : 50 ASHLAND STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   238,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,131.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.53300
    ---------------------------------------------------------------
0   0030768568     MORTGAGORS: YOU                  SOON

    REGION CODE    ADDRESS   : 25 APPLECREST ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,501.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.09500
    ---------------------------------------------------------------
0   0030768576     MORTGAGORS: SZKLARSKI            PAUL
                               SZKLARSKI            KATHERINE
    REGION CODE    ADDRESS   : 64 WALNUT ROAD
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,553.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.88700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,360,500.00
    P & I AMT:     10,108.68  UPB AMT:   1,358,395.43
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          252
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768584     MORTGAGORS: BOYLE                PETER
                               BOYLE                NANCY
    REGION CODE    ADDRESS   : 145 MARTINS LANE
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,625.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.59600
    ---------------------------------------------------------------
0   0030768634     MORTGAGORS: POLLOCK              WILLIAM
                               HEDBERG              HEIDI
    REGION CODE    ADDRESS   : 2081 MUSKET STREET
        01         CITY      :    EUGENE
                   STATE/ZIP : OR  97408
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,296.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,742.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.52300
    ---------------------------------------------------------------
0   0030768725     MORTGAGORS: FALLS                ROBERT
                               FALLS                KATHLEEN
    REGION CODE    ADDRESS   : 2212-14 NORTH AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60647
    MORTGAGE AMOUNT :   284,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,435.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030768733     MORTGAGORS: HOLLWEG              LEWIS
                               HOLLWEG              BARBARA
    REGION CODE    ADDRESS   : 58050 ROUTT COUNTY RD 62
        01         CITY      :    CLARK
                   STATE/ZIP : CO  80428
    MORTGAGE AMOUNT :   258,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,802.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030768741     MORTGAGORS: DE VRIES             WENDELL

    REGION CODE    ADDRESS   : 877 NOEL DRIVE
        01         CITY      :    MOUNT JULIET
                   STATE/ZIP : TN  37122
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,032.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99687
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,489,000.00
    P & I AMT:     11,110.96  UPB AMT:   1,486,192.02
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          253
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768766     MORTGAGORS: FUCHS                SUSAN

    REGION CODE    ADDRESS   : 2741 NORTH JANSEN AVENUE UNTI B
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,533.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.62900
    ---------------------------------------------------------------
0   0030768774     MORTGAGORS: OGARD                JOHN
                               OGARD                ELIZABETH
    REGION CODE    ADDRESS   : 918 FOX RIVER DRIVE
        01         CITY      :    DE PERE
                   STATE/ZIP : WI  54115
    MORTGAGE AMOUNT :   350,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,550.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,630.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.65600
    ---------------------------------------------------------------
0   0030768782     MORTGAGORS: MIKESH               RONALD
                               MIKESH               DENISE
    REGION CODE    ADDRESS   : 1506 DOUGHTON STREET
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27608
    MORTGAGE AMOUNT :   157,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,391.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,141.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030768832     MORTGAGORS: BLACHMAN             BLANCHE
                               FORSHAY              ADRIANNE
    REGION CODE    ADDRESS   : 1127 LAUREL DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,798.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.67400
    ---------------------------------------------------------------
0   0030768840     MORTGAGORS: SHAPIRO              WILLIAM
                               HOVERSTEN            GRETA
    REGION CODE    ADDRESS   : 1220 IDYLBERRY ROAD
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,290,700.00
    P & I AMT:      9,488.95  UPB AMT:   1,289,098.58
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          254
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768873     MORTGAGORS: SCHENCK              GARY
                               SCHENCK              JULIANNE
    REGION CODE    ADDRESS   : 8807 NORTH OAKS DRIVE
        01         CITY      :    OAKDALE
                   STATE/ZIP : CA  95361
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,318.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030768881     MORTGAGORS: YEE                  STEVEN
                               YEE                  PATRICIA
    REGION CODE    ADDRESS   : 1068 COUNTRY CLUB DRIVE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,752.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.65100
    ---------------------------------------------------------------
0   0030768899     MORTGAGORS: NISSENSON            ROBERT
                               NISSENSON            BEA
    REGION CODE    ADDRESS   : 2801 TROUSDALE DR
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,529.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030768907     MORTGAGORS: RUSSELL              JOHN
                               RUSSELL              THIEN
    REGION CODE    ADDRESS   : 11515 FORTY NINER CIRCLE
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,597.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030768923     MORTGAGORS: SODEN                STEVEN

    REGION CODE    ADDRESS   : 46917 SE 126TH STREET
        01         CITY      :    NORTH BEND
                   STATE/ZIP : WA  98045
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,631.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,403,050.00
    P & I AMT:     10,283.24  UPB AMT:   1,401,830.36
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          255
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768972     MORTGAGORS: BORSARI              ROBERT
                               BORSARI              KATHERINE
    REGION CODE    ADDRESS   : 3213 BARKENTINE ROAD
        01         CITY      :    PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.92100
    ---------------------------------------------------------------
0   0030769046     MORTGAGORS: WHITLOCK             GORDON
                               WHITLOCK             SARA
    REGION CODE    ADDRESS   : 12014 SOUTH 35TH COURT
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85044
    MORTGAGE AMOUNT :   340,723.87  OPTION TO CONVERT :
    UNPAID BALANCE :    340,259.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,538.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.79400
    ---------------------------------------------------------------
0   0030769079     MORTGAGORS: HUR                  YOUNG
                               HUR                  HACSOOK
    REGION CODE    ADDRESS   : 10 BROWN RIDGE COURT
        01         CITY      :    CEDAR GROVE
                   STATE/ZIP : NJ  07009
    MORTGAGE AMOUNT :   315,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.76200
    ---------------------------------------------------------------
0   0030769145     MORTGAGORS: LIEBERMAN            ALLEN
                               LIEBERMAN            NORA
    REGION CODE    ADDRESS   : 48 ST STEPHENS SCHOOL ROAD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   410,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,617.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,979.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769350     MORTGAGORS: SONG                 STEVE
                               PARK                 DIANNE
    REGION CODE    ADDRESS   : 8515 SPARTAN ROAD
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,659,973.87
    P & I AMT:     12,412.38  UPB AMT:   1,659,226.93
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          256
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769533     MORTGAGORS: GILBERTSON           ROBERT
                               GILBERTSON           SALLY
    REGION CODE    ADDRESS   : 422 COLLIER STREET
        01         CITY      :    GASTONIA
                   STATE/ZIP : SC  28054
    MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,603.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030769541     MORTGAGORS: ARORA                ROHIT
                               ARORA                POONAM
    REGION CODE    ADDRESS   : 2610 DORSET LANE
        01         CITY      :    BROOKFIELD
                   STATE/ZIP : WI  53045
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,420.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769590     MORTGAGORS: JONES                FRED

    REGION CODE    ADDRESS   : 105 ASHBURY DRIVE
        01         CITY      :    SIMPSONVILLE
                   STATE/ZIP : SC  29681
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,493.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.61600
    ---------------------------------------------------------------
0   0030769608     MORTGAGORS: GARVEY               LEE
                               ALBERT-GARVEY        CAROLYNE
    REGION CODE    ADDRESS   : 1722 SOUTH ARLINGTON RIDGE ROAD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22202
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,360.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769632     MORTGAGORS: MERCURI              ALDRIC

    REGION CODE    ADDRESS   : 10431 NORTH APPLEWOOD COURT
        01         CITY      :    MEQUON
                   STATE/ZIP : WI  53092
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,617.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.41100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,337,100.00
    P & I AMT:      9,665.07  UPB AMT:   1,334,495.37
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          257
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769640     MORTGAGORS: SAFER                JOSHUA
                               SAFER                ORNA
    REGION CODE    ADDRESS   : 223 BONAD ROAD
        01         CITY      :    CHESTNUT HILL
                   STATE/ZIP : MA  02167
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,516.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.68200
    ---------------------------------------------------------------
0   0030769657     MORTGAGORS: MARTIN               MARSHALL
                               MARTIN               LORI
    REGION CODE    ADDRESS   : 4035 EAST LAUREL ST
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85215
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,936.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,197.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030769681     MORTGAGORS: LEARY                ROBERT
                               LEARY                KATHLEEN
    REGION CODE    ADDRESS   : 1477 PLEASANT LAKE RD
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,638.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.20800
    ---------------------------------------------------------------
0   0030769723     MORTGAGORS: KENNEDY              ROBERT

    REGION CODE    ADDRESS   : 149 PATRICK AVENUE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,961.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030769772     MORTGAGORS: MARNOCHA             THOMAS
                               MARNOCHA             HEIDI
    REGION CODE    ADDRESS   : 9381 SOUTHSHORE DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   230,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.41300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,275,200.00
    P & I AMT:      9,574.05  UPB AMT:   1,273,353.14
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          258
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769848     MORTGAGORS: BOON                 MICHAEL
                               BOON                 KRISTINE
    REGION CODE    ADDRESS   : 9533 CREEK BED PLACE
        01         CITY      :    FORT WAYNE
                   STATE/ZIP : IN  46804
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,864.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       687.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.33800
    ---------------------------------------------------------------
0   0030769962     MORTGAGORS: DREXLER              STEVEN
                               DREXLER              THERESA
    REGION CODE    ADDRESS   : 3401 ROSS ROAD
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,201.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,999.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769970     MORTGAGORS: TAYLOR               CLAUDETTE
                               HENRY                LAWRENCE
    REGION CODE    ADDRESS   : 112-48 180TH STREET
        01         CITY      :    ST ALBANS
                   STATE/ZIP : NY  11438
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,121.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030769996     MORTGAGORS: CANTON               JAMES
                               CANTON               GAYLE
    REGION CODE    ADDRESS   : 435 GREEN GLEN WAY
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,248.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.39449
    ---------------------------------------------------------------
0   0030770002     MORTGAGORS: BENNETT              FREDERICK
                               BENNETT              LYNNE
    REGION CODE    ADDRESS   : 581 BUCKEYE COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,757.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,188.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 68.44700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,533,250.00
    P & I AMT:     11,672.99  UPB AMT:   1,531,194.27
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          259
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770028     MORTGAGORS: JANG                 SAQIB
                               JANG                 SHAZIA
    REGION CODE    ADDRESS   : 1339 PORTOLA ROAD
        01         CITY      :    WOODSIDE
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   453,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,895.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,325.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770036     MORTGAGORS: JOHNSON              THOMAS
                               JOHNSON              DEBORAH
    REGION CODE    ADDRESS   : 39575 LAKE DRIVE
        01         CITY      :    BIG BEAR LAKE
                   STATE/ZIP : CA  92315
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,945.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,489.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.99159
    ---------------------------------------------------------------
0   0030770051     MORTGAGORS: BECK                 ELMA
                               LANE                 JANE
    REGION CODE    ADDRESS   : 811-811 1/2 MONTEREY COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   413,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,807.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 68.89100
    ---------------------------------------------------------------
0   0030770069     MORTGAGORS: JOYCE                SUSAN

    REGION CODE    ADDRESS   : 87 CARNOUSTLE HEIGHTS
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,951.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,290.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770077     MORTGAGORS: ENBERG               ERICH
                               ENBERG               JEANNE
    REGION CODE    ADDRESS   : 120 BYRON STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94301
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,494.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,078.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.64406
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   2,169,550.00
    P & I AMT:     16,253.51  UPB AMT:   2,165,095.08
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          260
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770085     MORTGAGORS: GRAFOS               THOMAS

    REGION CODE    ADDRESS   : 536 MEADOWVIEW DRIVE
        01         CITY      :    LA CANADA-FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,456.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.83300
    ---------------------------------------------------------------
0   0030770093     MORTGAGORS: PITTMAN              W.J.
                               PITTMAN              JANET
    REGION CODE    ADDRESS   : 24259 DRY CANYON COLDCREEK RD
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   413,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,484.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,139.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.83300
    ---------------------------------------------------------------
0   0030770101     MORTGAGORS: SCHAEFER             BREY
                               SCHAEFER             PEGGY
    REGION CODE    ADDRESS   : 1810 BIRCH STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,291.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,328.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770119     MORTGAGORS: CORCORAN             ROBERT
                               CORCORAN             ANN
    REGION CODE    ADDRESS   : LOT 15 WHITNEY ROAD
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,322.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,216.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 66.29213
    ---------------------------------------------------------------
0   0030770135     MORTGAGORS: SOUTHWICK            DONALD
                               SOUTHWICK            PAMELA
    REGION CODE    ADDRESS   : 1770 COTTONTAIL DRIVE
        01         CITY      :    MILFORD
                   STATE/ZIP : OH  45150
    MORTGAGE AMOUNT :   299,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,811.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,908,450.00
    P & I AMT:     14,021.78  UPB AMT:   1,905,366.53
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          261
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770143     MORTGAGORS: LENT                 LINDA
                               LAWRENCE             MICHAEL
    REGION CODE    ADDRESS   : SEASHELL LANE
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,849.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,385.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770150     MORTGAGORS: NEEDELL              STEVEN
                               NEEDELL              STACY
    REGION CODE    ADDRESS   : 3175 EQUESTRIAN DRIVE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33434
    MORTGAGE AMOUNT :   318,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,842.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,390.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030770176     MORTGAGORS: GREGSON              MARK
                               GREGSON              HARRIET
    REGION CODE    ADDRESS   : 300 GREENBRIER COURT
        01         CITY      :    WORTHINGTON
                   STATE/ZIP : OH  43085
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,671.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770184     MORTGAGORS: WANGER               DAVID
                               KANE-WANGER          GWENDOLYN
    REGION CODE    ADDRESS   : 26 VARICK HILL ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   483,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,794.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,591.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030770200     MORTGAGORS: HENAHAN              KEVIN
                               HENAHAN              SHARON
    REGION CODE    ADDRESS   : 21150 N. MIDDLETON DR
        01         CITY      :    KILDEER
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,223.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.38400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,689,200.00
    P & I AMT:     12,623.65  UPB AMT:   1,686,381.90
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          262
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770218     MORTGAGORS: QUINN                TIMOTHY
                               QUINN                MARY
    REGION CODE    ADDRESS   : 5265 HODGSON RD
        01         CITY      :    SHOREVIEW
                   STATE/ZIP : MN  55126
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,504.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.16400
    ---------------------------------------------------------------
0   0030770242     MORTGAGORS: SUGINO               HOWARD
                               SUGINO               CINDY
    REGION CODE    ADDRESS   : 118 JUNEBERRY COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   240,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,187.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98100
    ---------------------------------------------------------------
0   0030770267     MORTGAGORS: GRANEK               HAROLD
                               GRANEK               SURI
    REGION CODE    ADDRESS   : 495 HARRISON AVENUE
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : NJ  08904
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,493.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030770291     MORTGAGORS: HESS                 RODNEY

    REGION CODE    ADDRESS   : 1505 BELMONT AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   222,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,971.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770333     MORTGAGORS: PANG                 RYAN
                               PANG                 DORIS
    REGION CODE    ADDRESS   : 255 ELDER AVE
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,863.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,341,500.00
    P & I AMT:      9,828.45  UPB AMT:   1,339,019.01
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          263
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770499     MORTGAGORS: HANKE                RICHARD
                               HANKE                PEI-LUN
    REGION CODE    ADDRESS   : 4090 LAKESIDE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,714.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.97300
    ---------------------------------------------------------------
0   0030770572     MORTGAGORS: FOX                  GEORGE
                               FOX                  JEANNIE
    REGION CODE    ADDRESS   : LOT 42 WINGED FOOT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,644.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 61.38300
    ---------------------------------------------------------------
0   0030770606     MORTGAGORS: DUENAS               TIMOTHY
                               ALLEN                BARBARA
    REGION CODE    ADDRESS   : 3486 CHALFANT ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   422,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    421,385.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,163.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/25
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.77300
    ---------------------------------------------------------------
0   0030770655     MORTGAGORS: WOOD                 BRIAN
                               WOOD                 PATRICIA
    REGION CODE    ADDRESS   : 14380 LONG RIDGE ROAD
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,376.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,208.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/25
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770713     MORTGAGORS: HARRIS               NICK
                               HARRIS               DOROTHY
    REGION CODE    ADDRESS   : 4616 E. ANDREA DR
        01         CITY      :    CAVE CREEK
                   STATE/ZIP : AZ  85531
    MORTGAGE AMOUNT :   207,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,853.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.22000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,608,000.00
    P & I AMT:     12,005.45  UPB AMT:   1,605,974.29
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          264
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770721     MORTGAGORS: HAY                  CLARK

    REGION CODE    ADDRESS   : 262 ALVARADO RD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,457.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,809.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/24
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 51.72400
    ---------------------------------------------------------------
0   0030770804     MORTGAGORS: HULLETT              JOSEPH
                               HULLETT              CATHY
    REGION CODE    ADDRESS   : 27511 VANTAGE CIRCLE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   467,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,916.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,553.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030770838     MORTGAGORS: ARNDT                MATTHEW
                               ARNDT                ELLEN
    REGION CODE    ADDRESS   : 13890 DONNYBROOK LANE
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,442.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.70100
    ---------------------------------------------------------------
0   0030770853     MORTGAGORS: MEHDI                SYED
                               MEHDI                SHEEBA
    REGION CODE    ADDRESS   : 26242 VERONA PLACE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770861     MORTGAGORS: HILL                 CARL
                               HILL                 PATRICIA
    REGION CODE    ADDRESS   : 1436 MONTROSE DRIVE
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94577
    MORTGAGE AMOUNT :   292,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,408.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,648,700.00
    P & I AMT:     12,370.48  UPB AMT:   1,647,051.11
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          265
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770903     MORTGAGORS: MAURRY               DEAN
                               MAURRY               PAULA
    REGION CODE    ADDRESS   : 29 MERANO
        01         CITY      :    LAGUNA NIGEL
                   STATE/ZIP : CA  92377
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 85.96400
    ---------------------------------------------------------------
0   0030771208     MORTGAGORS: DION                 TYLER
                               DION                 KAREN
    REGION CODE    ADDRESS   : 365 INDIGO PLACE NW
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,330.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030771265     MORTGAGORS: EWING                CHRISTOPHER
                               EWING                ASHLEY
    REGION CODE    ADDRESS   : 4909 MAYFIELD RD W.
        01         CITY      :    COLLIERVILLE
                   STATE/ZIP : TN  38017
    MORTGAGE AMOUNT :   322,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,488.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 76.83300
    ---------------------------------------------------------------
0   0030771281     MORTGAGORS: TRAN                 DAMIEN
                               TRAN                 TANYA
    REGION CODE    ADDRESS   : 1837 MONTAGE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   279,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,912.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,047.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030771307     MORTGAGORS: VON LIOTES           PETER

    REGION CODE    ADDRESS   : 1190 EAST MARION WAY
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92264
    MORTGAGE AMOUNT :   242,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,660.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 75.87500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,321,400.00
    P & I AMT:      9,874.08  UPB AMT:   1,320,392.22
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          266
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030771315     MORTGAGORS: SMALL                HUNTER

    REGION CODE    ADDRESS   : 6455 SQUIRE COURT
        01         CITY      :    SAN LUIS OBISPO
                   STATE/ZIP : CA  93401
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,684.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 61.69600
    ---------------------------------------------------------------
0   0030771331     MORTGAGORS: SCOFIELD             RICHARD
                               SCOFIELD             CORNELIA
    REGION CODE    ADDRESS   : 3661 GRANDVIEW CIRCLE
        01         CITY      :    SHINGLE SPRINGS
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,591.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030771513     MORTGAGORS: MUELLER              ROBERT
                               MUELLER              HILARY
    REGION CODE    ADDRESS   : 8200 RAVENSWOOD ROAD
        01         CITY      :    GRANBURY
                   STATE/ZIP : TX  76049
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030771687     MORTGAGORS: LOHIUS               DIRK
                               LOHIUS               KATHERINE
    REGION CODE    ADDRESS   : 68 CALAVERA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.98400
    ---------------------------------------------------------------
0   0030771729     MORTGAGORS: SOVER                JOHN
                               SOVER                SUZANNE
    REGION CODE    ADDRESS   : 1827 AVENIDA ESTUDIANTE
        01         CITY      :    RANCHO PALOS VERDE
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,665.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,227,150.00
    P & I AMT:      9,049.53  UPB AMT:   1,226,092.40
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          267
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030771851     MORTGAGORS: LOCKHART             KATHLEEN

    REGION CODE    ADDRESS   : 1420 NEWPORTER WAY
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,754.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,791.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.06400
    ---------------------------------------------------------------
0   0030772115     MORTGAGORS: HARRIS               ALAN
                               WYNER                ELAINE
    REGION CODE    ADDRESS   : 56 POWDER HILL ROAD
        01         CITY      :    BOLTON
                   STATE/ZIP : MA  01740
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.79000
    ---------------------------------------------------------------
0   0030772198     MORTGAGORS: BLUM                 LEW
                               BLUM                 CORRINE
    REGION CODE    ADDRESS   : 520 CALLE CUADRA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.82300
    ---------------------------------------------------------------
0   0030772321     MORTGAGORS: HASSANI              SEYYED
                               HASSANI              DEBRA
    REGION CODE    ADDRESS   : 11132 MARTHA ANN DRIVE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.88130
    ---------------------------------------------------------------
0   0030772701     MORTGAGORS: NORRIS               JAMES
                               NORRIS               DINAE
    REGION CODE    ADDRESS   : 917 COPES LANE
        01         CITY      :    EAST BRADFORD TWSP
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   434,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,041.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,263.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,651,600.00
    P & I AMT:     12,345.34  UPB AMT:   1,649,995.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          268
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030772727     MORTGAGORS: BELLANCA             REID
                               BELLANCA             KELLY
    REGION CODE    ADDRESS   : 528 NEW BRUNSWICK ROAD
        01         CITY      :    FRANKLIN
                   STATE/ZIP : NJ  08873
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,715.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030772743     MORTGAGORS: JUDGE                PATRICK
                               JUDGE                NANCY
    REGION CODE    ADDRESS   : 2104 CASTLETON COURT
        01         CITY      :    WALL TOWNSHIP
                   STATE/ZIP : NJ  08720
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,845.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.79245
    ---------------------------------------------------------------
0   0030772750     MORTGAGORS: STEIN                BARBARA
                               STEIN                MARC
    REGION CODE    ADDRESS   : 20 ROCKHILL DRIVE
        01         CITY      :    BROOMWALL
                   STATE/ZIP : PA  19008
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,595.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,462.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.76712
    ---------------------------------------------------------------
0   0030772768     MORTGAGORS: DE LIMA              ROBERTO
                               BANK                 DIANA
    REGION CODE    ADDRESS   : 164 MOFFITT STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,070.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030772776     MORTGAGORS: CICCOTELLI           ANTHONY
                               CICCOTELLI           SUSAN
    REGION CODE    ADDRESS   : 4 LEDGEROCK COURT
        01         CITY      :    PARSIPPANY-TROY HILLS
                   STATE/ZIP : NJ  07054
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,673.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 87.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,326,500.00
    P & I AMT:      9,972.02  UPB AMT:   1,324,900.87
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          269
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030772883     MORTGAGORS: REIN                 GARY

    REGION CODE    ADDRESS   : 1190 SOUTH WILLIAMS STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80210
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,792.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.48700
    ---------------------------------------------------------------
0   0030772891     MORTGAGORS: ELLIS                TONY
                               ELLIS                CYNTHIA
    REGION CODE    ADDRESS   : 1192 BEECHWOOD DRIVE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92820
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,436.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.20000
    ---------------------------------------------------------------
0   0030772909     MORTGAGORS: TEMPLETON            DONALD
                               TEMPLETON            KIMBERLY
    REGION CODE    ADDRESS   : 5765 RIDGEBROOK
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ---------------------------------------------------------------
0   0030772917     MORTGAGORS: DANKS                JOHN
                               DANKS                LISA
    REGION CODE    ADDRESS   : 302 NW 11TH STREET
        01         CITY      :    DELRAY BEACH
                   STATE/ZIP : FL  33444
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,696.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ---------------------------------------------------------------
0   0030773006     MORTGAGORS: SILVERNAIL           JOSEPH
                               SILVERNAIL           GLORIA
    REGION CODE    ADDRESS   : 11975 7TH STREET EAST
        01         CITY      :    TREASURE ISLAND
                   STATE/ZIP : FL  33706
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,696.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,312,600.00
    P & I AMT:      9,600.86  UPB AMT:   1,311,620.89
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          270
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773022     MORTGAGORS: TONEY                BRUCE
                               TONEY                GWENDOLYN
    REGION CODE    ADDRESS   : 3538 DARKNELL COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,627.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.88800
    ---------------------------------------------------------------
0   0030773048     MORTGAGORS: BAILY                DON

    REGION CODE    ADDRESS   : 1038 GARRISON TRAIL
        01         CITY      :    CANTON
                   STATE/ZIP : GA  30115
    MORTGAGE AMOUNT :   215,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,416.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,509.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ---------------------------------------------------------------
0   0030773063     MORTGAGORS: KRYGIER              GERALD
                               KRYGIER              MARSHA
    REGION CODE    ADDRESS   : 2734 HINKLEY DRIVE
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80524
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,696.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.21800
    ---------------------------------------------------------------
0   0030773089     MORTGAGORS: OTTESON              GREG
                               OTTESON              KIMBERLY
    REGION CODE    ADDRESS   : 409 OLD SNAG CIRCLE
        01         CITY      :    HESPERUS
                   STATE/ZIP : CO  81326
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,688.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.82300
    ---------------------------------------------------------------
0   0030773105     MORTGAGORS: JEWELL               ROBERT
                               JEWELL               SUSAN
    REGION CODE    ADDRESS   : 501 CYPRESS CROSSING
        01         CITY      :    WELLINGTON
                   STATE/ZIP : FL  33414
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,703.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.02100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,159,900.00
    P & I AMT:      8,403.84  UPB AMT:   1,158,131.93
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          271
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773121     MORTGAGORS: BLACK                DAVID

    REGION CODE    ADDRESS   : 206 POINSETT STREET
        01         CITY      :    GREER
                   STATE/ZIP : SC  29650
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,606.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030773139     MORTGAGORS: LANNOM               JIM
                               LANNOM               CONNIE
    REGION CODE    ADDRESS   : 6508 MYRTLE BEACH DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75075
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 93.53000
    ---------------------------------------------------------------
0   0030773147     MORTGAGORS: DAW                  GORDON
                               DAW                  NANETE
    REGION CODE    ADDRESS   : 987 EAST OLD ENGLISH ROAD
        01         CITY      :    DRAPER
                   STATE/ZIP : UT  84020
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,474.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 65.57300
    ---------------------------------------------------------------
0   0030773162     MORTGAGORS: SCHREIBER            FRED
                               SCHREIBER            KARIN
    REGION CODE    ADDRESS   : 45 SIOUX LANE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,383.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.13900
    ---------------------------------------------------------------
0   0030773188     MORTGAGORS: JOHNSON              DENNIS
                               JOHNSON              BERTHA
    REGION CODE    ADDRESS   : 15925 LEMOLO SHORE DR
        01         CITY      :    PAULSBO
                   STATE/ZIP : WA  98370
    MORTGAGE AMOUNT :   265,725.72  OPTION TO CONVERT :
    UNPAID BALANCE :    265,176.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/25
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 68.13400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,540,725.72
    P & I AMT:     11,484.77  UPB AMT:   1,538,640.38
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          272
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773196     MORTGAGORS: RUIZ                 SALVADOR
                               RUIZ                 ROSARIO
    REGION CODE    ADDRESS   : 15 FOOTHILL PLACE
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,824.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030773212     MORTGAGORS: NEWLIN               PHILIP
                               NEWLIN               NANCY
    REGION CODE    ADDRESS   : 12425 WOODSIDE DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,829.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,090.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 48.24500
    ---------------------------------------------------------------
0   0030773246     MORTGAGORS: POOLE                WILLIAM
                               POOLE                MONICA
    REGION CODE    ADDRESS   : 105 KEEL COURT
        01         CITY      :    MOORESVILLE
                   STATE/ZIP : NC  28115
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030773261     MORTGAGORS: DOMINGUEZ            ERASMO
                               DOMINGUEZ            NORA
    REGION CODE    ADDRESS   : 26505 JOSEL DRIVE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   494,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,539.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 52.00000
    ---------------------------------------------------------------
0   0030773279     MORTGAGORS: SOBERICK             MICHAEL

    REGION CODE    ADDRESS   : 153 PLOVER DRIVE
        01         CITY      :    DUCK
                   STATE/ZIP : NC  27949
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.17500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,570,000.00
    P & I AMT:     11,454.68  UPB AMT:   1,569,281.17
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          273
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773303     MORTGAGORS: BROWN                EILEEN

    REGION CODE    ADDRESS   : 6 QUAIL COURT
        01         CITY      :    TOWNSHIP OF BLAIRSTOWN
                   STATE/ZIP : NJ  07825
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,779.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030773337     MORTGAGORS: BATTLE               BRUCE
                               BATTLE               SUE
    REGION CODE    ADDRESS   : 10816 RONDEAU WOODS COURT
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,770.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.72549
    ---------------------------------------------------------------
0   0030773345     MORTGAGORS: FINN                 CHRISTOPHER
                               FINN                 SANDRA
    REGION CODE    ADDRESS   : 2803 109TH AVENUE SE
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   232,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.99100
    ---------------------------------------------------------------
0   0030773352     MORTGAGORS: NELSON               DAVID
                               NELSON               ROBIN
    REGION CODE    ADDRESS   : 8034 ITHACA LANE
        01         CITY      :    MAPLE GROVE
                   STATE/ZIP : MN  55311
    MORTGAGE AMOUNT :   251,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,535.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.02900
    ---------------------------------------------------------------
0   0030773493     MORTGAGORS: BROOKS               JULIE
                               BODE                 GERD
    REGION CODE    ADDRESS   : 530 MC GILVRA BLVD E
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   645,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,676.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,757,800.00
    P & I AMT:     12,728.68  UPB AMT:   1,757,185.94
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          274
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773691     MORTGAGORS: SULLIVAN             KEVIN
                               SULLIVAN             PAMELA
    REGION CODE    ADDRESS   : 620 DISKIN PLACE
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   234,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ---------------------------------------------------------------
0   0030774004     MORTGAGORS: STRAUS               ROBERT
                               STRAUS               FRANCESCA
    REGION CODE    ADDRESS   : 7661 SOUTH GRAPE STREET
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,061.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.90580
    ---------------------------------------------------------------
0   0030774558     MORTGAGORS: HENDEL               GREGORY
                               HENDEL               NANNETTE
    REGION CODE    ADDRESS   : 1142 FOX HILL ROAD
        01         CITY      :    CHESHIRE
                   STATE/ZIP : CT  06410
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,911.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030774566     MORTGAGORS: MONGAN               PAUL
                               SCHIFFER             DOMINIQUE
    REGION CODE    ADDRESS   : 122 TREEHAVEN STREET
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   410,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,194.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,119.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ---------------------------------------------------------------
0   0030774574     MORTGAGORS: DAU                  JAMES
                               DAU                  MICHELE
    REGION CODE    ADDRESS   : 4201 REDDING RIDGE DR
        01         CITY      :    MINNETONKA
                   STATE/ZIP : MN  55345
    MORTGAGE AMOUNT :   246,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,442.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,397,700.00
    P & I AMT:     10,522.72  UPB AMT:   1,361,360.38
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          275
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774657     MORTGAGORS: HOERNSCHEMEYER       PAUL
                               HOERNSCHEMEHER       SUSAN
    REGION CODE    ADDRESS   : 22617 MOORGATE STREET
        01         CITY      :    NOVI
                   STATE/ZIP : MI  48374
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,680.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.75000
    ---------------------------------------------------------------
0   0030774665     MORTGAGORS: GREENLEE             JOHN

    REGION CODE    ADDRESS   : 2259 CUMMING RD
        01         CITY      :    AUGUSTA
                   STATE/ZIP : GA  30904
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,421.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,795.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030774673     MORTGAGORS: MANESS               DAVID

    REGION CODE    ADDRESS   : 8296 S WILLOW CREEK DRIVE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84093
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,835.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030774681     MORTGAGORS: KATKHOUDA            NAMIR
                               KATKHOUDA            DOMINIQUE
    REGION CODE    ADDRESS   : 1275 SOUTH OAKLAND AVENUE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   573,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    572,815.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,205.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 57.43400
    ---------------------------------------------------------------
0   0030774699     MORTGAGORS: CURRY                PATRICK
                               CURRY                MICHAEL
    REGION CODE    ADDRESS   : 1250 BROOKMERE ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,424.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,380.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,995,200.00
    P & I AMT:     14,946.00  UPB AMT:   1,993,177.65
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          276
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774707     MORTGAGORS: KUNTZ                THOMAS
                               KUNTZ                LEE
    REGION CODE    ADDRESS   : 206 EL CAMINITO AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,613.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030774715     MORTGAGORS: ASARNOW              ELLIOT
                               ASARNOW              CLAIRE
    REGION CODE    ADDRESS   : 1 TOWER DRIVE
        01         CITY      :    MAPLEWOOD
                   STATE/ZIP : NJ  07040
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,843.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 59.25900
    ---------------------------------------------------------------
0   0030774723     MORTGAGORS: ZAPPAS               BARBARA

    REGION CODE    ADDRESS   : 2168 S.W. KINGS COURT
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97205
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,782.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.35200
    ---------------------------------------------------------------
0   0030774731     MORTGAGORS: GOODRICH             JOHN

    REGION CODE    ADDRESS   : 14924 EXCELSIOR BOULEVARD
        01         CITY      :    MINNETONKA
                   STATE/ZIP : MN  55345
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,654.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ---------------------------------------------------------------
0   0030774772     MORTGAGORS: BURGWIN              EDWARD
                               BURGWIN              EVIE
    REGION CODE    ADDRESS   : 5304 NW 120 AVENUE
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33076
    MORTGAGE AMOUNT :   228,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,299,100.00
    P & I AMT:      9,558.65  UPB AMT:   1,298,193.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          277
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774798     MORTGAGORS: DAY                  DAVID
                               DAY                  MARCIA
    REGION CODE    ADDRESS   : 2818 PACIFIC VIEW TRAIL
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,834.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030774814     MORTGAGORS: KEANE                THOMAS
                               KEANE                THERESA
    REGION CODE    ADDRESS   : 2513 HOWARD GROVE ROAD
        01         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   356,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,848.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,551.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ---------------------------------------------------------------
0   0030774848     MORTGAGORS: QUAGLETTI            MICHAEL

    REGION CODE    ADDRESS   : 124 19TH ST & 125 18TH PLACE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030774913     MORTGAGORS: DANIEL               GARY
                               DANIEL               CYNTHIA
    REGION CODE    ADDRESS   : 2531 STUTSMAN
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 77.19200
    ---------------------------------------------------------------
0   0030775209     MORTGAGORS: WILKINSON            JOHN
                               WILKINSON            PEGGY
    REGION CODE    ADDRESS   : 2351 BIG RANCH ROAD
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,703.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.25900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,742,100.00
    P & I AMT:     12,712.26  UPB AMT:   1,730,034.01
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          278
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030775217     MORTGAGORS: KUSTKA               KENNETH
                               KUSTKA               ELIZABETH
    REGION CODE    ADDRESS   : 143 BLANCHETTE DR
        01         CITY      :    MARLBOROUGH
                   STATE/ZIP : MA  01752
    MORTGAGE AMOUNT :   292,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,893.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99187
    ---------------------------------------------------------------
0   0030775688     MORTGAGORS: MC LAUGLIN           RONALD
                               MC LAUGHLIN          MICHELLE
    REGION CODE    ADDRESS   : 2516 MONARCH BAY DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89218
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.83200
    ---------------------------------------------------------------
0   0030775704     MORTGAGORS: WITTBRODT            DAVID
                               WITTBRODT            CINDY
    REGION CODE    ADDRESS   : 2023 HIDDEN CREST DRIVE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,766.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,553.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.09000
    ---------------------------------------------------------------
0   0030775738     MORTGAGORS: SIMPSON              CHARLES

    REGION CODE    ADDRESS   : 10817 RANGE VIEW DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78730
    MORTGAGE AMOUNT :   247,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,583.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99393
    ---------------------------------------------------------------
0   0030775746     MORTGAGORS: WEINBERG             ELIZABETH

    REGION CODE    ADDRESS   : 11262 WALKING FERN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   249,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,014.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.99248
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,360,200.00
    P & I AMT:      9,910.61  UPB AMT:   1,359,258.34
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          279
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030775761     MORTGAGORS: WIRKUS               GERALD
                               OHLANDT              KATHERINE
    REGION CODE    ADDRESS   : 4383 EMERALD RIDGE LANE
        01         CITY      :    SUISUN
                   STATE/ZIP : CA  94585
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,774.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.54581
    ---------------------------------------------------------------
0   0030775787     MORTGAGORS: PHILLIPS             LAWRENCE
                               PHILLIPS             DOLORES
    REGION CODE    ADDRESS   : 1642 PASEO BARONA
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   254,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,198.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98554
    ---------------------------------------------------------------
0   0030775803     MORTGAGORS: HUGHES               GAYLE

    REGION CODE    ADDRESS   : 7204 TANAGER DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   251,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,352.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98507
    ---------------------------------------------------------------
0   0030775811     MORTGAGORS: MARTIN               LYN

    REGION CODE    ADDRESS   : 456 WILLIAMS STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80218
    MORTGAGE AMOUNT :   228,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 63.36100
    ---------------------------------------------------------------
0   0030775852     MORTGAGORS: CREGLIA              GINO
                               ROSCROW              WENDY
    REGION CODE    ADDRESS   : 1141 MANNING DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   257,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,303.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.76700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,311,000.00
    P & I AMT:      9,560.21  UPB AMT:   1,309,728.86
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          280
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030775902     MORTGAGORS: GRAHAM               GARY
                               GRAHAM               PEGGY
    REGION CODE    ADDRESS   : 9573 GOLDEN STREET
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91737
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,722.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030775928     MORTGAGORS: CERVERO              ANTHONY
                               CERVERO              JUNE
    REGION CODE    ADDRESS   : 326 CONTRA COSTA
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93004
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,497.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030775951     MORTGAGORS: LUCAS                JAMES
                               COLEMAN              MICHELLE
    REGION CODE    ADDRESS   : 10426 180TH COURT NORTHEAST
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   299,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,414.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.99600
    ---------------------------------------------------------------
0   0030775969     MORTGAGORS: CIARLETTA            JON
                               CIARLETTA            JOI
    REGION CODE    ADDRESS   : 2272 NORTH WISTERIA LANE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,420.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,144.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030775985     MORTGAGORS: SHORT                J.
                               SHORT                CAROLYN
    REGION CODE    ADDRESS   : 5398 TROWBRIDGE PLACE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,304,650.00
    P & I AMT:      9,600.56  UPB AMT:   1,303,055.69
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          281
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776090     MORTGAGORS: HAMILTON             RICHARD
                               HAMILTON             KIM
    REGION CODE    ADDRESS   : 2 ORANGE GLEN CIRCLE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92720
    MORTGAGE AMOUNT :   265,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,626.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99400
    ---------------------------------------------------------------
0   0030776108     MORTGAGORS: PRICE                DAVID
                               NICHOLS              NANCY
    REGION CODE    ADDRESS   : 4800 HANGAR CT
        01         CITY      :    FAIR OAKS
                   STATE/ZIP : CA  95628
    MORTGAGE AMOUNT :   271,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,513.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ---------------------------------------------------------------
0   0030776124     MORTGAGORS: MALAGON              JOE
                               MALAGON              RACHEL
    REGION CODE    ADDRESS   : 2861 CALLE ESTEBAN
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,290.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,467.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030776140     MORTGAGORS: JOCHIM               LAWRENCE
                               JOCHIM               JEANETTE
    REGION CODE    ADDRESS   : 421 GOLD SUNRISE LANE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89110
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,725.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776157     MORTGAGORS: BERNSTEIN            MELVIN
                               BERSTEIN             BETTY
    REGION CODE    ADDRESS   : 52 RIVO ALTO CANAL
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.25900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,486,000.00
    P & I AMT:     10,880.52  UPB AMT:   1,484,858.36
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          282
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776173     MORTGAGORS: NEW                  DAVID
                               FUKUDA               ATSUKO
    REGION CODE    ADDRESS   : 2657 33RD ST
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,790.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776181     MORTGAGORS: HUBBARD              KIRT

    REGION CODE    ADDRESS   : 2309 MASTERS RD
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   293,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,004.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030776207     MORTGAGORS: LAHOUD               TALAL
                               RUGGIERO             DEBORAH
    REGION CODE    ADDRESS   : 2 NORMANDY RD
        01         CITY      :    COLONIA
                   STATE/ZIP : NJ  07067
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,355.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030776215     MORTGAGORS: GARDNER              DAVID
                               GARDNER              JOSIE
    REGION CODE    ADDRESS   : 918 14TH AVE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,758.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776330     MORTGAGORS: BOTTOMLEY            DOROTHY

    REGION CODE    ADDRESS   : 13011 BRAXTON AVENUE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70817
    MORTGAGE AMOUNT :   136,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,906.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       986.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.80400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,313,900.00
    P & I AMT:      9,621.94  UPB AMT:   1,312,816.35
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          283
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776744     MORTGAGORS: GARCIA               HUGO
                               SAYLOR-GARCIA        MICHELLE
    REGION CODE    ADDRESS   : 473865 WESTWOOD PLACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,326.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030776876     MORTGAGORS: LOGAN                ANDREW
                               LOGAN                KATHLEEN
    REGION CODE    ADDRESS   : 1245 HAMILTON DR
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   227,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,150.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030776884     MORTGAGORS: BARTLETT             JAMES
                               BARTLETT             MARY
    REGION CODE    ADDRESS   : 3501 BRIARGLEN LANE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40220
    MORTGAGE AMOUNT :   131,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,211.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       963.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.53700
    ---------------------------------------------------------------
0   0030777114     MORTGAGORS: LAWSON               KENT
                               LAWSON               DEBORAH
    REGION CODE    ADDRESS   : 23 CORTADERIA COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,784.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777288     MORTGAGORS: BIGELOW              MICHAEL
                               BIGELOW              SUZANNE
    REGION CODE    ADDRESS   : 9637 HILLTOP RD
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   306,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,538.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,269,250.00
    P & I AMT:      9,330.89  UPB AMT:   1,268,227.19
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          284
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777312     MORTGAGORS: RAMSAY               GREGORY
                               RAMSAY               SHERRI
    REGION CODE    ADDRESS   : 10440 CLIOTA STREET
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90601
    MORTGAGE AMOUNT :   255,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,387.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030777353     MORTGAGORS: FOSTER               W. REED
                               FOSTER               LOIS
    REGION CODE    ADDRESS   : 1497 DENMARK STREET
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,116.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.91304
    ---------------------------------------------------------------
0   0030777379     MORTGAGORS: BECKMAN              DAVID
                               BECKMAN              LISA
    REGION CODE    ADDRESS   : 10881 HOLDEN CIRCLE
        01         CITY      :    FRANKTOWN
                   STATE/ZIP : CO  80116
    MORTGAGE AMOUNT :   267,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,579.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030777395     MORTGAGORS: EISDORFER            R.
                               EISDORFER            ANN
    REGION CODE    ADDRESS   : 5 SKATING POND ROAD
        01         CITY      :    TRUMBULL
                   STATE/ZIP : CT  06611
    MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,849.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,644.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.72800
    ---------------------------------------------------------------
0   0030777403     MORTGAGORS: JOY                  A
                               JOY                  BETTY
    REGION CODE    ADDRESS   : 12330 BEAUREGARD DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,209.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,439,100.00
    P & I AMT:     10,422.85  UPB AMT:   1,437,142.71
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          285
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777411     MORTGAGORS: CIRIGNANI            WILLIAM
                               CIRIGNANI            DONNA
    REGION CODE    ADDRESS   : 10 SOUTH MADISON STREET
        01         CITY      :    HINSDALE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,738.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.24528
    ---------------------------------------------------------------
0   0030777429     MORTGAGORS: STARRS               GREGORY
                               STARRS               JILL
    REGION CODE    ADDRESS   : 1917 WESTVIEW AVENUE
        01         CITY      :    KIRKWOOD
                   STATE/ZIP : MO  63122
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,834.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.42327
    ---------------------------------------------------------------
0   0030777452     MORTGAGORS: ALBERS               ERIC

    REGION CODE    ADDRESS   : 4542 TIMBERY DRIVE
        01         CITY      :    JEFFERSON
                   STATE/ZIP : MD  21755
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,824.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777460     MORTGAGORS: FAIRHURST            RICHARD
                               FAIRHURST            WENDY
    REGION CODE    ADDRESS   : 6321 DEWEY DRIVE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,990.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ---------------------------------------------------------------
0   0030777478     MORTGAGORS: HANSON               JON
                               HANSON               NANCY
    REGION CODE    ADDRESS   : 11246 NE 92ND STREET
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98033
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,748.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,070.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 71.50400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,576,150.00
    P & I AMT:     11,805.82  UPB AMT:   1,575,137.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          286
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777502     MORTGAGORS: SAVAGE               JOHN
                               SAVAGE               SARAH
    REGION CODE    ADDRESS   : RT 615 OUTLOOK LANE
        01         CITY      :    MATHEWS COURTHOUSE
                   STATE/ZIP : VA  23109
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777528     MORTGAGORS: SHIRAN               JOSEPH
                               SHIRAN               DALIA
    REGION CODE    ADDRESS   : 2745 KIPLING STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   304,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,185.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.99700
    ---------------------------------------------------------------
0   0030777544     MORTGAGORS: SAGAHON              OSCAR
                               SAGAHON              SUSAN
    REGION CODE    ADDRESS   : 333 CALLE DE ANDALUCIA
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   397,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,753.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,017.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 86.30400
    ---------------------------------------------------------------
0   0030777890     MORTGAGORS: UGALE                RICKY
                               UGALE                MAYBELYN
    REGION CODE    ADDRESS   : 1135 YORKSHIRE LOOP
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   186,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,881.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,397.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.41600
    ---------------------------------------------------------------
0   0030777924     MORTGAGORS: ALEXANDER            RICKY
                               ALEXANDER            CHRISTINE
    REGION CODE    ADDRESS   : 5420 NAPOLEON AVE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 47.41300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,462,400.00
    P & I AMT:     10,790.85  UPB AMT:   1,461,429.24
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          287
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777932     MORTGAGORS: WHITE                G.
                               WHITE                DIANNE
    REGION CODE    ADDRESS   : 3405 WEST HORIZON AVE
        01         CITY      :    SPOKANE
                   STATE/ZIP : WA  99208
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,834.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ---------------------------------------------------------------
0   0030777981     MORTGAGORS: ATKINSON             WILLIAM
                               ATKINSON             ALLISON
    REGION CODE    ADDRESS   : 3087 EAST NICHOLS CIRCLE
        01         CITY      :    LITLLETON
                   STATE/ZIP : CO  80122
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,939.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030778229     MORTGAGORS: HOFF                 DEAN
                               HOFF                 MICHELLE
    REGION CODE    ADDRESS   : 9500 DUFFNEY DRIVE
        01         CITY      :    CORCORAN
                   STATE/ZIP : MN  55374
    MORTGAGE AMOUNT :   251,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,711.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ---------------------------------------------------------------
0   0030778393     MORTGAGORS: STEIN                TERRY
                               CARMICHAEL           A.
    REGION CODE    ADDRESS   : 5609 GOLDEN GATE AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,627.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.97297
    ---------------------------------------------------------------
0   0030778427     MORTGAGORS: TRINCALE             CLAUDE
                               TRINCALE             LORETTA
    REGION CODE    ADDRESS   : 20821 COLIMA LANE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   238,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,643.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,269,100.00
    P & I AMT:      9,426.17  UPB AMT:   1,267,757.41
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          288
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030778658     MORTGAGORS: VIGURS               RICHARD
                               VIGURS               ANGELA
    REGION CODE    ADDRESS   : 21 BAY LAUREL COURT
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   399,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,932.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,929.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030778674     MORTGAGORS: SPRY                 THOMAS
                               CAMPBELL-SPRY        MARLOU
    REGION CODE    ADDRESS   : 762 BLACK WALNUT COURT
        01         CITY      :    SUGAR GROVE
                   STATE/ZIP : IL  60554
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 67.60500
    ---------------------------------------------------------------
0   0030778682     MORTGAGORS: DAHLBERG             F
                               DAHLBERG             PATRICIA
    REGION CODE    ADDRESS   : 2265 ESTRIBO DR
        01         CITY      :    ROLLING HILLS
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,738.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,080.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.68900
    ---------------------------------------------------------------
0   0030779078     MORTGAGORS: GAGE                 MICHAEL
                               GAGE                 BARBARA
    REGION CODE    ADDRESS   : 7000 W CREEKS EDGE DRIVE
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28409
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,655.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.12500
    ---------------------------------------------------------------
0   0030779086     MORTGAGORS: SCHAEFER             JOHN
                               SCHAEFER             DEBORAH
    REGION CODE    ADDRESS   : 2343 WEST MOUNTAIN OAK ROAD
        01         CITY      :    PRESCOTT
                   STATE/ZIP : AZ  86301
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,810.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.57100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,824,200.00
    P & I AMT:     13,431.72  UPB AMT:   1,822,984.30
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          289
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779110     MORTGAGORS: GRASSI               PETER
                               GRASSI               PAULA
    REGION CODE    ADDRESS   : 19802 CHARTERS AVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95010
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,698.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.16400
    ---------------------------------------------------------------
0   0030779136     MORTGAGORS: HORST                BRUCE
                               HORST                PATRICIA
    REGION CODE    ADDRESS   : 2625 HARLEM BOULEVARD
        01         CITY      :    ROCKFORD
                   STATE/ZIP : IL  61103
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,383.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,489.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.33300
    ---------------------------------------------------------------
0   0030779235     MORTGAGORS: JAFFE                CRAIG
                               JAFFE                JASMINE
    REGION CODE    ADDRESS   : 3412 KEESHEN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030779540     MORTGAGORS: JUSTINIANI           ROLANDO

    REGION CODE    ADDRESS   : 1803 AVENIDA FELICIANO
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,818.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.82000
    ---------------------------------------------------------------
0   0030779565     MORTGAGORS: HORNER               WILLIAM
                               HORNER               PAMELA
    REGION CODE    ADDRESS   : 425 AVENIDA ARLENA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,835.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,760,000.00
    P & I AMT:     13,057.72  UPB AMT:   1,758,734.49
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          290
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779573     MORTGAGORS: RENARD               LUCY

    REGION CODE    ADDRESS   : 17260 EL MIRADOR
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,585.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,883.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ---------------------------------------------------------------
0   0030779581     MORTGAGORS: AIKEN                JEROLD

    REGION CODE    ADDRESS   : 37441 WINEBERRY LANE
        01         CITY      :    PURCELLVILLE
                   STATE/ZIP : VA  20132
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,558.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030779599     MORTGAGORS: ETUK                 GEORGE

    REGION CODE    ADDRESS   : 18 PEBBLESTONE WALK
        01         CITY      :    SUGARLAND
                   STATE/ZIP : TX  77469
    MORTGAGE AMOUNT :   251,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,726.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98400
    ---------------------------------------------------------------
0   0030779607     MORTGAGORS: PARKER               NEAL
                               TROWBRIDGE           KARA
    REGION CODE    ADDRESS   : 5600 SONOMA ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,829.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.95300
    ---------------------------------------------------------------
0   0030779615     MORTGAGORS: GREVER               FRANCIS
                               GREVER               CAROLYN
    REGION CODE    ADDRESS   : 820 SANBORN DRIVE
        01         CITY      :    PALATINE
                   STATE/ZIP : IL  60067
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,847.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,654,650.00
    P & I AMT:     12,186.11  UPB AMT:   1,653,547.65
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          291
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779631     MORTGAGORS: GALIZIA              PAUL
                               GALIZIA              ALISON
    REGION CODE    ADDRESS   : 1307 61ST STREET
        01         CITY      :    N.W. BRADENTON
                   STATE/ZIP : FL  34209
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,827.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,028.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030779649     MORTGAGORS: DAVIS                DENNIS
                               DAVIS                CONNIE
    REGION CODE    ADDRESS   : 2637 LADERA CIRCLE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91719
    MORTGAGE AMOUNT :   166,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    166,146.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,263.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030779664     MORTGAGORS: LANG                 EDWARD
                               LANG                 CHRISTINE
    REGION CODE    ADDRESS   : 24200 EAST BRYN ATHYN WAY
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   313,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,989.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030779672     MORTGAGORS: BORENSTEIN           ARTHUR
                               BORENSTEIN           HARRIETT
    REGION CODE    ADDRESS   : 3220 HORSESHOE DRIVE
        01         CITY      :    GRAPEVINE
                   STATE/ZIP : TX  76051
    MORTGAGE AMOUNT :   225,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,425.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99300
    ---------------------------------------------------------------
0   0030779706     MORTGAGORS: MATIASEVICH          MICHAEL
                               FREDRICKSON          KRISTI
    REGION CODE    ADDRESS   : 10101 EQUESTRIAN PLACE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93907
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,275,150.00
    P & I AMT:      9,526.92  UPB AMT:   1,274,188.63
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          292
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030780365     MORTGAGORS: BERGFELD             KEITH

    REGION CODE    ADDRESS   : 2296 SAILSBURY DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,854.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780373     MORTGAGORS: BLANK                MEG

    REGION CODE    ADDRESS   : 355 BRYANT ST # 401
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,794.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,614.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780407     MORTGAGORS: BORTOLOTTO           ROBERT
                               BORTOLOTTO           ELIZABETH
    REGION CODE    ADDRESS   : 4036 QUARTZ DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95405
    MORTGAGE AMOUNT :   423,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,730.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.06500
    ---------------------------------------------------------------
0   0030780415     MORTGAGORS: BUSALACCHI           JOE
                               BUSALACCHI           LISA
    REGION CODE    ADDRESS   : 1302 WEST WALNUT AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780449     MORTGAGORS: POPPLEWELL           EARL
                               WOLLAM               CYNTHIA
    REGION CODE    ADDRESS   : 8 SYLVAN LANE
        01         CITY      :    ROSS
                   STATE/ZIP : CA  94957
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,692.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,116.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.81600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,698,000.00
    P & I AMT:     12,641.04  UPB AMT:   1,697,071.89
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          293
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030780456     MORTGAGORS: VARZANDEH            JAVAD
                               VARZANDEH            NARGES
    REGION CODE    ADDRESS   : 23822 BRANT LANE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,807.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.71200
    ---------------------------------------------------------------
0   0030780464     MORTGAGORS: BLACKMAN             BRENDA

    REGION CODE    ADDRESS   : 3434 EMERALD ISLE DR
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,815.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030780498     MORTGAGORS: ABIBA                MARIA
                               ABIBA                BENJAMIN
    REGION CODE    ADDRESS   : 34877 HERRINGBONE WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   256,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ---------------------------------------------------------------
0   0030780605     MORTGAGORS: BUELL                ROBERT
                               BUELL                INGRID
    REGION CODE    ADDRESS   : 110 WITHERSPOON ROAD
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21212
    MORTGAGE AMOUNT :   238,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,881.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030781058     MORTGAGORS: NUCHOLS              STEVEN
                               NUCHOLS              LAURA
    REGION CODE    ADDRESS   : 5027 HALISON STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.86200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,291,600.00
    P & I AMT:      9,515.56  UPB AMT:   1,291,054.69
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          294
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781074     MORTGAGORS: BAHR                 WILLIAM
                               BERG                 MARY
    REGION CODE    ADDRESS   : 2415 CASTILLIAN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,964.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781371     MORTGAGORS: THOMPSON             CANDACE

    REGION CODE    ADDRESS   : 6609 EAST 113TH STREET SOUTH
        01         CITY      :    BIXBY
                   STATE/ZIP : OK  74008
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,808.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030781389     MORTGAGORS: DANSER               WILLIAM
                               GALLAGHER            CATHERINE
    REGION CODE    ADDRESS   : 15430 EL CAMINO GRANDE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,552.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,712.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.42100
    ---------------------------------------------------------------
0   0030781405     MORTGAGORS: SIMPSON              WILLIAM
                               SIMPSON              BARBARA
    REGION CODE    ADDRESS   : 2112 JARROD PLACE
        01         CITY      :    SMYRNA
                   STATE/ZIP : GA  30080
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,850.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 64.15500
    ---------------------------------------------------------------
0   0030781413     MORTGAGORS: CUTLER               MICHAEL
                               CUTLER               AMY
    REGION CODE    ADDRESS   : 1185 NORTH 850 EAST
        01         CITY      :    PLEASENT GROVE
                   STATE/ZIP : UT  84062
    MORTGAGE AMOUNT :   349,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,753.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,623.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 87.73800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,876,400.00
    P & I AMT:     13,835.51  UPB AMT:   1,874,928.52
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          295
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781421     MORTGAGORS: CUSHING              VIRGINIA

    REGION CODE    ADDRESS   : 75 HARMONY LANE
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   217,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,030.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,481.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781454     MORTGAGORS: RASMUSSEN            WADE
                               RASMUSSEN            LYNETTE
    REGION CODE    ADDRESS   : 628 NORTH HILLSIDE CIRCLE
        01         CITY      :    ALPINE
                   STATE/ZIP : UT  84004
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,414.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781553     MORTGAGORS: FEGLEY               NANCY
                               WILLIAMS             STEVEN
    REGION CODE    ADDRESS   : 930 WOODED POND ROAD
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   263,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,758.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030781579     MORTGAGORS: GONZALEZ-SERVIA      ALDO
                               GONZALEZ             MARILYN
    REGION CODE    ADDRESS   : 37 COREY ROAD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,768.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,827.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781611     MORTGAGORS: WECKLER              DAVID
                               KALMANSON            BARBARA
    REGION CODE    ADDRESS   : 4 TRIPLE C RANCH ROAD
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94640
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,172.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,577.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.62900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,588,650.00
    P & I AMT:     11,574.22  UPB AMT:   1,587,145.61
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          296
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781637     MORTGAGORS: POOLE                CECIL
                               POOLE                JEANMARIE
    REGION CODE    ADDRESS   : 6901 GARTH STREET
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20715
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,348.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030782320     MORTGAGORS: VIGIANO              STEPHEN
                               NISHIMORI            SHARON
    REGION CODE    ADDRESS   : 961 CALABRIA COURT
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   263,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.97000
    ---------------------------------------------------------------
0   0030782361     MORTGAGORS: BEARD                MICHAEL
                               BEARD                BARBARA
    REGION CODE    ADDRESS   : 1966 KIRBY ROAD
        01         CITY      :    MC LEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,087.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030782379     MORTGAGORS: CORICA               KEVIN
                               CORICA               DEBI
    REGION CODE    ADDRESS   : 549 ALIENTO WAY
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,841.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.90100
    ---------------------------------------------------------------
0   0030782411     MORTGAGORS: LANDOWSKI            JAMES
                               CARROLL              MARGUERITE
    REGION CODE    ADDRESS   : 3319 MORNING VIEW TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,774.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.45000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,305,250.00
    P & I AMT:      9,607.66  UPB AMT:   1,304,551.84
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          297
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782429     MORTGAGORS: WIELAND              ROBERT
                               WIELAND              TRACI
    REGION CODE    ADDRESS   : 2169 NEWTON DRIVE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   229,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,288.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030782452     MORTGAGORS: GOURDE               THOMAS
                               GOURDE               JENNIFER
    REGION CODE    ADDRESS   : 11040 HISKEY LANE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   263,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,468.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98600
    ---------------------------------------------------------------
0   0030782460     MORTGAGORS: ANDERSON             DAVID
                               ANDERSON             VIVIENNE
    REGION CODE    ADDRESS   : 8052 ARCADIAN SHORE COURT
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   244,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,218.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782478     MORTGAGORS: WENGER               JAMES
                               WENGER               LYNDA
    REGION CODE    ADDRESS   : 16319 N. 108TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.23000
    ---------------------------------------------------------------
0   0030782486     MORTGAGORS: ERBAY                SIYAVUS
                               ERBAY                NUKHET
    REGION CODE    ADDRESS   : 5370 CAMINITO EXQUISITO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   303,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,101.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.80000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,290,800.00
    P & I AMT:      9,264.39  UPB AMT:   1,289,891.27
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          298
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782494     MORTGAGORS: FLORES               NELSON
                               FLORES               ELIZABETH
    REGION CODE    ADDRESS   : 17 BRIDINGTON
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,721.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,045.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.57000
    ---------------------------------------------------------------
0   0030782502     MORTGAGORS: KANUIT               JOHN
                               KANUIT               KAY
    REGION CODE    ADDRESS   : 123 AVENUE E
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,803.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.20700
    ---------------------------------------------------------------
0   0030782643     MORTGAGORS: GENUS                DEVON
                               WHONDER-GENUS        HILLARY
    REGION CODE    ADDRESS   : 4730 MIDDLE RD
        01         CITY      :    GURNEE
                   STATE/ZIP : IL  60031
    MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,340.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.90100
    ---------------------------------------------------------------
0   0030782650     MORTGAGORS: BARNETT              ROBERT
                               BARNETT              CAROLYN
    REGION CODE    ADDRESS   : 36568 INNISBROOK CIRCLE
        01         CITY      :    PURCELLVILLE
                   STATE/ZIP : VA  22132
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,775.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,111.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.81400
    ---------------------------------------------------------------
0   0030782668     MORTGAGORS: TRAN                 DAVID
                               HO                   SANDRINE
    REGION CODE    ADDRESS   : 4547 CAPE VIEW DRIVE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,221.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,505,900.00
    P & I AMT:     10,918.55  UPB AMT:   1,504,862.51
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          299
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782676     MORTGAGORS: MAY                  DOROTHY
                               NEWSHAM              JOHN
    REGION CODE    ADDRESS   : 3236 POMERADO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   235,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,783.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99661
    ---------------------------------------------------------------
0   0030782684     MORTGAGORS: ENG                  LOUIS
                               ENG                  GLENDA
    REGION CODE    ADDRESS   : 9096 EAST COLORADO CIRLE
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80231
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,824.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030782692     MORTGAGORS: EMERY                WALTER
                               EMERY                SHEROLYN
    REGION CODE    ADDRESS   : 1150 FORUM VENETO DRIVE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89012
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,788.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,405.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030782742     MORTGAGORS: NUTTER               WADE
                               NUTTER               MARILYN
    REGION CODE    ADDRESS   : 1403A THE SEA CREST
        01         CITY      :    HEAD HILTON ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   296,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,730.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030782759     MORTGAGORS: SULLO                CARL
                               SULLO                JANET
    REGION CODE    ADDRESS   : 2 CARRIAGE COURT
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,734.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 70.44000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,335,050.00
    P & I AMT:      9,937.83  UPB AMT:   1,333,861.21
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          300
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782767     MORTGAGORS: GRECO                RAY
                               GRECO                KATHLEEN
    REGION CODE    ADDRESS   : 1101 C THE SEA CREST
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,821.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782775     MORTGAGORS: FOLTZ                ROBERT
                               FOLTZ                SUSAN
    REGION CODE    ADDRESS   : 34340 ZIRON TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   252,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,750.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030782825     MORTGAGORS: BLACKWELL            FAIGER

    REGION CODE    ADDRESS   : 2234 LAKEVIEW TERRACE
        01         CITY      :    BURLINGTON
                   STATE/ZIP : NC  27215
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,357.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.15740
    ---------------------------------------------------------------
0   0030782833     MORTGAGORS: LENHART              ROGER
                               LENHART              PHYLISS
    REGION CODE    ADDRESS   : 18824 MAPLECROFT LAKE LANE
        01         CITY      :    DAVIDSON
                   STATE/ZIP : NC  28036
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,829.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.65217
    ---------------------------------------------------------------
0   0030782874     MORTGAGORS: AGAM                 ISAAC
                               AGAM                 AVITAL
    REGION CODE    ADDRESS   : 789 SUTTER AVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   372,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,703.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.22900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,517,900.00
    P & I AMT:     11,262.12  UPB AMT:   1,517,202.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          301
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782882     MORTGAGORS: ELLRICH              GINA
                               ELLRICH              MICHAEL
    REGION CODE    ADDRESS   : 8321 GLENMAR ROAD
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,648.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,600.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782890     MORTGAGORS: KOHTALA              CRAIG
                               KOHTALA              NINA
    REGION CODE    ADDRESS   : 27436 REVERE WAY
        01         CITY      :    AGOURA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,805.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.33300
    ---------------------------------------------------------------
0   0030783286     MORTGAGORS: MARINARO             ANTHONY
                               HILKER-MARINARO      CHERYL
    REGION CODE    ADDRESS   : 942 COEUR D'ALENE WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,071.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,710.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030783583     MORTGAGORS: BATTS                JAYNE
                               BATTS                STANLEY
    REGION CODE    ADDRESS   : 10804 DOBBS COURT
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,744.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,005.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 86.58000
    ---------------------------------------------------------------
0   0030783591     MORTGAGORS: BURCH                LINDA
                               BURCH                STEVE
    REGION CODE    ADDRESS   : 2200 CARLETON PLACE
        01         CITY      :    FORT SMITH
                   STATE/ZIP : AR  72903
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,663,300.00
    P & I AMT:     12,310.02  UPB AMT:   1,661,987.45
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          302
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783682     MORTGAGORS: HIRAMOTO             GRANT
                               HIRAMOTO             FRANCES
    REGION CODE    ADDRESS   : 4702 SHARYNNE LANE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   229,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,046.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783716     MORTGAGORS: SATHE                CHANDRASHEKHAR
                               SATHE                USHA
    REGION CODE    ADDRESS   : 6405 EAST OAKVIEW LANE
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,853.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030783732     MORTGAGORS: WILSON               PAUL
                               WILSON               AILEEN
    REGION CODE    ADDRESS   : 828 ROMA STREET
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   292,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,147.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.99600
    ---------------------------------------------------------------
0   0030783773     MORTGAGORS: GRAN-SWANEY          WENDY

    REGION CODE    ADDRESS   : 1275 GONZALEZ ROAD
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783807     MORTGAGORS: COHEN                ANDREW
                               COHEN                JOANNE
    REGION CODE    ADDRESS   : 43 IRENE DR
        01         CITY      :    HOLLIS
                   STATE/ZIP : NH  47505
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,645.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.94900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,307,400.00
    P & I AMT:      9,552.10  UPB AMT:   1,306,892.16
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          303
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783880     MORTGAGORS: SPARLIN              DERRY
                               SPARLIN              DEBORAH
    REGION CODE    ADDRESS   : 171 SCHOONER RIDGE DRIVE
        01         CITY      :    DUCK
                   STATE/ZIP : NC  27949
    MORTGAGE AMOUNT :   287,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,357.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,109.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.85937
    ---------------------------------------------------------------
0   0030785075     MORTGAGORS: AIKEN                DONALD
                               AIKEN                MARY
    REGION CODE    ADDRESS   : 260 BARTON SHORE DR
        01         CITY      :    ANN HARBOR
                   STATE/ZIP : MI  48105
    MORTGAGE AMOUNT :   602,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    602,074.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,316.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.63400
    ---------------------------------------------------------------
0   0030785224     MORTGAGORS: CLOUD                HAROLD
                               CLOUD                ROSE
    REGION CODE    ADDRESS   : 122 CHINQUAPIN ORCHARD
        01         CITY      :    YORKTOWN
                   STATE/ZIP : VA  23693
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,499.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.23900
    ---------------------------------------------------------------
0   0030785406     MORTGAGORS: CORRIVEAU            PHILLIP
                               ONSTAD-CORRIVEAU     KAREN
    REGION CODE    ADDRESS   : 2722 BARTONS BLUFF LANE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785471     MORTGAGORS: STALZER              KURT
                               STALZER              DENISE
    REGION CODE    ADDRESS   : 2570 CHASEWOOD
        01         CITY      :    AURORA
                   STATE/ZIP : IL  60504
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,684,050.00
    P & I AMT:     12,270.52  UPB AMT:   1,682,931.02
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          304
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785687     MORTGAGORS: MC LAUGHLIN          JOHN
                               MC LAUGHLIN          CAROLINE
    REGION CODE    ADDRESS   : 9800 CLAGGETT FARM DR
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,765.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.81957
    ---------------------------------------------------------------
0   0030785695     MORTGAGORS: COWAN                MICHAEL
                               COWAN                SUSAN
    REGION CODE    ADDRESS   : 10104 PLOMOSA PLACE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89134
    MORTGAGE AMOUNT :   286,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,242.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.98400
    ---------------------------------------------------------------
0   0030785703     MORTGAGORS: BAKER                JOSEPH
                               BAKER                CATHERINE
    REGION CODE    ADDRESS   : 4713 FROST LANE
        01         CITY      :    BUCKINGHAM TOWNSHIP
                   STATE/ZIP : PA  18912
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.19300
    ---------------------------------------------------------------
0   0030786727     MORTGAGORS: WEIGLEY              JAMES
                               WEIGLEY              JANE
    REGION CODE    ADDRESS   : 20 HEIDI LANE
        01         CITY      :    WEST VINCENT TOWNSHIP
                   STATE/ZIP : PA  19425
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,619.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.92100
    ---------------------------------------------------------------
0   0030786743     MORTGAGORS: LINEHAN              KENNETH
                               LINEHAN              SUZANNE
    REGION CODE    ADDRESS   : 10 MERRIMACK RIVER RD
        01         CITY      :    GROVELAND
                   STATE/ZIP : MA  01834
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,829.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,486,450.00
    P & I AMT:     10,828.63  UPB AMT:   1,485,245.33
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          305
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030786768     MORTGAGORS: JOHNSON              JAMES
                               JOHNSON              JUDITH
    REGION CODE    ADDRESS   : 185 SOUTHPOINT DRIVE
        01         CITY      :    SUGARLOAF KEY
                   STATE/ZIP : FL  33042
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,822.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,166.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030786784     MORTGAGORS: ALFIERI              ROBERT
                               ALFIERI              PATRICIA
    REGION CODE    ADDRESS   : 460 EVERGREEN COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,836.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.41100
    ---------------------------------------------------------------
0   0030786883     MORTGAGORS: SHINN                JOHN
                               SHINN                BETTE
    REGION CODE    ADDRESS   : 3740 CONCORD ROAD
        01         CITY      :    BUCKINGHAM TWP
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,792.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030786909     MORTGAGORS: HORA                 MANINDER
                               HORA                 JASBIR
    REGION CODE    ADDRESS   : 202 VIEWPOINT DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030786925     MORTGAGORS: NITTA                JOHN
                               NITTA                SARAH
    REGION CODE    ADDRESS   : 1765 FAGER HILL ROAD
        01         CITY      :    PENRYN
                   STATE/ZIP : CA  95663
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.22800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,482,000.00
    P & I AMT:     10,937.21  UPB AMT:   1,481,451.28
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          306
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787626     MORTGAGORS: GROSS                THEODORE
                               GROSS                MARY
    REGION CODE    ADDRESS   : 2372 BAHAI DRIVE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,835.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 63.54400
    ---------------------------------------------------------------
0   0030788236     MORTGAGORS: WALDT                STEPHAN
                               WALDT                KRISTINA
    REGION CODE    ADDRESS   : 8 RING NECK RIDGE
        01         CITY      :    LLOYD HARBOR
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,760.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788327     MORTGAGORS: RANGEL               JOHN
                               RANGEL               YADIRA
    REGION CODE    ADDRESS   : 4813 WEST 84TH STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : IL  60459
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,830.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030788400     MORTGAGORS: KLINGNER             BRUCE
                               KLINGNER             DEEANN
    REGION CODE    ADDRESS   : 10 STRATFORD GARDEN COURT
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   285,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,743.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.18100
    ---------------------------------------------------------------
0   0030788806     MORTGAGORS: SZYMKOWSKI           DAVID
                               YOST                 SUSAN
    REGION CODE    ADDRESS   : 1898 ANTHONY COURT
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,435,150.00
    P & I AMT:     10,468.91  UPB AMT:   1,434,369.84
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          307
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788848     MORTGAGORS: POPOLANO             MARK
                               POPOLANO             LINDA
    REGION CODE    ADDRESS   : 124 BRIARWOOD DRIVE W.
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,773.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.77700
    ---------------------------------------------------------------
0   0030788871     MORTGAGORS: BARRY                ELOISE
                               BARRY                DAVID
    REGION CODE    ADDRESS   : 70532 SALAL
        01         CITY      :    BLACK BUTTE RANCH
                   STATE/ZIP : OR  97759
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,858.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788921     MORTGAGORS: JOHNSON              DANIEL
                               JOHNSON              COLLEEN
    REGION CODE    ADDRESS   : 10046 CIELO DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   334,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,938.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,424.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788939     MORTGAGORS: LAWRENCE             THOMAS
                               LAWRENCE             SUSAN
    REGION CODE    ADDRESS   : 1730 CLOCKTOWER DRIVE
        01         CITY      :    EAST GOSHEN TOWNSHIP
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,503.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.13328
    ---------------------------------------------------------------
0   0030788962     MORTGAGORS: GARFIELD             MARK
                               GARFIELD             LAURIE
    REGION CODE    ADDRESS   : 3358 JERICHO LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   254,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,508,250.00
    P & I AMT:     11,058.43  UPB AMT:   1,507,174.39
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          308
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788988     MORTGAGORS: KROGMANN             DAVID
                               KROGMANN             BARBARA
    REGION CODE    ADDRESS   : 950 LIGHTHOUSE DR
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,748.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   07/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030789184     MORTGAGORS: KULWIN               HOLLIS

    REGION CODE    ADDRESS   : 1426 CALIFORNIA AVENUE #3
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.82000
    ---------------------------------------------------------------
0   0030790026     MORTGAGORS: WASHABAUGH           MICHAEL
                               WASHABAUGH           LISA
    REGION CODE    ADDRESS   : 1235 NEW CHURCH COURT
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   397,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,844.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030790133     MORTGAGORS: MARMUR               MICHAEL
                               MARMUR               YELENA
    REGION CODE    ADDRESS   : 38 GLENFIELD DRIVE
        01         CITY      :    NORTHAMPTON TOWNSHIP
                   STATE/ZIP : PA  18954
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,868.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790166     MORTGAGORS: PETO                 MICHAEL
                               PETO                 NICOLLE
    REGION CODE    ADDRESS   : 33 BRANDON AVENUE
        01         CITY      :    MONROE TWP.
                   STATE/ZIP : NJ  08831
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,840.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.66400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,349,100.00
    P & I AMT:     10,052.53  UPB AMT:   1,347,557.92
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          309
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790885     MORTGAGORS: REYNOLDS             JOHN
                               REYNOLDS             KAREN
    REGION CODE    ADDRESS   : 4620 EAST ASHFORD AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790893     MORTGAGORS: FUGGER               PETER
                               FUGGER               KAREN
    REGION CODE    ADDRESS   : 13382 CALLE COLINA
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,500.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.55555
    ---------------------------------------------------------------
0   0030791016     MORTGAGORS: BURT                 ROBIN
                               BURT                 SUSAN
    REGION CODE    ADDRESS   : 1224 CHAUTAUQUA BLVD
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 41.25000
    ---------------------------------------------------------------
0   0030791040     MORTGAGORS: REISSMANN            RALPH
                               REISSMANN            MAUREEN
    REGION CODE    ADDRESS   : 5837 SHAMBAUGH LANE
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030791404     MORTGAGORS: WAGES                JIM
                               WAGES                TERRY
    REGION CODE    ADDRESS   : 6341 WEST APACHE DRIVE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CO  80118
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,803.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.44400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,442,000.00
    P & I AMT:     10,663.12  UPB AMT:   1,441,803.18
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          310
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030791818     MORTGAGORS: EATON                THOMAS

    REGION CODE    ADDRESS   : 149 RIDGECREST COURT
        01         CITY      :    SUTTER CREEK
                   STATE/ZIP : CA  95685
    MORTGAGE AMOUNT :   296,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,445.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030791834     MORTGAGORS: WARING               WILLIAM
                               WARING               PATRICIA
    REGION CODE    ADDRESS   : 26304 TIFFNILEE LANE
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78255
    MORTGAGE AMOUNT :   242,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,732.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030791859     MORTGAGORS: DUNN                 DANIEL
                               DUNN                 KATHLEEN
    REGION CODE    ADDRESS   : 13922 CLARENDON POINTE CT.
        01         CITY      :    HUNTERSVILLE
                   STATE/ZIP : NC  28078
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030792105     MORTGAGORS: GRANER               ROBERT
                               GRANER               MICHELE
    REGION CODE    ADDRESS   : 805 VIRIGINIA STREET
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90245
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,837.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792147     MORTGAGORS: DUBOIS               MICHEL
                               DUBOIS               DIANNE
    REGION CODE    ADDRESS   : 16352 ROYAL HILLS DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,596.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,671,550.00
    P & I AMT:     12,085.28  UPB AMT:   1,670,733.94
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          311
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030792162     MORTGAGORS: HOWLAND              MICHAEL
                               HOWLAND              CATHERINE
    REGION CODE    ADDRESS   : 11056 STUART MILL ROAD
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,746.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792196     MORTGAGORS: SCHEUERLE            STEPHEN
                               SCHEUERLE            LINDA
    REGION CODE    ADDRESS   : 5 SHANNON CIRCLE
        01         CITY      :    RADNOR TOWNSHIP
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792428     MORTGAGORS: HARVEY               GORDON
                               BYRD-HARVEY          SUSAN
    REGION CODE    ADDRESS   : 43549 COAL BED CT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.74900
    ---------------------------------------------------------------
0   0030792477     MORTGAGORS: PRINGLE              STEVE

    REGION CODE    ADDRESS   : 1725 EAST KNOX ROAD
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,858.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.93700
    ---------------------------------------------------------------
0   0030792493     MORTGAGORS: BABAYAN              ANTRANIK

    REGION CODE    ADDRESS   : 3573 FIGUEROA STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,828.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.85700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,328,000.00
    P & I AMT:      9,689.18  UPB AMT:   1,327,434.54
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          312
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030792576     MORTGAGORS: CODIPILLY            DON
                               CODIPILLY            PAULETTE
    REGION CODE    ADDRESS   : 342 GORDON AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 66.44200
    ---------------------------------------------------------------
0   0030792667     MORTGAGORS: LAURITA              JAMES
                               LAURITA              LAURA
    REGION CODE    ADDRESS   : 9 WHITE OAK RIDGE CT
        01         CITY      :    MENDHAM TWP
                   STATE/ZIP : NJ  07945
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.75757
    ---------------------------------------------------------------
0   0030792725     MORTGAGORS: JAMES                JEFFREY
                               JAMES                TERESA
    REGION CODE    ADDRESS   : 14944 NE 147TH COURT
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   225,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,654.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.12200
    ---------------------------------------------------------------
0   0030792741     MORTGAGORS: JACOBS               ROBERT
                               JACOBS               AMY
    REGION CODE    ADDRESS   : 11519 ROTHBURY SQUARE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,062.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,521.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.62800
    ---------------------------------------------------------------
0   0030792964     MORTGAGORS: SAYLES               MICHAEL
                               SAYLES               RHONDA
    REGION CODE    ADDRESS   : 312 PEARSE ROAD
        01         CITY      :    SWANSEA
                   STATE/ZIP : MD  02771
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,812.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
    LOAN AMT:   1,442,550.00
    P & I AMT:     10,422.55  UPB AMT:   1,441,875.56
1

    GE CAPITAL MORTGAGE SERVICES, INC.          EXHIBIT C
    ISSUE DATE: 03/01/97
    P.O. BOX 5260              TMS AG0004970330  00 01 04
                                PAGE:          313
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030794010     MORTGAGORS: HANSEN               BRIAN
                               HANSEN               CHERYL
    REGION CODE    ADDRESS   : 8008 LOCKRIDGE COURT
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32835
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    1
    LOAN AMT:     279,000.00
    P & I AMT:      2,022.95  UPB AMT:     279,000.00
0                   TOTAL      NUM OF LOANS: 1561
    LOAN AMT: 447,130,465.98
    P & I AMT:  3,305,697.30  UPB AMT: 445,938,339.94

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ----------------,  ------
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-3


           Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments in part received and applied in the applicable Prepayment Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________


           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class A7      $__________      $__________    ____%
                Class A8      $__________      $__________    ____%
                Class A9      $__________      $__________    ____%
                Class A10     $__________      $__________    ____%
                Class A11     $__________      $__________    ____%
                Class A12     $__________      $__________    ____%
                Class A13     $__________      $__________    ____%
                Class A14     $__________      $__________    ____%
                Class A15     $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Accrual Amount

                Class A13     $__________

          (16) Principal distribu-
                 table:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class A9       $__________
                Class A10      $__________
                Class A11      $__________
                Class A12      $__________
                Class A13      $__________
                Class A14      $__________
                Class A15      $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________

          (17) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (18) Certificate Interest Rate of:

                 Class S Certificates          _____________%

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Group I Senior Percentage
                for such Distribution Date:    _____________%

           3. Group II Senior Percentage
                for such Distribution Date:    _____________%

           4. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           5. Group I Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           6. Group II Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           7. Junior Percentage
                for such Distribution Date:    _____________%

           8. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           9. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          10. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1
                Class B2
                Class B3
                Class B4
                Class B5


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of March 1, 1997, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               ___________________________
                               [name of Investor]


                               By:________________________
                                  Name:
                                  Title:


      The undersigned hereby acknowledges that it is holding and will hold the ERISA-Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1997-3.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of March 1, 1997, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, as applicable, pursuant to the Pooling and Servicing
Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        _________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1997-3

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                               Very truly yours,


                               _________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests (copies of loan file documents, additional pay-off quotations, amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   _______________
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                  REMIC Multi-Class Pass Through
                     Certificates, Series 1997-3

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of March 1, 1997 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ----------------, -----
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-3

           Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class A13                      $__________
                     Class A14                      $__________
                     Class A15                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________

                     Class B5                       $__________
                     Class R                        $__________

           (2) Aggregate principal prepayments

                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class A13                      $__________
                     Class A14                      $__________
                     Class A15                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class A7      $__________      ____%
                     Class A8      $__________      ____%
                     Class A9      $__________      ____%
                     Class A10     $__________      ____%
                     Class A11     $__________      ____%
                     Class A12     $__________      ____%
                     Class A13     $__________      ____%
                     Class A14     $__________      ____%
                     Class A15     $__________      ____%
                     Class M       $__________      ____%

                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class S       $__________      ____%

           (4) Accrual Amount
                     Class A13     $__________

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class A7       $__________          $__________
                Class A8       $__________          $__________
                Class A9       $__________          $__________
                Class A10      $__________          $__________
                Class A11      $__________          $__________
                Class A12      $__________          $__________
                Class A13      $__________          $__________
                Class A14      $__________          $__________
                Class A15      $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________

                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________
                Class S        $__________          $__________

           (8) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage
                  Loans:

                                          $----------    ----------

          (9) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Certificate Interest Rate of:
                 Class S Certificates                    __________%

          (13) Senior Percentage for such
                 Distribution Date:                      __________%

          (14) Group I Senior Percentage
                 for such Distribution Date:             __________%

          (15) Group II Senior Percentage
                 for such Distribution Date:             __________%

          (16) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (17) Group I Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (18) Group II Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (19) Junior Percentage for
                 such Distribution Date:                 __________%

          (20) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I

                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

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           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:_____________________________
                                  Name:
                                  Title:


                               [PURCHASER]



                               By:_____________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:_____________________________
   Name:
   Title:

                             EXHIBIT L



             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           GE Capital Mortgage Services, Inc. (the "Company") by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

           1. Pursuant to a Pooling and Servicing Agreement dated as of ________ 1, 199_ (the "Agreement"), between the Company, as seller, and State Street Bank and Trust Company, as trustee (together with its successors, the "Trustee"), relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series 199_-__, the Company has assigned all of its right, title and interest in the mortgage loan(s) described below (the "Designated Loan(s)") to the Trustee.

                (a)  Loan Number: ______________________
               Maker:_____________________________
                     Original Principal
               Amount:____________________________
               Maturity Date:_____________________

                [(b) Loan Number:_______________________
               Maker:_____________________________
                     Original Principal
               Amount:____________________________
               Maturity Date:_____________________

           2. The Company has provided to the Trustee certain representations and warranties in Section 2.03 of the Agreement as to the ownership, assignment and enforceability of the Designated Loan(s) and the related promissory notes or other instruments evidencing the Designated Loan(s).

           3.   [The Designated Loan] [Each of the Designated
Loans] is evidenced by a promissory note, executed by its [respective] maker as indicated above (the "Mortgage Notes(s)").

           4. The Company is the current holder of the indebtedness evidenced by the Mortgage Note(s), the indebtedness evidenced by the Mortgage Note(s) has not been pledged or otherwise hypothecated, and the Company has not granted to any person (other than the Trustee pursuant to the Agreement) any interest in the indebtedness evidenced by the Mortgage Note(s).

           5. After diligent search, the Company has been unable to locate the Mortgage Note(s) and believes [it] [them] to be lost. [A true and correct photocopy] [[True and correct photocopies] of the Mortgage Note(s) [is] [are] attached hereto as Exhibit A.]

           6. If at any time the Company locates [any of] the Mortgage Note(s), it shall endorse such Mortgage Note(s) for transfer to the Trustee, without recourse, and shall promptly deliver the Mortgage Note(s), as endorsed, to the Trustee.

           7. In the event that the unavailability of any Mortgage Note to the Trustee results in a breach of any representations or warranties of the Company set forth in the Agreement, the Trustee shall have the rights and remedies (if any) set forth in the Agreement, subject to the provisions thereof. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered any Mortgage Note to the Trustee, including without limitation any thereof arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           This affidavit is given in connection with the Company's execution of the Agreement. The Trustee's rights and remedies set forth herein and in the Agreement shall constitute the sole and exclusive remedies of the Trustee or its successors and assigns arising out of or relating to the absence or loss of the Mortgage Note(s) or the Company's failure to deliver the same.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:


Sworn to before me this
____ day of ________, 199_




___________________________
Notary Public


                                 3

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